UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Jacksonville Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:

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January [—], 2013

Dear Shareholder:

You are cordially invited to attend the Special Meeting of Shareholders of Jacksonville Bancorp, Inc. (the “Company”), which will be held on Wednesday, February 13, 2013, beginning at 9:00 a.m., Eastern Time. The meeting will be held at the Company’s principal executive offices, 100 North Laura Street, Suite 1000, Jacksonville, Florida 32202. The purpose of the meeting is to consider and vote upon the proposals explained in the notice and the Proxy Statement.

A formal notice describing the business to come before the meeting, a Proxy Statement and a proxy card are enclosed.

Your vote is very important to us and we want your shares to be represented at the meeting. Whether or not you plan to attend the Special Meeting in person, please vote your shares immediately by telephone, by Internet or by mail. If you vote by mail, please sign, date and return the enclosed proxy card in the accompanying postage-paid envelope as promptly as possible. If you later decide to attend the Special Meeting and vote in person, or if you wish to revoke your proxy for any reason before the vote at the Special Meeting, you may do so and your proxy will have no further effect.

Thank you for taking the time to vote.

Sincerely,

Gary L. Winfield, M.D.

Chairman of the Board

Jacksonville Bancorp, Inc.

100 North Laura Street, Suite 1000

Jacksonville, Florida 32202

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Holders of Common Stock:

Notice is hereby given that a Special Meeting of Shareholders of Jacksonville Bancorp, Inc. (the “Company”) will be held on Wednesday, February 13, 2013, at 9:00 a.m. Eastern Time, at the Company’s principal executive offices, 100 North Laura Street, Suite 1000, Jacksonville, Florida 32202, to consider and act upon the following matters:

1.	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”) to:

a.	increase the number of authorized shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to 400 million; and

b.	authorize 100 million shares of a new class of nonvoting common stock of the Company, par value $0.01 per share (the “Nonvoting Common Stock”);

2.	To approve the issuance of an aggregate of approximately 100 million shares of Common Stock and Nonvoting Common Stock upon the conversion (the “Conversion”) of the Company’s recently issued 50,000 shares of Mandatorily Convertible, Noncumulative, Nonvoting, Perpetual Preferred Stock, Series A as described in the Proxy Statement and the Articles of Incorporation, and for purposes of NASDAQ Stock Market Rule 5635;

3.	To approve an amendment to the 2008 Amendment and Restatement of the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan, as amended (the “Stock Incentive Plan”) to (i) increase the number of shares of Common Stock available for issuance under the plan from 180,000 shares to 7 million shares, and (ii) eliminate certain minimum vesting conditions for awards of restricted stock and restricted stock units;

4.	To authorize an amendment to the Articles of Incorporation to effect a reverse stock split of the outstanding shares of Common Stock and Nonvoting Common Stock (if any) at a ratio of up to 1-for-20, the exact ratio and the implementation of the amendment being in the sole discretion of the Company’s board of directors; and

5.	To approve the grant of discretionary authority to the persons named as proxies to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the proposals listed above.

These proposals are described more fully in the attached Proxy Statement. You should carefully review all of the information set forth in the attached Proxy Statement. Only shareholders of record of the Common Stock at the close of business on December 17, 2012 are entitled to receive notice of, and to vote on, the business that may come before the Special Meeting.

To avoid the unnecessary expense of further solicitation, we urge you to immediately indicate your voting instructions by telephone, by Internet or by mail. If you vote by mail, please sign, date and return the enclosed proxy card as promptly as possible in the accompanying postage-paid envelope to ensure your representation at the Special Meeting. You may revoke the proxy at any time before it is exercised by following the instructions set forth under “Voting of Proxies” on page 2 of the accompanying Proxy Statement. Please note that if you choose to vote in person at the Special Meeting and you hold your shares through a securities broker in street name, you must obtain a proxy from your broker and bring that proxy to the meeting. If you wish to attend the Special Meeting and need directions, please call us at (904) 421-3040.

Each of Proposals 1a, 1b and 4, relating to amendments to the Articles of Incorporation, will be approved if shareholders holding at least a majority of the outstanding shares of Common Stock entitled to vote on such proposal vote in favor of the proposal. Each of Proposal 2 (regarding the issuance of Common Stock and Nonvoting Common Stock in the Conversion), Proposal 3 (regarding the amendment to the Stock Incentive Plan) and Proposal 5 (relating to the adjournment of the Special Meeting) will be approved if a majority of votes cast on the proposal vote in favor of the proposal. In addition, the approval of Proposal 2 is conditioned upon shareholder approval of Proposal 1a. In other words, if the Company’s shareholders do not approve the amendment to the Articles of Incorporation increasing the number of authorized shares of Common Stock, Proposal 2, relating to the issuance of Common Stock and Nonvoting Common Stock in the Conversion, will fail.

The Board of Directors unanimously recommends that you vote “FOR” each of the proposals described in the attached materials.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen C. Green

President & Chief Executive Officer

January [—], 2013

PLEASE VOTE AS SOON AS POSSIBLE.

YOUR VOTE IS VERY IMPORTANT TO US NO MATTER HOW MANY SHARES YOU OWN.

***********************************

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON FEBRUARY 13, 2013

The Notice and Proxy Statement are available at

www.cfpproxy.com/7107 or on the Company’s website at www.jaxbank.com.

Page
Purpose	1
Voting of Proxies	2
Voting Procedures	2
Voting Securities	2
Questions and Answers	3
Cautionary Note Regarding Forward-Looking Statements	7
Proposal 1: Articles Amendment to Increase the Number of Authorized Shares of Common Stock and Authorize a New Class of Nonvoting Common Stock	8
Proposal 1a: Articles Amendment to Increase Authorized Common Stock	8
Proposal 1b: Articles Amendment to Authorize New Class of Nonvoting Common Stock	11
Proposal 2: Issuance of Approximately 100 Million Shares of Common Stock and Nonvoting Common Stock Upon Conversion of 50,000 Series A Preferred Shares	13
Proposal 3: Amendment to Stock Incentive Plan	31
Proposal 4: Articles Amendment to Effect Reverse Stock Split in the Board’s Discretion	40
Interests of Certain Persons	46
Security Ownership of Management and Certain Beneficial Owners	47
Financial Information	50
Quantitative and Qualitative Disclosures About Market Risk	51
Executive Compensation	52
Shareholder Proposals	58
Delivery to Shareholders Sharing Address	58
No Other Business	58
Cost of Solicitation	59

Appendix A – Form of Capital Amendment to Articles of Incorporation
Appendix B – Series A Preferred Stock Designation
Appendix C – Form of Amended and Restated Stock Purchase Agreement
Appendix D – Form of Subscription Agreement
Appendix E – Form of Amended and Restated Exchange Agreement
Appendix F – Hovde Fairness Opinion
Appendix G – Form of Stock Incentive Plan Amendment
Appendix H – Stock Incentive Plan, as amended
Appendix I – Form of Reverse Stock Split Amendment to Articles of Incorporation
Appendix J – Audited Consolidated Financial Statements as of and for the Years Ended December 31, 2011 and 2010
Appendix K – Management’s Discussion and Analysis and Results of Operations, as included in our Form 10-K for the fiscal year ended December 31, 2011
Appendix L – Quantitative and Qualitative Disclosures About Market Risk, as included in our Form 10-K for the fiscal year ended December 31, 2011
Appendix M – Unaudited Consolidated Financial Statements as of and for the Periods Ended September 30, 2012
Appendix N – Management’s Discussion and Analysis and Results of Operations, as included in our Form 10-Q for the fiscal quarter ended September 30, 2012
Appendix O – Quantitative and Qualitative Disclosures About Market Risk, as included in our Form 10-Q for the fiscal quarter ended September 30, 2012

Jacksonville Bancorp, Inc.

100 North Laura Street, Suite 1000

Jacksonville, Florida 32202

PROXY STATEMENT

Special Meeting of Shareholders

This Proxy Statement and the accompanying notice and proxy card are being furnished to you as a holder of Jacksonville Bancorp, Inc. common stock, $0.01 par value per share (the “Common Stock”), in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for the Special Meeting of Shareholders (the “Special Meeting”). The Special Meeting will be held on Wednesday, February 13, 2013, beginning at 9:00 a.m., Eastern Time, at the Company’s principal executive offices, 100 North Laura Street, Suite 1000, Jacksonville, Florida 32202. This Proxy Statement and the accompanying notice and proxy card are first being mailed to holders of Common Stock on or about January [—], 2013.

Unless the context requires otherwise, references in this statement to “we,” “us” or “our” refer to Jacksonville Bancorp, Inc., its wholly owned subsidiary, The Jacksonville Bank, and the Bank’s wholly owned subsidiary, Fountain Financial, Inc., on a consolidated basis. References to the “Company” denote Jacksonville Bancorp, Inc. The Jacksonville Bank is referred to as the “Bank.”

PURPOSE

The purpose of the Special Meeting is to consider and act upon the following proposals:

1.	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”) to:

a.	increase the number of authorized shares of Common Stock to 400 million; and

b.	authorize 100 million shares of a new class of nonvoting common stock of the Company, par value $0.01 per share (the “Nonvoting Common Stock”);

2.	To approve the issuance of an aggregate of approximately 100 million shares of Common Stock and Nonvoting Common Stock upon the conversion (the “Conversion”) of the Company’s recently issued 50,000 shares of Mandatorily Convertible, Noncumulative, Nonvoting, Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) as described in this Proxy Statement and the Articles of Incorporation, and for purposes of NASDAQ Stock Market Rule 5635;

3.	To approve an amendment to the 2008 Amendment and Restatement of the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan, as amended (the “Stock Incentive Plan”), to (i) increase the number of shares of Common Stock available for issuance under the plan from 180,000 shares to 7 million shares, and (ii) eliminate certain minimum vesting conditions for awards of restricted stock and restricted stock units;

4.	To authorize an amendment to the Articles of Incorporation to effect a reverse stock split of the outstanding shares of the Common Stock and Nonvoting Common Stock (if any) at a ratio of up to 1-for-20, the exact ratio and the implementation of the amendment being in the sole discretion of the Board; and

5.	To approve the grant of discretionary authority to the persons named as proxies to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the proposals listed above.

VOTING OF PROXIES

Shares represented by proxies properly signed and returned, unless subsequently revoked, will be voted at the Special Meeting in accordance with the instructions marked on the proxy. If a proxy is signed and returned without indicating any voting instructions, the shares represented by the proxy will be voted FOR approval of the proposals stated in this Proxy Statement.

If you have executed and delivered a proxy, you may revoke such proxy at any time before it is voted by attending the Special Meeting and voting in person, by giving written notice of revocation of the proxy or by submitting a signed proxy bearing a later date. Any notice of revocation or later dated proxy should be sent to the Company’s transfer agent, Registrar and Transfer Company, at the address indicated on the enclosed proxy card. In order for the notice of revocation or later proxy to revoke the prior proxy, the Company’s transfer agent must receive such notice or later proxy before the vote of shareholders at the Special Meeting. Unless you vote at the meeting or take other action, your attendance at the Special Meeting will not revoke your proxy. If you are a beneficial owner but do not hold the shares in your name, you may vote your shares in person at the Special Meeting only if you provide a legal proxy obtained from your broker, trustee or nominee at the Special Meeting.

VOTING PROCEDURES

The Company’s Amended and Restated Bylaws provide that a majority of all votes entitled to be cast by the holders of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of shareholders. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote on the proposal at the Special Meeting is required to approve each of Proposals 1a, 1b and 4 regarding amendments to the Articles of Incorporation. The affirmative vote of the holders of a majority of the shares of Common Stock cast on the proposal is required to approve each of Proposal 2 (regarding the issuance of Common Stock and Nonvoting Common Stock in the Conversion), Proposal 3 (regarding the amendment to the Stock Incentive Plan) and Proposal 5 (relating to adjournment of the Special Meeting). In addition, the approval of Proposal 2 is conditioned upon shareholder approval of Proposal 1a. In other words, if the Company’s shareholders do not approve the amendment to the Articles of Incorporation increasing the authorized shares of Common Stock, Proposal 2, relating to the issuance of Common Stock and Nonvoting Common Stock in the Conversion, will fail. Abstentions and broker non-votes will be considered present for purposes of constituting a quorum but will have no effect under Florida law with respect to the votes on the proposals.

If you are a beneficial owner and have questions or concerns about your proxy card, you are strongly encouraged to contact your bank, broker or other financial institution through which you hold the Company’s shares.

VOTING SECURITIES

The Board has fixed the close of business on December 17, 2012 as the record date for determining the holders of the Common Stock entitled to receive notice of, and to vote at, the Special Meeting. At the close of business on December 17, 2012, there were issued and outstanding 5,890,880 shares of the Common Stock entitled to vote at the Special Meeting held by approximately 506 registered holders. You are entitled to one vote upon each matter properly submitted at the Special Meeting for each share of Common Stock held on the record date.

QUESTIONS AND ANSWERS

When is the Special Meeting?

Wednesday, February 13, 2013 at 9:00 a.m., Eastern Time.

Where will the Special Meeting be held?

The Special meeting will be held at the Company’s principal executive offices, 100 North Laura Street, Suite 1000, Jacksonville, Florida 32202. If you wish to attend the Special Meeting and need directions, please call us at (904) 421-3040.

What items will be voted upon at the Special Meeting?

You are voting on the following proposals:

1.	To approve an amendment to the Articles of Incorporation to:

a.	increase the number of authorized shares of Common Stock to 400 million; and

b.	authorize 100 million shares of a new class of Nonvoting Common Stock;

2.	To approve the issuance of an aggregate of approximately 100 million shares of Common Stock and Nonvoting Common Stock upon the Conversion of the outstanding shares of Series A Preferred Stock;

3.	To approve an amendment to the Stock Incentive Plan to (i) increase the number of shares of Common Stock available for issuance from 180,000 shares to 7 million shares, and (ii) eliminate certain minimum vesting conditions for awards of restricted stock and restricted stock units;

4.	To authorize an amendment to the Articles of Incorporation to effect a reverse stock split of the outstanding shares of the Common Stock and Nonvoting Common Stock (if any) at a ratio of up to 1-for-20, the exact ratio and the implementation of the amendment being in the sole discretion of the Board; and

5.	To approve the grant of discretionary authority to the persons named as proxies to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the proposals listed above.

How do I vote by proxy?

You may vote by:

•

Telephone, using the toll-free number listed on your proxy card (if you are a registered shareholder, that is if you hold your stock in your name) or vote instruction card (if your shares are held in “street name,” meaning that your shares are held in the name of a bank, broker or other nominee and your bank, broker or nominee makes telephone voting available);

•

Internet, at the address provided on your proxy card (if you are a registered shareholder) or vote instruction card (if your shares are held in “street name” and your bank, broker or nominee makes Internet voting available); or

•	Mail, by completing, signing, dating and mailing your proxy card or vote instruction card and returning it in the envelope provided.

If your shares of Common Stock are held in “street name” by your broker, be sure to give your broker instructions on how you want to vote your shares because your broker will not be able to vote your shares on the proposals at the Special Meeting without instructions from you. See the question below “If my broker holds my shares in ‘street name,’ will my broker vote my shares for me?”

When should I vote?

You should send in your proxy card or vote over the Internet or by telephone as soon as possible to ensure that your shares will be voted at the Special Meeting.

If my broker holds my shares in “street name,” will my broker vote my shares for me?

Yes, but only if you provide specific instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without these instructions, your shares will not be voted.

May I vote in person?

Yes. You may attend the Special Meeting and vote your shares in person. If your shares are held in “street name,” you must get a proxy card from your broker or bank in order to attend the Special Meeting and vote in person.

You are urged to sign, date and return the enclosed proxy card or to vote over the Internet or by telephone as soon as possible, even if you plan to attend the Special Meeting, as it is important that your shares be represented and voted at the Special Meeting. If you attend the Special Meeting, you may vote in person as you wish, even though you have previously returned your proxy card. See question below “May I change my vote after I have mailed my signed proxy card?”

May I change my vote after I have mailed my signed proxy card?

Yes. You may change your vote at any time before the shares of the Common Stock reflected on your proxy card are voted at the Special Meeting. If your shares are registered in your name, you can do this in one of three ways:

•

you can deliver to the Company’s transfer agent, Registrar and Transfer Company, a written notice stating that you would like to revoke your proxy; the written notice should bear a date later than the proxy card;

•

you can complete, execute and deliver to Registrar and Transfer Company, a new, later-dated proxy card for the same shares, provided the new proxy card is received before the polls close at the Special Meeting; or

•	you can attend the Special Meeting and vote in person.

Any written notice of revocation should be delivered to the Company’s Corporate Secretary at or before the taking of the vote at the Special Meeting. Your attendance at the Special Meeting alone will not revoke your proxy.

If you have instructed your broker to vote your shares, you must follow directions received from your broker to change your vote. You cannot vote shares held in “street name” by returning a proxy card directly to the Company or by voting in person at the Special Meeting, unless you obtain a proxy card from your bank or broker.

How many votes are required to approve the proposals?

The voting requirements to approve the proposals are as follows:

•

the approval of Proposal 1a regarding the amendment to the Articles of Incorporation to increase the authorized shares of Common Stock requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote on the proposal at the Special Meeting;

•

the approval of Proposal 1b regarding the amendment to the Articles of Incorporation to authorize the new class of Nonvoting Common Stock requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote on the proposal at the Special Meeting;

•

the approval of Proposal 2 regarding the issuance of Common Stock and Nonvoting Common Stock upon the Conversion of the outstanding shares of Series A Preferred Stock requires the affirmative vote of the holders of a majority of the shares of Common Stock cast on the proposal in person or by proxy at the Special Meeting;

•

the approval of Proposal 3 regarding the amendment to the Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock cast on the proposal in person or by proxy at the Special Meeting;

•

the approval of Proposal 4 regarding the amendment to the Articles of Incorporation to effect a reverse stock split of the outstanding shares of the Common Stock and Nonvoting Common Stock (if any) at a ratio of up to 1-for-20, in the sole discretion of the Board, requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote on the proposal at the Special Meeting; and

•

the approval of Proposal 5 regarding the grant of discretionary authority to the persons named as proxies to adjourn the Special Meeting to a later date, if necessary, to permit further solicitation of proxies, requires the affirmative vote of the holders of a majority of the shares of Common Stock cast on the proposal in person or by proxy at the Special Meeting.

Is the adoption of any proposal conditioned on shareholder approval of any of the other proposals?

Yes. The adoption of Proposal 2, relating to the Conversion of the outstanding shares of Series A Preferred Stock into shares of Common Stock and Nonvoting Common Stock, is conditioned upon shareholder approval of Proposal 1a, relating to the amendment to the Articles of Incorporation increasing the authorized shares of Common Stock. The approval of Proposal 2 is conditioned upon the approval of Proposal 1a because, without the approval of Proposal 1a and the filing of the related amendment to the Articles of Incorporation with the Florida Secretary of State, the Conversion of the Series A Preferred Stock would not be triggered under the Articles of Incorporation and the Company would not have enough authorized shares of Common Stock to complete the Conversion.

How will the Conversion and approval of Proposals 1a, 1b and 2 affect existing shareholders?

After the full Conversion, assuming that shareholder approvals are received for Proposals 1a, 1b and 2, you will continue to hold the same number of shares of our Common Stock. However, our existing shareholders (other than any shareholder who exercised its contractual preemptive rights for the Private Placement, as described herein) will incur substantial dilution of their voting power and will own a smaller percentage of our outstanding capital stock. After the Conversion of the Series A Preferred Stock, our existing shareholders are expected to own approximately 78.6% of the outstanding Common Stock; however, only 3.3% of the outstanding Common Stock is expected to be owned by our existing shareholders who did not participate in the Private Placement, as more fully summarized in the ownership table below.

Dilution of Voting Power Immediately Following Conversion

	Aggregate ownership of Common Stock immediately prior to Private Placement	Aggregate ownership of Common Stock immediately following Conversion of Series A Preferred Shares (1)
Existing shareholders:
Shareholders who invested in Private Placement	70.0%	75.3%
Shareholders who did not invest in Private Placement	30.0%	3.3%
New investors in Private Placement	—	21.4%

TOTAL	100.0%	100.0%

(1)

Assumes the Conversion of the outstanding shares of Series A Preferred Stock. 47,640,000 shares of Common Stock are expected to be issued in the Conversion, resulting in 53,530,880 shares of Common Stock outstanding following the Conversion. In addition, 52,360,000 shares of Nonvoting Common Stock are expected to be issued in the Conversion but these shares are not reflected in the table since they will be nonvoting and will not convert into voting Common Stock until transferred by their respective holders in a “permitted transfer,” as more fully described in this Proxy Statement. Assuming all shares of Nonvoting Common Stock are converted into Common Stock upon “permitted transfers” to persons not otherwise shareholders of the Company, existing shareholders who did not invest in the Private Placement will own an aggregate of

1.7% of the outstanding Common Stock and existing shareholders who invested in the Private Placement will own an aggregate of 38.1% of the outstanding Common Stock.

We also expect there to be a significant dilutive effect on both the earnings (loss) per share of our Common Stock and the book value per share of our Common Stock as a result of the Conversion because the outstanding shares of Series A Preferred Stock will be converted into approximately 100 million shares of Common Stock and/or Nonvoting Common Stock. The loss per share for the Common Stock for the nine months ended September 30, 2012 and the year ended December 31, 2011, on both a basic and diluted basis, was $3.60 and $4.09, respectively, as reported in the Company’s reports on Form 10-Q and Form 10-K for such periods. The loss per share for the Common Stock as adjusted for the pro forma impacts of the full Conversion of the Series A Preferred Stock into shares of Common Stock and Nonvoting Common Stock, and the conversion of the Nonvoting Common Stock into Common Stock, is $0.48 and $0.51 for the same periods ended September 30, 2012 and December 31, 2011, respectively, on both a basic and diluted basis. The historical book value per share for the Common Stock as of September 30, 2012 and December 31, 2011, was $1.46 and $4.98, respectively. The book value per share of the Common Stock, as adjusted for the pro forma impacts of the full Conversion of the Series A Preferred Stock into shares of Common Stock and Nonvoting Common Stock, and the conversion of the Nonvoting Common Stock into Common Stock, is $0.52 and $0.72 as of September 31, 2012 and December 31, 2011 respectively. Please see the section captioned “Potential Consequences if Proposal 2 is Approved—Dilution” under Proposal 2 for more information about the dilutive impact of the Conversion on the earnings (loss) per share and the book value per common share.

Please see the section captioned “Potential Consequences if Proposal 2 is Approved” under Proposal 2 for a discussion of other potential effects of the Conversion.

What constitutes a “quorum” for the Special Meeting?

The presence, whether in person or through the prior submission of a proxy, of the holders of Common Stock representing a majority of the shares outstanding and entitled to vote on December 17, 2012, the record date, will constitute a quorum for purposes of the Special Meeting. A quorum is necessary to conduct business at the Special Meeting. Because there were 5,890,880 shares of Common Stock issued and outstanding as of the record date, at least 2,945,441 shares must be present or represented by proxy at the Special Meeting for a quorum to exist.

Who can vote at the Special Meeting?

You are entitled to vote your Common Stock if the Company’s records show that you held your shares as of the close of business on December 17, 2012, the record date. On that date, there were 5,890,880 shares of Common Stock outstanding and entitled to vote, held by approximately 506 holders of record. The Common Stock is the Company’s only class of outstanding voting securities for purposes of the Special Meeting.

Who pays for the solicitation of proxies?

The expense of soliciting proxies of the Company’s shareholders will be borne by the Company. The Company will reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their reasonable expenses in forwarding soliciting materials to beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and employees. No additional compensation will be paid for these services.

Are there any appraisal rights or dissenters’ rights?

Under the Florida Business Corporation Act, the Company’s shareholders are not entitled to dissenters’ rights or appraisal rights with respect to any of the proposals.

What is the voting recommendation of the Board?

The Board recommends a vote “FOR” all of the proposals described in this Proxy Statement.

As more fully described in this Proxy Statement, certain of our directors and executive officers (directly or indirectly) invested in the Private Placement, including Stephen C. Green (President, Chief Executive Officer and

director), Valerie A. Kendall (Chief Financial Officer), Scott M. Hall (Executive Vice President and Bank President), Donald F. Glisson (director), John W. Rose (director), Price W. Schwenck (director) and John P. Sullivan (director). Because the initial conversion price of the Series A Preferred Stock ($0.50) was less than the then-current market price of our Common Stock ($0.80), NASDAQ considers the aggregate difference between the initial conversion price and the market price as a form of “equity compensation” to those directors and executive officers who invested in the Private Placement. This “equity compensation” totaled $999,000, and is more fully described in the section captioned “NASDAQ Shareholder Approval Requirement” under Proposal 2 of this Proxy Statement. For more information about the investments of our directors and executive officers in the Private Placement, please see the sections captioned “Interests of Certain Persons” and “Security Ownership of Management and Certain Beneficial Owners.”

Where can I find the voting results?

We will publish the voting results of the Special Meeting on a Current Report on Form 8-K within four business days after the date of the meeting. You will be able to find such Form 8-K at the Investor Relations section of our website at www.jaxbank.com or on the SEC’s website at www.sec.gov.

Who can help answer my other questions?

If you have additional questions about the Special Meeting, including the procedures for voting your shares, or if you would like additional copies, without charge, of this Proxy Statement, you should contact Jacksonville Bancorp, Inc., 100 North Laura Street, Suite 1000, Jacksonville, Florida 32202, Attention: Corporate Secretary, (904) 421-3040.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this Proxy Statement may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. You can identify these statements from our use of the words “plan,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “is likely,” “will,” and similar expressions. These forward-looking statements may include, among other things:

•	statements and assumptions relating to financial performance;

•	statements relating to the anticipated effects on results of operations or financial condition from recent or future developments or events;

•	statements relating to our capital raising activities, business and growth strategies and our regulatory capital levels;

•	statements regarding the disposition of certain of our assets; and

•	any other statements, projections or assumptions that are not historical facts.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. We discuss these and other uncertainties in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2011, and otherwise in our subsequent reports filed with the Securities and Exchange Commission (the “SEC”), which can be obtained on the SEC’s website at www.sec.gov.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, without limitation, the following: the results of the Special Meeting; our ability to continue disposing of substandard assets and the disposition prices thereof; economic and political conditions, especially in North Florida; real estate prices and sales in the our markets; competitive circumstances; bank regulation, legislation, accounting principles and monetary policies; the interest rate environment; efforts to increase our capital and reduce our nonperforming assets; and technological changes.

PROPOSAL 1: ARTICLES AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND AUTHORIZE A NEW CLASS OF NONVOTING COMMON STOCK

Proposal 1 contemplates an amendment to the Articles of Incorporation (the “Capital Amendment”) to:

a.	increase the number of authorized shares of Common Stock from 40 million shares to 400 million shares; and

b.	authorize 100 million shares of a new class of Nonvoting Common Stock.

No increase in the number of authorized shares of preferred stock is proposed.

On December 19, 2012, the Board approved the Capital Amendment, which involves the amendment of Section 4.01 of the Articles of Incorporation and the addition of a new Section 4.02 to the Articles of Incorporation (and renumbering the remaining paragraphs of Article IV accordingly). The complete text of the Capital Amendment is set forth on Appendix A to this Proxy Statement. Such text is, however, subject to revision for such changes as may be required if only one of Proposal 1a or 1b is approved by the shareholders or as may be required by the Florida Secretary of State or other changes consistent with this proposal that we may deem necessary or appropriate.

Each of the two proposals comprising Proposal 1 is an element of the Capital Amendment, and is required to effect the full Conversion contemplated by the Articles of Incorporation. In addition, the approval of Proposal 2 (concerning the issuance of Common Stock and Nonvoting Common Stock in the Conversion) is conditioned upon the approval of Proposal 1a. In other words, if the shareholders do not approve Proposal 1a, Proposal 2 will fail.

If the Company’s shareholders approve one or both of the proposals comprising Proposal 1, we intend to file the corresponding amendment to the Articles of the Incorporation with the Florida Secretary of State immediately following the shareholder meeting. The Conversion of the Series A Preferred Stock into Common Stock will occur on the date that both Proposal 1a and Proposal 2 are approved.

Proposal 1a. Articles Amendment to Increase Authorized Common Stock

The Company’s shareholders will be asked to approve the Capital Amendment to increase the number of authorized shares of Common Stock to 400 million shares.

Purpose of the Amendment

The purpose of the amendment is to provide additional shares of Common Stock for issuance in the Conversion, for issuance in the Public Offering (defined below), in order to grant the Contemplated Equity Awards (defined below), and for other future issuances. As of the record date, there were 5,890,880 shares of the Common Stock issued and outstanding, and 172,918 shares reserved for issuance under outstanding options and restricted stock units, leaving approximately 33.94 million shares of Common Stock unissued and not reserved for issuance.

On December 31, 2012, we completed a private placement to 30 accredited investors of an aggregate of 50,000 shares of Series A Preferred Stock (the “Private Placement”). The Private Placement included the 5,000 shares of Series A Preferred Stock issued to CapGen Capital Group IV LP (“CapGen”) in exchange (the “Exchange”) for its outstanding Noncumulative, Nonvoting, Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”) pursuant to the Amended and Restated Exchange Agreement dated December 31, 2012 between the Company and CapGen (the “Exchange Agreement”). The investors in the Private Placement included seven of our executive officers and directors (five of whom were existing shareholders) and ten other current shareholders of the Company (including CapGen); five of the investors are affiliates of CapGen (including our two directors Messrs. Rose and Sullivan). For more information on the investments of our executive officers and directors, please see the sections captioned “Interests of Certain Persons” and “Security Ownership of Management and Certain Beneficial Owners.”

The outstanding shares of Series A Preferred Stock are mandatorily convertible, at an initial conversion price of $0.50 per share and an initial conversion rate of 2,000 shares of Common Stock and/or Nonvoting Common Stock for each outstanding share of Series A Preferred Stock, into an aggregate of approximately 100 million shares of Common Stock and Nonvoting Common Stock, of which approximately 47.6 million shares are expected to be issued as Common Stock, upon receipt of the requisite of shareholder approvals, as more fully discussed under “Proposal 2: Issuance of Approximately 100 Million Shares of Common Stock and Nonvoting Common Stock Upon Conversion of 50,000 Series A Preferred Shares.” Immediately after the Conversion and as a result of their investments in the Private Placement (and/or the investments of investors managed by such entities or investments by affiliates of such entities), we expect CapGen Capital Group IV LP, Sandler O’Neill Asset Management, LLC and Wellington Management Company to remain beneficial owners of at least 5% of our Common Stock, and we expect Sutherland Asset I, LLC to become the beneficial owner of at least 5% of our Common Stock (see “Security Ownership of Management and Certain Beneficial Owners” for more information). Without approval of this Proposal 1a, Conversion will not be triggered under the Articles of Incorporation and the Company would not have enough authorized shares of Common Stock to complete the Conversion. Accordingly, Proposal 2, relating to the issuance of shares of Common Stock in the Conversion, is conditioned upon shareholder approval of Proposal 1a.

In addition, following the Conversion and within six months of the Closing of the Private Placement, the Company intends to conduct a public offering to its existing holders of Common Stock, and potentially to other members of the community, of between 10 million and 20 million shares of Common Stock (or subscription rights to purchase such Common Stock), at the same price per share as the conversion price (initially $0.50 per share) of the Series A Preferred Stock (the “Public Offering”). The increase in authorized shares of Common Stock under this Proposal 1a is required for the Company to complete the Public Offering following the Conversion. Offerees and investors in the Private Placement would not be eligible to participate in the Public Offering.

The Private Placement and the proposed Public Offering are initiatives by the Company to increase capital and strengthen its balance sheet, the need for which is discussed more fully under the subsection “Background of the Private Placement” under Proposal 2. In addition, the Board considers the proposed increase in the number of authorized shares of Common Stock desirable because it would give the Board greater flexibility and provide sufficient shares available for future issuance if needed to further improve the Company’s capital levels. If this Proposal 1a is approved by the Company’s shareholders, the additional authorized shares of Common Stock would also be available from time to time for other corporate purposes, including acquisitions of other companies or other assets, stock dividends, stock split or other stock distributions, and in connection with equity-based incentive plans, including issuances under the Stock Incentive Plan which is proposed to be amended to, among other things, increase the number of authorized shares from 180,000 to 7 million shares of Common Stock (See “Proposal 3: Amendment to Stock Incentive Plan”). As described more fully under Proposal 3, the Company has agreed to issue, subject to receipt of applicable regulatory and shareholder approvals (including the approval of Proposal 3 described herein), to two of its executive officers, Stephen C. Green and Margaret A. Incandela, equity awards under the Stock Incentive Plan representing up to approximately 3.5 million shares of Common Stock (the “Contemplated Equity Awards”). The increase in authorized shares of Common Stock under this Proposal 1a is required in order for the Company to issue the Contemplated Equity Awards, assuming the Conversion occurs.

Authorized but unissued shares of our Common Stock or preferred stock may be issued from time to time upon authorization by the Board, at such times, to such persons, and for such consideration as the Board may determine in its discretion and generally without further approval by our shareholders (except as may be required for any particular transaction by applicable law or regulation).

If shareholders approve the amendment described in this Proposal 1a, it will become effective upon the filing of the Capital Amendment (or relevant portion thereof) with the Florida Secretary of State in substantially the form attached hereto as Appendix A, which the Company expects to occur promptly following shareholder approval.

Effect of the Amendment

The additional shares of Common Stock to be authorized by adoption of the Capital Amendment would have rights identical to the currently outstanding shares of Common Stock (other than the limited contractual preemptive rights of certain shareholders discussed below). Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding shares of Common Stock, except for the limited contractual preemptive rights of certain shareholders discussed below and effects incidental to increasing the number of shares of our Common Stock outstanding, such as dilution of the earnings per share and voting power of current holders of Common Stock. Under the Articles of Incorporation, the Company’s shareholders do not have preemptive rights with respect to the Common Stock and only a limited number of the Company’s shareholders have contractual preemptive rights which were granted in connection with the Private Placement and which expire in December 2014. As a result, if the Board decides to issue additional shares of Common Stock, most existing holders of the Common Stock would not have any preferential rights to purchase such shares. See “Effect on Outstanding Common Stock” below for more information regarding the potential dilution to the Company’s current shareholders.

The issuance of additional shares of Common Stock, or the perception that additional shares of Common Stock may be issued, may also adversely affect the market price of our Common Stock.

Material Terms of the Common Stock

Each holder of Common Stock is entitled to one vote for each share held of record on all matters presented to a vote at a shareholders meeting, including the election of directors. Holders of Common Stock have no cumulative voting rights or preemptive rights (other than the limited contractual preemptive rights of certain holders described above) to purchase or subscribe for any additional shares of Common Stock or other securities, and there are no conversion rights or redemption or sinking fund provisions with respect to the Common Stock.

Subject to the prior rights of the holders of shares of preferred stock that may be issued and outstanding, the holders of Common Stock are entitled to receive dividends when, as and if declared by the Board out of funds lawfully available for the payment of dividends.

Effect on Outstanding Common Stock

The authorization of the additional shares of Common Stock would not, by itself, have any effect on the rights of shareholders. However, holders of Common Stock have no preemptive rights to acquire additional shares of Common Stock (other than the limited contractual preemptive rights of certain shareholders described above), so the future issuance of shares of Common Stock, including pursuant to the transactions discussed above or any other potential capital raising initiative, is likely to have an immediate and significant dilutive effect on earnings per share and the voting power of existing shareholders at the time of the issuance.

Vote Required

Provided that a quorum is present, Proposal 1a will be approved if shareholders holding at least a majority of the outstanding shares of Common Stock entitled to vote on this proposal vote in favor of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL 1a.

Proposal 1b. Articles Amendment to Authorize New Class of Nonvoting Common Stock

The Company’s shareholders will be asked to approve the Capital Amendment to authorize 100 million shares of a new class of Nonvoting Common Stock with the terms set forth in the amendment.

Purpose of the Amendment

The purpose of the amendment is to provide shares of Nonvoting Common Stock for issuance in the Conversion, and for other future issuances. As this amendment would authorize a new class of stock, there are currently no outstanding shares of Nonvoting Common Stock.

Under the terms of the Series A Preferred Stock, as set forth in the Articles of Amendment to the Amended and Restated Articles of Incorporation Designating Mandatorily Convertible, Noncumulative, Nonvoting, Perpetual Preferred Stock, Series A, which was filed with the Florida Secretary of State (the “Series A Designation”), certain Series A Holders (as defined herein) will receive Nonvoting Common Stock upon Conversion of their shares of Series A Preferred Stock to the extent they otherwise would exceed the “conversion limits” set forth in the Series A Designation. The conversion limits were put in place to observe applicable regulatory or investment policy limitations applicable to such Series A Holders. See “Material Terms of Series A Preferred Stock” under Proposal 2 for more information about the conversion limits. We expect approximately 52.4 million shares of Nonvoting Common Stock to be issued in the Conversion, subject to the receipt of the requisite shareholder approvals.

The Nonvoting Common Stock will be identical to Common Stock in all respects, except that the Nonvoting Common Stock will have only those voting rights required by the Florida Business Corporation Act. The Nonvoting Common Stock will be convertible into shares of Common Stock on the terms set forth in the Capital Amendment. See the subsection below “Material Terms of the Nonvoting Common Stock.”

Authorized but unissued shares of the Nonvoting Common Stock may be issued from time to time upon authorization by the Board, at such times, to such persons, and for such consideration as the Board may determine in its discretion and generally without further approval by our shareholders (except as may be required for any particular transaction by applicable law or regulation).

If shareholders approve the amendment described in this Proposal 1b, it will become effective upon the filing of the Capital Amendment (or relevant portion thereof) with the Florida Secretary of State in the form attached hereto as Appendix A, which the Company expects to occur promptly following shareholder approval.

Effect of the Amendment

The new shares of Nonvoting Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding shares of Common Stock, except that the Nonvoting Common Stock will have only those voting rights required by the Florida Business Corporation Act. Adoption of the proposed amendment and issuance of the Nonvoting Common Stock would not affect the rights of the holders of currently outstanding shares of Common Stock, except for the limited contractual preemptive rights of certain shareholders discussed above and effects incidental to increasing the number of shares of our Common Stock outstanding, such as dilution of the earnings per share and voting power of current holders of Common Stock, since the Nonvoting Common Stock would be convertible into Common Stock upon a “permitted transfer” (described under “Material Terms of the Nonvoting Common Stock”). Under the Articles of Incorporation, the Company’s shareholders do not have preemptive rights with respect to the Nonvoting Common Stock. As a result, if the Board decides to issue additional shares of Nonvoting Common Stock, the existing holders of the Common Stock or Nonvoting Common Stock would not have any preferential rights to purchase such shares (other than the limited contractual preemptive rights of certain shareholders discussed above). See “Effect on Outstanding Common Stock” below for more information regarding the potential dilution to the Company’s current shareholders.

The issuance of additional shares of Nonvoting Common Stock, or the perception that additional shares of Nonvoting Common Stock may be issued, may also adversely affect the market price of our Common Stock.

Material Terms of the Nonvoting Common Stock

Holders of Nonvoting Common Stock will not be entitled to vote except as required by the Florida Business Corporation Act. Where the shares of Nonvoting Common Stock are entitled to vote under Florida law, each holder of Nonvoting Common Stock will have one vote for each share of Nonvoting Common Stock held of record solely on the matters to which such shares are entitled to vote, and subject to the rights and limitations specified by the Florida Business Corporation Act. Other than voting rights, the Common Stock and Nonvoting Common Stock have the same rights and privileges, share ratably in all assets of the Company upon its liquidation, dissolution or winding-up, will be entitled to receive dividends in the same amount per share and at the same time when, as and if declared by the Board, and are identical in all other respects as to all other matters (other than voting). Holders of Nonvoting Common Stock have no cumulative voting rights or preemptive rights (other than the limited contractual preemptive rights of certain shareholders described above) to purchase or subscribe for any additional shares of Common Stock or Nonvoting Common Stock or other securities, and there are no conversion rights or redemption or sinking fund provisions with respect to the Nonvoting Common Stock.

Each share of Nonvoting Common Stock will automatically convert into one share of Common Stock in the event of a “permitted transfer” to a transferee. A “permitted transfer” is a transfer of Nonvoting Common Stock (i) in a widespread public distribution; (ii) in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the Company; or (iii) to a transferee that would control more than 50% of the voting securities of the Company without any transfer from such holder of Nonvoting Common Stock.

Subject to the prior rights of the holders of shares of preferred stock that may be issued and outstanding, the holders of Nonvoting Common Stock are entitled to receive dividends when, as and if declared by the Board out of funds lawfully available for the payment of dividends.

Effect on Outstanding Common Stock

The authorization of the new shares of Nonvoting Common Stock would not, by itself, have any effect on the rights of shareholders. However, holders of Common Stock have no preemptive rights to acquire additional shares of Common Stock or Nonvoting Common Stock (other than the limited contractual preemptive rights of certain shareholders discussed above), so the future issuance of shares of Nonvoting Common Stock, including pursuant to the transactions discussed above or any other potential capital raising initiative, is likely to have a significant dilutive effect on earnings per share at the time of issuance, and on the voting power of existing shareholders at the time of its conversion into Common Stock.

Vote Required

Provided that a quorum is present, Proposal 1b will be approved if shareholders holding at least a majority of the outstanding shares of Common Stock entitled to vote on this proposal vote in favor of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL 1b.

PROPOSAL 2: ISSUANCE OF APPROXIMATELY 100 MILLION SHARES OF COMMON STOCK AND NONVOTING COMMON STOCK UPON CONVERSION OF 50,000 SERIES A PERFERRED SHARES

The adoption of this Proposal 2 is conditioned upon shareholder approval of Proposal 1a, so shareholders who wish to approve Proposal 2 should also approve Proposal 1a.

Proposal 2 contemplates the issuance of an aggregate of approximately 100 million shares of Common Stock and Nonvoting Common Stock, based on a conversion price of $0.50 per share (subject to certain anti-dilution adjustments), upon Conversion of the 50,000 shares of Series A Preferred Stock issued in the Private Placement pursuant to (i) the Amended and Restated Stock Purchase Agreement, dated as of December 31, 2012 (the “Stock Purchase Agreement”), among the Company, CapGen and the 19 other investors listed on the signature pages thereto (together with CapGen, the “SPA Investors”), (ii) the individual Subscription Agreements, accepted by the Company on December 31, 2012, between the Company and each of ten of the Company’s directors, executive officers and other related persons (collectively, the “Subscription Agreements” and the subscriptions represented thereby, referred to as the “Subscriptions”), and (iii) the Exchange Agreement. The holders of Series A Preferred Stock are collectively referred to herein as the “Series A Holders.” Of the 100 million shares to be issued in the Conversion (assuming shareholder approval of Proposals 1a, 1b and 2), 47.6 million shares are expected to be Common Stock and 52.4 million shares are expected to be Nonvoting Common Stock. The initial conversion price of $0.50 was approved by the special Pricing Committee of the Board, and ratified by the entire Board. Prior to approving the initial conversion price, the Board received a fairness opinion from Hovde Securities, LLC that the initial conversion price of $0.50 was fair, from a financial point of view, to the Company’s shareholders (in their capacity as existing shareholders and not as prospective purchasers in the Private Placement). See the section below captioned “Fairness Opinion of Company’s Financial Advisor.” Immediately after the Conversion and as a result of their investments in the Private Placement (and/or the investments of investors managed by such entities or investments by affiliates of such entities), we expect CapGen Capital Group IV LP, Sandler O’Neill Asset Management, LLC and Wellington Management Company to remain beneficial owners of at least 5% of our Common Stock, and we expect Sutherland Asset I, LLC to become the beneficial owner of at least 5% of our Common Stock (see “Security Ownership of Management and Certain Beneficial Owners” for more information).

Background of the Private Placement

The Jacksonville, Florida market experienced deterioration in its economic condition later in the cycle than other Florida cities. In late 2011, it became apparent that the depth of the decline in the economic condition was larger than Company management anticipated and the expected period for return to stability in the market was longer than first forecasted. Both of these scenarios presented an opportunity for additional capital strain on the Company and the Bank, as existing classified assets (such as loans designated substandard, doubtful and loss by regulatory definitions and other real estate owned) would be slower to eliminate and the environment could create additional classified assets as a borrower’s ability to maintain loans would be diminished with the strain on their personal liquidity and cash flow over a protracted period. Therefore, the Board and Company management determined that it would be prudent to seek additional capital in order for the Company to increase its capital, ensure the Bank remained well capitalized at all times while continuing to eliminate problem loans, work through developing issues with customers and maintain a safe and sound level of operational strength for the Bank, its customers and the Company’s shareholders. The Board also concluded that, in light of a variety of factors, including capital markets volatility, general economic uncertainties, the Company’s capital ratios at the time of the decision and its regulatory mandates, it was important that any process to raise additional capital be executed promptly and with a high degree of certainty of completion. Ultimately, the Board determined that a private placement of preferred stock would allow the Company to raise capital prior to, and without the delay inherent in, seeking the shareholder approval required by NASDAQ Stock Market Rule 5635. The Board designated the Series A Preferred Stock as mandatorily convertible into Common Stock and Nonvoting Common Stock because federal banking laws and regulations require that substantially all of the Company’s capital be in the form of common equity. Finally, the Board designated the Series A Preferred Stock as nonvoting in order to allow the Company to raise capital pending regulatory approval for CapGen to increase its holdings of Common Stock.

Since August 2008, the Bank had been subject to a Memorandum of Understanding with the Federal Deposit Insurance Corporation (the “FDIC”) and the Florida Office of Financial Regulation that required the Bank to maintain a total risk-based capital ratio of 10.00% and a Tier 1 leverage ratio of 8.00%. The Bank entered into a new Memorandum of Understanding in July 2012 that replaced the 2008 Memorandum, and among other things, increased the minimum total risk-based capital requirement to 12.00% as a direct reflection of the increased classified assets since the previous examination. At September 30, 2012 and December 31, 2011, the Bank was adequately capitalized for regulatory purposes, but did not meet the capital requirements of the current or prior Memorandum of Understanding. Further, the classified assets to capital ratio was 146.82% at September 30, 2012 and 165.00% at December 31, 2011, respectively, which were far in excess of regulatory requirements for a safe and sound institution.

The Bank has experienced declining regulatory ratios since the third quarter of 2011, with nonperforming and classified assets increasing at a material rate due to the reasons discussed above. Accordingly, on March 27, 2012, we engaged Sandler O’Neill + Partners, L.P. (“Sandler”) as an independent financial advisor to the Company to assist the Company in raising capital as well to assist the Company in creating a mechanism to expedite the reduction in classified assets. Sandler subsequently engaged The Situs Companies to perform an independent evaluation of the Bank’s loan portfolio, expected imbedded losses on disposition and the adequacy of the loan loss reserve.

Because of the substantial loss exposure to the Bank as determined by this third party study, Sandler recommended, and the Board began to consider, a capital raise with a per share price at a significant discount to current market prices for the Company’s Common Stock. In order for a capital raise to be successful, it was determined that changes needed to occur in senior management to hire individuals with experience in turnarounds, capital raises and market penetration. The Company believed these steps were necessary to stabilize operations and to help persuade existing shareholders and prospective new investors to participate in any capital raise. In light of the above, the Board began to consider changes in senior management, and in May 2012, hired Margaret A. Incandela to serve as the Executive Vice President and Chief Credit Officer of the Company and the Bank. Members of the Board also began to consider candidates for President and Chief Executive of the Company and Chief Executive Officer of the Bank, referred from several sources, and, after interviews with members of management and certain members of the Board, recommended that the Board hire Stephen C. Green to serve in those capacities. The Board also appointed Ms. Incandela as Chief Operating Officer of the Company and the Bank in June 2012.

On June 14, 2012, the Board directed the Company to pursue one or more transactions to raise capital (then estimated to be approximately $50.0 million) through Sandler, on terms acceptable to CapGen, as lead investor, and other investors, structured to the extent practicable to preserve the Company’s net operating losses and deferred tax assets, including a private placement offered to certain eligible investors (including CapGen and the Company’s other shareholders currently holding preemptive rights), followed by one or more public offerings in the form of a rights or similar offering to existing shareholders and select others.

On June 15, 2012, CapGen committed to the Board by letter to purchase up to $25 million in newly issued capital stock of the Company in a private placement as part of an approximately $50 million capital raise.

As of June 30, 2012, the Company did not meet minimum Federal Reserve capital requirements, though the Bank was still considered adequately capitalized.

The Company’s executive management team and the Board discussed the limited options available to restore capital and that pursuing a transaction with CapGen would require a fairness opinion. Capital reductions had occurred in the quarter ending June 30, 2012 due to losses on the disposition of classified assets. The continued high level of classified assets and the relatively short time frame provided to improve capital and reduce classifieds under the Bank’s regulatory mandates limited the approaches that could be taken to improve the financial condition of the Bank. Had the capital markets been stronger, additional alternatives may have been available that would still achieve the capital infusion prior to fiscal year end.

On July 24, 2012, the Board appointed four independent directors, none of whom were affiliates of CapGen, to a special pricing committee of the Board (the “Pricing Committee”). The Pricing Committee was given the authority to determine or approve, as applicable, after taking into consideration a fairness opinion of Hovde Securities, LLC (“Hovde”) and such other information that committee deemed relevant to its determinations, the pricing of the securities to be issued in the Private Placement and the number of shares to be offered and sold in the capital raise.

On August 21, 2012, the Board unanimously approved the offer and sale of at least 50,000 shares of Series A Preferred Stock in a private placement transaction pursuant to the terms of a stock purchase agreement (the “Original Stock Purchase Agreement”) and authorized the creation of the Series A Preferred Stock through the filing of an amendment to the Articles of Incorporation designating such preferred stock, subject to the execution of the Original Stock Purchase Agreement for at least $50 million in shares of Series A Preferred Stock and the determination and approval of the conversion rate and conversion price (relating to the Conversion) by the Pricing Committee and upon receipt of the fairness opinion by Hovde. On the same date, the Board also directed that, following the closing of the Private Placement, the issuance of shares of Common Stock upon the Conversion of the outstanding shares of Series A Preferred Stock be submitted to the Company’s shareholders for approval with a recommendation from the Board of approval of such matter.

On the following day, the Company entered into the Original Stock Purchase Agreement with CapGen for the purchase by CapGen of up to 25,000 shares of Series A Preferred Stock at a purchase price of $1,000 per share, subject to the terms and conditions contained in the Original Stock Purchase Agreement. Sandler and the Company continued discussions with prospective investors in the Private Placement, including those existing shareholders with preemptive rights who participated in the Company’s $35 million private placement that closed on November 16, 2010. Although originally the Company contemplated participation by only institutional investors in the Private Placement, certain prospective investors inquired about management’s participation and, therefore, on September 11, 2012, the Board approved a form of subscription agreement through which directors and executive officers of the Company and/or the Bank could subscribe for shares of Series A Preferred Stock in the Private Placement.

Also in September, the Board began to discuss the potential need for bridge capital by the end of the quarter in order for the Bank to maintain its adequately capitalized level as defined by federal regulations, since the Private Placement had not yet been consummated. On September 25, 2012, the Board approved a bridge financing involving the sale of an aggregate of 5,000 shares of a newly designated class of preferred stock, the Series B Preferred Stock. In order to provide the Company with additional capital on an expedited basis, the Company and CapGen entered into a subscription agreement on September 27, 2012 under which the Company sold to CapGen 5,000 shares of Series B Preferred Stock, for an aggregate purchase price of $5 million (the “Series B Sale”). The Series B Sale was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

In connection with the Series B Sale and also on September 27, 2012, the Company and CapGen entered into an exchange agreement (the “Original Exchange Agreement”) whereby the Company agreed to exchange CapGen’s shares of Series B Preferred Stock issued in the Series B Sale for shares of Series A Preferred Stock simultaneously with the issuance of shares of Series A Preferred Stock in the Private Placement, unless such shares of Series B Preferred Stock are first redeemed by the Company. Under the terms of the Original Exchange Agreement, all issued and outstanding shares of Series B Preferred Stock were to be exchanged for the number of shares of Series A Preferred Stock having an aggregate liquidation preference equal to the aggregate Series B liquidation preference. The liquidation preference for the Series B Preferred Stock is equal to $1,000 per share, plus any accrued but unpaid dividends, if any, on such share.

At September 30, 2012, the Company did not meet minimum Federal Reserve capital requirements, though the Bank was still considered adequately capitalized.

Through October and November 2012, Sandler and the Company continued discussions with prospective investors in the Private Placement. Some of the prospective investors negotiated changes to the Original Stock

Purchase Agreement and related Private Placement documents, including the amendment to the Articles of Incorporation designating the Series A Preferred Stock. Other changes to the Original Stock Purchase Agreement and other transaction documents were made in response to regulatory concerns. In October and November, the Board met and discussed the status of the transaction, and in October the Board was provided with interim drafts of the transaction documents being negotiated by certain investors. Over this time period, potential investors were provided the opportunity to complete their independent due diligence of the Company and the market. This time also afforded the Bank an opportunity to begin a plan to enter into a loan sale transaction that would reduce classified assets on a concurrent path with the consummation of the capital raise. Loan sale data was gathered in October and due diligence on the asset pool was completed by November 16th with a tentative purchase price established subject to the negotiation of a definitive asset purchase agreement. This asset sale was ultimately completed immediately prior to the closing of the Private Placement; the asset purchaser was also an investor in the Private Placement.

In early December, as negotiations with the investors were being finalized, the Board delegated to the Pricing Committee the authority to approve the final transaction documents, in addition to the initial conversion price and conversion rate of the Series A Preferred Stock.

On December 13, 2012, CapGen received approval from the Federal Reserve to increase its investment in the Company up to 49.9%.

On December 19, 2012, Hovde delivered to the Board a fairness opinion stating that a conversion price of $0.50 is fair, from a financial point of view, to the Company’s shareholders. On the same date, the Pricing Committee approved the initial conversion price of $0.50 and the initial conversion rate of 2,000 shares of Common Stock and/or Nonvoting Common Stock for each outstanding share of Series A Preferred Stock, and approved substantially final forms of the Stock Purchase Agreement (which amended and restated the Original Stock Purchase Agreement), the Series A Designation and other transaction documents. The initial conversion price and initial conversion rate remain subject to customary anti-dilution adjustments under the Series A Designation.

On December 31, 2012, the Company entered into the Stock Purchase Agreement with CapGen and the other accredited investors named therein, and on the same date closed the sale to such investors under the agreement, of 50,000 shares of Series A Preferred Stock at a purchase price of $1,000 per share. Included in the 50,000 shares of Series A Preferred Stock were the 5,000 shares of Series A Preferred Stock issued in the Exchange to CapGen under the amended and restated Exchange Agreement dated as of the same date. Under the Exchange Agreement, CapGen received one share of Series A Preferred Stock for each share of Series B Preferred Stock owned prior to the Exchange. Also on December 31, 2012, the Company accepted Subscriptions from each of ten of its executive officers, directors and other related persons, for the sale of an aggregate of 2,265 shares of Series A Preferred Stock; such shares of Series A Preferred Stock were sold for $1,000 per share and were part of the 50,000 shares of Series A Preferred Stock sold in the Private Placement.

The Private Placement was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

NASDAQ Shareholder Approval Requirement

Because our Common Stock is listed on the NASDAQ Stock Market, we are subject to the NASDAQ Stock Market Rules. NASDAQ Stock Market Rule 5635 requires shareholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by a company of common stock, or securities convertible into or exercisable for common stock, equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book value or market value of the stock. Rule 5635 also requires shareholder approval for certain equity compensation arrangements. Under NASDAQ interpretations of Rule 5635, the issuance of common stock or securities convertible into or exercisable for common stock by a company to its directors, officers or employees in a private placement at a price less than the market value of the stock is considered a form of “equity compensation” by NASDAQ and requires shareholder approval.

The approximately 100 million new shares of Common Stock and Nonvoting Common Stock to be issued upon Conversion of the Series A Preferred Stock, including shares to be issued to certain of the Company’s directors and executive officers (and their related interests), will exceed 20% of the outstanding Common Stock and voting power outstanding prior to the closing of the Private Placement and is expected to exceed 20% of the Common Stock and voting power outstanding prior to the Conversion. The $0.50 per share conversion price for the Series A Preferred Stock was less than the book value and market price per share of our Common Stock at the time of the closing of the Private Placement, and is expected to be less than the book value and market price per share of the Common Stock immediately prior to the Conversion. Therefore, shareholder approval is required pursuant to NASDAQ Stock Market Rule 5635.

The following table shows the amount of shares of Series A Preferred Stock purchased by each of the Company’s directors and executive officers (directly or indirectly) in the Private Placement, the aggregate number of shares of Common Stock and Nonvoting Common Stock into which the shares of Series A Preferred Stock will convert, and the amount of “equity compensation” as interpreted under NASDAQ Stock Market Rule 5635 to each such person as a result of such purchase.

Name and Title	Number of Series A Preferred Shares Purchased	Aggregate Number of Shares of Common Stock and Nonvoting Common Stock Issuable Upon Conversion of Series A Preferred Shares	Aggregate Difference between Market Price and Conversion Price(1)
Donald F. Glisson, Jr. (director)	250	500,000	$150,000
Stephen C. Green (President, Chief Executive Officer and director)	100	200,000	60,000
Scott M. Hall (Executive Vice President & Bank President)	5	10,000	3,000
Valerie A. Kendall (Executive Vice President & Chief Financial Officer)	10	20,000	6,000
John W. Rose (director)	900	1,800,000	540,000
Price W. Schwenck (director)	200	400,000	120,000
John P. Sullivan (director)	200	400,000	120,000

All executive officers and directors as a group (11 persons)	1,665	3,330,000	$999,000

(1)

The amounts reflect the aggregate difference between the $0.50 initial conversion price of the Series A Preferred Stock and the $0.80 market price of the Common Stock on the date the Company signed the definitive agreements for the sale of the Series A Preferred Stock in the Private Placement. This difference is considered a form of “equity compensation” under NASDAQ Stock Market Rule 5635. The directors and executive officers of the Company purchased their shares of Series A Preferred Stock at the same price as other independent unaffiliated third party investors in the Private Placement.

Material Terms of Series A Preferred Stock

The following is a summary of the material terms and provisions of the preferences, limitations, voting powers and relative rights of the Series A Preferred Stock as contained in the Series A Designation filed with the Florida Secretary of State. This summary is qualified in its entirety by the Series A Designation, a copy of which is attached as Appendix B to this Proxy Statement. Shareholders are urged to carefully read the Series A Designation in its entirety.

Authorized Shares, Stated Value and Liquidation Preference. We have designated 50,000 shares as “Mandatorily Convertible, Noncumulative, Nonvoting, Perpetual Preferred Stock, Series A,” which have a par value of $0.01 per share and a liquidation preference of $1,000 per share.

Mandatory Conversion and Conversion Limits. The shares of Series A Preferred Stock will convert into Common Stock, and as applicable, into Nonvoting Common Stock if shareholder approval of Proposal 1b (authorizing the new class of Nonvoting Common Stock) has been obtained on such date, at the close of business on the date shareholder approvals are received for both Proposal 1a (relating to the increase in authorized shares of Common Stock) and Proposal 2 (relating to the issuance of stock upon Conversion) (the “Mandatory Conversion Date”). On the Mandatory Conversion Date, and assuming shareholder approval of Proposal 1b has been obtained by such date, all shares of the Series A Preferred Stock will convert shares into Common Stock, except to the extent such conversion would trigger a “conversion limit” (as described below), in which case such Series A Holder will receive the minimum number of shares of Nonvoting Common Stock, in lieu of an equal number of shares of Common Stock, so that the Series A Holder will not exceed the applicable conversion limit. “Conversion limits” include each of the following (i) with respect to a Series A Holder that does not control the Company before the Conversion, such holder owning or controlling, together with its affiliates, 10% or more of the Company’s voting securities, (ii) with respect to a Series A Holder that controls the Company before the Conversion, such holder owning or controlling 50% or more of the Company’s voting securities, and (iii) with respect to one specified Series A Holder, owning or controlling 5% or more of the Company’s voting securities. The conversion limits were put in place to observe applicable regulatory or investment policy limitations applicable to certain Series A Holders.

If shareholder approval of Proposal 1b has not been obtained by the Mandatory Conversion Date, then shares of Series A Preferred Stock that otherwise would have been converted into shares of Nonvoting Common Stock will be converted at the earlier of (i) transfer by the Series A Holder of such shares to a transferee pursuant to a “permitted transfer” (as defined in the Series A Designation), into shares of Common Stock, or (ii) the effective date of the amendment to the Articles of Incorporation authorizing the new class of Nonvoting Common Stock, into shares of Nonvoting Common Stock.

Following the Mandatory Conversion Date, no dividends will be payable or will accrue on outstanding shares of Series A Preferred Stock, and the Series A Preferred Stock will have no liquidation preference and will have the same priority as the Common Stock.

The number of shares of Common Stock and/or Nonvoting Common Stock into which each share of Series A Preferred Stock is convertible is determined by dividing (i) the $1,000 per share liquidation amount by (ii) the applicable conversion price, which initially is $0.50 per share, subject to possible adjustment (including in the event that shareholder approvals of Proposals 1a, 1b and 2 are not received by February 19, 2013). The conversion price of the Series A Preferred Stock is also subject to customary anti-dilution adjustments, including in connection with stock dividends or distributions in shares of the Common Stock or subdivisions, splits and combinations of the Common Stock.

Dividends. Commencing on the date on which shares of Series A Preferred Stock were first issued, holders of shares of outstanding Series A Preferred Stock are entitled to receive, when, as and if declared by the Board out of funds of the Company legally available therefor, noncumulative dividends in arrears at the rate per annum of 5% per share on the liquidation amount (equivalent to $50 per annum per share), payable semi-annually on each June 15th and December 15th, beginning on February 15, 2013 (each, a “Dividend Payment Date”) until the Mandatory Conversion Date. Following the Mandatory Conversion Date, no dividends will be payable or will accrue on outstanding shares of Series A Preferred Stock; however, such shares will be entitled to the same aggregate cash dividends declared and paid by the Board on outstanding shares of Common Stock, if any, based on the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible on the record date for the cash dividend.

Dividends on the Series A Preferred Stock are not cumulative. To the extent that the Board does not declare and pay dividends on the Series A Preferred Stock for a period commencing on and including a Dividend Payment Date (or, with respect to the first Dividend Period, commencing on and including the date on which shares of Series A Preferred Stock were first issued) and ending on and including the day immediately preceding the next succeeding Dividend Payment Date (each, a “Dividend Period”) prior to the related Dividend Payment Date, in full or otherwise, such unpaid dividend shall not accrue and shall cease to be payable. The Company has no obligation to pay dividends if the Company’s shareholders approve Proposal 1a and this Proposal 2 on or prior to February 15, 2013.

So long as any shares of Series A Preferred Stock remain outstanding, no dividend may be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of any junior or parity stock. Subject to limited exceptions, if dividends payable on all outstanding shares of the Series A Preferred Stock for any Dividend Period have not been declared and paid or declared and funds set aside therefor, we will not be permitted to declare or pay dividends with respect to, or redeem, purchase, or acquire any of our junior or parity securities. The Company is currently limited by the Federal Reserve from paying dividends on its capital stock, and cannot pay such dividends without the prior written consent of the Federal Reserve.

Ranking. The Series A Preferred Stock ranks, with respect to dividends and distributions on liquidation, winding up and dissolution, senior to our Common Stock and any other class or series of our stock now existing or hereafter established, the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company. The Series A Preferred Stock ranks pari passu with our class of Series B Preferred Stock, although no shares of Series B Preferred Stock are currently outstanding.

As more fully discussed herein, after the Mandatory Conversion Date, the Series A Preferred Stock will pay dividends at the same rate as the Common Stock and will have no preferences or priorities over the Common Stock.

Voting Rights. The Series A Holders will not have any voting rights other than as required by law, except that the approval of Series A Holders holding at least 66 2/3% of the Series A Preferred Stock, voting as a separate class, will be required with respect to certain matters, including (A) the authorization, creation or increase of authorized amount of any class or series of senior equity securities; (B) amendments to the Articles of Incorporation that adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; and (C) any consummation of a binding share exchange or reclassification involving the shares of Series A Preferred Stock, or, in certain instances, of a merger or consolidation of the Company with another corporation or other entity.

Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, prior to the Mandatory Conversion Date, each holder of shares of Series A Preferred Stock will be entitled to receive for each share of Series A Preferred Stock, out of the assets of the Company or proceeds thereof available for distribution to Company shareholders (subject to the rights of any creditors), payment in an amount equal to the sum of $1,000 per share (or the then-current liquidation amount), plus any declared but unpaid dividends on such share of Series A Preferred Stock. This payment will be made before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other junior securities of the Company. If our assets or the proceeds thereof available for distribution among the Series A Holders and the holders of shares of all of our other capital stock ranking pari passu with the Series A Preferred Stock are insufficient to pay in full the liquidation preference and liquidation payments on all such other parity securities, then all of the assets available, or the proceeds thereof, after payment of any senior securities, will be distributed among the Series A Holders and the holders of the parity securities ratably. A merger, consolidation or sale of all or substantially all of our property or business is not a liquidation, including upon dissolution, under the Series A Designation.

Following the Mandatory Conversion Date, the outstanding shares of Series A Preferred Stock will have a liquidation preference of zero and will have the same priority as the Common Stock and the holders of Series A Preferred Stock will participate on a pari passu basis with the holders of Common Stock in any liquidation, dissolution or winding up of the affairs of the Company based upon the number of shares of Common Stock into which shares of Series A Preferred Stock are then convertible.

Redemption. The Series A Preferred Stock is not redeemable by the Company.

Anti-dilution Provisions. The conversion price of the Series A Preferred Stock is subject to customary anti-dilution adjustments, including in connection with stock dividends or distributions in shares of the Common Stock or subdivisions, splits and combinations of the Common Stock.

Purchase Agreements

The following is a summary of the material terms of the Stock Purchase Agreement, Subscription Agreements and the Exchange Agreement and is qualified in its entirety by reference to the forms of Stock Purchase Agreement, Subscription Agreement and the Exchange Agreement attached as Appendix C, Appendix D and Appendix E to this Proxy Statement, respectively, which are incorporated by reference herein. You should read the forms of Stock Purchase Agreement, Subscription Agreement and the Exchange Agreement in their entirety because they, and not this Proxy Statement, are the legal documents that govern the issuance of the Series A Preferred Stock.

Stock Purchase Agreement

Purchase and Sale of Stock. Pursuant to the Stock Purchase Agreement, we agreed to issue and sell 50,000 shares of Series A Preferred Stock to the SPA Investors at a purchase price of $1,000 per share. The 50,000 shares included the shares of Series A Preferred Stock issued in the Exchange and under the Subscriptions.

Representations and Warranties. We made customary representations and warranties to the SPA Investors relating to the Company, our business and our capital stock, including with respect to the shares of Series A Preferred Stock issued to the SPA Investors pursuant to the Stock Purchase Agreement. The representations and warranties in the Stock Purchase Agreement were negotiated and made solely for purposes of the Stock Purchase Agreement and are subject to qualifications and limitations agreed to by the respective parties to the Stock Purchase Agreement.

Agreement to Seek Shareholder Approval. We agreed to call and hold the Special Meeting, as promptly as practicable, and to unanimously recommend and seek shareholder approval of Proposals 1 through 4 described herein. In addition, we agreed to prepare and file this Proxy Statement with the SEC.

Support Agreements. Each executive officer and director of the Company was required to deliver a support agreement to the Company agreeing, and granting to the Company an irrevocable proxy coupled with an interest, to vote all of their shares of Common Stock in favor of Proposals 1 through 4 described herein.

Change of Control Waivers. Each director and executive officer of the Company, and certain officers of the Bank, were required to deliver to the Company a Waiver and Acknowledgement Agreement waiving all rights, if any, he or she might otherwise have to any change of control benefits in connection with the Private Placement, the Conversion and related transactions.

Registration Rights. We have agreed that, within 45 days after the closing of the Private Placement, we will prepare and file a shelf registration statement with the SEC covering the resale of the Series A Preferred Stock issued under the Stock Purchase Agreement and the new shares of Common Stock and Nonvoting Common Stock issuable upon Conversion of such Series A Preferred Stock.

Transfer Restrictions. The Series A Preferred Stock may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws and other regulatory requirements.

Other Covenants. We agreed to a number of customary covenants, including covenants with respect to the listing on NASDAQ of the new shares of Common Stock to be issued upon Conversion of the Series A Preferred Stock.

Indemnity. We have agreed to customary indemnification provisions for the benefit of each SPA Investor relating to breaches of representations, warranties and covenants in the Stock Purchase Agreement and in connection with the sale of the Series A Preferred Stock.

Investor Fee. We agreed to pay fees totaling $714,000 to SPA Investors advised or managed by two current shareholders of the Company, in respect of their new investments.

Expenses. Each party to the Stock Purchase Agreement will bear and pay its own costs and expenses in connection with the transactions contemplated by the Stock Purchase Agreement, except that we agreed to reimburse CapGen for all expenses incurred by CapGen, up to $750,000, in connection with its due diligence, pre-offering activities, the Private Placement, the Conversion and related transactions, and except in connection with the indemnities described above.

Subscription Agreements

The Company agreed to sell an aggregate of 2,265 shares of Series A Preferred Stock, for a purchase price of $1,000 per share, to ten of its directors, executive officers and other related parties, all of whom were accredited investors, through individual Subscription Agreements. The consideration for the shares of Series A Preferred Stock sold under the Subscription Agreements consisted of an aggregate of $465,000 in cash and $1.8 million in the cancellation of outstanding debt under the Company’s revolving loan agreements held by such Subscribers or their related interests. The Subscription Agreements contained customary representations and warranties expected for investors in a private placement. The Company has agreed to register for resale the shares of Series A Preferred Stock issued pursuant to the Subscription Agreements at the same time it registers for resale the shares held by the Series A Holders.

Exchange Agreement

Under the Exchange Agreement, the Company agreed to exchange, simultaneously with the closing of the Private Placement, CapGen’s 5,000 outstanding shares of Series B Preferred Stock for shares of Series A Preferred Stock on a one-for-one basis, unless such shares of Series B Preferred Stock were first redeemed by the Company. The shares of Series A Preferred Stock CapGen acquired in the Exchange reduced CapGen’s obligations for purchase of Series A Preferred Stock under the Stock Purchase Agreement. The shares of Series B Preferred Stock were issued to CapGen on September 27, 2012 as part of a $5 million bridge financing for the Company.

Fairness Opinion of Company’s Financial Advisor

The fairness opinion of the Company’s financial advisor, Hovde Securities, LLC, is described below. The description contains projections, estimates and other forward-looking statements about the future earnings or other measures of the future performance of the Company. The projections were based on numerous variables and assumptions, which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections. You should not rely on any of these statements as having been made or adopted by the Company. You should review the copy of the Fairness Opinion, which is attached as Appendix F.

Hovde Securities, LLC (“Hovde”) is a nationally recognized investment banking firm with substantial expertise in transactions similar to the Private Placement. As part of its investment banking business, Hovde is engaged in the valuation of financial businesses and their securities in connection with, among other things, mergers, acquisitions, private placements, and corporate and other purposes.

On December 19, 2012, Hovde rendered its written opinion to the Board that, as of the date of Hovde’s written opinion and based upon and subject to the assumptions, considerations, qualifications and limitations set forth in the written opinion, the initial Conversion Price of $0.50 per share (as provided for in the Series A Designation schedule to the Stock Purchase Agreement) was fair to the shareholders of the Company (in their capacity as existing shareholders and not as prospective purchasers in the Private Placement), from a financial point of view.

The full text of Hovde’s written opinion dated December 19, 2012, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Appendix F to this Proxy Statement and is incorporated herein by reference. Holders of the Common Stock are urged to read this opinion carefully and in its entirety in connection with this proxy statement. The summary of the opinion of Hovde set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

Hovde’s opinion is directed to the Board and addresses only the fairness, from a financial point of view, of the Conversion Price to the Company’s shareholders (in their capacity as existing shareholders and not as prospective purchasers in the Private Placement). It does not address the underlying business decision to proceed with the Private Placement and does not constitute a recommendation to any Company shareholder as to how the shareholder should vote at the Special Meeting with respect to the issuance of the Common Stock and Nonvoting Common Stock upon the conversion of the Series A Preferred Stock issued in the Private Placement or any related or other matters. Hovde’s opinion does not compare the relative merits of the Private Placement with any other alternative transaction or business strategy which may have been available to the Company.

During the course of its engagement, and as a basis for arriving at its opinion, Hovde reviewed and analyzed material bearing upon the financial and operating conditions of the Company, and material prepared in connection with the Private Placement, including, among other things, the following:

(i)	Reviewed a draft of the Stock Purchase Agreement, as provided to Hovde by the Company;

(ii)	Reviewed certain audited financial statements of the Company as of and for the two years ending December 31, 2011 and the unaudited consolidated financial statements of the Company for the three- and nine-month periods ended September 30, 2012;

(iii)	Reviewed certain historical publicly available business and financial information concerning the Company for periods up to and including September 30, 2012;

(iv)	Reviewed certain non-publicly available information concerning the Company including, without limitation, a third party loan review, internal financial analyses and forecasts prepared by its management and held discussions with senior management regarding recent developments and regulatory matters;

(v)	Reviewed certain internal financial statements and other financial and operating data concerning the Company;

(vi)	Analyzed financial projections prepared by certain members of the Company’s senior management;

(vii)	Discussed with certain members of the Company’s senior management the Company’s business, financial condition, results of operations and future prospects, as well as the history and past and current operations of the Company, the Company’s historical financial performance and the Company’s outlook and future prospects, including estimates by the Company’s management as to the Company’s liquidity and ability to continue as a going concern, as well as certain analyses prepared by the Company’s management with respect to the Company’s capital adequacy;

(viii)	Reviewed the terms of certain recent capital raising and private placement transactions, to the extent publicly available, involving financial institutions and financial institution holding companies that Hovde considered relevant;

(ix)	Assumed that the Company’s projected sale of certain classified assets, other loans and other real estate owned with a current book value of up to approximately $25.1 million will close immediately prior to the closing of the Private Placement, and the proceeds to the Company resulting therefrom will be approximately $12.0 million;

(x)	Assessed the general economic, market, and financial conditions;

(xi)	Took into consideration our experience in other similar transactions and securities valuations as well as our knowledge of the financial services and banking industry;

(xii)	Reviewed management’s estimates of the pro forma impact of the Private Placement and asset sales on the Company’s earnings per share, capitalization, and financial and regulatory capital ratios;

(xiii)	Reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that Hovde deemed relevant to its analysis;

(xiv)	Discussed with Company management their assessment of the rationale for the Private Placement and sales of assets; and

(xv)	Conducted such other studies, analyses, and investigations and considered such other factors as Hovde deemed appropriate.

In conducting its review and arriving at its opinion, Hovde assumed, without independent verification: the Company will sell to investors in the Private Placement $50 million of Series A Preferred Stock, including $5 million of such stock in exchange for the Company’s outstanding Series B Preferred Stock; that all of the financial and other information provided to or otherwise made available to Hovde or that was discussed with, or reviewed by or for Hovde, or that was publicly available was accurate and complete; that the financial forecasts, including the projections regarding nonperforming assets, loan loss reserves and net charge-offs, have been reasonably prepared by the Company on a basis reflecting the best currently available information and the Company’s judgments and estimates; that such forecasts would be realized in the amounts and at the times contemplated thereby; that the final Stock Purchase Agreement would not differ materially from the draft Hovde reviewed; that the Private Placement will be consummated in compliance with applicable laws and substantially on the terms and conditions described in the Stock Purchase Agreement; and that required regulatory approvals will be obtained without the imposition of materially burdensome conditions. Hovde did not assume any responsibility to verify such information or assumptions independently.

Hovde is not an expert in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for loan losses with respect thereto. Hovde was not retained to, and did not conduct, a physical inspection of any of the properties or facilities of the Company or review individual credit files or make an independent evaluation or appraisal of the assets and liabilities of the Company.

Hovde also had been informed by the Company’s management that the business and prospects of the Company have been severely and negatively affected by, among other things, the continuing recession and declines in real estate values, and that the Company might be unable to continue operating as a going concern unless it is able to increase its capital and liquidity. Hovde’s opinion provides no assurance or guarantee that the Company will be able to avoid such negative consequences even if the Private Placement and/or any related transactions are consummated. Hovde assumed that if the Company’s banking assets were taken over by the United States federal banking regulators and the Company’s non-banking assets were liquidated under applicable bankruptcy laws, the Company’s common equity holders would likely receive no material value.

The Company and Hovde entered into an engagement agreement dated June 7, 2012 relating to the financial advisory services to be provided by Hovde pursuant to the terms of an engagement agreement. Pursuant to the terms of the engagement, Hovde will receive a fee of $100,000 upon the delivery of its opinion, none of which was contingent upon consummation of the Private Placement. The Company has also agreed to reimburse Hovde for its reasonable fees and expenses and indemnify Hovde for certain liabilities arising out of Hovde’s engagement. Hovde did not receive any other significant payment or compensation contingent upon the successful consummation of the Private Placement. There are no material relationships that existed during the two years prior to the date of Hovde’s opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Hovde and the Company. Hovde may seek to provide investment banking services to the Company or its affiliates in the future, for which Hovde would seek customary compensation. In the ordinary course of business, Hovde may trade the Company’s securities for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Hovde is not a legal, tax, regulatory or bankruptcy advisor. Hovde did not consider any potential legislative or regulatory changes currently being considered by the United States Congress, the various federal banking agencies, the SEC, or any other regulatory bodies, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the SEC or the Financial Accounting Standards Board, or any changes in regulatory accounting principles that may be adopted by any or all of the federal banking agencies. Hovde’s opinion was not a solvency opinion and did not in any way address the solvency or financial condition of the Company.

Hovde’s opinion does not consider, include or address: (i) any other strategic alternatives; (ii) the legal, tax or accounting consequences of the Private Placement; (iii) the fairness of the amount or nature of any compensation to any of the Company’s officers, directors or employees, or class of such persons in connection with the Private Placement; (iv) the likelihood of completing the Private Placement; or (v) the prices, trading range or volume at which the Company’s securities will trade following public announcement or consummation of the Private Placement or any aspect thereof.

Hovde’s opinion was necessarily based on financial, economic, market, and other conditions and circumstances as they existed on, and on the information made available to Hovde as of, the date of its opinion. Hovde has no obligation to update or reaffirm its opinion at any time.

In connection with rendering its opinion, Hovde performed a variety of financial analyses that are summarized below. Such summary does not purport to be a complete description of such analyses. Hovde believes that its analyses and the summary set forth herein must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying its opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Hovde considered the results of all of its analyses as a whole and did not attribute any particular weight to any analyses or factors considered by it. The range of valuations resulting from any particular analysis described below should not be taken to be Hovde’s view of the actual value of the Company. In its analyses, Hovde made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of the Company. Any estimates contained in Hovde’s analyses are not necessarily indicative of actual future values or results, which may be significantly more or less favorable than suggested by such estimates and analyses. No company or transaction utilized in Hovde’s analyses was identical to the Company or the Private Placement. Accordingly, an analysis of the results described below is not mathematical; rather, it involves complex considerations and judgments concerning differences in regulatory, financial and operating characteristics of the companies and other facts that could affect the value of the companies to which they are being compared. None of the analyses performed by Hovde was assigned a greater significance by Hovde than any other, nor does the order of analyses described represent relative importance or weight given to those analyses by Hovde. The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which the Common Stock or any other class of the Company’s securities may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions, regulatory standing and other factors that influence the price of securities. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. Hovde’s opinion does not address the relative merits of the Private Placement as compared to any other capital offering or transaction in which the Company might engage. In addition, the Hovde opinion was among several factors taken into consideration by the Company’s Board of Directors in making its determination to approve the Private Placement, the Conversion Price and the Stock Purchase Agreement. Consequently, the analyses described below should not be viewed as solely determinative of the decision of the Board or Company management with respect to the fairness of the Conversion Price.

In accordance with customary investment banking practice, Hovde employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses that Hovde used in providing its opinion. The summary is not a complete description of the analyses underlying the Hovde opinion or the presentation made by Hovde to the Company board, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Hovde did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Some of the summaries of financial analyses are presented in tabular format. In order to understand the financial analyses used by Hovde more fully, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of Hovde’s financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Hovde. The summary data set forth below do not represent and should not be viewed by anyone as constituting conclusions reached by Hovde with respect to any of the analyses performed by it in connection with its opinion. Rather, Hovde made its determination as to the fairness of the Conversion Price to the shareholders of the Company (in their capacity as existing shareholders and not as prospective purchasers in the Private Placement), from a financial point of view, on the basis of its experience and professional judgment after considering the results of all of the analyses performed and taking into consideration regulatory and other nonfinancial factors. Accordingly, the data included in the summary tables should be considered as a whole and in the context of the full narrative description of all of the financial analyses set forth in the following pages, including the assumptions underlying these analyses.

Income Approach. Hovde used a future earnings analysis and two variations of discounted cash flow (“DCF”) analyses to determine the fair market value (“FMV”) for the Common Stock under the Income Approach. The models analyze the investment by a hypothetical investor in the Company today and a hypothetical investor who has certain expectations of the returns or benefits that the investment will yield over a reasonable investment period (in these analyses Hovde assumed 4.25 years from September 30, 2012 through December 31, 2016, and a terminal value is calculated off of an additional year of growth in 2017), given the cost of the capital required to make the investment. The investor is also assumed to have a reasonable basis for estimating the value at the end of the investment period (i.e., the terminal value).

Hovde estimated the present value of the Company based on the value of the Company’s projected future earnings stream beginning in 2012. Hovde assumed net income performed according to management’s projections. The present value of these earnings was calculated based on a range of discount rates between 15.0% and 25.0%. In order to derive the terminal value of the Company beyond 2016, Hovde assumed a terminal value based on a perpetuity growth rate of 3%, a tangible book value multiple of 1.9x applied to pro forma tangible book value in 2016 (based on average acquisition multiple of banks & thrifts since 1985), and a multiple of 20x applied to last twelve month earnings in 2016 (based on average acquisition multiple of banks & thrifts since 1985). The present value of this terminal amount was then calculated based on the range of discount rates mentioned above. These rates and values were chosen to reflect different assumptions regarding the required rates of return of holders or prospective buyers of the Common Stock. These analyses and their underlying assumptions yielded a range of values for the per share value of the Common Stock detailed in the table below:

	15% Discount Rate	20% Discount Rate	25% Discount Rate
3% Perpetuity Method	$0.30	$0.13	$0.03
1.9x 2016 Tangible Book	$0.85	$0.70	$0.58
20.0x 2016 Earnings	$0.87	$0.72	$0.60

Given the Company’s large losses over the past two years, anticipated losses for the full year of 2012, as projected by management, and possible negative capital position as estimated by management at the holding company within the next two years (assuming the Company does not complete a significant capital infusion and/or asset sale), the results yielded by this approach would not be meaningful on a standalone basis. As such, Hovde assumed the Private Placement (with a Conversion Price of $0.50) and asset sales were realized (consistent with the Company’s internal projections) to determine a per share valuation. A discounted cash flow analysis was included because it is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend payout rates and discount rates. Additionally, the Company’s future cash flows are dependent on the Private Placement and asset sales being completed at their projected levels in order to maintain the minimum specified capital level necessary to allow the Company to continue operating as a going concern. It is uncertain whether, absent the Private Placement, an adequate source of capital would be found. Without additional capital, dividends for the projection period would be highly unlikely, and Hovde assumed no dividends would be paid to shareholders through 2016.

Comparison of Recapitalization Transactions. Using publicly available information, Hovde reviewed the following recapitalization transactions announced since April 2010: Sterling Financial Corporation (closed 8/26/10); Hampton Roads Bankshares, Inc. (closed 9/30/10); Palmetto Bancshares, Inc. (closed 1/28/11); First Federal Bancshares of Arkansas, Inc. (closed 5/3/11); First Capital Bancorp, Inc. (closed 5/11/12); and Hampton Roads Bankshares, Inc. (closed 06/27/12). No company or transaction utilized in this analysis is identical to the Company or the Private Placement. The following table sets forth certain financial metrics derived from these transactions:

Ratios	JAXB	Median	Average
Pro Forma Ownership of New Investors	94.0%	80.74%	72.80%
Price To Book Value	21.7%	17.54%	14.12%
Price To Tangible Book Value	24.1%	17.60%	14.28%
Premium / (Discount) to Current Market Price	(55.6%)	(80.88%)	(76.35%)

Analysis of Selected Failed Bank Transactions. Hovde analyzed certain information relating to the 295 U.S. banks and thrift failures announced between January 1, 2007 and September 30, 2012, with assets at the time of failure between $100 million and $3 billion. This analysis displayed a range of asset quality and regulatory capital ratio characteristics of bank and thrift failures as a comparison to the Company’s ratios at September 30, 2012. Hovde observed the following ratios and values among the selected transactions:

	JAXB 9/30/12	Selected Transaction Values
Ratios		Minimum	Median	Average	Maximum
Total Deposits ($M)	$493.2	$85.1	$256.8	$424.8	$2,736.2
Total Assets ($M)	$552.2	$100.6	$278.9	$479.1	$2,977.3
NPA + Loans 90PD / Tg. Equity + LLR	139.61%	(278.91%)	402.70%	618.90%	28,090.67%
NPA + Loans 90PD / Assets	7.66%	0.00%	19.36%	20.35%	48.89%
Tang. Equity / Tang. Assets	2.21%	(10.90%)	1.74%	2.11%	10.04%
Leverage Ratio	2.60%	(9.79%)	1.58%	1.94%	11.11%
Total Risk Based Ratio	6.28%	(124.33%)	2.94%	1.82%	15.16%
Tier 1 Risk Based Ratio	3.33%	(124.33%)	1.67%	0.90%	14.00%
LTM ROAA (%)	(8.28)	(23.79%)	(5.61%)	6.34%	1.42%
LTM ROAE (%)	(142.72)	(767.47%)	(133.21%)	150.08%	15.95%

Mark-to-Market Analysis: As part of its analysis, Hovde analyzed individual balance sheet line items and adjustments were made to determine an adjusted tangible equity value for the Company. For its analysis, Hovde used the Mark-to-Market Asset Approach and the Adjusted Shareholders’ Equity Approach. The Mark-to-Market approach examines the equity value of the Company and applies premiums or discounts to the balance sheet line items based upon the current estimated market value of the assets or liabilities. This approach takes into account the hypothetical value a buyer would assign to each balance sheet line item to determine what the adjusted tangible equity value would be to a potential buyer. The value to common equity was adjusted to reflect an estimated range of values for premiums paid to retire existing borrowings including deposit premiums, and mark-to-market adjustments on the loan portfolio based on the Company’s external loan review dated May 17, 2012, which was furnished to Hovde by the Company. Utilizing the Base Case, Downside Case, and Upside Case assumptions contained in the external loan review report furnished by the Company to Hovde, this analysis and its underlying assumptions yielded a range of values of the Common Stock of -$4.47 per share (utilizing the downside case of the external loan review report) to $0.38 per share (utilizing the upside case of the external loan review report) with a midpoint of -$1.92 (utilizing the base case of the external loan review report). Hovde noted the extreme uncertainty in ascertaining the secondary market values for classified credits, and higher risk commercial real estate and construction and development performing loans.

Pro Forma Effect of the Investment. Hovde reviewed certain financial information in order to determine the pro forma impact of the Private Placement on the Company’s regulatory capital ratios for the period ended September 30, 2012. Based on this analysis, the Bank’s regulatory capital ratios will be above “well capitalized” minimums and the minimums required by the Company’s regulators.

As described above, Hovde’s opinion was among the many factors taken into consideration by the Board in making its determination to approve the Private Placement and the Conversion Price.

Other Factors and Analyses. Hovde took into consideration various other factors and analyses, including but not limited to: current market environment; merger and acquisition environment; capital raising environment; movements in the common stock valuations of selected publicly traded banking companies; and movements in the S&P 500 Index and the NASDAQ Composite Index.

Conclusion. Based upon the foregoing analyses and other investigations and assumptions set forth in its opinion, without giving specific weightings to any one factor or comparison, Hovde determined that the Conversion Price in connection with the Private Placement is fair from a financial point of view to the shareholders of the Company (in their capacity as existing shareholders and not as prospective purchasers in the Private Placement). Each shareholder is encouraged to read Hovde’s fairness opinion in its entirety. The full text of this fairness opinion is included as Appendix F to this Proxy Statement.

Potential Consequences if Proposal 2 is Approved

Conversion of Series A Preferred Stock into Common Stock. Upon receipt of shareholder approvals of Proposals 1a, 1b and 2, each share of Series A Preferred Stock will be automatically converted into 2,000 shares of Common Stock and/or Nonvoting Common Stock (subject to adjustment, as described herein), which is equal to the $1,000 per share liquidation amount of the Series A Preferred Stock divided by the conversion price, initially $0.50 per share.

Dilution. The outstanding shares of Series A Preferred Stock will be converted into approximately 100 million shares of Common Stock and/or Nonvoting Common Stock. As a result, we expect there to be a significant dilutive effect on both the earnings per share of our Common Stock and the book value per share of our Common Stock. In addition, our existing holders of Common Stock (other than any shareholder who exercised its contractual preemptive rights for the Private Placement) will incur substantial dilution of their voting power and will own a smaller percentage of our outstanding capital stock. Please see “Questions and Answers—How will the Conversion and approvals of Proposals 1a, 1b and 2 affect existing shareholders?” for a summary of the expected dilution of the voting power as a result of the Conversion.

The following table presents the Company’s unaudited pro forma earnings (loss) per share as adjusted for the pro forma impacts of the full Conversion of the Series A Preferred Stock into shares of Common Stock and Nonvoting Common Stock, and the conversion of the shares of Nonvoting Common Stock into shares of Common Stock. The pro forma consolidated earnings (loss) per share calculations assume no material pro forma impacts to net income (loss) for the periods shown except with respect to a beneficial conversion feature of $30.0 million. The beneficial conversion feature is the result of the price of the Common Stock at the close of the market on December 31, 2012 of $0.80 per share compared to the $0.50 per share initial conversion price. The $0.30 per share difference between the market value of the Common Stock and the initial conversion price represented a beneficial conversion feature of $30.0 million. The initial recognition of the beneficial conversion feature is accomplished through the establishment of a discount on Series A Preferred Stock and a corresponding increase in additional paid-in capital. Upon Conversion, this discount will be accreted through retained earnings and shown as a deemed dividend on preferred stock. Pro forma earnings (loss) per share assumes the Conversion of the Series A Preferred Stock into 47.6 million shares of Common Stock and 52.4 million shares of Nonvoting Common Stock, and the subsequent conversion of such shares of Nonvoting Common Stock into 52.4 million shares of Common Stock, for an aggregate new issuance of 100 million shares of Common Stock as a result of the conversions.

Dilutive Effect on Earnings Per Share

(dollars in thousands)	Nine Months Ended September 30, 2012 (as reported)	Conversion Adjustments	Nine Months Ended September 31, 2012 (as adjusted)
Net loss available to common shareholders	$(21,219)	$(30,000)	$(51,219)

Weighted average common shares outstanding:
Basic	5,890,281	100,000,000	105,890,281
Diluted	5,890,281	100,000,000	105,890,281

Earnings per common share:

Basic	$(3.60)		$(0.48)

Diluted	$(3.60)		$(0.48)

(dollars in thousands)	Year Ended December 31, 2011 (as reported)	Conversion Adjustments	Year Ended December 31, 2011 (as adjusted)

Net loss available to common shareholders	$(24,059)	$(30,000)	$(54,059)

Weighted average common shares outstanding:
Basic	5,889,439	100,000,000	105,889,439
Diluted	5,889,439	100,000,000	105,889,439

Earnings per common share:

Basic	$(4.09)		$(0.51)

Diluted	$(4.09)		$(0.51)

Although the dilutive effect of the Conversion is included in the pro forma information presented above, such presentation would not have been reflected in our previously filed financial statements. In accordance with Accounting Standards Codification (“ASC”) 260, Earnings Per Share, no potential common shares should be included in the calculation of earnings per share when a loss from continuing operations exists as the effect will always be anti-dilutive. Thus, diluted earnings per common share would not have reflected the Conversion of the Series A Preferred Stock due to the fact that the Company was in a net loss position for the year ended December 31, 2011 and the nine months ended September 30, 2012.

The following table presents the Company’s book value per common share as adjusted for the pro forma impacts of the full Conversion of the Series A Preferred Stock into shares of Common Stock and Nonvoting Common Stock, and the conversion of the shares of Nonvoting Common Stock into shares of Common Stock, for an aggregate new issuance of 100 million shares of Common Stock as a result of the conversions.

Dilutive Effect on Book Value Per Common Share

	As of September 30, 2012 As Reported	Conversion Adjustments	As of September 30, 2012 As Adjusted
Number of shares outstanding	5,890,880	100,000,000	105,890,880
Book value per common share	$1.46	$—	$0.52

	As of December 31, 2011 As Reported	Conversion Adjustments	As of December 31, 2011 As Adjusted
Number of shares outstanding	5,889,822	100,000,000	105,889,822
Book value per common share	$4.98	$—	$0.72

Rights of Investors. If shareholder approvals are received, (i) the rights and privileges associated with the new shares of Common Stock issued upon Conversion of the Series A Preferred Stock will be identical to the rights and privileges associated with the Common Stock held by our existing common shareholders, including voting rights, and (ii) the rights and privileges associated with the new shares of Nonvoting Common Stock issued upon Conversion of the Series A Preferred Stock will be identical to the rights and privileges associated with the Common Stock held by our existing common shareholders, except that the holders of the Nonvoting Common Stock will not be entitled to vote in respect of such shares except as required by the Florida Business Corporation Act.

Elimination of Dividend and Liquidation Rights of Holders of Series A Preferred Stock. Approval of Proposal 2, along with Proposal 1a, will result in the elimination of the dividend rights and liquidation preference existing in favor of the Series A Preferred Stock. For more information regarding such dividend rights and liquidation preference, see “Material Terms of Series A Preferred Stock” in this Proxy Statement.

Improved Balance Sheet and Regulatory Capital Level. We received aggregate gross proceeds of approximately $48.2 million from the Private Placement, which strengthened our balance sheet and regulatory capital levels. Upon Conversion of the Series A Preferred Stock into Common Stock and Nonvoting Common Stock, our tangible common equity will be further strengthened.

Market Effects. Despite the existence of certain restrictions on transfer, the issuance of shares of our Common Stock and Nonvoting Common Stock upon Conversion of the Series A Preferred Stock could affect trading patterns and adversely affect the market price of our Common Stock. If significant quantities of our Common Stock are issued upon Conversion of the Series A Preferred Stock and are sold (or if it is perceived that they may be sold) into the public market, the trading price of our Common Stock could be adversely affected, although we cannot predict whether these effects will occur, or their magnitude.

Potential Consequences if Proposal 2 is Not Approved

Series A Preferred Stock Remains Outstanding. Unless shareholder approval of Proposal 2 is received or unless our shareholders approve a similar proposal at a subsequent meeting, the Series A Preferred Stock will remain outstanding in accordance with its terms.

Reduction of the Conversion Price. The initial conversion price for each share of Series A Preferred Stock, which is $0.50 per share, will be decreased by 10% if shareholder approval of Proposals 1a, 1b and 2 have not been obtained within 50 days of the closing date of the Private Placement. As a result, if shareholders approve the Conversion at a later date that is not within the 50-day period, the Conversion will result in the issuance of an additional approximately 11,111,111 shares of Common Stock and/or Nonvoting Common Stock.

Continuing Dividend Payments. Until shareholders have approved Proposals 1a and 2, we will be required to pay substantial dividends on the Series A Preferred Stock, on a noncumulative basis, when, as and if declared by the Board, at the rate per annum of 5% per share on the liquidation amount.

Restriction on Payment of Dividends. For as long as the Series A Preferred Stock remains outstanding, if dividends payable on all outstanding shares of the Series A Preferred Stock have not been declared and paid, or declared and funds set aside therefor, we will not be permitted to declare or pay dividends with respect to, or redeem, purchase, or acquire any of our junior or parity securities.

Liquidation Preference. Until shareholders have approved Proposals 1a and 2, the Series A Preferred Stock will retain a senior liquidation preference over shares of our Common Stock in connection with any liquidation of the Company and, accordingly, no payments will be made to holders of our Common Stock upon any liquidation of the Company unless the full liquidation preference on the Series A Preferred Stock is paid.

Vote Required

Provided that a quorum is present, Proposal 2 will be approved if a majority of the votes cast on the proposal vote in favor of the proposal; provided, however, that shareholder approval of Proposal 2 is conditioned upon shareholder approval of Proposal 1a.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL 2.

PROPOSAL 3: AMENDMENT TO STOCK INCENTIVE PLAN

Proposal 3 contemplates an amendment to the Stock Incentive Plan to (i) increase the number of shares of Common Stock available for issuance from 180,000 to 7 million and (ii) eliminate certain minimum vesting conditions for awards of restricted stock and restricted stock units (the “Incentive Plan Amendment”). The proposed amendment is attached to this Proxy Statement as Appendix G. The Incentive Plan Amendment was approved by the Board subject to shareholder approval, and will become effective upon approval by the shareholders.

The purposes of the proposed Incentive Plan Amendment are to increase the number of shares of Common Stock available for award grants to approximately 7% of the shares of Common Stock and Nonvoting Common Stock issued in the Conversion, and to provide the Board with more flexibility in determining the vesting of awards granted to particular employees of the Company under the Stock Incentive Plan. The Board believes that the proposed Incentive Plan Amendment provides better flexibility in the administration of the Stock Incentive Plan.

The Stock Incentive Plan currently has 73,699 shares of Common Stock remaining available for issuance (which takes into account shares issued under past awards and shares reserved for issuance under current awards). Recently, the Company agreed to issue the Contemplated Equity Awards under the Stock Incentive Plan to two of its executive officers, Stephen C. Green and Margaret A. Incandela, upon the Company’s completion of a recapitalization involving the sale of at least $50 million in Common Stock or preferred stock convertible into Common Stock, such as the Private Placement, subject to the receipt of applicable regulatory and shareholder approvals. Accordingly, upon the approval of this Proposal 3, and subject to the further action of the Committee or the Board, as applicable, the Contemplated Equity Awards will be issued to each of Mr. Green and Ms. Incandela, as described below. Under Mr. Green’s executive employment agreement with the Company and the Bank dated July 30, 2012, as amended on December 31, 2012, the Company agreed to issue to Mr. Green options to purchase shares of Common Stock in an amount equal to 2% of the aggregate number of shares issued in the recapitalization, or 2 million shares of Common Stock (based on the size of the Private Placement). Such an award of options will vest 40% upon issuance of the award, 20% on the first anniversary of the award and 40% on the second anniversary of the award. Under Ms. Incandela’s executive employment agreement with the Company and the Bank dated September 5, 2012, the Company agreed to issue to Ms. Incandela awards equivalent to up to 1.5% of the aggregate number of shares issued in the recapitalization, or 1.5 million shares of Common Stock (based on the size of the Private Placement) in the form of restricted shares of Common Stock and/or options to purchase shares of Common Stock. Such an award will vest 20% upon issuance of the award, and 40% upon each of the first and second anniversaries of the closing of the Private Placement. Due to the number of shares subject to the Contemplated Equity Awards, the Company will not be able to grant the Contemplated Equity Awards unless this Proposal 3 is approved by the shareholders.

Description of the Stock Incentive Plan

The following is a description of the material terms of the Stock Incentive Plan, as it is proposed to be amended. This description is intended as a summary only and is qualified in its entirety by reference to the text of the Second Amendment to the Stock Incentive Plan which is attached to this Proxy Statement as Appendix G, and the Stock Incentive Plan, as amended on April 27, 2010 and approved by the Company’s shareholders, which is attached to this Proxy Statement as Appendix H.

Administration. The Stock Incentive Plan will be administered by the compensation committee of the Board, or such other committee comprised of members of the Board that the Board appoints (the “Committee”). If the compensation committee has not been designated as the Committee, members of the Committee must be “non-employee directors” within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and “independent directors” within the meaning of any applicable stock exchange rule. In addition, to the extent that the Committee intends that an award granted under the Stock Incentive Plan constitute “performance-based compensation” for purposes of Internal Revenue Code (the “Code”) section 162(m) (discussed below), members of the Committee must be “outside directors” within the meaning of Code section 162(m).

Under the Stock Incentive Plan, the Committee has full authority to select the eligible individuals to whom awards will be granted, the types of award to be granted, the number of shares to be subject to an award, the exercise price (in the case of a stock option) and other terms and conditions of awards, to interpret the Stock Incentive Plan, and to prescribe, amend and rescind the rules and regulations relating to the Stock Incentive Plan.

Term, Amendment and Termination. If not terminated sooner by the Board, the Stock Incentive Plan will terminate as of the close of business on the date immediately preceding the tenth anniversary of the Stock Incentive Plan’s effective date, and no awards will be granted after that date. Awards granted and outstanding as of the date the Stock Incentive Plan terminates will not be affected or impaired by such termination.

The Board may amend, alter or discontinue the Stock Incentive Plan at any time. However, no amendment, alteration or discontinuation of the Stock Incentive Plan may impair the rights of an award recipient with respect to awards previously granted without such recipient’s consent (except that no consent is necessary for amendments made to cause the Stock Incentive Plan to qualify for the exemption provided by Rule 16b-3 of the Exchange Act or for awards to qualify for the “qualified performance-based compensation” exception under Code section 162(m), discussed below). In addition, no amendment may be made that would disqualify the Stock Incentive Plan from the exemption provided by Rule 16b-3 of the Exchange Act or to extend the term of the Stock Incentive Plan. Also, to the extent required by the Code or by the rules of NASDAQ, no change may be made to the Stock Incentive Plan that (i) increases the total number of shares of Company stock reserved for issuance pursuant to awards granted under the Stock Incentive Plan (other than changes to reflect changes in the Company’s capital structure), (ii) materially modifies the requirements as to eligibility for participation in the plan, (iii) materially increases the benefits accruing to participants under the plan, or (iv) expands the types of awards provided for under the Stock Incentive Plan, unless such change is authorized by the Company’s shareholders.

The Committee may amend the terms of any outstanding award, either prospectively or retroactively, except that an amendment that would impair the rights of the award holder requires the holder’s consent (except that no consent is necessary for amendments made to cause the Stock Incentive Plan to qualify for the exemption provided by Rule 16b-3 of the Exchange Act or for awards to qualify for the “qualified performance-based compensation” exception under Code section 162(m), discussed below or to comply with Code Section 409A).

No Modification of Stock Options or Stock Appreciation Rights. Except for adjustments for certain corporate events as described below, the Stock Incentive Plan expressly prohibits the Committee from modifying stock options and stock appreciation rights (including repricing stock options or stock appreciation rights once they are granted) without the prior approval of the shareholders of the Company.

Shares Subject to the Stock Incentive Plan. The Stock Incentive Plan currently provides for up to 180,000 shares of Common Stock as available for issuance. Subject to shareholder approval of the proposed amendment to the Stock Incentive Plan and the adjustments described below, up to 7 million shares of the Common Stock, will be available for issuance for awards under the Stock Incentive Plan. These shares will be authorized but unissued shares. Awards may only be granted on shares of the highest-value class of common stock of the Company.

If an award granted under the Stock Incentive Plan expires, terminates, is cancelled, or lapses for any reason without the issuance of shares of Common Stock, or if any shares of restricted stock awarded under the Stock Incentive Plan are forfeited, the shares covered by such award or such restricted stock will again be available for awards under the Stock Incentive Plan. In addition, if an award recipient tenders previously-acquired shares of the Common Stock to satisfy applicable withholding obligations with respect to an award, or if shares of the Common Stock are withheld to satisfy applicable withholding obligations, such shares will again be available for further awards under the Stock Incentive Plan. Also, if an award recipient tenders previously-acquired shares of Common Stock in payment of the option price upon exercise of a stock option awarded under the Stock Incentive Plan, or if shares of Common Stock are withheld in payment of the option price, the number of shares tendered or withheld will again be available for further awards under the Stock Incentive Plan.

The Common Stock is traded on the NASDAQ Stock Market. The last reported sales price of the Common Stock on January 8, 2013 was $1.10.

Subject to the prohibition on modification of stock options and stock appreciation rights after the date of grant as specified above, if there is a change in the Common Stock of the Company through the declaration of stock dividends, or through recapitalization resulting in stock split-ups, or combinations or exchanges of shares, or otherwise, the Stock Incentive Plan authorizes the Committee to make appropriate adjustments in the number of shares authorized for grants, in the exercise prices of outstanding stock options, in the base prices of stock appreciation rights, and in the limits described above on the number of shares available for grant to individuals per fiscal year.

Eligibility and Types of Awards. The Stock Incentive Plan authorizes the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, and performance grants. Participation in the Stock Incentive Plan is open to employees of the Company and its related companies as selected by the Committee. Directors who are not employees of the Company or of a subsidiary are not eligible to receive grants under the Stock Incentive Plan. As of January 8, 2013, the Bank had approximately 102 employees, including four executive officers of the Company or any subsidiary that were eligible to receive awards under the Stock Incentive Plan.

Stock Options. Employees of the Company and its related companies may be granted options to acquire the Common Stock under the Stock Incentive Plan, either alone or in conjunction with other awards under the Stock Incentive Plan. Under the Stock Incentive Plan, stock options may be either incentive stock options (“ISOs”) or nonqualified stock options. The exercise price of a stock option is determined at the time of grant but may not be and may never become less than the fair market value per share of Common Stock on date of grant. Fair market value is defined as the closing price per share of the Common Stock on the date of grant or, if the date of grant is not a trading day, the most recent prior trading day. Additionally, the exercise price of an ISO that is granted to a 10 percent shareholder may not be less than 110% of the fair market value per share of Common Stock on the date of grant. Stock options are exercisable at the times and upon the conditions that the Committee may determine, as reflected in the applicable stock option agreement. The exercise period of a stock option is determined by the Committee and may not exceed ten years from the date of grant.

The holder of a stock option may exercise the option in whole or in part at such times as specified by the Committee in the grant agreement; provided that an ISO may be exercised no later than the earlier of (i) ten years from the date of grant (five years in the case of a holder who is a 10 percent shareholder), (ii) three months following the participant’s retirement or termination from employment for reasons other than for death or disability, or (iii) one year following the date of the Participant’s death or disability.

The exercise price of a stock option must be paid in full at the time of exercise and is payable in cash. However, if (and to the extent) provided by the related grant agreement, the option exercise price may also be paid: (i) by the surrender of Common Stock already owned by the optionee, (ii) by requesting the Company to withhold, from the number of shares of Common Stock otherwise issuable upon exercise of the stock option, shares having an aggregate fair market value on the date of exercise equal to the exercise price, or (iii) a combination of the foregoing, as provided by the award agreement. Additionally, if permitted by the Committee and allowable by law, payment of the exercise price may be made through a broker-facilitated cashless exercise.

ISOs are exercisable only by the optionee during his or her lifetime and are not assignable or transferable other than by will or by the application of the laws of inheritance. Nonqualified stock options may be assigned, but only to the extent specifically provided in grant agreement.

For the purpose of complying with Code section 409A, the Stock Incentive Plan prohibits any modification to or extension of a previously granted stock option if such modification or extension would result in the stock option being treated as deferred compensation subject to Code section 409A. A “modification” for this purpose is generally any change to the terms of the stock option (or the Stock Incentive Plan or applicable award agreement)

that provides the holder with a direct or indirect decrease in the exercise price of the stock option. An “extension” generally means either (i) the provision of an additional period of time within which to exercise the stock option; (ii) the substitution of the stock option for a future right to compensation; or (iii) the inclusion of a deferral or renewal feature.

The following table sets forth the number of outstanding stock options held by the Company’s current executive officers (as a group) and all other Company employees who are not executive officers (as a group) as of January 8, 2013.

Executive Officers	107,500 stock options
Non-Executive Officer Employee Group	61,000 stock options

For more information regarding awards made or contemplated pursuant to the Stock Incentive Plan, please refer to the New Plan Benefits section below.

Stock Appreciation Rights. A stock appreciation right (“SAR”) may be granted (i) to employees in conjunction with all or any part of an option granted under the Stock Incentive Plan (a “Tandem SAR”), or (ii) without relationship to an option (a “Freestanding SAR”). Tandem SARs must be granted at the time the related option is granted and is only exercisable at the time and to the extent that such option is exercisable. The base price of a Tandem SAR must be and may never become less than the exercise price of the option to which it relates. Upon the exercise of a Tandem SAR, the holder thereof is entitled to receive, in cash or Common Stock as provided in the related award agreement, the excess of the fair market value of the share for which the right is exercised (calculated as of the exercise date) over the exercise price per share of the related option. Stock options are no longer exercisable to the extent that a related Tandem SAR has been exercised, and a Tandem SAR is no longer exercisable upon the forfeiture, termination or exercise of the related stock option. A Freestanding SAR entitles the holder to a cash payment equal to the difference between the base price and the fair market value of a share of Common Stock on the date of exercise. The base price must be equal to and may never become less than the fair market value of a share of Common Stock on the date of the Freestanding SAR’s grant.

SARs may be sold or assigned, but only to the extent provided in the grant agreement.

For the purpose of complying with Code section 409A, the Stock Incentive Plan prohibits any modification or extension to a previously granted SAR if such modification would result in the SAR being treated as deferred compensation subject to Code section 409A. The terms “modification” and “extension” for this purpose generally have the same meanings as discussed above with respect to stock options.

Restricted Stock. Employees of the Company and its subsidiaries may be granted restricted stock under the Stock Incentive Plan, either alone or in combination with other awards. Restricted stock awards are shares of the Common Stock that are subject to forfeiture by the recipient if the conditions to vesting that are set forth in the related restricted stock agreement are not met. Vesting may be based on the continued service of the recipient, one or more performance goals (described below), or such other factors or criteria as the Committee may determine.

Unless otherwise provided in the related restricted stock agreement, the grant of a restricted stock award will entitle the recipient to vote the shares of Common Stock covered by such award and to receive the dividends thereon. Under the Stock Incentive Plan, dividends or other distributions paid in shares of Company stock are subject to the same restrictions as the underlying shares of restricted stock from which they are derived. Dividends or other distributions that are paid in cash are paid at the same time and under the same conditions as such dividends or distributions are paid to shareholders of record of Company stock.

During the period that shares of stock are restricted, the recipient cannot sell, assign, transfer, pledge or otherwise encumber the shares of restricted stock. If a recipient’s employment or service with the Company and its subsidiaries terminates, the recipient will forfeit all rights to the unvested portion of the restricted stock award.

Restricted stock awards are currently subject to a minimum vesting period of three years for service-based awards and one year for performance-based awards. Under the proposed Incentive Plan Amendment, there will be no minimum vesting requirement for either type of award. If adopted, the amendment will not affect any existing restricting stock awards.

Restricted Stock Units. Employees of the Company and its subsidiaries may be granted restricted stock units under the Stock Incentive Plan, either alone or in combination with other awards. A restricted stock unit is a right to receive a share of Common Stock or the fair market value in cash of a share of Common Stock in the future, under terms and conditions established by the Committee.

The applicable restricted stock units award agreement is required to specify the times or events on which restricted stock units will be paid. These times or events generally include the applicable vesting date, the date of the participant’s termination of employment, or a specified calendar date. Once specified in the award agreement, payment dates may not be accelerated for a participant for any reason, except as specifically provided for in Code section 409A. At the time specified in the applicable award agreement, restricted stock units will be settled by the delivery to the participant of shares of Common Stock equal in number to the number of the participant’s restricted stock units that are vested as of the specified date or event (such as termination of employment), or cash equal to the fair market value of such shares. Payment to any specified employee (as defined in the Stock Incentive Plan) upon certain types of termination of employment, including a specified employee’s retirement, is required to be delayed for six months in order to comply with Code section 409A.

Prior to an actual delivery of shares of Common Stock in settlement of a restricted stock units grant, a participant acquires no rights of a shareholder. Restricted stock units may not be sold, assigned, transferred or pledged or otherwise encumbered, but a participant may designate one or more beneficiaries to whom shares of Common Stock covered by a grant of restricted stock units will be transferred in the event of the participant’s death.

The Committee may, in its discretion, provide in a restricted stock units award agreement that a participant will be entitled to receive dividend equivalents with respect to his or her restricted stock units. Dividend equivalents may, in the discretion of the Committee, be paid in cash or credited to the participant as additional restricted stock units, or any combination of cash and additional restricted stock units. The amount that can be paid to a recipient as a dividend equivalent cannot exceed the amount that would be payable as a dividend if the stock unit were actually a share of Common Stock. If credited to the participant as additional restricted stock units, the additional restricted stock units will vest at the same time as the restricted stock units to which they relate. If credited to the participant as cash, the dividend equivalents must be paid in the same calendar year in which the related dividends are paid to shareholders of the Company, or by the 15th day of the third calendar month following the date on which the related dividends are paid, if later.

Restricted stock unit awards are currently subject to a minimum vesting period of three years for service-based awards and one year for performance-based awards. Under the proposed Incentive Plan Amendment, there will be no minimum vesting requirement for either type of award. If adopted, the amendment will not affect any existing restricting stock unit awards.

Performance grants. Officers and employees of the Company and its subsidiaries may be granted performance grants under the Stock Incentive Plan, either alone or in combination with other Stock Incentive Plan awards. The aggregate maximum cash amount payable under the Stock Incentive Plan in any single taxable year to any participant may not exceed $500,000.

For any performance grant, the Committee will establish (i) one or more performance goals, and (ii) a performance period. The performance goals will be based on one or more performance criteria set forth in the Stock Incentive Plan and described below. At the expiration of the performance period, the Committee will determine and certify the extent to which the performance goals were achieved. The Committee will then determine the number of shares of Common Stock or the amount of cash to which a recipient of performance grants under the grant is entitled, based upon the level of performance achieved and other terms and conditions of the grant. Performance grants will be settled by the delivery of shares of Common Stock or cash as soon as practicable after the close of the performance period following the Committee’s determination, but in any event no later than two and one-half months after the end of the year in which the applicable performance period has ended.

Payment to any specified employee (as defined in the Stock Incentive Plan) upon certain types of termination of employment, including a specified employee’s retirement, may be required to be delayed for six months in order to comply with Code section 409A.

Prior to an actual delivery of shares of Common Stock in settlement of a performance grants grant, a recipient acquires no rights of a shareholder. Performance grants may not be sold, assigned, transferred or pledged or otherwise encumbered, but a recipient may designate one or more beneficiaries to whom shares of Common Stock covered by a grant of performance grants will be transferred in the event of the recipient’s death.

Effective Date. The 2008 Amendment and Restatement of the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan was approved by the Company’s shareholders and became effective on April 29, 2008. The first amendment to the Stock Incentive Plan was approved by the Company’s shareholders and became effective on April 27, 2010. The new proposed amendment to the Stock Incentive Plan will become effective if, and at the time, it receives approval by the Company’s shareholders.

Certain Federal Income Tax Considerations

The following is a brief and general summary of the federal income tax consequences of transactions under the Stock Incentive Plan based on federal income tax laws in effect on January 1, 2013. The summary does not purport to be complete, and does not address the tax consequences of a participant’s death or the state, local and foreign tax laws that may also be applicable to awards and transactions involving awards.

Stock Options. Stock options granted under the Stock Incentive Plan may be either “Incentive Stock Options,” as defined in Section 422 of the Code, or Nonstatutory Stock Options.

Incentive Stock Options. Incentive Stock Options granted under the Stock Incentive Plan will be subject to the applicable provisions of the Code, including Code section 422. If shares of Common Stock are issued to an optionee upon the exercise of an ISO, and if no “disqualifying disposition” of such shares is made by such optionee within one year after the exercise of the ISO or within two years after the date the ISO was granted, then (i) no income will be recognized by the optionee at the time of the grant of the ISO, (ii) no income, for regular tax purposes, will be realized by the optionee at the date of exercise, (iii) upon sale of the shares of the Common Stock acquired by exercise of the ISO, any amount realized in excess of the option price will be taxed to the optionee, for regular tax purposes, as a capital gain (at varying rates depending upon the optionee’s holding period in the shares and income level) and any loss sustained will be a capital loss, and (iv) no deduction will be allowed to the Company for federal income tax purposes. If a “disqualifying disposition” of such shares is made, the optionee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the exercise price (the “bargain purchase element”) and the Company will generally be entitled to a federal income tax deduction equal to such amount. The amount of any gain in excess of the bargain purchase element realized upon a “disqualifying disposition” will be taxable as capital gain to the holder (at varying rates depending upon such holder’s holding period in the shares and income level), for which Company will not be entitled to a federal income tax deduction. Upon exercise of an ISO, the optionee may be subject to alternative minimum tax.

Nonqualified Stock Options. With respect to nonqualified stock options, (i) no income is recognized by the optionee at the time the option is granted; (ii) generally, at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise, and the Company is entitled to a tax deduction in the same amount; and (iii) at disposition, any gain or loss is treated as capital gain or loss. In the case of an optionee who is also an employee, any income recognized upon exercise of a nonqualified stock option will constitute wages for which withholding will be required.

Stock Appreciation Rights. No income will be recognized by a recipient in connection with the grant of a SAR. When a SAR is exercised, the recipient will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any Common Stock received on the exercise. The Company will be entitled to a tax deduction at the same time and in the same amount. If the optionee receives Common Stock upon the exercise of a SAR, any gain or loss on the sale of such stock will be treated in the same manner as discussed above under “nonqualified stock options.”

Restricted Stock. A recipient will not realize taxable income at the time of grant of a restricted stock award, assuming that the restrictions constitute a substantial risk of forfeiture for Federal income tax purposes. Upon the vesting of shares of Common Stock subject to an award, the recipient will realize ordinary income in an amount equal to the excess of the fair market value of such shares at such time over the amount paid by the recipient, if any. The Company will be entitled to a deduction equal to the amount of ordinary income realized by the recipient in the taxable year in which the amount is included in the recipient’s income. Dividends paid to the recipient during the restriction period will be taxable as compensation income to the recipient at the time paid and will be deductible at such time by the Company. The recipient of a restricted stock award may, by filing an election with the Internal Revenue Service within 30 days of the date of grant of the restricted stock award, elect to be taxed at the time of grant of the award on the excess of the then fair market value of the shares of Common Stock over the amount paid by the recipient, if any, in which case (1) the Company will be entitled to a deduction equal to the amount of ordinary income realized by the recipient in the taxable year in which the amount is included in the recipient’s income, (2) dividends paid to the recipient during the restriction period will be taxable as dividends to the recipient and not deductible by the Company, and (3) there will be no further tax consequences to either the recipient or the Company when the restrictions lapse.

Restricted Stock Units and Performance Grants. An employee who is awarded one or more restricted stock units and/or performance grants will not recognize income and the Company will not be allowed a deduction at the time the award is made. When an employee receives payment for such awards in cash or shares of Common Stock, the amount of the cash and the fair market value of the shares of Common Stock received will be ordinary income to the employee and will be allowed as a deduction for federal income tax purposes to the Company. The Company will be entitled to a deduction equal in amount to the ordinary income realized by the recipient in the year paid.

Section 162(m) Limit. Code section 162(m) generally limits a public company’s federal income tax deduction for compensation paid to any of its executive officers to $1 million per year. However, certain “performance-based compensation” paid to such officers is exempt from the $1 million annual deduction limit.

The Stock Incentive Plan is designed to enable the Company to provide cash-based performance grants under the Stock Incentive Plan to the Company’s executive officers that will satisfy the requirements of the exception of Section 162(m) for performance-based compensation. In general, other types of awards that may be issued under the Stock Incentive Plan (including stock options) are not designed to be able to qualify under this exception.

Under the Stock Incentive Plan, a performance goal will be based on one or more of the following criteria: total shareholder return, revenue, gross profit, pre-tax earnings, net operating profit after taxes, net income, earnings per share, gross margin, net interest margin, operating cash flow, free cash flow, return on assets, return on invested capital, and return on equity. Performance criteria may be used to measure the performance of the Company as a whole or any business unit of the Company, and may be measured relative to a peer group or index. The level of achievement of a performance goal will be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee. Under the Stock Incentive Plan, the

Committee does have the discretion, to the extent such discretion is consistent with the “qualified performance-based exception” of the Code and its regulations, to make equitable adjustments to performance goals in recognition of unusual or non-recurring events affecting the Company or a subsidiary or the financial statements of the Company or any subsidiary, or for changes in the law or accounting principles. Once a performance goal is established, the Committee will have no discretion to increase the amount of compensation that would otherwise be payable to a recipient upon attainment of the performance goal.

Income Tax Withholding. Upon an employee’s realization of income from an award, the Company is generally obligated to withhold against the employee’s Federal and state income and employment tax liability. Payment of the withholding obligation can be made from other amounts due from the Company to the award recipient or with shares of Common Stock owned by the recipient. If the recipient elects to tender shares of Common Stock or to reduce the number of shares the recipient is otherwise entitled to receive to satisfy the withholding obligation, the shares tendered or reduced will be treated as having been sold to the Company.

Other Tax Considerations. The discussion above is subject to Code section 409A and the general tax principles of constructive receipt and assignment of income, which could result in recognition of income by plan participants associated with awards under the Stock Incentive Plan (and a corresponding deduction for the Company) in a year prior to the year discussed above.

In addition, if a deferred amount is required to be included in income under Code section 409A, the amount also is subject to additional income taxes. The additional income tax is equal to (i) 20% of the amount required to be included in gross income, plus (ii) a tax equal to the interest at the underpayment rate specified by the Internal Revenue Service, plus one percentage point, imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture. In general, the Stock Incentive Plan has been designed with the intent that the arrangements under which participants receive stock options, SAR, restricted stock and other awards will not result in additional income taxes under Code section 409A.

A plan participant may also be subject to a 20% excise tax on (and the Company may be denied its corresponding deduction for) any payment under the Stock Incentive Plan which (on its own or in conjunction with any other payment to the participant) constitutes an “excess parachute payment” under Code section 280G.

New Plan Benefits

The table below sets forth the number of awards that have been allocated to each person or group listed, under the Stock Incentive Plan, to the extent such amounts are presently determinable.

2008 Amendment and Restatement of the Jacksonville Bancorp, Inc.

2006 Stock Incentive Plan, as amended

Name and Position	Number of Units
Stephen C. Green[1]	2,000,000
President and Chief
Executive Officer
Margaret A. Incandela[1]	1,500,000
Executive Vice
President, Chief
Operating Officer and
Chief Credit Officer
Executive Officer Group	3,500,000

[1]

Subject to approval of this Proposal 3 and upon further action of the Committee or Board, as applicable, these awards will be made pursuant to Mr. Green’s and Ms. Incandela’s respective executive employment agreements with the Company and the Bank.

The Company anticipates that awards will be granted during fiscal year 2013 and in subsequent years in which the Stock Incentive Plan remains in effect, if the proposed amendment to the Stock Incentive Plan is approved by the Company’s shareholders. Awards for which benefits may be paid under the Stock Incentive Plan are made at the sole discretion of the Committee, subject to the maximum plan and maximum individual limitations described above. In addition, the actual benefits that will be paid pursuant to future awards under the Stock Incentive Plan, as amended, will depend upon a number of factors, including the market value of the Common Stock on future dates, and in the case of performance grants and restricted stock with vesting, based on the achievement of one or more performance goals, actual performance of the Company (both absolutely, and in some cases, as measured against the performance of peer companies), and decisions made by performance grant recipients. Since these factors are not known at this time, the future benefits or amounts paid under the Stock Incentive Plan, as amended, and the market value of such awards are not yet determinable other than the Contemplated Equity Awards described herein.

Vote Required

Provided that a quorum is present, Proposal 3 will be approved if a majority of the votes cast on the proposal vote in favor of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL 3.

PROPOSAL 4: ARTICLES AMENDMENT TO EFFECT REVERSE STOCK SPLIT IN THE BOARD’S DISCRETION

Proposal 4 contemplates an amendment to the Articles of Incorporation, to be implemented in the Board’s discretion, to effect a reverse stock split of the Company’s outstanding Common Stock and Nonvoting Common Stock (if any) at a ratio of up to 1-for-20, the exact split ratio to the determined in the sole discretion of the Board (the “Reverse Stock Split Proposal”).

On August 21, 2012, the Board approved the proposed amendment to effect the Reverse Stock Split (defined below), the form of which is set forth on Appendix I to this Proxy Statement, and directed that it be submitted to the Company’s shareholders for approval with the understanding that the amendment would only be effected in the discretion of the Board. The text of such amendment is, however, subject to revision to reflect the final terms of the Reverse Stock Split, as determined by the Board, or as may be required by the Florida Secretary of State or other changes consistent with this proposal that we may deem necessary or appropriate.

The Reverse Stock Split Proposal

Under the terms of the Reverse Stock Split Proposal, the Board will be given the authority to determine whether and when to implement the proposed amendment. If and when a reverse stock split is implemented, the Board will determine some amount, between one to 20 shares of issued and outstanding Common Stock and Nonvoting Common Stock (if any) which shall automatically be reclassified and converted into one share of Common Stock or Nonvoting Common Stock, as applicable (the “Reverse Stock Split”). If the Reverse Stock Split Proposal is approved by the Company’s shareholders, the Board will determine, prior to the filing of the amendment with the Florida Secretary of State, whether such an action is in the best interest of the Company’s shareholders, and if so, when the Reverse Stock Split shall occur and the specific ratio for such split. The Board will consider, among other things, the market price and liquidity of the Common Stock prior to implementing the Reverse Stock Split.

To avoid the existence of fractional shares of the Common Stock and Nonvoting Common Stock, the number of shares to be issued to each shareholder will be rounded up to the nearest whole number, if, as a result of the Reverse Stock Split, the number of shares owned by any shareholder would not be a whole number.

Assuming the Company has both Common Stock and Nonvoting Common Stock outstanding at the time, the Reverse Stock Split will affect the Common Stock and Nonvoting Common Stock proportionately. Assuming the Capital Amendment is approved by the Company’s shareholders and filed with the Florida Secretary of State, the Articles of Incorporation will provide that in the event of any stock split, combination or other reclassification of shares of either the Common Stock or the Nonvoting Common Stock, the outstanding shares of the other class shall be proportionately split, combined or reclassified in a similar manner; provided, however, that in any such transaction, holders of Common Stock shall receive only shares of Common Stock in respect of their shares of Common Stock and holders of Nonvoting Common Stock shall receive only shares of Nonvoting Common Stock in respect of their shares of Nonvoting Common Stock. In the event the Company’s shareholders do not approve the authorization of the new class of Nonvoting Common Stock, the amendment to the Articles of Incorporation implementing the Reverse Stock Split would be revised accordingly to remove references to the Nonvoting Common Stock.

Background and Reasons for the Proposal

The Board is submitting the Reverse Stock Split Proposal to the Company’s shareholders for approval with the primary intent of providing the Board the ability to increase the market price of the Common Stock. If approved by the shareholders and implemented by the Board, the Reverse Stock Split may also enhance liquidity. Accordingly, we believe that providing the Board with the ability to effect the Reverse Stock Split is in the Company’s and our shareholders’ best interests.

[As of the date of this Proxy Statement, the Common Stock is listed on the NASDAQ Global Market, although the Company has received approval from NASDAQ to transfer the listing of its Common Stock to the NASDAQ Capital Market effective at the opening of business on January 29, 2013.] NASDAQ imposes listing standards that a company must meet to maintain the listing of its securities on the NASDAQ Global Market. One of these standards is the minimum closing bid price requirement under NASDAQ Stock Market Rule 5450(a)(1), which requires that the bid price of the common stock of listed companies be at least $1.00 per share (the “Minimum Bid Price Rule”). On November 29, 2012, the Company received notice (the “Notice”) from the staff of NASDAQ stating that the Company no longer complied with the Minimum Bid Price Rule, as the bid price of the Common Stock closed below the minimum $1.00 per share for the 30 consecutive business days prior to the date of the Notice. In accordance with NASDAQ Stock Market Rule 5810(c)(3)(A)(i), the Company was provided an initial grace period of 180 days, or until May 28, 2013, to regain compliance with the Minimum Bid Price Rule. In order to regain compliance with the Minimum Bid Price Rule, the closing bid price of the Common Stock must remain at least $1.00 for a minimum of ten consecutive business days. On January 23, 2013, the Company received a letter from the staff of NASDAQ indicating that the Company had regained compliance with the Minimum Bid Price Rule because the closing bid price of the Common Stock had been at $1.00 per share or greater during the last ten consecutive business days. Because of the volatility in the closing bid price of the Common Stock, and considering the initial conversion price of $0.50 per share for the Series A Preferred Stock issued in the Private Placement, the Company believes that the Board should have the authority to effect the Reverse Stock Split if and when, in the Board’s discretion, it is determined to be in the best interests of the Company’s shareholders to do so. By providing the Board with the authority to effect the Reverse Stock Split in its discretion, and to determine the ultimate split ratio, the Board will be able to consider the Company’s particular circumstances, including its compliance status with the NASDAQ continued listing standards, and determine if and when to implement the Reverse Stock Split, without the necessity of seeking additional shareholder approvals.

We believe that the Reverse Stock Split, if implemented, will also make the Common Stock and Nonvoting Common Stock more attractive to a broader range of institutional and other investors, as we believe that the current market price of the Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the Common Stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. The Company believes that, if approved and implemented by the Board, a Reverse Stock Split will make the Common Stock and Nonvoting Common Stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of the Common Stock and Nonvoting Common Stock.

Reducing the number of outstanding shares of the Common Stock and Nonvoting Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of the Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of the Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if implemented, will result in the intended benefits described above, that the market price of the Common Stock will increase following the Reverse Stock Split or that the market price of the Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of the Common Stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of the Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

If the Company’s shareholders approve the Reverse Stock Split Proposal at the Special Meeting, the Board will have authority to implement the Reverse Stock Split, in its discretion.

Board Discretion to Implement the Reverse Stock Split

If the proposed amendment is approved by the Company’s shareholders, it will be implemented, if at all, only upon a determination by the Board that a reverse stock split, at a ratio determined by the Board up to 1-for-20, is in the best interests of our shareholders. The Board’s determination as to whether such a split will be implemented and, if so, the effective time and the ratio of such split, will be based upon several factors, including existing and expected marketability and liquidity of the Common Stock, prevailing market conditions and the likely effect on the market price of the Common Stock. If the Board determines to implement the Reverse Stock Split, the Board will consider various factors in selecting the specific split ratio, including the overall market conditions at the time and the recent trading history of the Common Stock.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock and Nonvoting Common Stock (if applicable)

In connection with the Reverse Stock Split, one to 20 shares of existing Common Stock or Nonvoting Common Stock will be combined into one new share of the Common Stock or Nonvoting Common Stock, as applicable. The number of shares of Common Stock and Nonvoting Common Stock issued and outstanding will therefore be reduced. The table below illustrates the effect of the Reverse Stock Split on the total number of Common Stock shares and Nonvoting Common Stock shares, in certain illustrative increments up to a ratio of 1-for-20, assuming that there are 63,530,880 shares of Common Stock and 52,360,000 shares of Nonvoting Common Stock outstanding prior to the Reverse Stock Split (which is the number of shares of Common Stock expected to be outstanding immediately after the Conversion and the completion of the Public Offering, assuming that 10 million of Common Stock are sold in the Public Offering and assuming that none of the Nonvoting Common Stock issued in the Conversion has been converted into Common Stock in a permitted transfer).

	Approximate Number of Outstanding Shares Following the Reverse Split[1]
Reverse Stock Split Ratio	Common Stock	Nonvoting Common Stock	Total Common Stock and Nonvoting Common Stock
1 for 2	31,765,440	26,180,000	57,945,440
1 for 3	21,176,960	17,453,334	38,630,294
1 for 4	15,882,720	13,090,000	28,972,720
1 for 5	12,706,176	10,472,000	23,178,176
1 for 10	6,353,088	5,236,000	11,589,088
1 for 15	4,235,392	3,490,667	7,726,059
1 for 20	3,176,544	2,618,000	5,794,544

[1] Does not account for the rounding up for fractional shares.

If implemented, the Reverse Stock Split will affect all holders of the Common Stock and Nonvoting Common Stock uniformly and will not affect any shareholder’s percentage ownership interest in the Company (other than to the extent fractional shares issued in the Reverse Stock Split are rounded up to the nearest share). Accordingly, the Reverse Stock Split will not affect any shareholder’s proportionate voting power.

The Reverse Stock Split may result in some shareholders owning “odd lots” of less than 100 shares of the Common Stock or Nonvoting Coming Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

If the Reverse Stock Split is implemented, after its effective time, the Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify the Company’s equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

After the effective time of the Reverse Stock Split, the Company will continue to be subject to the periodic reporting and other requirements of the Exchange Act. The Common Stock will continue to be listed on the NASDAQ Stock Market under the symbol “JAXB,” or such other trading symbol as may be applicable at the time, although to inform the market of the Reverse Stock Split, NASDAQ will append a suffix character “D” to the Company’s symbol for approximately 20 trading days following the Reverse Stock Split.

Beneficial Holders of Common Stock or Nonvoting Common Stock (i.e. shareholders who hold in street name)

If the Reverse Stock Split is implemented, the Company intends to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding the Common Stock and/or Nonvoting Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split. Shareholders who hold shares of the Common Stock and/or Nonvoting Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Holders of Certificated Shares of Common Stock

If the Board implements the Reverse Stock Split, shareholders who hold shares of the Common Stock and/or Nonvoting Common Stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing shares of the Common Stock or Nonvoting Common Stock, as applicable (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock or Nonvoting Common Stock (the “New Certificates”). No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Shareholders will then receive New Certificate(s) representing the number of whole shares of Common Stock or Nonvoting Common Stock, as applicable, to which they are entitled as a result of the Reverse Stock Split. Until surrendered, the Company will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock or Nonvoting Common Stock to which these shareholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate, the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we do not expect to issue certificates representing fractional shares. To avoid the existence of fractional shares of the Common Stock and Nonvoting Common Stock, the number of shares to be issued to each shareholder will be rounded up to the nearest whole number, if, as a result of the Reverse Stock Split, the number of shares owned by any shareholder would not be a whole number.

Effect of the Reverse Stock Split on Options and Restricted Stock Awards

Based upon the Reverse Stock Split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options entitling the holders to purchase shares of the Common Stock. This would result in approximately the same aggregate price being required to be paid under such options upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon vesting of restricted stock awards or restricted stock units will be similarly adjusted. The number of shares reserved for issuance under these securities will be reduced proportionately based upon the Reverse Stock Split ratio determined by the Board.

Accounting Matters

As of the effective date of the Reverse Stock Split, the stated capital attributable to Common Stock and Nonvoting Common Stock on the Company’s balance sheet will be reduced proportionately based on the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Additional adjustments will be made to the aforementioned accounts as a result of any rounding to avoid the existence of fractional shares.

After the Reverse Stock Split, earnings per share and other per share amounts will be higher due to the reduced number of shares outstanding. In future financial statements, earnings (loss) per share and other per share amounts for periods ending before the Reverse Stock Split will be retrospectively adjusted to reflect the change in capital structure.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of the Common Stock and Nonvoting Common Stock.

Unless otherwise specifically indicated herein, this summary addresses the U.S. federal income tax consequences only to a beneficial owner of the Common Stock or Nonvoting Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of the Common Stock (a “U.S. holder”).

This summary is not intended as tax advice to any person and does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors; nor does this summary address any consequences arising under the laws of any state, locality, or foreign jurisdiction. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold the Common Stock or Nonvoting Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold the Common Stock or Nonvoting Common Stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split. The Company has not sought any ruling from the Internal Revenue Service with respect to the statements made and the conclusions reached in this summary, and there can be no assurance that the Internal Revenue Service will agree with such statements and conclusions.

EACH SHAREHOLDER IS URGED TO CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of the Common Stock or Nonvoting Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

Partnerships that hold the Common Stock or Nonvoting Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

U.S. Holders

The Board believes that the Reverse Stock Split should be treated as a recapitalization pursuant to Code section 368(a)(1)(E) for U.S. federal income tax purposes. Accordingly, a U.S. Holder should recognize no gain or loss upon the Reverse Stock Split. The aggregate tax basis in the Common Stock or Nonvoting Common Stock received by a U.S. Holder under the terms of the Reverse Stock Split should equal the aggregate tax basis in the Common Stock or Nonvoting Common Stock, as applicable, surrendered by the U.S. Holder. The holding period for the Common Stock or Nonvoting Common Stock received by the U.S. Holder should include the holding period for the Common Stock or Nonvoting Common Stock, as applicable, surrendered therefor.

Vote Required

Provided that a quorum is present, Proposal 4 will be approved if shareholders holding at least a majority of the outstanding shares of the Common Stock entitled to vote on this proposal vote in favor of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL 4.

INTERESTS OF CERTAIN PERSONS

Interests of Directors and Executive Officers in Proposed Increase in Authorized Shares of Common Stock, Authorization of New Class of Nonvoting Common Stock and Proposed Conversion of Series A Preferred Shares

As discussed in this Proxy Statement, certain of the Company’s directors and executive officers and their related interests invested on an individual basis in the Private Placement. These investments aggregated approximately $1.7 million for a total of 1,665 shares of Series A Preferred Stock. Assuming Proposals 1a, 1b and 2 are approved by the Company’s shareholders, such directors and executive officers and their related interests are expected to receive an aggregate of approximately 3.3 million shares of Common Stock and Nonvoting Common Stock in the Conversion. Also, the Company has agreed to include such shares of Common Stock and Nonvoting Common Stock in the resale shelf registration statement to be filed for the benefit of the SPA Investors.

Our directors, John W. Rose and John P. Sullivan, are affiliates of CapGen and may be deemed to beneficially own the shares of Common Stock that CapGen and certain of its affiliates receive in the Conversion. CapGen and its affiliates, collectively, are expected to receive approximately 24 million shares of Common Stock and approximately 36.1 million shares of Nonvoting Common Stock in the Conversion, which will constitute an aggregate of approximately 59.31% of the Company’s total outstanding Common Stock and Nonvoting Common Stock after the Conversion and approximately 49.85% of the Company’s voting power after the Conversion.

Interests of Executive Officers in the Proposed Amendment to the Stock Incentive Plan

Employees of the Company and its subsidiaries are eligible to receive grants of incentive awards under the Stock Incentive Plan, including the Company’s executive officers and directors who are employees. The proposed amendments to the Stock Incentive Plan described in Proposal 3 will significantly increase the number of shares of Common Stock authorized for issuance under the Stock Incentive Plan and will eliminate certain minimum vesting restrictions for restricted stock and restricted stock units, giving the Committee greater discretion in awarding restricted stock and restricted stock units that vest immediately.

In addition, as described in this Proxy Statement, upon the approval of Proposal 3 relating to the amendment to the Stock Incentive Plan and upon further action required by the Committee or the Board, as applicable, two of the Company’s executive officers, Stephen C. Green and Margaret A. Incandela, under their executive employment agreements, will receive the Contemplated Equity Awards for an aggregate of up to 3.5 million shares of Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table indicates (i) the Common Stock beneficially owned as of January 8, 2013, (ii) the Series A Preferred Stock beneficially owned as of January 8, 2013, (iii) the Common Stock expected to be beneficially owned immediately following the Conversion (assuming shareholder approval of Proposals 1a, 1b and 2 (i.e., the voting power following Conversion) and (iv) the aggregate Common Stock and Nonvoting Common Stock expected to be owned immediately following Conversion (assuming shareholder approval of Proposals 1a, 1b and 2) (i.e., the economic ownership following Conversion), by each of the Company’s named executive officers and directors, by all of the Company’s executive officers and directors as a group and by each person known by us to own beneficially more than 5% of the Common Stock or that we expect will beneficially own more than 5% of the Common Stock immediately following the Conversion. Unless otherwise noted, the beneficial owner listed has the sole voting and investment power over such shares. On January 8, 2013, there were 5,890,880 shares of Common Stock outstanding and 50,000 shares of Series A Preferred Stock outstanding. Immediately following the Conversion (assuming shareholder approval of Proposals 1a, 1b and 2), we expect 53,530,880 shares of Common Stock and 52,360,000 shares of Nonvoting Common Stock to be outstanding, for a total of 105,890,880 shares outstanding.

Under the rules of the SEC, the determinations of “beneficial ownership” are based upon Rule 13d-3 under the Exchange Act. Under this rule, shares will be deemed to be “beneficially owned” where a person has, either solely or with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition of shares, or where a person has the right to acquire any such power within 60 days after the date such beneficial ownership is determined. Shares that a beneficial owner has the right to acquire within 60 days under the exercise of the options or warrants, or through the conversion of a security, are deemed to be outstanding for the purpose of computing the percentage ownership of such owner but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

	Ownership of Common Stock as of January 8, 2013			Ownership of Series A Preferred Stock as of January 8, 2013			Post- Conversion Ownership of Common Stock (voting power)			Post-Conversion Ownership of Common Stock and Nonvoting Common Stock (economic ownership)(16)
Name and Address of Beneficial Owner(1)	Common Shares Beneficially Owned(2)		Percent of Common Shares Outstanding	Shares Beneficially Owned		Percent of Series A Shares Outstanding	Shares Beneficially Owned		Percent of Shares Outstanding Post- Conversion	Shares Beneficially Owned		Percent of Aggregate Shares Outstanding Post- Conversion
Donald F. Glisson, Jr.	34,810	(3)	*	250	(12)	*	534,810		1.00%	534,810	(17)	*
Stephen C. Green	—		—	100		*	200,000		*	200,000	(17)	*
Scott M. Hall	29,050	(4)	*	5		*	39,050	(4)	*	39,050	(4),(17)	*
James M. Healey	5,520		*	—		—	5,520		*	5,520	(17)	*
Margaret A. Incandela	—		—	—		—	—		—	—		—
Valerie A. Kendall	31,000	(5)	*	10		*	51,000	(5)	*	51,000	(5),(17)	*
John W. Rose	98,550	(6)	1.67%	900	(13)	1.80%	98,550		*	1,898,550	(18)	1.79%
Price W. Schwenck	34,050		*	200		*	434,050		*	434,050	(17)	*
Charles F. Spencer	19,500		*	—		—	19,500		*	19,500	(17)	*
John P. Sullivan	—		—	200	(14)	*	—		—	400,000	(19)	*
Gary L. Winfield	29,800		*	—		—	29,800		*	29,800	(17)	*

All executive officers and directors as a group (11 persons)	282,280	(7)	4.74%	1,665		3.33%	1,412,280	(7)	2.64%	3,612,280	(7),(20)	3.41%
CapGen Capital Group IV LP	2,684,144	(8)	45.56%	30,060	(15)	60.12%	26,684,144	(8)	49.85%	62,804,144	(21)	59.31%
1185 Avenue of the Americas Suite 2000 New York, NY 10036
Mendon Capital Advisors Corp.	336,325	(9)	5.71%	750		1.50%	1,836,325		3.43%	1,836,325	(17)	1.73%
150 Allens Creek Road Rochester, NY 14618
Sandler O’Neill Asset Management, LLC	333,333	(10)	5.66%	3,000		6.00%	5,333,333		9.96%	6,333,333	(22)	5.98%
150 East 52nd Street, 30th Floor New York, NY 10022
Sutherland Asset I, LLC	—		—	3,000		6.00%	5,340,000		9.98%	6,000,000	(23)	5.67%
1140 Avenue of Americas, 7th Floor New York, NY 10036
Wellington Management Company	582,904	(11)	9.90%	7,000		14.00%	5,332,904		9.96%	14,582,904	(24)	13.77%
280 Congress Street Boston, MA 02210

*	Less than 1%
(1)	The address of each executive officer and director is c/o Jacksonville Bancorp, Inc., 100 North Laura Street, Suite 1000, Jacksonville, Florida 32202.
(2)

The shares of Common Stock issuable in the Conversion of the Series A Preferred Stock are not included in the calculation of beneficial ownership since the Conversion is conditioned upon the receipt of requisite shareholder approvals.

(3)	Includes 31,804 shares owned by Mr. Glisson’s company, Triad Financial Services, Inc., as to which Mr. Glisson has shared voting and dispositive power.
(4)	Includes options to purchase 28,750 shares exercisable within 60 days of January 8, 2013.
(5)	Includes options to purchase 30,000 shares exercisable within 60 days of January 8, 2013.
(6)

Includes 9,800 shares held in trust for Mr. Rose’s daughters, as to which Mr. Rose has no voting power and shares dispositive power with his wife. Also includes 80,700 shares as to which Mr. Rose shares voting and dispositive power with his wife. Also includes 8,050 shares as to which Cheryl Rose, Mr. Rose’s spouse, has sole voting and dispositive power; Mr. Rose disclaims beneficial ownership of such shares.

(7)	Includes options to purchase 58,750 shares for all executive officers and directors as a group exercisable within 60 days of January 8, 2013.
(8)

With respect to the shares listed, CapGen Capital Group IV LP (“CapGen LP”) is the direct owner of such shares, which shares may be deemed to be indirectly beneficially owned by CapGen Capital Group IV LLC (“CapGen LLC”), the sole general partner of CapGen LP, and Eugene A. Ludwig, the managing member of CapGen LLC . This information is based on CapGen’s most recent Schedule 13D and information reported to the Company by CapGen.

(9)

Mendon Capital Advisors Corp. has sole voting and investment power over 105,518 shares of the Common Stock and shared voting and investment power over 230,807 shares of the Common Stock. This information is based on Mendon Capital Advisors Corp.’s most recent Schedule 13G and information reported to the Company by Mendon Capital Advisors Corp.

(10)

With respect to the shares listed, (a) Sandler O’Neill Asset Management, LLC (“SOAM”) and Terry Maltese each have shared voting and shared dispositive power over 333,333 shares, (b) Malta Partners, L.P. has shared voting and shared dispositive power over 4,416 shares, (c) Malta Hedge Fund, L.P. has shared voting and shared dispositive power over 17,607 shares, (d) Malta Hedge Fund II, L.P. has shared voting and shared dispositive power over 100,325 shares, (e) Malta Offshore, Ltd. has shared voting and shared dispositive power over 44,318 shares, and (f) SOAM Capital Partners, L.P. has shared voting and shared dispositive power over 166,667 shares. Each of the foregoing disclaims beneficial ownership except to the extent of his or its pecuniary interest therein. This information is based on SOAM’s most recent Schedule 13G and information reported to the Company by SOAM.

(11)

Wellington Management Company, LLP (“Wellington”) is an investment adviser registered with the SEC and in its capacity as an investment adviser, may be deemed to have beneficial ownership of 582,904 shares of the Common Stock that are owned of record by investment advisory clients of Wellington Management. Wellington Management is not the owner of record of such shares and disclaims any pecuniary interest in such shares. One of Wellington Management’s investment advisory clients, Ithan Creek Master Investors (Cayman) L.P., is known to have beneficial ownership of 5% or more of the Common Stock. This information is based on Wellington Management’s most recent Schedule 13G and information reported to the Company by Wellington Management.

(12)

Includes 250 shares of Series A Preferred Stock (500,000 shares of Common Stock after Conversion) owned by Mr. Glisson’s company, Triad Financial Services, Inc., as to which Mr. Glisson has shared voting and dispositive power.

(13)	Includes 450 shares of Series A Preferred Stock as to which Mr. Rose shares voting and dispositive power with his wife.
(14)

Includes 200 shares Mr. Sullivan holds through a revocable trust, for which he is the settlor. Maureen C. Sullivan, Mr. Sullivan’s spouse, as trustee, has sole voting and dispositive power over such shares.

(15)

Includes 27,530 shares of Series A Preferred Stock that are directly owned by CapGen LP, which shares may be deemed to be indirectly beneficially owned by CapGen LLC, the sole general partner of CapGen LP, and Mr. Ludwig, the managing member of CapGen LLC, and which shares are expected to be converted into Common Stock and Nonvoting Common Stock in the Conversion. Also includes (i) 830 shares of Series A Preferred Stock owned directly by Mr. Ludwig and (ii) an aggregate of 1,700 shares of Series A Preferred Stock owned directly and indirectly by certain related persons of CapGen LP (including Messrs. Rose and Sullivan, as described elsewhere in this table), all of which shares are expected to be converted into Nonvoting Common Stock in the Conversion. Such related persons may be deemed to constitute a “group” with CapGen LP, CapGen LLC and Mr. Ludwig within the meaning of Section 13(d)(3) of the Act, although nothing contained herein shall be deemed to be an admission that a group among these persons exists. Each of the foregoing disclaims beneficial ownership of such securities except to the extent of his or its pecuniary interest therein. This information is based on CapGen’s most recent Schedule 13D and information reported to the Company by CapGen.

(16)

These columns reflect the economic interests, and not the voting power, of the listed persons. Shares of Nonvoting Common Stock expected to be issued in the Conversion will remain nonvoting shares so long as they are held by the listed persons, and may only be converted into voting Common Stock upon a “permitted transfer” by their respective holders to transferees, as described in this Proxy Statement (see “Material Terms of the Nonvoting Common Stock” under Proposal 1b).

(17)	All shares listed are shares of Common Stock expected to be owned immediately following the Conversion.
(18)	Includes 98,500 shares of Common Stock and 1,800,000 shares of Nonvoting Common Stock.
(19)	All shares listed are shares of Nonvoting Common Stock expected to be owned immediately following the Conversion.
(20)	Includes an aggregate of 1,353,530 shares of Common Stock and 2,200,000 shares of Nonvoting Common Stock, which are expected to be owned immediately following the Conversion.
(21)

Includes 26,684,144 shares of Common Stock and 31,060,000 shares of Nonvoting Common Stock that are expected to be directly owned by CapGen LP immediately following the Conversion, which shares may be deemed to be indirectly beneficially owned by CapGen LLC, the sole general partner of CapGen LP, and Mr. Ludwig, the managing member of CapGen LLC. Also includes (i) 1,660,000 shares of Nonvoting Common Stock that are expected to be directly owned by Mr. Ludwig after the Conversion and (ii) an aggregate of 3,400,000 shares of Nonvoting Common Stock that are expected to be owned directly and indirectly by certain related persons of CapGen LP (including Messrs. Rose and Sullivan, as described elsewhere in this table) after the Conversion. Such related persons may be deemed to constitute a “group” with CapGen LP, CapGen LLC and Mr. Ludwig within the meaning of Section 13(d)(3) of the Act, although nothing contained herein shall be deemed to be an admission that a group among these persons exists. Each of the foregoing disclaims beneficial ownership of such securities except to the extent of his or its pecuniary interest therein. This information is based on CapGen’s most recent Schedule 13D and information reported to the Company by CapGen.

(22)	Includes 5,333,333 shares of Common Stock and 1,000,000 shares of Nonvoting Common Stock, which are expected to be owned immediately following the Conversion.
(23)	Includes 5,340,000 shares of Common Stock and 660,000 shares of Nonvoting Common Stock, which are expected to be owned immediately following the Conversion.
(24)	Includes 5,332,904 shares of Common Stock and 9,250,000 shares of Nonvoting Common Stock, which are expected to be owned immediately following the Conversion.

The Company does not know of any arrangements which may result in a change in control of the Company, other than the transactions described in this Proxy Statement.

FINANCIAL INFORMATION

Pro Forma Financial Information

To assist in your understanding of the impact of the Private Placement and the Conversion of the Series A Preferred Stock relating to Proposals 1a, 1b and 2, we are providing pro forma financial information. The following pro forma table contains certain financial information as of and for the nine months ended September 30, 2012, and as of and for the year ended December 31, 2011.

This pro forma table should be read together with our consolidated historical financial statements as of and for the year ended December 31, 2011, and as of and for the nine months ended September 30, 2012, and the related Management’s Discussion and Analysis of Financial Condition and Result of Operations, which were filed in the Company’s Form 10-K and Form 10-Q for the respective periods and are also attached as appendices to this Proxy Statement.

	September 30, 2012			December 31, 2011
	Actual	As Adjusted Assuming Proposals 1a, 1b and 2 are Not Approved(1)	As Adjusted Assuming Proposals 1a, 1b and 2 are Approved(2)	Actual	As Adjusted Assuming Proposals 1a, 1b and 2 are Not Approved(1)	As Adjusted Assuming Proposals 1a, 1b and 2 are Approved(2)
		(Amounts in thousands)
Assets:
Cash and cash equivalents	13,661	55,561	55,561	9,955	56,855	56,855
Securities available-for-sale	88,838	88,838	88,838	63,140	63,140	63,140
Net loans	418,654	418,654	418,654	449,583	449,583	449,583
Other assets	30,398	30,398	30,398	38,747	38,747	38,747

Total assets	551,551	593,451	593,451	561,425	608,325	608,325

Liabilities and Shareholders’ Equity Liabilities:
Deposits	493,205	493,205	493,205	473,907	473,907	473,907
Borrowings	40,283	40,283	40,283	55,837	55,837	55,837
Other liabilities	4,484	4,484	4,484	2,337	2,337	2,337

Total liabilities	537,972	537,972	537,972	532,081	532,081	532,081
Shareholders’ Equity:
Series A preferred stock	—	1	—	—	1	—
Series B preferred stock	0	—	—	—	—	—
Voting common stock	59	59	535	59	59	535
Non-voting common stock	—	—	524	—	—	524
Additional paid-in capital	60,374	102,274	131,275	55,383	102,283	131,284
Retained earnings (deficit)(3)	(48,435)	(48,435)	(78,435)	(27,216)	(27,216)	(57,216)
Accumulated other comprehensive income	1,581	1,581	1,581	1,118	1,118	1,118

Total equity	13,579	55,480	55,480	29,344	76,245	76,245
Total liabilities and shareholders’ equity	551,551	593,451	593,451	561,425	608,325	608,325

Tangible book value per common share	1.22	1.22	0.51	4.15	4.15	0.67
Book value per common share	1.46	1.46	0.52	4.98	4.98	0.72
Capital Ratios: Consolidated
Total capital to risk-weighted assets	6.28%	16.90%	16.90%	9.63%	19.60%	19.60%
Tier 1 (Core) capital to risk-weighted assets	3.33%	12.87%	12.87%	6.73%	16.70%	16.70%
Tier 1 (Core) capital to average assets	2.60%	10.04%	10.04%	5.38%	13.35%	13.35%

(1)

Reflects the net proceeds of the Private Placement of approximately $46.9 million after deducting financial advisory fees and our estimated expenses of approximately $3.1 million. Assumes that Proposals 1a, 1b and 2 are not approved and, therefore, the 50,000 shares of Series A Preferred Stock remain outstanding. If the Conversion of the Series A Preferred Stock is not approved, then the Series A Preferred Stock will remain outstanding and the Company will be required to pay dividends in the amount of 5% per annum on the liquidation amount, payable semi-annually on June 15th and December 15th.

(2)

Reflects the net proceeds of the Private Placement of approximately $46.9 million after deducting financial advisory fees and our estimated expenses of approximately $3.1 million. Assumes the Conversion of 50,000 shares of Series A Preferred Stock into 47,640,000 shares of Voting Common Stock and 52,360,000 shares of Nonvoting Common Stock based on the initial conversion price of $0.50 per share.

(3)

On December 31, 2012, the price of the Common Stock at the close of the market was $0.80 per share compared to the $0.50 per share initial conversion price. The $0.30 per share difference between the market value of the Common Stock and the initial conversion price represented a beneficial conversion feature of $30.0 million. The initial recognition of the beneficial conversion feature is accomplished through the establishment of a discount on Series A Preferred Stock and a corresponding increase in additional paid-in capital. These adjustments also reflect the recognition of the accretion of this discount through retained earnings.

Financial Statements

Our audited consolidated financial statements (including notes thereto) as of and for the years ended December 31, 2011 and 2010, as included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, are attached to this Proxy Statement as Appendix J and are hereby incorporated by reference. Our unaudited consolidated financial statements (including notes thereto) as of and for the periods ended September 30, 2012, as included in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012, are attached to this Proxy Statement as Appendix M and are hereby incorporated by reference.

The firm of Crowe Horwath LLP served as the Company’s independent accountants for the fiscal year ended December 31, 2011. Representatives of Crowe Horwath LLP will be present at the Special Meeting, will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of the Company’s financial condition and results of operations, as included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, is attached to this Proxy Statement as Appendix K and is hereby incorporated by reference. Management’s discussion and analysis of financial condition and results of operations, as included in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012, is attached to this Proxy Statement as Appendix N and is hereby incorporated by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no changes in or disagreements with our accountants required to be disclosed pursuant to Item 304 of Regulation S-K.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Information regarding our quantitative and qualitative disclosures about market risk for the year ended December 31, 2011, as included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, is attached to this Proxy Statement as Appendix L and is hereby incorporated by reference. Information regarding our quantitative and qualitative disclosures about market risk for the nine months ended September 30, 2012, as included in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012, is attached to this Proxy Statement as Appendix O and is hereby incorporated by reference.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth for the fiscal years ended December 31, 2012 and December 31, 2011, the cash compensation paid or accrued for services in all capacities, to persons who have served as the Company’s Chief Executive Officer in 2011, in addition to the two other most highly compensated officers in 2011 (the “named executive officers”).

Name and Principal Position	Year	Salary (1)	Bonus	Option Awards (2)	All Other Compensation		Total Compensation
Stephen C. Green (3)	2012	$162,500	$0	—	$4,905	(4)	$167,405
President and Chief Executive Officer	2011	—	—	—	—		—

Scott M. Hall	2012	$208,333	$0	$6,717	$20,455	(5)	$235,505
Executive Vice President and Bank President	2011	$184,833	—	$39,400	$19,401	(6)	$243,634

Valerie A. Kendall	2012	$193,333	$25,000	$6,717	$15,222	(7)	$240,272
Executive Vice President and Chief Financial Officer	2011	$168,750	—	—	$14,210	(8)	$182,960

Price W. Schwenck (11)	2012	$135,000	$30,000	$4,478	$59,866	(9)	$229,344
	2011	$270,000	—	—	$9,256	(10)	$279,256

(1)	Mr. Schwenck’s annual salary remained unchanged in 2012 at $270,000 through his retirement in June 2012.

Mr. Hall’s annual salary increased from $200,000 to $210,000 effective March 1, 2012 based on 2011 performance.

Ms. Kendall’s annual salary increased from $175,000 to $185,000 effective March 1, 2012 based on 2011 performance. Effective May 1, 2012, Ms. Kendall’s annual salary increased from $185,000 to $200,000.

(2)	For further information, refer to “Note 14—Share-Based Compensation” in the notes to the audited financial statements included in the Company’s Annual Report on Form 10-K.
(3)	Mr. Green joined the Company in June 2012.
(4)	Represents $4,905 in temporary housing in 2012.
(5)	Represents Company matches for 401(k) deferrals of $5,125, $10,250 for use of Company owned automobile and $5,080 in club dues in 2012.
(6)	Represents Company matches for 401(k) deferrals of $4,083, $10,250 for use of Company owned automobile and $5,068 in club dues in 2011.
(7)	Represents Company matches for 401(k) deferrals of $4,760, $9,250 for use of Company owned automobile and $1,212 in club dues in 2012.
(8)	Represents Company matches for 401(k) deferrals of $3,687, $9,250 for use of Company owned automobile and $1,273 in club dues in 2011.
(9)	Represents $50,000 for severance payments, $2,400 for car allowance and $5,809 in club dues in 2012.
(10)	Represents $2,400 for car allowance and $6,856 in club dues in 2011.
(11)

Mr. Schwenck retired as the Company’s President and Chief Executive Officer and as Chief Executive Officer of the Bank in June 2012. Mr. Schwenck continues to serve on the board of directors of both the Company and the Bank.

Bonuses were awarded in 2012 totaling $55,000. No bonuses were awarded in 2011. In 2012, each of Mr. Hall and Ms. Kendall were granted options to purchase 15,000 shares of Common stock and in 2011, Mr. Hall was granted stock options to purchase 20,000 shares of Common Stock. The options granted in 2012 and 2011 vest in equal annual increments of 25% over a four-year period, and the exercise price is $7.00 per share for the options granted in 2012 and $10.00 per share for the options granted in 2011. All unvested options held by Mr. Schwenck on June 15, 2012 were cancelled in connection with his retirement as an executive officer of the Company and the Bank.

Although not yet granted, in 2012, the Company agreed to grant the Contemplated Equity Awards to two of its executive officers, Stephen C. Green and Margaret A. Incandela, subject to the satisfaction of certain conditions. Please see “Proposal 3: Amendment to Stock Incentive Plan” in this Proxy Statement for more information about the Contemplated Equity Awards.

Outstanding Equity Awards at Year End

The following table details all outstanding equity grants for the named executive officers as of December 31, 2012:

	Option Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Scott M. Hall	03/05/2003	(2)	5,000	—	12.55	03/04/2013
	04/07/2004	(2)	7,500	—	23.25	04/06/2014
	12/21/2009	(1)	11,250	3,750	10.00	12/21/2014
	08/30/2011	(1)	5,000	15,000	10.00	08/30/2016
	01/09/2012	(1)	3,750	11,250	7.00	01/09/2017

Valerie A. Kendall	04/07/2004	(2)	15,000	—	23.25	04/06/2014
	12/21/2009	(1)	11,250	3,750	10.00	12/21/2014
	01/09/2012	(1)	3,750	11,250	7.00	01/09/2017

(1)	Options become exercisable in equal annual increments of 25% over a four-year period.
(2)	Options become exercisable in equal annual increments of 20% over a five-year period.

Equity Compensation Plans Information

The following table sets forth the securities authorized for issuance under the equity incentive plans as of December 31, 2012:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders:			73,699	(1)
Options	168,500	$12.75
Restricted Stock Units	4,418	N/A
Equity compensation plans not approved by security holders	—	—	—

Total	172,918	$12.75	73,699

(1)	Represents shares available for issuance pursuant to grants of awards under the 2008 Amendment and Restatement of the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan, as amended.

Option Exercises and Stock Vesting

There were no option exercises by executive officers in the last fiscal year, and no executive officers have been granted or hold restricted stock.

Retirement and Pension Benefits

The Company does not offer a retirement plan for executive officers or other employees, but does offer participation in the Jacksonville Bancorp, Inc. 401(k) Plan (the “Plan”) to all employees, including executive officers. The Plan is a qualified retirement plan that was adopted to provide employees with the opportunity to save for retirement on a tax-advantaged basis. Employees may elect to contribute a portion of their compensation to the Plan after three months of full-time employment, and the Company may make a discretionary matching contribution to the Plan on their behalf equal to a uniform percentage of their salary deferrals. The Company will determine the amount of the discretionary percentage each year. The participants under the Plan may elect to reduce their compensation by a specific percentage or dollar amount and have that amount contributed to the Plan as either a Pre-Tax 401(k) deferral or a Roth 401(k) deferral. The vesting schedule for profit sharing contributions covers a five-year period as follows:

1 Year of Service	0%
2 Years of Service	25%
3 Years of Service	50%
4 Years of Service	75%
5 Years of Service	100%

Employment Agreements and Arrangements

The following information relates to employment agreements and arrangements between the Company and/or Bank and each named executive officers and the other current executive officers of the Company. Other than as described below, there are no potential payments to a named executive officer upon termination or a change in control.

Stephen C. Green. Stephen C. Green entered into an executive employment agreement with the Company and the Bank on July 30, 2012, which was amended effective December 31, 2012 (the “Green Agreement”). Under the Green Agreement, Mr. Green earns a base salary of $300,000, which may be increased from time to time at the sole discretion of the Board, and he may earn an annual cash bonus of up to $100,000, which actual amount will be determined at the sole discretion of the Board. No bonus was awarded in 2012. Pursuant to the Green Agreement and as a result of the closing of the Private Placement, Mr. Green also will be awarded, under the Stock Incentive Plan if Proposal 3 is approved by the Company’s shareholders, options to purchase 2 million shares of the Company’s Common Stock. Such option award will vest 40% upon issuance of the award, 20% upon the first anniversary of the issuance and 40% upon the second anniversary of the issuance. Mr. Green is also entitled to participate in all medical and health care benefit plans provided by the Bank for its employees, and any current or future employee benefit plans and arrangements in which executive officers of the Company or the Bank are permitted to participate.

The term of the Green Agreement is three years, subject to automatic extension for additional one-year periods thereafter. During the term of the Green Agreement and for a period of one year thereafter, Mr. Green has agreed not to compete with the Bank or the Company within the Jacksonville statistical metropolitan area, or solicit employees from the Bank or the Company.

If Mr. Green’s employment is terminated (other than as a result of non-renewal), Mr. Green will be entitled to receive his base salary for a period of 18 months following his termination date. Upon such early termination of employment, any unvested equity awards he held will be forfeited, except in the event that he terminates his employment because of an uncured breach of the Green Agreement by the Company or the Bank or as a result of a change in his position or duties (including following a “change-in-control”), in which case any unvested equity awards he held as of the termination date will be automatically vested in full.

Scott M. Hall. Under the Bank’s employment agreement with Scott M. Hall, as amended to date (the “Hall Agreement”), Mr. Hall currently earns a base salary of $210,000. Under the Hall Agreement, Mr. Hall is also entitled to receive incentive compensation and bonuses as may be determined from time to time by the Bank’s board of directors, and to participate in and receive the benefits of any stock option plans, stock ownership plans, profit sharing plans, 401(k) plans, or other plans, benefits and privileges given to the Bank’s employees and executives. The Committee will consider executive bonuses at the beginning of each calendar year based on the Company’s performance in the previous year. No bonus was awarded in 2012 or 2011; however, in 2012, Mr. Hall was awarded options to purchase 15,000 shares of Common Stock and in 2011, Mr. Hall was awarded stock options to purchase 20,000 shares of the Common Stock.

The Hall Agreement has a rolling one-year term. The Hall Agreement contains a 12-month noncompetition provision against employment in the financial services industry with any business enterprise or business entity, or person whose intent is to organize a financial institution in Duval County or Clay County; however, such provision is limited to a three-month period if Mr. Hall is terminated due to a “change in control” (as defined in the Hall Agreement).

If the Bank terminates Mr. Hall’s employment for a reason other than for “just cause” (as defined in the Hall Agreement) or Mr. Hall terminates his employment for “good reason” (as defined in the Hall Agreement), then the Bank must pay an amount equal to his annual base salary and any incentive compensation or bonus to which he would have been entitled under the Hall Agreement. These payments will be made in substantially equal semi-monthly installments until paid in full. If Mr. Hall’s employment is terminated as a result of a change in control or a change in control occurs within 12 months of his involuntary termination or termination for good reason, then Mr. Hall is entitled to a severance payment equal to 2.99 times the highest annual salary and bonus Mr. Hall was paid or entitled to in the two years preceding termination, which amount shall be paid within 10 days following the separation of service. Furthermore, unless Mr. Hall is terminated for just cause, or Mr. Hall terminates his employment for other than good reason, the Bank is also required to maintain in full force and effect all employee benefit plans and programs in which Mr. Hall was participating before termination for the remainder of the Hall Agreement, or 12 months, whichever is longer.

Margaret A. Incandela. Margaret A. Incandela entered into an executive employment agreement with the Company on September 5, 2012 (the “Incandela Agreement”). Under the Incandela Agreement, Ms. Incandela earns a base salary of $200,000, which may be increased from time to time at the sole discretion of the Board, and she may earn an annual cash bonus of up to 33 1/3% of her base salary, which actual amount will be determined at the sole discretion of the Board. No bonus was awarded in 2012. Pursuant to the Incandela Agreement and as a result of the closing of the Private Placement, Ms. Incandela will be awarded, under the Stock Incentive Plan if Proposal 3 is approved by the Company’s shareholders, restricted shares of Common Stock and/or options to purchase shares of Common Stock in an amount equivalent to up to 1.5 million shares of Common Stock. Such award will vest 20% upon issuance of the award, and 40% upon each of the first and second anniversaries of the closing of the Private Placement. Ms. Incandela is also entitled to participate in all medical and health care benefit plans provided by the Bank for its employees, and any current or future employee benefit plans and arrangements in which executive officers of the Company or the Bank are permitted to participate.

The term of the Incandela Agreement is three years, subject to automatic extension for additional one-year periods thereafter. During the term of the Incandela Agreement and for a period of one year thereafter, Ms. Incandela has agreed not to compete with the Bank or the Company within the Jacksonville statistical metropolitan area, or solicit employees from the Bank or the Company.

If Ms. Incandela’s employment is terminated for “cause” (as defined in the Incandela Agreement), upon a determination that her performance is not satisfactory or as a result of non-renewal of the Incandela Agreement, Ms. Incandela will be entitled to receive her base salary through her termination date only. If Ms. Incandela’s employment is terminated for any other reason, other than as a result of an uncured breach of the Incandela Agreement by the Company and/or the Bank following a change in control (as defined in the Incandela Agreement), or a change in her position or duties following a change in control, Ms. Incandela will be entitled to receive her base salary for a period of one year following her termination date. If Ms. Incandela’s employment is terminated following a change in control as a result of (i) an uncured breach of the Incandela Agreement by the Company and/or the Bank, or (ii) a change in her position or duties, Ms. Incandela will be entitled to receive her base salary for a period of two years following her termination date. Upon an early termination of Ms. Incandela’s employment, any unvested awards she held will be forfeited, except in the event that she terminates her employment because of an uncured breach of the Incandela Agreement by the Company and/or the Bank, or a change in her position or duties, in which case any unvested awards she held as of the termination date will be automatically vested in full.

Valerie A. Kendall. Under the Bank’s employment agreement with Valerie A. Kendall, as amended to date (the “Kendall Agreement”), Ms. Kendall currently earns a base salary of $200,000. Under the Kendall Agreement, Ms. Kendall is also entitled to receive incentive compensation and bonuses as may be determined from time to time by the Bank’s board of directors, and to participate in and receive the benefits of any stock option plans, stock ownership plans, profit sharing plans, 401(k) plans, or other plans, benefits and privileges given to the Bank’s employees and executives. The Compensation Committee will consider executive bonuses at the beginning of each calendar year based on the Company’s performance in the previous year. Ms. Kendall was awarded a $25,000 bonus in 2012. Also, in 2012, Ms. Kendall was awarded stock options to purchase 15,000 shares of the Common Stock. No bonus was awarded in 2011.

The Kendall Agreement has a rolling one-year term. The Kendall Agreement contains a 12-month noncompetition provision against employment in the financial services industry with any business enterprise or business entity, or person whose intent is to organize a financial institution in Duval County or Clay County; however, such provision is limited to a three-month period if Ms. Kendall is terminated due to a “change in control” (as defined in the Kendall Agreement).

If the Bank terminates Ms. Kendall’s employment for a reason other than for “just cause” (as defined in the Kendall Agreement), or if Ms. Kendall terminates her employment for “good reason” (as defined in the Kendall Agreement), then the Bank must pay an amount equal to her annual base salary, plus any incentive compensation or bonus to which she would have been entitled to under the Kendall Agreement. These payments will be made in substantially equal semi-monthly installments until paid in full. If Ms. Kendall’s employment is terminated as a result of a change in control or a change in control occurs within 12 months of her involuntary termination or termination for good reason, then Ms. Kendall is entitled to a severance payment equal to 2.99 times the highest annual salary and bonus she was paid or entitled to in the two years preceding termination, which amount shall be paid within 10 days following the separation of service. Furthermore, unless Ms. Kendall is terminated for just cause, or Ms. Kendall terminates her employment for other than good reason, the Bank is also required to maintain in full force and effect all employee benefit plans and programs in which Ms. Kendall was participating before termination for the remainder of the Kendall Agreement, or 12 months, whichever is longer.

Price W. Schwenck. On July 30, 2012, the Company entered into an Agreement and General Release (the “Schwenck Agreement”) with Price W. Schwenck, which became binding on August 6, 2012, pursuant to which the Company agreed to provide Mr. Schwenck with severance payments consisting of 12 monthly payments of $10,000 followed by 12 monthly payments of $5,000 in recognition of Mr. Schwenck’s service to the Bank and for his continuing service in preserving the Bank’s reputation and customer relationships. Under the Schwenck Agreement, Mr. Schwenck unconditionally released the Bank and the Company from all liabilities and obligations of any kind. Mr. Schwenck also agreed not to compete with the Bank or the Company within the Jacksonville metropolitan statistical area, or solicit employees from the Bank or the Company, for a period of two years.

Director Compensation

Non-employee directors have agreed to a cash-only compensation plan for payment of director fees, payable quarterly at various rates for the preceding quarter, based on attendance at Board and committee meetings either in person or by telephone. In the aggregate, the non-employee directors of the Company received a total of $150,335 in 2012 for their services to the Company.

The following table summarizes director compensation in 2012:

Director	Fees Earned or Paid in Cash ($)
Donald F. Glisson¸Jr.	$26,175
James M. Healey	25,450
John C. Kowkabany (1)	4,700
R. C. Mills (2)	14,275
Donald E. Roller (3)	18,075
John W. Rose (4)	25,150
Price W. Schwenck (5)	6,800
Charles F. Spencer	22,125
John P. Sullivan (4)	26,050
Gary L. Winfield	21,950

(1)	Mr. Kowkabany was on medical leave through March 2012 and received no director compensation during that time. He retired from the Board effective July 2012.
(2)	Mr. Mills retired as a director of the Company and the Board in June 2012.
(3)	Mr. Roller retired as a director of the Company and the Board in June 2012.
(4)	The Company pays directly to CapGen Capital Advisers, LLC 80% of the director fees earned by Messrs. Rose and Sullivan.
(5)

Mr. Schwenck retired as President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank effective June 2012 and became eligible to receive director compensation thereafter.

SHAREHOLDER PROPOSALS

Under the SEC’s rules, shareholders who wished to include a proposal in the Company’s Proxy Statement and form of proxy relating to the 2013 Annual Meeting of Shareholders should have delivered a written copy of their proposal to the Company’s principal executive offices no later than December 4, 2012. Proposals must comply with the SEC proxy rules relating to shareholder proposals in order to be included in the Company’s proxy materials. Shareholders should refer to Rule 14a-8 of the Exchange Act, which sets standards for eligibility and specifies the types of proposals that are not appropriate for inclusion in the Proxy Statement. Proposals should be directed to Stephen C. Green, President and Chief Executive Officer, Jacksonville Bancorp, Inc., 100 North Laura Street, Jacksonville, Florida 32202. To nominate a director at the 2013 Annual Meeting or if you wish to bring any other matter before our 2013 Annual Meeting, you must be a shareholder and deliver written notice to our President and Chief Executive Officer no earlier than January 31, 2013 and no later than March 2, 2013. The specific requirements as to the written notice to be provided in connection with a director nominee or other shareholder proposal are described in our Articles of Incorporation. Also, the written notice requirements regarding shareholder recommendations for director nominees are summarized in the section captioned “Board of Directors, Governance and Committees—Director Nominations” of the Proxy Statement we filed with the SEC for our 2012 Annual Meeting. The Company may solicit proxies in connection with its next Annual Meeting of Shareholders that confer discretionary authority to vote on any shareholder proposals of which the Company does not receive notice by February 18, 2013. A copy of our Articles of Incorporation has been filed with the SEC and will be furnished to shareholders without charge upon written request to the Corporate Secretary.

DELIVERY TO SHAREHOLDERS SHARING ADDRESS

We are delivering only one Proxy Statement to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will promptly deliver upon written or oral request a separate copy of this Proxy Statement to a shareholder at a shared address to which a single copy was sent. If you are a shareholder residing at a shared address and would like to request an additional copy of the Proxy Statement now or with respect to future mailings, or to request to receive only one copy of the Proxy Statement if you are currently receiving multiple copies, please send your request to the Corporate Secretary at the address noted above or call us at 904-421-3040.

NO OTHER BUSINESS

Under the Florida Business Corporation Act, business transacted at a special meeting is limited to matters specifically designated in the notice of the special meeting, which is provided at the beginning of this Proxy Statement. Accordingly, no business other than the matters discussed in this Proxy Statement will be conducted at the Special Meeting.

The grant of a proxy will confer discretionary authority on the persons named as proxies on the proxy card to vote in accordance with their best judgment on procedural matters incident to the conduct of the Special Meeting. Any adjournment or postponement may be made without notice by an announcement made at the Special Meeting. If the persons named as proxies on the proxy card are asked to vote for one or more adjournments or postponements of the meeting for matters incidental to the conduct of the meeting, these persons will have the authority to vote in their discretion on such matters. However, if the persons named as proxies on the proxy card are asked to vote for one or more adjournments or postponements of the meeting to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the proposals described in this Proxy Statement, they will only have the authority to vote on such matter as instructed by you or your proxy or, if no instructions are provided, in favor of that adjournment or postponement. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow the Company’s shareholders who have already granted their proxies to revoke them at any time before their use.

COST OF SOLICITATION

We will bear the cost of solicitation of proxies, including expenses in connection with the preparation and mailing of this Proxy Statement. The Company will solicit primarily through the mail, and its officers, directors and employees may solicit by personal interview, telephone, facsimile or e-mail proxies. These people will not receive additional compensation for such solicitations, but the Company may reimburse them for their reasonable out-of-pocket expenses.

Holders of Common Stock are requested to vote immediately by telephone, by Internet or by completing, signing and dating the accompanying proxy card and promptly returning it in the enclosed addressed, postage-paid envelope.

Stephen C. Green

President and Chief Executive Officer

APPENDIX A

FORM OF CAPITAL AMENDMENT

ARTICLES OF AMENDMENT TO

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF JACKSONVILLE BANCORP, INC.

Pursuant to Section 607.1006 of the Florida Business Corporation Act, the undersigned Corporation adopts these Articles of Amendment.

FIRST: The name of the Corporation is JACKSONVILLE BANCORP, INC.

SECOND: The Amended and Restated Articles of Incorporation of this Corporation are amended as follows:

1. By replacing paragraph 4.01 of Article IV so that, as amended, said paragraph shall read as follows:

“4.01 General. The total number of shares of all classes of capital stock of the Corporation (“Shares”) that the Corporation shall have the authority to issue is 510 million, consisting of the following classes:

(1) 400 million Shares of common stock, $0.01 par value per share (“Common Stock”);

(2) 100 million Shares of nonvoting common stock, $0.01 par value per share (“Nonvoting Common Stock”); and

(3) 10 million Shares of preferred stock, $0.01 par value per share (“Preferred Stock”).”

2. By inserting new paragraph 4.02 of Article IV as follows, and renumbering the remaining paragraphs of Article IV accordingly:

“4.02 Common Stock and Nonvoting Common Stock. Except as set forth in this paragraph 4.02, the Common Stock and the Nonvoting Common Stock shall have the same rights and privileges, share ratably in all assets of the Corporation upon its liquidation, dissolution or winding-up, shall be entitled to receive dividends in the same amount per share and at the same time when, as and if declared by the Corporation’s board of directors, and be identical in all other respects as to all other matters, except voting.

(1) Except as may be otherwise required by law or these Amended and Restated Articles of Incorporation, as amended, each holder of Common Stock shall have one vote in respect of each share of Common Stock held of record on all matters voted upon by the shareholders. The holders of Nonvoting Common Stock shall have no voting rights except as required by the Florida Business Corporation Act. Where shares of Nonvoting Common Stock are entitled to vote, each holder of Nonvoting Common Stock shall have one vote in respect of each share of Nonvoting Common Stock held of record solely on the matters as to which such shares are entitled to vote and subject to the rights and limitations specified by the Florida Business Corporation Act.

(2) In the event of any stock split, combination or other reclassification of shares of either the Common Stock or the Nonvoting Common Stock, the outstanding shares of the other class shall be proportionately split, combined or reclassified in a similar manner; provided, however, that in any such transaction, holders of Common Stock shall receive only shares of Common Stock in respect of their shares of Common Stock and holders of Nonvoting Common Stock shall receive only shares of Nonvoting Common Stock in respect of their shares of Nonvoting Common Stock.

(3) Each share of Nonvoting Common Stock shall be converted automatically into one share of Common Stock incident to a transfer of such share of Nonvoting Common Stock to a transferee in a Permitted Transfer. A “Permitted Transfer” means a transfer by a holder of Nonvoting Common Stock (i) in a widespread public distribution; (ii) in which no transferee (or group of associated transferees) would receive two percent (2%) or more of any class of voting securities of the Corporation; or (iii) to a transferee that would control more than fifty percent (50%) of the voting securities of the Corporation without any transfer from such holder of Nonvoting Common Stock. The issuance of certificates, if any, for shares of Common Stock upon conversion of Nonvoting Common Stock shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance. The Corporation shall cooperate with the timely conversion of Nonvoting Common Stock subject to compliance with applicable law and regulations.

(4) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Nonvoting Common Stock and Series A Preferred Stock. The Corporation shall take all action necessary so that all shares of Common Stock issuable upon conversion of Nonvoting Common Stock and Series A Preferred Stock will, upon issue, be duly and validly issued, fully paid and non-assessable.

(5) In the event of any merger, consolidation, reclassification or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, each share of Nonvoting Common Stock will at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that each share of Common Stock would be entitled to receive as a result of such transaction, provided that at the election of the holder of shares of Nonvoting Common Stock, any securities issued with respect to the Nonvoting Common Stock shall be nonvoting under the resulting institution’s organizational documents to the same extent as the Nonvoting Common Stock is nonvoting and the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Nonvoting Common Stock then outstanding) and take such other actions necessary to ensure that the holders of the Nonvoting Common Stock shall retain securities with substantially the same rights and benefits, including the right to convert nonvoting common stock into common stock, as the Nonvoting Common Stock. Subject to the immediately preceding sentence, in the event the holders of Common Stock are provided the right to convert or exchange Common Stock for stock or securities, cash and/or any other property, then the holders of the Nonvoting Common Stock shall be provided the same right based upon the number of shares of Common Stock such holders would be entitled to receive if such shares of Nonvoting Common Stock were converted into shares of Common Stock immediately prior to such offering. In the event that the Corporation offers to repurchase shares of Common Stock from its stockholders generally, the Corporation shall offer to repurchase Nonvoting Common Stock pro rata based upon the number of shares of Common Stock such holders would be entitled to receive if such shares were converted into shares of Common Stock immediately prior to such repurchase. In the event of any pro rata subscription offer, rights offer or similar offer to holders of Common Stock, the Corporation shall provide the holders of the Nonvoting Common Stock the right to participate based upon the number of shares of Common Stock such holders would be entitled to receive if such shares were converted into shares of Common Stock immediately prior to such offering; provided that at the election of such holder, any shares issued with respect to the Nonvoting Common Stock shall be issued in the form of Nonvoting Common Stock rather than Common Stock.”

THIRD: The amendment to the Amended and Restated Articles of Incorporation of the Corporation set forth above was adopted on                     .

FOURTH: The amendment was approved by the Corporation’s shareholders. The number of votes cast for the amendment by the shareholders was sufficient for approval.

Signed on                     .

JACKSONVILLE BANCORP, INC.

By:
Stephen C. Green, President & CEO

APPENDIX B

JACKSONVILLE BANCORP, INC.

ARTICLES OF AMENDMENT

to the

AMENDED AND RESTATED ARTICLES OF INCORPORATION

DESIGNATING

MANDATORILY CONVERTIBLE, NONCUMULATIVE, NONVOTING,

PERPETUAL PREFERRED STOCK,

SERIES A

JACKSONVILLE BANCORP, INC., a corporation organized and existing under the laws of the State of Florida (the “Corporation”), in accordance with the provisions of Section 607.0602 of the Florida Business Corporation Act (the “FBCA”), hereby certifies:

I.

The name of the Corporation is “Jacksonville Bancorp, Inc.”

II.

The Corporation’s Board of Directors, in accordance with the Corporation’s Amended and Restated Articles of Incorporation, as amended (the “Articles”) and bylaws, as amended (the “Bylaws”) and applicable law, including Sections 607.0602 and 607.0621 of the FBCA, has adopted the following resolution on December 19, 2012 for the purpose of designating and establishing a series of shares of $0.01 par value preferred stock of the Corporation designated as “Mandatorily Convertible, Noncumulative, Nonvoting, Perpetual Preferred Stock, Series A”:

RESOLVED, that pursuant to the Corporation’s Articles and Bylaws and applicable law, a series of preferred stock, par value $0.01 per share, from the Corporation’s authorized shares hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1. Designation. There is created hereby from the Corporation’s authorized, undesignated and unissued shares of Preferred Stock, a series of Preferred Stock designated as the “Mandatorily Convertible, Noncumulative, Nonvoting, Perpetual Preferred Stock, Series A”, $0.01 par value per share (the “Series A Preferred Stock”).

Section 2. Number of Shares. The total number of authorized shares of Series A Preferred Stock shall be 50,000 shares, which may from time to time be increased or decreased (but not below the number then outstanding) by the Corporation’s Board of Directors.

Section 3. Definitions. As used herein, the following terms shall have the meanings specified below:

“Affiliate” of any Person means any other Person controlling, controlled by or under common control with such particular person or entity. The term “control” (including the terms “controlling”, “controlled” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Amendment Conversion” has the meaning set forth in Section 5(a)(iv).

“Amendment Conversion Date” has the meaning set forth in Section 5(a)(iv).

“Applicable Conversion Limits” has the meaning set forth in Section 5(a)(i)(C).

“Articles” has the meaning set forth in the recitals.

“Average VWAP” means the average of the VWAP for each Trading Day in the relevant period.

“BHC Act” means the federal Bank Holding Company Act of 1956, as amended, and the Federal Reserve regulations thereunder.

“BHC Affiliates” means, with respect to an Person, its Affiliates and all of its “affiliates” as defined in the BHC Act or Regulation Y of the Federal Reserve.

“BHC Conversion Limit” has the meaning set forth in Section 5(a)(i)(A).

“BHC Holder” means any Holder that is a company (as defined in the BHC Act) that controls the Corporation.

“Board” or “Board of Directors” means the Corporation’s board of directors or, with respect to any action to be taken by such board of directors, any committee of the board of directors duly authorized to take such action.

“Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York or Jacksonville, Florida are authorized or required by law, regulation or executive order to close.

“CIBC Act” means the federal Change in Bank Control Act, as amended, and the Federal Reserve regulations thereunder.

“Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

“Conversion” means, as applicable, the Mandatory Conversion and any other conversion of Series A Preferred Stock, including the Amendment Conversion or a Transfer Conversion.

“Conversion Date” means, as applicable, the Mandatory Conversion Date, a Transfer Conversion Date, or the Amendment Conversion Date.

“Conversion Price” means the Liquidation Amount per share of Series A Preferred Stock divided by the Conversion Rate then in effect. The initial Conversion Price is $0.50.

“Conversion Rate” means, initially, 2,000 shares of Common Stock per share of Series A Preferred Stock issuable upon a Conversion, based on an initial Conversion Price of $0.50 per share of Common Stock, and is subject to adjustment as provided herein. To the extent any Holder of Series A Preferred Stock receives any shares of Nonvoting Common Stock upon a Conversion, such Holder shall receive, initially 2,000 shares of Nonvoting Common Stock per share of Series A Preferred Stock, based on an initial Conversion Price of $0.50 per share of Nonvoting Common Stock, and is subject to adjustment as provided herein.

“Corporation” has the meaning set forth in the preamble.

“Current Market Price” of the Common Stock on any day, means the Average VWAP of the Common Stock for the 10 consecutive Trading Days ending on the earlier of the day in question and the day before the ex-date or other specified date with respect to the issuance or distribution requiring such computation, appropriately adjusted to take into account the occurrence during such period of any event described in clauses (i) through (vi) of Section 6(e). For purposes of this definition, “ex-date” means the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive an issuance or distribution.

“Depositary” means DTC or its nominee, Cede & Co., or any successor appointed by the Corporation.

“Dividend Payment Date” means June 15 and December 15 of each year, commencing June 15, 2013.

“Dividend Payment Commencement Date” means February 15, 2013.

“Dividend Period” means the period commencing on and including a Dividend Payment Date (or, with respect to the first Dividend Period, commencing on and including the Issue Date) and ending on and including the day immediately preceding the next succeeding Dividend Payment Date.

“Dividend Threshold Amount” has the meaning set forth in Section 6(g)(D).

“DTC” means The Depository Trust Company.

“Electing Share” has the meaning set forth in Section 7.

“Exchange Property” has the meaning set forth in Section 7.

“Expiration Date” has the meaning set forth in Section 6(d)(vi).

“FBCA” has the meaning set forth in the preamble.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“Holder” means the Person in whose name the shares of the Series A Preferred Stock are registered, which may be treated by the Corporation and the Transfer Agent as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

“Issue Date” means the first date of issuance of shares of Series A Preferred Stock.

“Junior Stock” means the Common Stock and any other class or series of Corporation capital stock (including Preferred Stock of any other series) issued in the future, unless the terms of which expressly provide that it ranks senior to, or on a parity with, Series A Preferred Stock as to rights dividend rights and/or as to on liquidation, dissolution or winding up of the Corporation.

“Liens” has the meaning set forth in Section 8(b).

“Liquidation Amount” means, initially, $1,000 per share of Series A Preferred Stock (as subsequently adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series A Preferred Stock).

“Liquidation Preference” has the meaning set forth in Section 10(a).

“Mandatory Conversion” has the meaning set forth in Section 5(a)(i).

“Mandatory Conversion Date” has the meaning set forth in Section 5(a)(i).

“Market Disruption Event” means any of the following events has occurred: (i) any suspension of, or limitation imposed on, trading by the SEC or the relevant exchange or quotation system during any period or periods aggregating one half-hour or longer and whether by reason of movements in price exceeding limits permitted by the SEC or relevant exchange or quotation system or otherwise relating to the Common Stock or in futures or option contracts relating to the Common Stock on the relevant exchange or quotation system, (ii) any event (other than a failure to open or a closure as described below) that disrupts or impairs the ability of market participants during any period or periods aggregating one half-hour or longer in general to effect transactions in, or obtain market values for, the Common Stock on the relevant exchange or quotation system or futures or options contracts relating to the Common Stock on any relevant exchange or quotation system, or (iii) the failure to open of the exchange or quotation system on which the Common Stock or futures or options contracts relating to the Common Stock are traded or the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours), unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.

“Nasdaq” means the Nasdaq Global Market or other Nasdaq market in which the Corporation’s Common Stock is then traded.

“Nonvoting Common Stock” means, as and when authorized by the Corporation, the nonvoting common stock, par value $0.01 per share, of the Corporation, which security is identical to the Common Stock in all respects, except that it has no voting rights other than as may be required by the FBCA.

“Notice of Conversion” has the meaning set forth in Section 5(b).

“Parity Stock” means any class or series of Corporation capital stock (other than the Series A Preferred Stock) authorized in the future, the terms of which expressly provide that such class or series will rank on a parity with Series A Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or noncumulatively).

“Permitted Transfer” means a transfer of Series A Preferred Stock by any Holder: (i) in a widespread public distribution; (ii) in which no transferee (or group of associated transferees) would receive two percent (2%) or more of any class of Voting Securities of the Corporation; or (iii) to a transferee that would control more than fifty percent (50%) of the Voting Securities of the Corporation without any transfer from the Holder.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“Preferred Stock” means any and all series of the Corporation’s preferred stock, including the Series A Preferred Stock.

“Purchased Shares” has the meaning set forth in Section 6(d)(vi).

“Record Date” means, (i) with respect to payment of dividends on outstanding shares of Series A Preferred Stock pursuant to the first sentence of Section 4(a), the 1st calendar day immediately preceding the relevant Dividend Payment Date or such other record date fixed by the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date, (ii) for purpose of an adjustment to the Conversion Rate pursuant to Section 6, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise), and (iii) any other record date established by the Board of Directors for dividends on Common Stock.

“Record Holder” means, as to any day, the Holder of record of outstanding shares of Series A Preferred Stock as they appear on the stock register of the Corporation or its Transfer Agent at the close of business on such day.

“Reorganization Effective Time” has the meaning set forth in Section 7.

“Reorganization Event” has the meaning set forth in Section 7.

“Scheduled Holder” means TFO Financial Institutions Restructuring Fund LLC.

“Scheduled Holder Conversion Limit” has the meaning set forth in Section 5(a)(i)(C).

“SEC” means the United States Securities and Exchange Commission.

“Series A Preferred Stock” has the meaning set forth in Section 1.

“Series A Preferred Stock Certificate” has the meaning set forth in Section 20.

“Shareholder Approvals” means all approvals by the Corporation’s shareholders necessary to (i) approve the issuance of Common Stock and Nonvoting Common Stock upon conversion of the Series A Preferred Stock for purposes of Rule 5635 of the Nasdaq Listing Rules, and (ii) amend the Articles to (A) increase the number of authorized shares of Common Stock to permit the Mandatory Conversion in full and the conversion of all issued Nonvoting Common Stock into Common Stock in one or more transactions from time to time, and to provide additional authorized shares of Common Stock for general corporate purposes, and (B) authorize the Nonvoting Common Stock.

“Spin-Off” has the meaning set forth in Section 6(d)(iv)(B).

“Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the Nasdaq is open for trading, or, if the Common Stock (or any other securities, cash or other property into which shares of the Series A Preferred Stock becomes convertible in connection with any Reorganization Event) is not listed on the Nasdaq, any day on which the principal national securities exchange or trading system on which the Common Stock (or such other property) is listed or traded is open for trading, or, if the Common Stock (or such other property) is not listed on a national securities exchange or traded on a trading system, any Business Day. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 P.M. Eastern Time or the then standard closing time for regular trading on the relevant exchange or trading system.

“Transfer Agent” means, initially, Registrar and Transfer Company, and any successor transfer agent as provided in Section 19. The Transfer Agent shall also be the registrar for the Series A Preferred Stock.

“Transfer Conversion” has the meaning set forth in Section 5(a)(iv).

“Transfer Conversion Date” has the meaning set forth in Section 5(a)(iv).

“U.S. Alien Holder” means a Holder that is not treated as a United States person for U.S. federal income tax purposes as defined under Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended from time to time.

“Voting Ownership Interest” means, with respect to any particular date and with respect to any Holder, the percentage of any class of Voting Securities of the Corporation deemed to be owned or controlled by the Holder (when aggregated with its BHC Affiliates) for purposes of, and in accordance with, the BHC Act and its implementing regulations and guidance.

“Voting Securities” has the meaning set forth in the BHC Act and any rules and regulations promulgated thereunder.

“VWAP” means, on any Trading Day the volume weighted average price per share of Common Stock as displayed on Bloomberg (or any successor service) in respect of the period from 9:30 A.M. to 4:00 P.M., Eastern Time, on such Trading Day; or, if such price is not available, the volume weighted average price means the market value per share of our Common Stock on such trading day as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

Section 4. Dividends.

(a) Holders of outstanding shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of Corporation funds legally available therefor, noncumulative dividends in arrears at the rate per annum of 5.00% per share on the Liquidation Amount (equivalent to $50.00 per annum per share), payable semi-annually on each Dividend Payment Date beginning on the Dividend Payment Commencement Date until the Mandatory Conversion Date. Following the Mandatory Conversion Date, no dividends shall be payable or shall accrue on outstanding shares of Series A Preferred Stock, provided, however, in the event that cash dividends are declared and paid by the Board of Directors on outstanding shares of Common Stock, each outstanding share of Series A Preferred Stock shall be entitled to the same aggregate cash dividends which equals the cash dividend per share of Common Stock times the number of whole shares of Common Stock into which a share of Series A Preferred Stock is convertible as of the record date for the cash dividend on the shares of Common Stock. Holders of record of Series A Preferred Stock on the record date set for the cash dividend on shares of Common Stock shall be entitled to such cash dividends payable to holders of the Series A Preferred Stock. Dividends will be payable on a Dividend Payment Date to Holders that are Record Holders as of the applicable Record Date with respect to such Dividend Payment Date, but only to the extent a dividend has been declared to be payable on such Dividend Payment Date. If any Dividend Payment Date is not a Business Day, the dividend payable on such date shall be paid on the next succeeding Business Day without adjustment and without interest. Accumulations of dividends on shares of Series A Preferred Stock shall not bear interest. Dividends payable for any period other than a full Dividend Period (based on the number of actual days elapsed during the period) shall be computed on the basis of days elapsed over a 360-day year consisting of twelve 30-day months.

(b) Dividends on the Series A Preferred Stock are not cumulative. To the extent that the Corporation’s Board of Directors does not declare and pay dividends on the Series A Preferred Stock for a Dividend Period prior to the related Dividend Payment Date, in full or otherwise, such unpaid dividend shall not accrue and shall not be payable. The Corporation shall have no obligation to pay dividends for such Dividend Period after the Dividend Payment Date for such Dividend Period or to pay interest (or any other sum of money in lieu of interest) with respect to such scheduled, but missed dividends, whether or not the Corporation declares dividends on the Series A Preferred Stock for any subsequent Dividend Period.

(c) So long as any share of Series A Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid upon, or any sum set apart for the payment of dividends upon, the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to this Section 4(c) in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all dividends on all outstanding shares of the Series A Preferred Stock for any Dividend Period have been declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the Holders of shares of Series A Preferred Stock on the applicable Record Date). The foregoing limitation shall not apply to (i) any dividends or distributions of rights or Junior Stock in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan; (ii) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of its subsidiaries), including as trustees or custodians; and (iii) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Issue Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock.

(d) When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the Holders thereof on the applicable Record Date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon shares of Series A Preferred Stock and any shares of Parity Stock, all dividends declared on shares of Series A Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as full dividends payable on the Series A Preferred Stock for such Dividend Period and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to the dividends being declared by the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the Holders of shares of Series A Preferred Stock prior to such Dividend Payment Date.

(e) If the Mandatory Conversion Date is on or prior to the Dividend Payment Commencement Date, no Holder of shares of Series A Preferred Stock will have any right to receive any dividends on the Series A Preferred Stock with respect to such Dividend Period, whether upon the Mandatory Conversion or otherwise.

(f) All dividends on shares of Series A Preferred Stock shall be paid solely in cash.

(g) Prior to a Conversion Date, shares of Common Stock and, as applicable, shares of Nonvoting Common Stock, issuable upon such Conversion shall not be deemed outstanding for any purpose, and Holders of shares of Series A Preferred Stock shall have no rights as holders or otherwise with respect to the Common Stock or, if applicable, Nonvoting Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock or Nonvoting Common Stock other than as expressly set forth in Section 4(a)) by virtue of holding shares of Series A Preferred Stock.

Section 5. Mandatory Conversion; Conversion Procedures; Permitted Transfers.

(a) Mandatory Conversion; Limitations on Beneficial Ownership.

(i)

Effective as of the close of business on the Business Day on which the Shareholder Approvals are received, whether or not these include the approval of the authorization of the Nonvoting Common Stock (the “Mandatory Conversion Date”), all shares of Series A Preferred Stock shall, without any action by the Holders, automatically convert into the number of shares of Common Stock and, as applicable, and if the Shareholders Approvals include the authorization of the Nonvoting Common

Stock, shares of Nonvoting Common Stock, as set forth below (the “Mandatory Conversion”). The number of shares of Common Stock into which a share of Series A Preferred Stock shall be convertible shall be determined by dividing the Liquidation Amount by the Conversion Price (subject to the conversion procedures of Section 6 hereof) plus cash in lieu of fractional shares in accordance with Section 9 hereof; provided, however, that if such conversion would result in:

(A)	a BHC Holder, together with all BHC Affiliates of such Holder, owning or controlling in the aggregate a Voting Ownership Interest of 50.0% or more, excluding for the purpose of this calculation any reduction in ownership resulting from transfers by such Holder and its BHC Affiliates of Voting Securities of the Corporation (the “BHC Conversion Limit”);

(B)	except as provided by Section 5(a)(iii), a Holder, together with all BHC Affiliates of the Holder, owning or controlling in the aggregate a Voting Ownership Interest of 10.0% or more, excluding for the purpose of this calculation any reduction in ownership resulting from transfers by such Holder and its BHC Affiliates of Voting Securities of the Corporation (the “Conversion Limit”); or

(C)	the Scheduled Holder, together with all BHC Affiliates of the Scheduled Holder, owning or controlling in the aggregate a Voting Ownership Interest of 5.0% or more, excluding for the purpose of this calculation any reduction in ownership resulting from transfers by the Scheduled Holder and its BHC Affiliates of Voting Securities of the Corporation (the “Scheduled Holder Conversion Limit” and, with the BHC Conversion Limit and the Conversion Limit, the “Applicable Conversion Limits”),

then such Holder shall receive the minimum number of shares of Nonvoting Common Stock, in lieu of an equal number of shares of Common Stock, such that the Holder will not exceed any Applicable Conversion Limits.

(ii)	Upon the Mandatory Conversion Date, each Series A Preferred Stock Certificate shall represent solely the right to receive (X) a certificate representing the number of shares of Common Stock issuable upon the Mandatory Conversion Date for the shares of Series A Preferred Stock formerly represented by each such Series A Preferred Stock Certificate, and (Y) if applicable, a certificate representing the number of shares of Nonvoting Common Stock issuable upon the Mandatory Conversion Date for the shares of Series A Preferred Stock formerly represented by each such Series A Preferred Stock Certificate, in each case upon proper surrender of such Series A Preferred Stock Certificate to the Corporation or cancellation of such book entries on the Corporation’s or its Transfer Agent’s records, as applicable.

(iii)	The Conversion Limit shall not apply to (i) any Holder that “controls” the Corporation under the BHC Act at the date hereof or (ii) any Holder of more than the Conversion Limit who elects, by written notice to the Corporation, to accept the shares of Common Stock issuable upon the Mandatory Conversion.

(iv)	If, on the Mandatory Conversion Date, the Nonvoting Common Stock has not been authorized by the Corporation, then all shares of Series A Preferred Stock that would otherwise be converted into shares of Nonvoting Common Stock shall not be converted until the earlier of (A) transfer by the Holder of such shares of Series A Preferred Stock to a transferee pursuant to a Permitted Transfer (upon which, such shares shall be automatically converted (a “Transfer Conversion”) into shares of Common Stock at the then-applicable Conversion Rate on the date of such transfer (such date, a “Transfer Conversion Date”)), or (B) due authorization of the Nonvoting Common Stock (upon which such shares shall be automatically converted (the “Amendment Conversion”) into shares of Nonvoting Common Stock at the then-applicable Conversion Rate on the effective date of the amendment to the Corporation’s Articles of Incorporation establishing such shares of Nonvoting Common Stock (such date, the “Amendment Conversion Date”)).

(b) Upon the Mandatory Conversion or Amendment Conversion, the Corporation shall provide promptly, but in any event within five (5) Business Days thereafter, notice to each Holder (such notice a “Notice of Conversion”). In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion with respect to such Holder shall state, as appropriate:

(i)	the Conversion Date;

(ii)	a form of letter of transmittal to be completed and returned to the Transfer Agent;

(iii)	the number of shares of Common Stock and, as applicable, Nonvoting Common Stock (plus cash in lieu of fractional shares, if any pursuant to Section 9) receivable upon such Conversion for each share of Series A Preferred Stock held of record by such Holder upon such Conversion; and

(iv)	the place or places where Series A Preferred Stock Certificates (if held in certificated form) held of record by such Holder are to be surrendered for issuance of certificates representing shares of Common Stock and, if applicable, Nonvoting Common Stock.

(c) Upon receipt by the Transfer Agent of a completed and duly executed letter of transmittal as contemplated by Section 5(b), and proper surrender of the Series A Preferred Stock Certificate (if held in certificated form), the Corporation shall, within two (2) Business Days following notification from the Transfer Agent of the proper surrender of such Series A Preferred Stock Certificate, instruct the Transfer Agent to (i) issue a certificate for that number of shares of Common Stock issuable upon Conversion of the shares of Series A Preferred Stock represented by such certificate, and (ii) if applicable, a certificate representing the number of shares of Nonvoting Common Stock issuable upon Conversion.

(d) No transfer of shares of Series A Preferred Stock by a Holder to a transferee shall be permitted, except (i) in a Permitted Transfer, or (ii) to a BHC Affiliate of such Holder.

Section 6. Certain Conversion Procedures and Adjustments.

(a) On any Conversion Date, the Series A Preferred Stock converted shall no longer be outstanding, and dividends shall no longer accrue, be declared or paid on any shares of Series A Preferred Stock converted for the current Dividend Period and any prior Dividend Periods and, in each case, subject to the right of Holders of such shares to receive solely (i) the number of shares of Common Stock and, if applicable, Nonvoting Common Stock into which such shares of Series A Preferred Stock are convertible, and (ii) payments, if any, to which such Holders are entitled pursuant to Sections 5 and 9, as applicable.

(b) Shares of Series A Preferred Stock duly converted in accordance herewith, or otherwise reacquired by the Corporation, shall resume the status of authorized and unissued Preferred Stock, undesignated as to series and available for future issuance, provided that any such cancelled shares of Series A Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Series A Preferred Stock.

(c) The Record Holder of the Series A Preferred Stock converted shall be solely entitled to receive the Common Stock and, if applicable, Nonvoting Common Stock, and/or cash, securities or other property, if any, issuable upon the Conversion, and, prior to the Conversion, shall not be treated for any purpose as the Record Holder(s) of such shares of Common Stock, Nonvoting Common Stock, and/or other securities. No shares of Common Stock or, if applicable, Nonvoting Common Stock, issuable upon the Conversion shall be issued to a Person other than the respective Record Holders of shares of Series A Preferred Stock.

(d) The Conversion Rate shall be adjusted from time to time as follows, and, if required hereby, any references to Common Stock shall also apply to shares of Nonvoting Common Stock in the same manner, and all references to Common Stock in this Section 6 shall mean and include shares of Nonvoting Common Stock issuable upon Conversion of Series A Preferred Stock at the respective times set forth below.

(i)

If the Shareholder Approvals are not received within 50 calendar days following the Issue Date, the Conversion Price will be decreased (in addition to any other adjustments pursuant to this Section 6) by 10% effective as of 51st day following the Issue Date and the Conversion Rate shall concurrently be adjusted to give effect to such change.

(ii)	If the Corporation issues Common Stock as a dividend or distribution on the Common Stock to all holders of the Common Stock (other than in connection with a Reorganization Event), or if the Corporation effects a share split or share combination of the Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 × [OS1 /OS0]

where

CR0	=	the Conversion Rate in effect at the close of business on the Record Date

CR1	=	the new Conversion Rate in effect immediately after the Record Date

OS0	=	the number of shares of Common Stock outstanding at the close of business on the Record Date prior to giving effect to such event

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such event.

Any adjustment made pursuant to this clause (ii) shall become effective on the date that is immediately after (x) the Record Date or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this clause (ii) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(iii)	If the Corporation issues to all holders of Common Stock any rights, warrants, options or other securities (other than rights issued pursuant to a shareholder rights plan or rights or warrants issued in connection with a Reorganization Event) entitling them for a period of not more than 60 days after the date of issuance thereof to subscribe for or purchase shares of Common Stock, or if the Corporation issues to all holders of Common Stock securities convertible into Common Stock for a period of not more than 60 days after the date of issuance thereof, in either case at an exercise price per share of Common Stock or a conversion price per share of Common Stock less than the Current Market Price of the Common Stock on the Record Date, the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 × [(OS0 + X) / (OS0 + Y)]

where
CR0	=	the Conversion Rate in effect at the close of business on the Record Date

CR1	=	the new Conversion Rate in effect immediately after the Record Date

OS0	=	the number of shares of Common Stock outstanding at the close of business on the Record Date

X	=	the total number of shares of Common Stock issuable pursuant to such rights, warrants, options, other securities or convertible securities (or upon conversion of such securities)

Y	=	the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities (or the conversion price for such securities paid upon conversion) and (B) the Current Market Price per share of Common Stock immediately preceding the date of announcement for the issuance of such rights, warrants, options, other securities or convertible securities.

For purposes of this clause (iii), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holders to subscribe for or purchase, or exercise a conversion right for, Common Stock at less than the applicable Current

Market Price per share of Common Stock on the applicable date, and in determining the aggregate exercise or conversion price payable for such Common Stock, there shall be taken into account any consideration the Corporation receives for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors. If any right, warrant, option, other security or convertible security described in this clause (iii) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such right, warrant, option, other security or convertible security had not been so issued.

Any adjustment made pursuant to this clause (iii) shall become effective on the date that is immediately after the Record Date.

(iv)	(A) If the Corporation distributes capital stock (other than Common Stock), evidences of indebtedness or other assets or property of the Corporation to all holders of the Common Stock, excluding:

(x)	dividends, distributions, rights, warrants, options, other securities or convertible securities referred to in clause (ii) or (iii) above,

(y)	dividends or distributions paid exclusively in cash, and

(z)	Spin-Offs (as described below),

then the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 × [SP0 /(SP0 - FMV)]

where

CR0	=	the Conversion Rate in effect at the close of business on the Record Date

CR1	=	the new Conversion Rate in effect immediately after the Record Date

SP0	=	the Current Market Price of the Common Stock on the Record Date

FMV	=	the fair market value (as determined in good faith by the Board of Directors) of the capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Record Date.

Notwithstanding the immediately preceding sentence, if “FMV” with respect to any distribution of shares of capital stock, evidences of indebtedness or other assets or property of the Corporation is equal to or greater than “SP0” with respect to such distribution, then in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series A Preferred Stock shall have the right to receive on the date such shares of capital stock, evidences of indebtedness or other assets or property of the Corporation are distributed to holders of Common Stock, for each share of Series A Preferred Stock, the amount of shares of capital stock, evidences of indebtedness or other assets or property of the Corporation such holder of Series A Preferred Stock would have received had such holder of Series A Preferred Stock owned a number of shares of Common Stock into which such Series A Preferred Stock is then convertible at the conversion rate in effect on the Record Date for such distribution.

An adjustment to the Conversion Rate made pursuant to this clause (iv)(A) shall be made successively whenever any such distribution is made and shall become effective on the Record Date.

(B) If the Corporation distributes to all holders of the Common Stock, capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of the Corporation (a “Spin-Off”), the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 × [(FMV0 + MP0) /MP0]

where:

CR0	=	the Conversion Rate in effect at the close of business on the Record Date

CR1	=	the new Conversion Rate in effect immediately after the Record Date

FMV0	=	the average volume weighted average price of the capital stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock for the 10 consecutive Trading Days commencing on, and including, the third Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution with respect to the Common Stock on the Nasdaq or such other national or regional exchange or association or over-the-counter market or if not so traded or quoted, the fair market value (as determined in good faith by the Board of Directors) of the capital stock or similar equity interests distributed to holders of the Common Stock applicable to one share of the Common Stock

MP0	=	the Average VWAP of the Common Stock for the 10 consecutive Trading Days commencing on, and including, the third Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution with respect to the Common Stock on the Nasdaq or such other U.S. national or regional exchange or market that is at that time the principal exchange or market for the Common Stock.

An adjustment to the Conversion Rate made pursuant to this clause (iv)(B) will occur on the 10th Trading Day from and including the effective date of the Spin-Off; provided that if a Conversion occurs within the 10 Trading Days immediately following and including the date of the Spin-Off, references with respect to the Spin-Off to “the 10 consecutive Trading Days” shall be deemed replaced with a period of consecutive Trading Days containing such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date and the adjustment in respect of such conversion shall occur immediately prior to the conversion.

If any such dividend or distribution described in this clause (iv) is declared but not paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(v)	If the Corporation pays or makes any dividend or distribution consisting exclusively of cash to all holders of Common Stock in excess of regular quarterly dividends equal to the Dividend Threshold Amount, the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 × [SP0 /(SP0 - C)]

where:

CR0	=	the Conversion Rate in effect at the close of business on the Record Date

CR1	=	the new Conversion Rate in effect immediately after the Record Date

SP0	=	the Current Market Price of the Common Stock as of the Record Date

C	=	the excess of the amount in cash per share that the Corporation distributes to holders of the Common Stock over the Dividend Threshold Amount.

An adjustment to the Conversion Rate made pursuant to this clause (v) shall become effective on the date fixed for determination of the holders of Common Stock entitled to receive such dividend or distribution. If any dividend or distribution described in this clause (v) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(vi)	If the Corporation or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Current Market Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 × [(FMV + (SP1 × OS1)) / (SP1 × OS0)]

where:

CR0	=	the Conversion Rate in effect at the close of business on the Expiration Date

CR1	=	the new Conversion Rate in effect immediately after the Expiration Date

FMV	=	The fair market value (as determined in good faith by the Board of Directors) on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for the Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Date (the “Purchased Shares”)

OS0	=	the number of shares of Common Stock outstanding on the Expiration Date, including any Purchased Shares

OS1	=	the number of shares of Common Stock outstanding on the Expiration Date, excluding any Purchased Shares

SP1	=	the Average VWAP of the Common Stock for the 10 consecutive Trading-Day period commencing on the Trading Day next succeeding the Expiration Date.

If the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to such Conversion Rate will be made. Any adjustment to a Conversion Rate made pursuant to this clause (vi) shall become effective on the date immediately following the last Trading Day included in the determination of the Average VWAP of the Common Stock for purposes of SP1 above; provided that if the Conversion occurs within the 10 Trading Days commencing on the Trading Day next succeeding the Expiration Date, references to the “10 consecutive Trading Days” with respect to this clause (vi) shall be deemed replaced with a period of consecutive Trading Days containing such lesser number of Trading Days as have elapsed between the Expiration Date and the Conversion Date, and the adjustment in respect of such conversion shall occur immediately prior to the conversion. If the Corporation or one of its subsidiaries is obligated to purchase Common Stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Conversion Rate shall be readjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

(vii)

If the Corporation has in effect a shareholder rights plan while any shares of Series A Preferred Stock remain outstanding, Holders of Series A Preferred Stock will receive, upon any Conversion of Series A Preferred Stock, in addition to Common Stock and, if applicable, Nonvoting Common Stock, rights under the Corporation’s shareholder rights agreement unless, prior to such conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock. If the rights provided for in the shareholder rights plan have separated from the Common Stock in accordance with the provisions of the applicable shareholder rights agreement so that Holders of Series A Preferred Stock would not be entitled to receive any rights in respect of the Common Stock, if any, that the Corporation is required to deliver upon conversion of Series A Preferred Stock, the Conversion Rate will be adjusted at the time of separation as if the Corporation had distributed to all holders of the Common Stock, capital stock, evidences of indebtedness or other assets or property pursuant to clause (iv) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights. A distribution of rights pursuant to a shareholder rights plan will not trigger an adjustment to the Conversion Rates pursuant to clauses (iii) or (iv) above.

(e) With the approval of the Holders of at least 66 2/3% of the shares of Series A Preferred Stock at the time outstanding, the Corporation may make such increases in the Conversion Rate, in addition to any other increases required by this Section 6, if the Board of Directors deems it advisable in order to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of the Corporation’s shares (or issuance of rights or warrants to acquire shares) or from any event treated as such for income tax purposes or for any other reasons. If any adjustment to the Conversion Rate is treated as a distribution to any U.S. Alien Holder which is subject to withholding tax, the Corporation (or the Transfer Agent or any paying agent on behalf of the Corporation) may set off any withholding tax that is required to be collected with respect to such deemed distribution against cash payments and other distributions otherwise deliverable to such Holder.

(f) No adjustment in any Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. If the adjustment is not made because the adjustment does not change the Conversion Rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account and included in any future adjustment. All required calculations will be made to the nearest cent or 1/10,000th of a share. Notwithstanding the foregoing, all adjustments not previously made shall have effect with respect to any Conversion. No adjustment to the Conversion Rates need be made if Holders may participate in the transaction that would otherwise give rise to such adjustment, so long as the distributed assets or securities the Holders would receive upon conversion of shares of Series A Preferred Stock—if such assets or securities are convertible, exchangeable or exercisable—are convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 45 days following conversion of shares of Series A Preferred Stock.

(g) The applicable Conversion Rate shall not be adjusted:

(A)	upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in the Common Stock under any plan;

(B)	upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of the Corporation;

(C)	upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the Issue Date;

(D)	as a result of payment of regular quarterly dividends on the Common Stock not in excess of $0.01 per share (the “Dividend Threshold Amount”);

(E)	for a change in the par value of the Common Stock; or

(F)	as a result of a tender offer made solely to holders of fewer than 100 shares of the Common Stock.

(h) The Corporation shall have the power to resolve any ambiguity and its action in so doing, as evidenced by a resolution of the Board, shall be final and conclusive unless clearly inconsistent with the intent hereof.

(i) Whenever the Conversion Rate is to be adjusted, the Corporation shall: (i) compute such adjusted Conversion Rate and prepare and transmit to the Transfer Agent an Officers’ Certificate setting forth such adjusted Conversion Rate, the method of calculating the adjusted Conversion Rate in reasonable detail and the facts requiring such adjustment; (ii) as soon as practicable following the determination of a revised Conversion Rate, provide, or cause to be provided, a written notice to the Holders of shares of Series A Preferred Stock of the occurrence of such event, a statement setting forth such revised Conversion Rate, the method of calculating the adjusted Conversion Rate in reasonable detail and the facts requiring such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

Section 7. Reorganization Events.

(a) In the event that any of the following events occurs prior to any Conversion Date:

(i)	any consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation in which the Corporation is the continuing corporation and in which the shares of Common Stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Corporation or another Person),

(ii)	any sale, transfer, lease or conveyance to another Person of all or substantially all of the Corporation’s property and assets, or

(iii)	any reclassification of the Common Stock into securities including securities other than the Common Stock (any such event specified in paragraphs (a) through (c) of this Section 7, a “Reorganization Event”), then each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders thereof, remain outstanding but shall at each Holder’s option, subject to the applicable rules of Nasdaq Global Market or any other national securities exchange or automated quotation system where the Common Stock is listed and other applicable laws and regulations, upon the effective date and time (“Reorganization Effective Time”) of such Reorganization Event, be convertible into the kind of securities, cash and other property receivable in such Reorganization Event (without any interest thereon and without any right to dividends or distributions thereon which have a record date that is prior to the Reorganization Event) per share of Common Stock (the “Exchange Property”) as if the Holder of such share of Series A Preferred Stock had converted such share into common equity (voting and nonvoting) immediately prior to such Reorganization Event and exercised his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event and in respect of which such rights of election shall have been exercised (“Electing Share”), then, for the purpose of this Section 7 the kind and amount of securities, cash and other property receivable upon such Reorganization Event by the holder of each Electing Share shall be deemed to be the weighted average of the kinds and amounts so receivable per share by the holders of the Electing Shares; provided further that at the election of the Holder, any securities issued with respect to the underlying Nonvoting Common Stock shall be nonvoting under the resulting institution’s organizational documents to the same extent as the Nonvoting Common Stock is nonvoting and the Corporation shall make appropriate provisions and take such other actions necessary to ensure that such nonvoting securities will have substantially the same rights and benefits as the Nonvoting Common Stock, including the right to convert nonvoting common stock into common stock). The amount of Exchange Property receivable upon any Reorganization Event shall be determined based upon the Conversion Rate in effect on such Reorganization Effective Time.

The above provisions of this Section 7 shall similarly apply to successive Reorganization Events and the provisions of Section 8 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of Common Stock in any such Reorganization Event.

The Corporation (or any successor) shall, within 20 days of the Reorganization Effective Time of any Reorganization Event, provide written notice to the Holders of the occurrence of such event and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation or effect of this Section 7.

The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series A Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 7.

Section 8. Reservation of Common Stock.

(a) Following the receipt of the Shareholder Approvals, the Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock and Nonvoting Common Stock or shares of either held in the treasury of the Corporation, solely for issuance upon the conversion of shares of Series A Preferred Stock as herein provided, free from any preemptive or other similar rights, such number of shares of Common Stock and Nonvoting Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding. For purposes of this Section 8(a), the number of shares of Common Stock and Nonvoting Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Notwithstanding the foregoing Section 8(a), the Corporation shall be entitled to deliver upon conversion of shares of Series A Preferred Stock, as herein provided, shares of Common Stock and/or Nonvoting Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock or Nonvoting Common Stock), so long as any such treasury shares are free and clear of all liens, claims, charges, security interests or encumbrances (other than liens, claims, charges, security interests and other encumbrances, if any, created by the Holders) (“Liens”).

(c) All shares of Common Stock and Nonvoting Common Stock delivered upon conversion of the Series A Preferred Stock shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, free and clear of all Liens.

(d) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental or regulatory authority.

(e) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the Nasdaq Global Market or any other national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Series A Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the Conversion of shares of Series A Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of shares of Series A Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

Section 9. Fractional Shares.

(a) No fractional shares of Common Stock or Nonvoting Common Stock shall be issued as a result of the Conversion of shares of Series A Preferred Stock.

(b) In lieu of any fractional share of Common Stock or Nonvoting Common Stock otherwise issuable in respect of any Conversion, the Corporation shall at its option either (i) issue to such Holder an amount of shares rounded up to the next whole share of Common Stock or Nonvoting Common Stock or (ii) pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Current Market Price of the Common Stock as of the end of the Trading Day preceding the Conversion Date.

(c) If more than one share of the Series A Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock or Nonvoting Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series A Preferred Stock so surrendered.

Section 10. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, prior to the Mandatory Conversion Date, each Holder of shares of Series A Preferred Stock shall be entitled to receive for each share of Series A Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital, surplus or other) available for distribution to shareholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other Junior Stock of the Corporation, payment in full in an amount equal to the sum of (i) Liquidation Amount per share of Series A Preferred Stock and (ii) any declared and unpaid dividends on such share to the extent provided in Section 4 (all such amounts collectively, the “Liquidation Preference”).

(b) Partial Payment. If any distribution described in Section 10(a) of the Corporation’s assets or the proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series A Preferred Stock and the corresponding amounts payable with respect of any other Corporation capital stock ranking equally with Series A Preferred Stock as to such distribution, Holders of Series A Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions (including, if applicable, dividends on such amount) to which they are entitled.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all Holders of Series A Preferred Stock and the corresponding amounts payable with respect of any other Corporation capital stock ranking equally with Series A Preferred Stock as to such distribution has been paid in full, the Holders of the Series A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation (or the proceeds thereof).

(d) Merger, Consolidation and Sale of Assets Not a Liquidation. For purposes of this Section 10, a Reorganization Event, including, without limitation, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the Holders of shares of Series A Preferred Stock receive cash, securities or other property for their shares, or the sale, lease, or exchange (for cash, securities or other property) or pledge of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

(e) Upon and following the Mandatory Conversion Date, the outstanding shares of Series A Preferred Stock shall have a Liquidation Preference of zero and shall have the same priority as the Common Stock, and the holders of Series A Preferred Stock shall participate on a pari passu basis with the holders of Common Stock in any liquidation, dissolution or winding up of the affairs of the Corporation, based upon the number of shares of Common Stock into which shares of Series A Preferred Stock are then convertible.

Section 11. No Sinking Fund, etc. The shares of Series A Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of shares of Series A Preferred Stock will have no right to require the Corporation to redeem or repurchase any shares of Series A Preferred Stock.

Section 12. Status of Repurchased Shares. Shares of Series A Preferred Stock that are converted into Common Stock or repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock undesignated as to series (provided that any such cancelled shares of Series A Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Series A Preferred Stock).

Section 13. Voting Rights.

(a) General. The Holders of shares of Series A Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law. Holders of shares of Series A Preferred Stock will be entitled to one vote for each such share on any matter on which Holders of shares of Series A Preferred Stock are entitled to vote, including any action by written consent.

(b) Voting Rights as to Particular Matters. So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by the Articles, the affirmative vote or consent of the Holders of at least 66 2/3% of the shares of Series A Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)	Authorization of Senior Stock. Any amendment or alteration of the Articles or any articles of amendment thereto to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of Corporation capital stock Corporation ranking senior to the Series A Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii)	Amendment of Series A Preferred Stock. Any amendment, alteration or repeal of any provision of the Articles or these Articles of Amendment thereto (including, unless no vote on such merger, consolidation or other transaction is required by clause (iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to significantly and adversely affect the rights, preferences, privileges or voting powers of shares of Series A Preferred Stock; or

(iii)	Share Exchanges, Reclassifications, Mergers and Consolidations. Any “Reorganization Event”, which shall include, without limitation, a binding statutory share exchange or reclassification involving the shares of Series A Preferred Stock, or a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger, consolidation or statutory share exchange with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of shares of Series A Preferred Stock immediately prior to such consummation, taken as a whole; provided, however, any changes described in Sections 13(b)(i) or (ii) in connection with or as a result of a Reorganization Event or other event described in Section 13(b)(iii) shall require the vote 66 2/3% of the Holders of the Series A Preferred Stock at the time outstanding, voting as a separate class;

provided further, however, that for all purposes of this Section 13(b), the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or noncumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the Holders of outstanding shares of the Series A Preferred Stock.

(c) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the Holders of Series A Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Corporation’s Articles, the Corporation’s Bylaws and applicable law and the rules of Nasdaq or any national securities exchange or other trading facility, if any, on which Series A Preferred Stock is listed or traded at the time.

Section 14. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Record Holder of any share of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 15. Notices. All notices or communications in respect of Series A Preferred Stock shall be sufficiently given if given in writing and delivered in person, by overnight courier, or by first class mail, postage prepaid, or if given in such other manner as may be permitted in these Articles of Amendment, in the Articles or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Series A Preferred Stock are issued in book-entry form through DTC or any similar facility, such notices may be given to the Holders of Series A Preferred Stock in any manner permitted by or customarily used by such facility and its participants.

Section 16. No Preemptive Rights; No Redemption Rights. No share of Series A Preferred Stock shall have any preemptive rights whatsoever under the Articles and these Articles of Amendment as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted. No holder of shares of Series A Preferred Stock shall have at any time the right to put such shares of Series A Preferred Stock to the Corporation or to have the Corporation redeem any shares of Series A Preferred Stock.

Section 17. Redemption by the Corporation. The Series A Preferred Stock shall not be redeemable by the Corporation. In all events, any repurchase or redemption of Series A Preferred Stock shall be subject to the prior approval of the Corporation’s primary federal banking regulator, if required by applicable law or regulation or if such approval is a requirement to the Series A Preferred Stock being classified as Tier 1 capital (or the equivalent) for bank regulatory purposes, together with any other required regulatory approvals.

Section 18. Replacement Stock Certificates. If any of the Series A Preferred Stock Certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Preferred Stock Certificate, or in lieu of and substitution for the Series A Preferred Stock Certificate lost, stolen or destroyed, a new Series A Preferred Stock Certificate of like tenor and representing an equivalent amount of shares of Series A Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Preferred Stock Certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent.

Section 19. Transfer Agent, Registrar, Conversion and Dividend Paying Agent. The duly appointed transfer agent, registrar, conversion and dividend paying agent for shares of Series A Preferred Stock shall be the Transfer Agent. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders of shares of Series A Preferred Stock.

Section 20. Form. The Series A Preferred Stock shall be issued in the form of one or more definitive shares in fully registered form in substantially the form attached hereto as Exhibit A (each, a “Series A Preferred Stock Certificate”), which is hereby incorporated in and expressly made a part of these Articles of Amendment. Each

Series A Preferred Stock Certificate shall reflect the number of shares of Series A Preferred Stock represented thereby, and may have notations, legends or endorsements required by applicable law, applicable Nasdaq or other securities exchange or DTC rules and arrangements, agreements to which the Corporation is subject, if any, (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). Each Series A Preferred Stock Certificate shall be registered in the name or names of the Person or Persons specified by the Corporation in a written instrument to the Transfer Agent.

Two duly authorized officers of the Corporation shall sign each Series A Preferred Stock Certificate for the Corporation, in accordance with the Corporation’s Bylaws and applicable law, by manual or facsimile signature. If an officer whose signature is on a Series A Preferred Stock Certificate no longer holds that office at the time the Transfer Agent countersigned the Series A Preferred Stock Certificate, the Series A Preferred Stock Certificate shall be valid nevertheless. A Series A Preferred Stock Certificate shall not be valid until an authorized signatory of the Transfer Agent manually countersigns Series A Preferred Stock Certificate. Each Series A Preferred Stock Certificate shall be dated the date of its countersignature.

Section 21. Stock Transfer and Stamp Taxes. The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any initial issuance or delivery of shares of Series A Preferred Stock or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person other than a payment to the Holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

Section 22. Other Rights. The shares of Series A Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein, or in the Articles or as provided by applicable law.

III.

These Articles of Amendment were duly adopted by the Board of Directors on December 19, 2012 and shareholder action was not required.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Corporation has authorized and caused these Articles of Amendment to be signed by its President and Chief Executive Officer as of December 27, 2012.

JACKSONVILLE BANCORP, INC.

By:	/s/ Stephen C. Green
Name:	Stephen C. Green
Title:	President and Chief Executive Officer

Exhibit A

Number PA [ ]	Shares [Number of Shares]

JACKSONVILLE BANCORP, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

THIS CERTIFIES THAT	NAME

is the owner of	[NUMBER OF SHARES]

FULLY PAID AND NON-ASSESSABLE SHARES OF MANDATORILY CONVERTIBLE, NONCUMULATIVE, NONVOTING, PERPETUAL PREFERRED STOCK, SERIES A, $0.01 PAR VALUE OF

JACKSONVILLE BANCORP, INC.,

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Articles of Incorporation, as amended, and By-laws of the Corporation as now or hereafter amended to all of which the holder hereof by acceptance hereby assents.

This certificate is not valid unless countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:			COUNTERSIGNED AND REGISTERED Registrar and Transfer Company

PRESIDENT & CHIEF EXECUTIVE OFFICER			TRANSFER AGENT AND REGISTRAR

	[CORPORATE SEAL]	By:
CORPORATE SECRETARY			Authorized Signature

JACKSONVILLE BANCORP, INC.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY.

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER OF THE CORPORATION WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST SHOULD BE ADDRESSED TO THE CORPORATION OR THE TRANSFER AGENT.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN A STOCK PURCHASE AGREEMENT, EFFECTIVE AS OF THE EFFECTIVENESS DATE THEREOF, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE CORPORATION AT THE CORPORATION’S PRINCIPAL EXECUTIVE OFFICES.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT -	Custodian
	(Cust)	(Minor)
under Uniform Gifts to Minors Act
(State)

TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received,                      do hereby sell, assign and transfer unto                  Shares of the Mandatorily Convertible Noncumulative Nonvoting Preferred Stock, Series A, represented by the within Certificate, and do hereby irrevocably constitute and appoint                      Attorney to transfer the Shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated:

THE SIGNATURE(S) SHOULD BE

GUARANTEED BY

AN “ELIGIBLE GUARANTOR INSTITUTION”

WITH MEMBERSHIP IN AN APPROVED

SIGNATURE GUARANTEE MEDALLION PROGRAM

PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Notice: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate, in every particular, without alternation or enlargement, or any change whatever.	SIGNATURE GUARANTEED BY:

APPENDIX C

EXECUTION VERSION

AMENDED AND RESTATED

STOCK PURCHASE AGREEMENT

BY AND AMONG

JACKSONVILLE BANCORP, INC.,

CAPGEN CAPITAL GROUP IV LP

AND EACH OF THE OTHER

INVESTORS NAMED HEREIN

DATED AS OF

December 31, 2012

C-i

(continued)

C-ii

(continued)

C-iii

(continued)

C-iv

SCHEDULES

SCHEDULE I	Form of Preferred Stock Designation

SCHEDULE II	Form of Series B Preferred Stock Exchange Agreement

SCHEDULE III	Form of Escrow Agreement

SCHEDULE IV	Subsidiaries

SCHEDULE V	Form of Capital Amendment

SCHEDULE VI	Form of Incentive Plan Amendment

SCHEDULE VII	Form of Series B Preferred Stock Amendment

SCHEDULE VIII	Form of Director and Officer Waiver and Acknowledgement Agreement

SCHEDULE IX	Form of Director and Executive Officer Support Agreement

SCHEDULE X	Form of Registration Rights Agreement

C-v

INDEX TO DEFINED TERMS

2012 MOU	9
Accredited Investor	46
affiliate	47
Agreement	1
Applicable Law	47
Articles of Incorporation	1
Asset Sale	47
Bank	1
beneficial ownership	47
Benefit Plan	16
BHCA	3
Board	47
BOLI	10
Business Day	47
Call Reports	7
CapGen	1
Capital Amendment	4
Change of Control Benefits	19
Closing	1
Closing Date	2
Code	10
Commitments	29
Common Stock	1
Company	1
Company Board Recommendation	4
Company Reports	7
Conversion	1
Covered Securities	42
D&O Insurance	18
Designated Securities	42
Disclosure Schedule	6
Enforcement Actions	9
Environmental Law	17
ERISA	16
ERISA Affiliate	16
Escrow Agent	2
Escrow Agreement	2
Escrow Fund	2
Exchange	2
Exchange Act	47
Exchange Agreement	2
Excluded Shareholder	31
FDI Act	39
FDIC	9
Federal Reserve	9
Federal Reserve Resolutions	9
FFIEC	7
Florida OFR	9
GAAP	47
Governmental Authority	5

Green Employment Agreement	6
Group	11
Hazardous Substance	17
Incandela Employment Agreement	7
Incentive Plan Amendment	4
Indemnified Person	44
Initial Investment Agreement	6
Initial Investors	6
Initial Preemptive Rights	6
Investment Banker	27
Investor Call	2
Investor Party	44
Investor Percentage Interest	42
Investors	1
Leases	19
Legend Removal Date	34
Liens	2
Losses	44
Material Adverse Effect	47
Money Laundering Laws	10
Nonvoting Common Stock	1
OFAC	10
Offer Period	42
OREO	19
Original Meeting Date	31
Permits	10
Permitted Transfer	23
person	48
Placement Agent	21
Plan Asset Regulations	35
Preferred Stock	1
Preferred Stock Designation	1
Press Release	41
Private Placement	1
Private Placement Documents	24
Proposals	4
Proxy Statement	31
Purchase Price	3
Purchased Shares	1
Qualified Offering	41
Qualified Offering Notice	42
Regulatory Authority	9
Regulatory Reports	9
Related Interest	48
Requisite Shareholder Vote	5
Resale Registration Statement	34
Restricted Stock	6
Returns	12
Reverse Stock Split	4
Rights Offering	43

C-vi

Rule 144A offering	43
SEC	48
Securities	1
Securities Act	48
Series B Preferred Stock	1
Series B Preferred Stock Amendment	4
Share Price	1
Shareholder Approvals	4
Shareholders’ Meeting	30

Stock Incentive Plan	4
Subsidiary	48
Support Agreement	21
Takeover Laws	4
Taxes	11
Termination Date	45
Transaction	2
Underlying Shares	1
VCOC Rights Inspector	35

C-vii

AMENDED AND RESTATED

STOCK PURCHASE AGREEMENT

THIS AMENDED AND RESTATED STOCK PURCHASE AGREEMENT, dated as of December 31, 2012 (collectively with all schedules and exhibits hereto, this “Agreement”), is by and among JACKSONVILLE BANCORP, INC., a Florida corporation (the “Company”), and CAPGEN CAPITAL GROUP IV LP, a Delaware limited partnership (“CapGen”), and each of the respective other investors set forth on the signature pages to this Agreement (collectively, with CapGen, the “Investors”).

The Company is a bank holding company that is the sole shareholder of The Jacksonville Bank, a Florida state-chartered commercial bank (the “Bank”).

The Company has offered, in a private placement, to issue and sell to the Investors, and the Investors seek to purchase, an aggregate of 50,000 shares of the Company’s Mandatorily Convertible, Noncumulative, Nonvoting Perpetual Preferred Stock, Series A, liquidation preference $1,000.00 per share, of the Company (the “Preferred Stock”), at a purchase price of $1,000.00 per share (the “Share Price”) on the terms and subject to the conditions set forth in this Agreement (the “Private Placement”). The Private Placement includes shares of Preferred Stock offered to directors and executive officers of the Company and other related persons at the same price as to Investors.

The Preferred Stock will have the terms set forth in the articles of amendment to the Company’s amended and restated articles of incorporation, as amended (“Articles of Incorporation”) designating the Preferred Stock in the form attached hereto as Schedule I (the “Preferred Stock Designation”). The Company will file the Preferred Stock Designation with the Florida Secretary of State prior to and as a condition to the closing (the “Closing”) of the Private Placement. The Preferred Stock will be, subject to shareholder approval and as provided herein, mandatorily convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and nonvoting common stock, par value $0.01 per share (the “Nonvoting Common Stock”), subject to and in accordance with the terms and conditions of the Preferred Stock Designation.

The shares of Preferred Stock to be sold in the Private Placement are collectively referred to as the “Purchased Shares.” The shares of Common Stock and Nonvoting Common Stock into which the Purchased Shares are to be convertible, as well as the shares of Common Stock into which the shares of Nonvoting Common Stock are convertible, are referred as the “Underlying Shares” and the Underlying Shares and the Purchased Shares are referred to, collectively, as the “Securities.” The mandatory conversion of the Preferred Stock into Common Stock and Nonvoting Common Stock is referred to herein as the “Conversion”.

CapGen provided $5 million of additional capital to the Company on September 27, 2012, pursuant to a Subscription Agreement with the Company, dated September 27, 2012, for the purchase and sale of 5,000 shares of the Company’s Noncumulative, Nonvoting, Perpetual Preferred Stock, Series B, par value $.01 per share (the “Series B Preferred Stock”), at a purchase price of $1,000 per share. Pursuant to an Exchange Agreement, dated as of September 27, 2012 and amended and restated as of the date hereof, between the Company and CapGen (the “Exchange Agreement”) in the form attached hereto as Schedule II, the Company agreed to exchange (the “Exchange”) all of CapGen’s shares of Series B Preferred Stock for shares of Preferred Stock. The Exchange will be made simultaneously with the issuance of the Preferred Stock pursuant to this Agreement.

The number of Purchased Shares to be bought by each Investor hereunder is set forth on such Investor’s signature page. Each of CapGen and the other Investors are acting separately.

In consideration of the premises, and other good and valuable consideration, the receipt of which is acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I.

PURCHASE AND SALE OF THE PURCHASED SHARES

Section 1.01. Issuance, Sale and Delivery of the Purchased Shares. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue, sell and deliver to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the respective number of Purchased Shares set forth on such Investor’s signature page, free and clear of all liens, pledges, security interests, adverse claims, charges and other encumbrances (“Liens”), other than those placed thereon by or on behalf of an Investor with respect solely to such Investor’s Purchased Shares (such issuance, sale and purchase of the Purchased Shares, along with the other commitments by each party to the others set forth in this Agreement, the “Transaction”).

Section 1.02. Closing. The Closing of the Private Placement shall be held at a mutually agreeable location upon satisfaction (or waiver, if applicable) of all conditions to Closing; provided that the closing date (“Closing Date”) may not occur prior to the end of the ten Business Days or such shorter period of not less than five Business Days acceptable to each Investor, including CapGen, commencing upon the issuance of a notice by CapGen to its investors to call funds required to purchase the Purchased Shares that CapGen is acquiring (the “Investor Call”). The Company and the Investors will cooperate and use their respective commercially reasonable best efforts to close the Private Placement, subject to the terms and conditions hereof, as soon as practicable. At the Closing, subject to the terms and conditions hereof, the Company shall issue and deliver to each Investor the number of Purchased Shares set forth on such Investor’s signature page in accordance with Section 1.01 in certificate form or in uncertificated book-entry form pursuant to instructions of such Investor provided to the Company at least three Business Days in advance of the Closing Date.

Section 1.03. Escrow. The parties, other than the Excluded Shareholders, shall use commercially reasonable efforts to enter into an escrow agreement with SunTrust Bank (the “Escrow Agent”) in substantially the form attached as Schedule III (the “Escrow Agreement”). The Escrow Agreement will provide that (a) no later than noon (Eastern Time) on the Business Day immediately preceding the Closing, each Investor other than an Excluded Shareholder shall deposit into escrow (the “Escrow Fund”) by wire transfer of immediately available funds the respective Purchase Price for the Purchased Shares to be purchased by such Investor, and (b) the Escrow Fund shall be disbursed to the Company subject to, and in accordance with, the terms as set forth in this Agreement.

Section 1.04. Payment of Purchase Price. As payment in full for the Purchased Shares, on the Closing Date, upon receipt of the Purchased Shares, each Investor shall deliver to the Company (via disbursement from the Escrow Fund as provided in Section 1.04 or directly from an Excluded Shareholder or otherwise as required by the Investment Company Act of 1940 or SEC rules thereunder) an amount equal to $1,000.00 per Purchased Share to be acquired by each Investor hereunder (such aggregate amount, the “Purchase Price”). Payment of the aggregate Purchase Price referenced in the immediately preceding sentence shall be made through a disbursement by the Escrow Agent from the Escrow Fund to the Company and as directed by the Company, or with respect to an Excluded Shareholder, shall be made in funds immediately available to the Company by wire transfer on the Closing Date, after all applicable conditions to Closing contained in this Agreement have been satisfied or waived by the relevant parties.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Investor, as of the date hereof and as of the Closing Date (except to the extent such representations and warranties are limited expressly to an earlier specific date, in which case such representations and warranties were accurate on and as of such specified date) as follows and understands that each Investor is relying on these representations and warranties:

Section 2.01. Organization and Standing.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”). The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

(b) Schedule IV sets forth all Subsidiaries of the Company. The Company owns, directly or indirectly, all of the capital stock of, or other ownership interests in (except the outstanding trust preferred interests in the Company’s statutory trust Subsidiaries), each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of, or other ownership interests in, each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. The Company’s principal Subsidiary and sole banking Subsidiary is the Bank. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation. Each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. The Bank’s deposits are insured by the FDIC, and all FDIC insurance premiums and assessments required to be paid have been paid when due.
Section 2.02. Corporate Power. Each of the Company and each Subsidiary has all requisite power and authority (corporate and other) to carry on its business as it is now being conducted, and to own, lease or operate all its properties and assets. The Company has all requisite corporate power and authority and, subject to obtaining the Shareholder Approvals and the filing of the Preferred Stock Designation and the Share Increase Amendment with the Florida Secretary of State, has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Transaction (including the Private Placement and the issuance of the Securities).

Section 2.03. Corporate Authority.

(a) This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the Investors, this Agreement is a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or to general equity principles.

(b) The Board or a duly authorized committee thereof (at a meeting or meetings duly called and held or by written consent) unanimously (i) determined that this Agreement and the Transaction (including the Private Placement and the issuance of the Securities) are advisable and fair to and in the best interests of, the shareholders of the Company; (ii) directed that each of the following items (the “Proposals”) be submitted to the Company’s shareholders for approval (collectively, the “Shareholder Approvals”): (A) the amendment of the Articles of Incorporation to increase the number of authorized shares of Common Stock and to authorize the Nonvoting Common Stock, as substantially set forth in Schedule V (the “Capital Amendment”), (B) the issuance of the shares of Common Stock and Nonvoting Common Stock upon conversion of the Preferred Stock, (C) the amendment to the 2008 Amendment and Restatement of the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan (the “Stock Incentive Plan”) as substantially set forth in Schedule VI (the “Incentive Plan Amendment”) to increase the number of shares authorized thereunder to a number of shares of Common Stock equal to up to 7.0% of the shares of Common Stock and Nonvoting Common Stock issuable upon conversion of the Preferred Stock, in order to provide for, among other things, all equity awards to Stephen C. Green and Margaret A. Incandela not to exceed, in the aggregate, 3.50% of the shares of Common Stock and Nonvoting Common Stock issuable upon conversion of the Preferred Stock, and (D) an amendment to the Articles of Incorporation to effect, following the Closing, a reverse stock split of the outstanding shares of the Company’s common stock at a ratio of up to 1-for-20 (the “Reverse Stock Split”), with the exact ratio and timing as determined in the Board’s discretion; (iii) resolved to recommend that such shareholders approve each of the Proposals (such recommendation, the “Company Board Recommendation”) and (iv) amended, with the approval of the sole holder of the outstanding shares of Series B Preferred Stock, the Articles of Designation establishing the Series B Preferred Stock to eliminate any features inconsistent with it being “noncumulative” for regulatory capital purposes (the “Series B Preferred Stock Amendment”), in substantially the form attached as Schedule VII. After giving effect to the Board actions described in this Section 2.03(b), no U.S. federal or state “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover laws or regulations (such laws or regulations, “Takeover Laws”) are applicable to the execution, delivery or performance of this Agreement or the consummation of the Transaction (including the Private Placement and the issuance of the Securities). The Company has no shareholder rights plan, poison pill or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

Section 2.04. Governmental Authority Approvals; Shareholder Approval; No Violations.

(a) No consents, approvals, permits, orders, authorizations of, exemptions, reviews or waivers by, or notices, reports, filings, declarations or registrations to or with, any federal, state or local court, governmental, legislative, judicial, administrative authority, Regulatory Authority, taxing authority, agency, commission, body or other governmental entity or self regulatory organization (each, a “Governmental Authority”) or with any third party are required to be made or obtained by the Company, the Bank or any Subsidiary of either of them in connection with the execution, delivery and performance by the Company of this Agreement or the sale of the Purchased Shares, the Conversion and the issuance of the Underlying Shares, or any other aspect of the Transaction, except for (i) the Shareholder Approvals, (ii) those already obtained or made, (iii) filings with the SEC or any securities or “blue sky” authorities of any other applicable jurisdiction and (iv) filings of amendments to the Company’s Articles of Incorporation (including the Preferred Stock Designation and the Capital Amendment) with the Florida Secretary of State.

(b) The only votes of the holders of outstanding securities of the Company required by the Articles of Incorporation, the Company’s bylaws, Applicable Law, Nasdaq Listing Rule 5635, or otherwise, for the Shareholder Approvals for each of the Proposals are the respective affirmative votes set forth in the following table (in each case, the “Requisite Shareholder Vote”):

Action	Requisite Shareholder Vote

Capital Amendment	Majority of outstanding shares of Common Stock

Issuance of Shares of Common Stock and Nonvoting Common Stock	Majority of shares of Common Stock voted on Proposal

Incentive Plan Amendment	Majority of shares of Common Stock voted on Proposal

Reverse Stock Split	Majority of outstanding shares of Common Stock

(c) The execution, delivery and performance of this Agreement by the Company does not, and (assuming the Shareholder Approvals are obtained) the consummation by the Company of the Transaction (including the Private Placement, the filing of the Preferred Stock Designation and the Capital Amendment with the Florida Secretary of State, and the issuances of the Securities) will not, (i) constitute or result in a breach or violation of, or a default under, the acceleration of any obligations or penalties or the creation of any indebtedness, Lien or exception to title of any kind on the assets of the Company or any Subsidiaries (with or without notice, lapse of time, or both) pursuant to, or a debt repayment trigger under, agreements to which the Company or any Subsidiary or any of their respective properties is a party or is subject or bound, or any Applicable Law or Nasdaq listing rule to which the Company or any Subsidiary or any of their respective properties is subject; except for any breach, violation, default, acceleration or debt repayment trigger that, individually or in the aggregate, has not or is not reasonably likely to have a Material Adverse Effect; or (ii) constitute or result in a breach or violation of, or a default under, the Articles of Incorporation or the bylaws of the Company or the organizational documents of any Subsidiary, in each case, effective as of the Closing Date.

Section 2.05. Company Capital Stock; Purchased Shares. (a) As of September 30, 2012, the authorized capital stock of the Company consists solely of 40,000,000 shares of Common Stock, of which 5,890,880 shares are issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.01 per share, of which 10,000 shares have been designated as Series B Preferred Stock, of which 5,000 shares are issued and outstanding. As of the date hereof, there are outstanding options on 168,500 shares of Common Stock, at an average exercise price of $12.75 per share. Other than 4,418 shares of restricted Common Stock (“Restricted Stock”) that are currently outstanding and not vested, there are no other equity incentives or awards of any kind or type issued or outstanding and no shares of Common Stock reserved therefor. The outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable, were not issued in violation of any preemptive rights, and except for preemptive rights held by CapGen and other investors (the “Initial Preemptive Rights”) pursuant to Stock Purchase Agreement, dated as of May 10, 2010, by and among the Company, CapGen, and the respective other investors (the “Initial Investors”) named therein (the “Initial Investment Agreement”), all of which have been waived or exercised, no holders of Company Common Stock have any preemptive or similar rights. No options, rights or warrants have been granted with respect to shares of Common Stock since January 9, 2012. Section 2.05 of the Company’s disclosure schedule (the “Disclosure Schedule”) shows all outstanding options and shares of Restricted Stock outstanding on September 30, 2012, as well as those to be granted to Stephen C. Green and Margaret A. Incandela pursuant to their respective employment agreements, subject to possible change, in whole or in part, of Restricted Stock awards to stock options and possibly to reflect the issuance hereby of Common Stock and Nonvoting Common Stock.

(b) The issuance of the Purchased Shares and the Underlying Shares have been duly authorized by all necessary corporate action on the part of the Company subject, in the case of the issuance of the Underlying Shares, to the receipt of the Requisite Shareholder Vote, and, when issued and delivered as provided in this Agreement, the Preferred Stock Designation and the Capital Amendment, all Purchased Shares and Underlying Shares will be duly and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive rights except those preemptive rights granted to Investors hereby, which are applicable from and after the issuance of the Purchased Shares. Except with respect to the issuance of the Securities pursuant to this Agreement or as disclosed in Section 2.05(a) above, and with respect to (i) the equity incentive award to be granted to Stephen C. Green as contemplated by his executive employment agreement dated July 30, 2012 with the Company and the Bank (collectively, with any amendments, the “Green Employment Agreement”), subject to the conditions set forth therein and subject to possible changes of awards of Restricted Stock to stock options, in whole or in part, (ii) the equity incentive to be granted to Margaret A. Incandela as contemplated by her executive employment agreement dated September 5, 2012 with the Company and the Bank (collectively, with any amendments, the “Incandela Employment Agreement”), subject to the conditions set forth therein, (iii) the Exchange Agreement, (iv) subscriptions by Company directors and executive officers and certain accredited investors to purchase shares of Preferred Stock at Closing at the Share Price payable in cash or the conversion of an equal amount of preexisting Company senior debt held by certain Company directors (or their affiliates), and (v) the Rights Offering (as defined below), neither the Company nor any Subsidiary has and is bound by any outstanding subscriptions, options, warrants, calls, commitments, agreements, understandings, arrangements, whether or not binding, of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company or any Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company or any Subsidiary. There are no outstanding securities or instruments of the Company which contain any mandatory redemption or similar provisions (except for outstanding trust preferred securities, where no redemption provisions are currently applicable), and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company. There are no securities, instruments or agreements containing anti-dilution adjustment or similar provisions that will be triggered by the issuance of the Purchased Shares or the Underlying Shares, other than the Initial Preemptive Rights.

Section 2.06. Company Reports; Financial Statements, Etc. (a) Except as set forth on Section 2.06(a) of the Disclosure Schedule, the Company and each Subsidiary has filed or furnished, as applicable, on a timely basis, all forms, filings, registrations, submissions, statements, certifications, reports and documents (together with any amendment filed or furnished prior to the date hereof, the “Company Reports”) required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act, and all call reports (“Call Reports”) to be filed with the FDIC since December 31, 2008. Each of the Company Reports to the SEC, at the time of its filing or being furnished (or, if amended, as of the date of the filing or furnishing of such amendment), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act applicable to the Company Reports, and all Call Reports filed complied in all material respects with the Federal Financial Institution Examination Council (“FFIEC”) Call Report instructions and requirements. As of their respective dates (or, if amended, as of the date of such amendment), the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(b) The Company’s consolidated financial statements (including, in each case, any notes thereto) contained in the Company Reports: (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of interim consolidated financial statements, where information and footnotes contained in such financial statements are not required under the rules of the SEC to be in compliance with GAAP); and (ii) complied, as of their respective filing dates, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. All consolidated financial statements fairly present, in all material respects, the consolidated financial position, consolidated results of operations, consolidated changes in shareholder equity and consolidated cash flows of the Company and its consolidated Subsidiaries as of the respective dates thereof and for the respective periods covered thereby (subject, in the case of unaudited statements, to normal year-end adjustments that were not and that are not expected to be, individually or in the aggregate, material to the Company and its consolidated Subsidiaries taken as a whole). All annual consolidated financial statements of the Company have been audited by independent registered public accounting firms. The Bank’s consolidated financial statements (including, in each case, any notes and schedules thereto) contained in the Call Reports: (i) were prepared in accordance with FFIEC instructions applied on a consistent basis throughout the periods indicated; and (ii) complied, as of their respective filing dates, in all material respects with applicable accounting requirements and with the published rules and regulations of the FFIEC and FDIC with respect thereto. Such consolidated financial statements fairly present, in all material respects, the consolidated financial position, consolidated results of operations, consolidated changes in shareholder equity and consolidated cash flows of the Bank and its consolidated Subsidiaries as of the respective dates thereof and for the respective periods covered thereby (subject, in the case of unaudited statements, to normal year-end adjustments that were not and that are not expected to be, individually or in the aggregate, material to the Bank and its consolidated Subsidiaries taken as a whole).

(c) As of the date hereof, the Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the Nasdaq Global Market, its successor or other stock exchange upon which any Company securities are listed, except as disclosed in Section 2.06(c) to the Company Disclosure Schedule, and except for the fact that Nasdaq has notified the Company, by letter dated July 26, 2012, that the Company had failed to meet the minimum Market Value of Publicly Held Shares required for continued listing on the Nasdaq Global Market, for which the Company has 180 days to cure.

(d) The Company maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act or otherwise is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Such disclosure controls and procedures include controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure.

(e) The Company has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date hereof, to the Company’s auditors and the audit committee of the Board, (i) any significant deficiencies and material weaknesses in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and has identified for the Company’s auditors and audit committee of the Board any material weaknesses in internal control over financial reporting; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since December 31, 2008, no material complaints, allegation, assertion or claim, whether written or oral from any source regarding accounting, internal accounting controls or auditing matters, and no concerns from Company employees regarding questionable accounting or auditing matters, have been received by the Company. No attorney representing the Company or any Subsidiary, whether or not employed by the Company or any Subsidiary, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company’s chief legal officer, audit committee (or other committee designated for the purpose) of the Board or the Board pursuant to the rules adopted pursuant to Section 307 of the Sarbanes-Oxley Act of 2002.

(f) There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings, which is not so disclosed.

Section 2.07. Compliance with Applicable Laws; Regulatory Filings; Permits. (a) Neither the Company nor its Subsidiaries is in violation of, and has not violated or been charged with a violation of, any Applicable Law, except for the matters covered by the Enforcement Actions (as defined below) and such violations as have not had and are not reasonably likely to have a Material Adverse Effect. In 2008, the Bank became subject to a Memorandum of Understanding, by and among the Bank, the Federal Deposit Insurance Corporation (“FDIC”) and the Florida Office of Financial Regulation (the “Florida OFR”) or their delegees, which was replaced by the Memorandum of Understanding sent to the Bank by letter dated July 13, 2012 (the “2012 MOU”), and the Company is subject to the resolutions adopted by the Company’s board of directors on October 28, 2008 (the “Federal Reserve Resolutions”) at the request of the Board of Governors of Federal Reserve System or its delegee (the “Federal Reserve”). Herein, the 2012 MOU and the Federal Reserve Resolutions are collectively called the “Enforcement Actions.” Except for the fact that, as of the date hereof, the Company and the Bank do not meet their minimum capital requirements, and except as otherwise described in Section 2.07 of the

Disclosure Schedule, the Company and the Bank are in compliance in all respects with the Enforcement Actions, and have received no notice from the FDIC, the Florida Division or the Federal Reserve of any breach of or noncompliance with the Enforcement Actions.

(b) The Company and its Subsidiaries have timely filed all reports and statements, together with any amendments required to be made with respect thereto (the “Regulatory Reports”), that they were required to file since December 31, 2008 with the Federal Reserve, the FDIC and the Florida OFR (each a “Regulatory Authority”) and any other Governmental Authority having jurisdiction over its business or any of its assets or properties, and have timely paid all fees and assessments due and payable in connection therewith. As of their respective dates, such reports and statements complied in all material respects with all the laws, rules and regulations of the applicable Regulatory Authority with which they were filed. As of their respective dates (or, if amended, as of the date of such amendment), the Regulatory Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(c) The Company and the Subsidiaries hold all material registrations, licenses, permits and franchises (“Permits”) as are required to conduct their respective businesses as now conducted (including any insurance or securities activities), and all such licenses, permits and franchises are valid and in full force and effect. No suspension or cancellation of any such Permits has been initiated or threatened, and all filings, applications and registrations with respect thereto are current.

(d) The Company and the Subsidiaries are in compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and Applicable Laws and rules and policies of applicable Regulatory Authorities with respect to (i) any bank-owned life insurance (“BOLI”) or similar insurance, regardless of where the insurance is held, and (ii) all stock options, equity awards or incentives, employment and severance agreements, arrangements and understandings. Except as disclosed in Section 2.07 of the Company Disclosure Schedule, all BOLI complies with all Governmental Authority guidelines and policies.

(e) The operations of the Company and Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, the USA Patriot Act, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no investigation, inquiry, action, suit or proceeding by or before any court or Governmental Authority or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as is disclosed in Section 2.07(e) of the Disclosure Schedule. No investigation, suit or proceeding disclosed in Section 2.07(e) of the Disclosure Schedule would reasonably be expected to have a Material Adverse Effect.

(f) The Company and its Subsidiaries have conducted their operations at all times in compliance with the rules and regulations of the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). Neither the Company nor Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by OFAC or is not in compliance in all material respects with all OFAC requirements; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(g) Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers, nor to the Company’s knowledge, employees, agents or other persons acting at the direction of or on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company: (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other material unlawful payment to any foreign or domestic government official or employee.

(h) The Company has no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would cause any of its Subsidiary banking institutions: (i) to be assigned a CRA rating by federal or state banking regulators lower than “satisfactory”; or (ii) to be deemed to be operating in violation, in any material respect, of the Money Laundering Laws.

Section 2.08. No Undisclosed Liabilities. Neither the Company nor the Subsidiaries have any liabilities of any nature, whether accrued, absolute, matured or unmatured, contingent or otherwise, and whether due or to become due, probable of assertion or not, except liabilities that (a) were incurred in the ordinary course of business, or (b) are properly reflected in the Company’s most recent consolidated financial statements contained in the Company Reports and the Regulatory Reports to the extent required to be so reflected or reserved against in accordance with GAAP or requirements of the Governmental Authorities.

Section 2.09. Absence of Certain Changes. Since December 31, 2011, (a) the Company and Subsidiaries have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice; and (b) no event or events have occurred that have had or would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, except for such changes as are contemplated herein and disclosed in Section 2.09 of the Disclosure Schedule.

Section 2.10. Tax Matters. (a) For purposes of this Section 2.10, the following definitions shall apply:

(i) The term “Group” means, individually and collectively, (A) the Company; (B) the Bank; (C) the affiliated group as defined in Section 1504(a) of the Code of which the Bank is or has been a member at any time; and (D) any individual, trust, corporation, partnership, limited liability company or any other entity as to which the Company or the Bank is liable for Taxes incurred by such individual or entity either as a transferee, or pursuant to Treasury Regulations Section 1.1502-6, or pursuant to any other provision of federal, territorial, state, local or foreign law or regulations, including as part of a combined or unitary group.

(ii) The term “Taxes” means all taxes, however denominated, including any interest, penalties or other additions that may become payable in respect thereof, imposed by any Governmental Authority, including all income or profits taxes (including federal income taxes and state income taxes), alternative or add-on minimum taxes, estimated taxes, payroll and employee withholding taxes, back-up withholding and other withholding taxes, unemployment insurance, social security taxes, sales and use taxes, value added taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, document transfer taxes, workers’ compensation and Pension Benefit Guaranty Corporation premiums, self dealing or prohibited transactions taxes, customs, duties, capital stock and intangibles taxes, and other obligations of the same or of a similar nature to any of the foregoing, which the Group is required to pay, withhold or collect, whether disputed or not.

(iii) The term “Returns” means all reports, estimates, declarations of estimated Taxes, claims for refunds, information statements and returns required to be prepared or filed in connection with, any Taxes, employee agreement or Plan, including any schedule or attachment thereto, and including any amendment thereof.

(b) All Returns required to be filed by or on behalf of any members of the Group prior to the Closing Date have been, or will be, duly filed on a timely basis, subject to any applicable extensions. Such Returns are true, correct and complete. All Taxes owed by any members of the Group (whether or not shown on any Return) have been paid in full on a timely basis, and no other Taxes are owing or payable by the Group with respect to items or periods covered by such Returns or with respect to any taxable period ending on or before the date of this representation and warranty for which a Return was due prior to such date. No claim has ever been made by any Governmental Authority for any jurisdiction in which any member of the Group does not file Returns that it is or may be subject to taxation by that jurisdiction. No security interests, liens, encumbrances, attachments or similar interests exist on or with respect to any of the assets of the Group that arose in connection with any failure or alleged failure to pay any Taxes. Each member of the Group has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any and all officers, directors, employees and agents (including any independent contractor, foreign person or other third person) in compliance with all tax withholding provisions of applicable federal, state, local and foreign law (including income, social security, employment tax withholding, and withholding under Sections 1441 through 1446 of the Code). The Bank has timely complied with all requirements under Applicable Laws relating to information, reporting and withholding and other similar matters for customer and other accounts (including back-up withholding and furnishing of Forms 1099 and all similar reports).

(c) The amount of the Group’s liability for unpaid Taxes for all periods ending on or before the last day of the month before the Closing Date (including accruals for any exposure item) shall not, in the aggregate, exceed the amount of the liability accruals for Taxes, as such accruals are reflected on the Group’s most recent consolidated balance sheet contained in the Company Reports. All such accruals are, or will be, recorded in accordance with GAAP.

(d) The Company has made and caused the Bank or any other member of the Group to make available to the Investor true, correct and complete copies of all federal and state income tax Returns for all periods that are open for federal and state tax purposes and all other Returns, including income tax audit reports, statements of income or gross receipts tax, franchise tax, sales tax and transfer tax, deficiencies, and closing or other agreements relating to income or gross receipts tax, franchise tax, sales tax and transfer tax received by the Group or on behalf of the Group, as well as draft Returns for the Group for all Taxes for all periods ending on or before the Closing Date.

(e) (i) No deficiencies have been asserted with respect to Taxes of the Group or any members of the Group that remain unpaid; (ii) none of the Group or any of its members is a party to any action or proceeding for assessment or collection of Taxes, and no such action or proceeding has been asserted or threatened against the Group, any member of the Group or any of their respective assets; and (iii) no waiver or extension of any statute of limitations is in effect with respect to any Taxes or Returns of the Group or any member of the Group. The Returns of the Group and any of its members for all tax years for which the statute of limitations has not expired have never been audited by a Governmental Authority, nor is any such audit in process, pending or, to the knowledge of the Company, threatened. Neither the Company nor any director or officer (or employee responsible for Tax matters) of any other member of the Group is aware of any facts or circumstances that, if known by any Governmental Authority would be reasonably likely to cause the Governmental Authority to assess any additional Taxes for any period for which Returns have been filed.

(f) No member of the Group has (i) been or shall be required to include any adjustment in taxable income for any Tax period (or portion thereof) ending after the Closing in accordance with Section 481 of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring prior to the Closing; (ii) filed any disclosure under Section 6662 of the Code or comparable provisions of state, local or foreign Law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return; (iii) engaged in a “reportable transaction,” as defined in Treasury Regulation Section 1.6011-4(b); (iv) ever been a member of a consolidated, combined, unitary or aggregate group of which the Company or the Bank was not the ultimate parent company; (v) been the “distributing corporation” or the “controlled corporation” (in each case, within the meaning of Section 355(a)(1) of the Code) with respect to a transaction described in Section 355 of the Code (A) within the two-year period ending as of the date of this Agreement, or (B) in a distribution that would otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code); (vi) incurred any actual or potential liability under Treasury Regulations Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign Law), as a transferee or successor, as a result of any contractual obligation, or otherwise for any Taxes of any person other than the Company or the Bank; or (vii) ever been a “United States real property holding corporation” within the meaning of Section 897 of the Code.

(g) No member of the Group shall be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any: (i) installment sale or other open transaction disposition made on or prior to the Closing Date; (ii) prepaid amount received on or prior to the Closing Date; (iii) a closing agreement described in Section 7121 of the Code or any corresponding provision of state of foreign Tax Law executed on or prior to the Closing Date; or (iv) any change in method of accounting for a taxable period or portion thereof ending on or before the Closing Date.

(h) There has been no “ownership change,” as defined in Section 382 of the Code, with respect to any member of the Group.

Section 2.11. Transactions with Affiliates. Except as disclosed in the Company Reports, since November 16, 2010 and as contemplated by this Agreement, no current or former officer, director or employee of the Company or the Subsidiaries, any of their respective family members, any other corporation or organization of which any of the foregoing persons is an officer, director or beneficial owner of 10% or more of any class of its equity securities, or any trust or other estate in which any of the foregoing persons has a substantial beneficial interest or as to which such person serves as a trustee or in a similar capacity, nor any current or former affiliate of the Company or the Subsidiaries:

(a) has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Bank or in any transaction or series of similar transactions to which the Bank is a party;

(b) is indebted to the Company or the Subsidiaries, except as set forth in Section 2.11(b) of the Disclosure Schedule and except for normal business expense advances and for loans and extension of credit (i) made in the ordinary course of the Bank’s business, (ii) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with unrelated persons, (iii) that did not involve more than the normal risk of collectability or present other unfavorable features, and (iv) which are not disclosed as nonaccrual, past due, restructured or potential problems in the Company’s filings with any Governmental Authority;

(c) holds indebtedness of the Company or any of the Subsidiaries, except for deposit obligations owed by the Bank, and amounts due under normal salary or reimbursement or ordinary business expenses, except as shown in Section 2.11(c) of the Disclosure Schedule (and, in such event, unless further noted in Section 2.11(c) of the Disclosure Schedule, each such person to whom the Company or any Subsidiary is indebted has fully performed and is not in default or in breach of such person’s agreements to extend credit to the Company or any Subsidiary and each such person has not refused or indicated such person’s intent not to perform under such agreements);

(d) is a party to a material agreement as described in Section 2.14 with the Company or the Subsidiaries other than agreements related to employment or service as a director, except as expressly provided for by this Agreement or as described in Section 2.11(d) of the Disclosure Schedule; and

(e) has any other relationship or has engaged or engages in any other transaction or series of similar transactions that would be required to be disclosed pursuant to Item 404 of SEC Regulation S-K, except as shown in Section 2.11(e) of the Disclosure Schedule.

All of the transactions referred to in this Section 2.11 are transactions that were entered into in the ordinary course of business on an arm’s-length business pursuant to normal business terms and conditions. Further, in the case of loans and extensions of credit by the Company or any of its Subsidiaries to any such person, all such loans and extensions of credit also had the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to persons unrelated to the lender, and did not involve more than the normal risk of collectability or other unfavorable features.

Section 2.12. Loans. (a) With respect to each outstanding loan, lease or other extension of credit or commitments to extend credit by the Bank: (i) the Bank has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued; (ii) all documents and agreements necessary for the Bank to enforce such loan, lease or other extension of credit are in existence and in the Bank’s possession; (iii) no claims, counterclaims, set-off rights or other rights have been asserted against the Bank, nor, to the knowledge of the Company, do the grounds for any such claim, counterclaim, set-off rights or other rights exist, with respect to any such loans, leases or other extensions of credit which could impair the collectability thereof; and (iv) each such loan, lease and extension of credit has been, in all material respects, originated and serviced in accordance with the Bank’s then-applicable underwriting guidelines and policies, the terms of the relevant credit documents and agreements and Applicable Law, including Federal Reserve Regulations O and W, and applicable limits on loans to one borrower under Applicable Law.

(b) There are no loans, leases, other extensions of credit or commitments to extend credit of the Bank that have been or should have been classified by the Bank or its regulatory examiners, auditors or other credit examination personnel as “watch,” “other assets (or loans) especially mentioned,” “substandard,” “doubtful,” “classified,” “criticized,” “loss” or any comparable classification, which have not been so classified.

(c) Except as disclosed in the Company Reports, there are no loans or extensions of credit owed to the Bank as to which any payment of principal, interest or any other amount is 90 days or more past due.

(d) The allowances for possible loan and lease losses shown on the financial statements included in any Company Report were, on the respective filing dates, adequate in all respects under the requirements of GAAP and applicable regulatory accounting practices, as applicable, and in each case consistently applied, to provide for possible loan and lease losses as of such filing date, and were in accordance with the safety and soundness standards administered by, and the practices, procedures, requests and requirements of, the applicable Regulatory Authority.

Section 2.13. Other Activities of the Company and the Bank. Except as may be described in Section 2.13 of the Disclosure Schedule, neither the Company nor the Bank, nor any officer, director or employee of the Company or the Bank acting in an agency capacity on behalf of the Company or Bank, is authorized to engage in or conduct, and does not engage in or conduct, any securities sales, underwriting, brokerage, management or dealing activities, whether as principal or agent, either directly or under contractual or other arrangements with third parties. The Bank does not engage in any trust or custodial activities.

Section 2.14. Material Agreements; No Defaults. There are no material breaches, violations, defaults, or events that have occurred, that with notice, the lapse of time and/or the occurrence of any other event would constitute a default, or allegations or assertions of any of the foregoing by the Company or the Subsidiaries, as the case may be, or, to the knowledge of the Company, any other party, with respect to any contract or agreement to which the Company or any of its Subsidiaries is a party that is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K and that is to be performed in whole or in part after the date of this Agreement, and each such contract or agreement has been filed as an exhibit to the Company’s SEC filings pursuant to Item 601 of Regulation S-K.

Section 2.15. Company Benefit Plans. (a) For purposes of this Agreement, “Benefit Plan” means all employee welfare benefit plans within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), all employee pension benefit plans within the meaning of Section 3(2) of ERISA, including, but not limited to, plans that provide retirement income or result in a deferral of income by employees for periods extending to termination of employment or beyond, and plans that provide medical, surgical, or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment, and all other employee benefit agreements or arrangements, including, but not limited to, all bonus, incentive, deferred compensation, vacation, stock purchase, stock option, stock award, severance, employment, change of control, golden-parachute, consulting, dependent care, cafeteria, employee assistance, scholarship, or fringe benefit or similar plans, programs, agreements or policies, in each case sponsored or maintained by the Company or each person that, together with the Company, would be treated as a single employer under Section 414 of the Code (such person, an “ERISA Affiliate”) or to which the Company or an ERISA Affiliate contributes on behalf of its employees, in all cases whether written, unwritten or otherwise, funded or unfunded, and whether or not ERISA is applicable to such plan, program, agreement or policy.

(b) With respect to each Benefit Plan, the Company and each ERISA Affiliate, as well as each Benefit Plan, have complied, and are in compliance with all provisions of ERISA, the Code and all laws and regulations applicable to such Benefit Plan, including the Pension Protection Act of 2006. Each Benefit Plan has been administered in accordance with its terms and all laws and regulations applicable to such Benefit Plan, including ERISA and the Code. Each Benefit Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination or opinion letter as to its qualified status under the Code, or application for such letter will be timely filed, or if the Benefit Plan intended to be qualified under Section 401(a) of the Code is maintained pursuant to a prototype or “volume submitter” plan document, the sponsor of the prototype or volume submitter document has obtained from the National Office of the Internal Revenue Service an opinion or notification letter stating that the form of the prototype or volume submitter document is acceptable for the establishment of a qualified retirement plan under Section 401(a) of the Code.

(c) Except for liabilities fully reserved for or identified in the financial statements contained in the Company Reports, (i) no claim has been made, or to the knowledge of the Company threatened, against the Company or any ERISA Affiliate related to the employment and compensation of employees or any Benefit Plan, including any claim related to the purchase of employer securities or to expenses paid under any defined contribution pension plan; and (ii) no event has occurred, and there exists no condition or set of circumstances, which could reasonably be expected to subject the Company or any Subsidiary to any liability under the terms of, or with respect to, any Benefit Plan or under ERISA, the Code or any other Applicable Law.

(d) Neither the Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any (i) Benefit Plan that is or was subject to Title IV of ERISA or Section 412 of the Code; (ii) “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA); (iii) “multiple employer plan” within the meaning of Section 4001(a)(3) of ERISA or subject to Section 413(c) of the Code; or (iv) “welfare benefit fund” within the meaning of Section 419 of the Code.

(e) Other than (i) the award of Restricted Stock contemplated by the Green Employment Agreement, subject to the conditions set forth therein, and which may be changed, in whole or in part, from Restricted Stock to stock options, and (ii) the equity incentive contemplated by the Incandela Employment Agreement, subject to the conditions set forth therein, neither the execution and delivery of this Agreement, nor the consummation of the Transaction (including the Private Placement and the issuance of the Securities) will (i) result in any payment (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer or director of the Company or any Subsidiary from the Company or any ERISA Affiliate under any Benefit Plan or otherwise; (ii) increase any benefits otherwise payable under any Benefit Plan; (iii) result in any acceleration of the time of payment or vesting of any such benefits; (iv) require the funding or increase in the funding of any such benefits; or (v) result in any limitation on the right of the Company or any ERISA Affiliate to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust; and

(f) Neither the Company nor any ERISA Affiliate has taken, or permitted to be taken, any action that required, and no circumstances exist that will require the funding, or increase in the funding, of any benefits or resulted, or will result, in any limitation on the right of the Company or any ERISA Affiliate to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust.

Section 2.16. Environmental Matters. (a) For purposes of this Section 2.16, (i) “Environmental Law” means any federal, state, local or foreign statute, law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance; and (ii) “Hazardous Substance” means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law, (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive material or radon, and (C) any other substance which may be the subject of regulatory action by any Government Entity in connection with any Environmental Law.

(b) Except as, individually or in the aggregate, has not had or would not be reasonably expected to have a Material Adverse Effect, the Company and the Subsidiaries are in compliance with all applicable Environmental Laws and, to the knowledge of the Company, (i) no real property currently or formerly owned or operated by the Company or any of its subsidiaries is or has been contaminated with any Hazardous Substance at any time; (ii) neither the Company nor any of its subsidiaries could be deemed the owner or operator under any Environmental Law of any property which is or has been contaminated with any Hazardous Substance; and (iii) no Hazardous Substance has been transported from any of the properties owned or operated by the Company or one of the Subsidiaries, other than as permitted under applicable Environmental Law. Since December 31, 2008, neither the Company nor any of the Subsidiaries has received any written notice from any Governmental Authority or any third party indicating that the Company or any of the Subsidiaries is in violation of any Environmental Law, other than with respect to any matter that has been resolved, and such violation, if any, would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company and the Subsidiaries are not subject to any court order, administrative order or decree or any indemnity or other agreement arising under or related to any Environmental Law.

Section 2.17. Labor Matters. No employees of the Company or any of the Subsidiaries are represented by any labor union, nor are any collective bargaining agreements otherwise in effect with respect to such employees. No labor organization or group of employees of the Company or any of the Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or threatened against or involving the Company or any of the Subsidiaries. The Company is in material compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours. There are no disputes with any current or former officers, directors or employees of the Company or its Subsidiaries.

Section 2.18. Insurance. The Company and each of the Subsidiaries are presently insured, and since December 31, 2008 have been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. As of the date hereof, all such insurance policies are in full force and effect and no written notice of cancellation has been received. There is no existing material default by any insured thereunder. The Company maintains directors’ and officers’ liability insurance (“D&O Insurance”) in the amount of $5 million and has provided each Investor a copy of, or access to, its policy of D&O Insurance as part of Section 2.18 of the Disclosure Schedule.

Section 2.19. No Integration. Neither the Company nor the Subsidiaries, nor any of their respective affiliates, nor any person acting on their behalf, has offered or issued any securities of the Company that would be integrated with the sale of the Securities for purposes of the Securities Act, except for the sale by the Company to CapGen of 5,000 shares of Series B Preferred Stock and the Exchange of such shares pursuant to the

Exchange Agreement, nor will the Company or the Subsidiaries or affiliates take any action or steps (and neither have they taken any action or steps) that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings. Assuming the accuracy of the representations and warranties of the Investor contained in this Agreement, the offer and sale of the Purchased Shares by the Company to the Investor pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

Section 2.20. No Change of Control. Except as set forth in Section 2.20 of the Disclosure Schedule, the Company shall not, and neither the execution and delivery of this Agreement nor the Transaction (including the Private Placement and the Conversion) will, trigger any payment, termination, acceleration or vesting (to the extent not previously vested) of any payment or other rights of any type under any “change of control” or similar provision in any agreements to which the Company, the Bank or any of the Subsidiaries is a party, including any equity awards (including stock options and Restricted Stock), employment, “change in control,” severance or other compensatory agreements and any Benefit Plan, which results in payments to the counterparty, the acceleration or vesting of benefits or payments (including debt repayments) (collectively, “Change of Control Benefits”). Notwithstanding anything to the contrary in the immediately previous sentence, no provision of the awards of an aggregate of 1,990 shares of Restricted Stock in 2011 to employees (other than executive officers or directors) of the Company and the Bank shall constitute Change of Control Benefits. Section 2.20 of the Disclosure Schedule also lists each recipient of Restricted Stock in 2011 that has shares of unvested Restricted Stock as of the date hereof, along with the number of such unvested Restricted Shares each such recipient holds as of the date hereof. The Company has provided true and complete copies of duly executed Waiver and Acknowledgment Agreements substantially in the form of Schedule VIII from each of the Company’s and the Bank’s directors and executive officers, including Scott M. Hall, Valerie A. Kendall, Price W. Schwenck, Stephen C. Green and Margaret A. Incandela, waiving all rights, if any, which he or she might otherwise have to any Change of Control Benefits as a result of this Agreement or the Transaction.

Section 2.21. Properties. (a) Except in any such case as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, the Company or one of the Subsidiaries has good, valid and marketable title to all such real personal and mixed property owned by the Company, free and clear of any Liens, and there are no outstanding options to purchase or sell real property, except for dispositions of other real estate owned (“OREO”) in the ordinary course or pursuant to the Company’s asset disposition plans.

(b) The Company has made available to the Investors copies of all material leases, subleases and other agreements under which the Company or any of the Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real, personal or mixed property (the “Leases”) (including all modifications, amendments, supplements, waivers and side letters thereto). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Lease is valid, binding and in full force and effect; and (ii) to the knowledge of the Company, no termination event or condition or uncured default of a material nature on the part of the Company or, if applicable, any of the Subsidiaries exists under any Lease. The Company and each of the Subsidiaries has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all Liens, except for Liens which do not interfere with the use or materially affect the value of the property subject to the Lease. Neither the Company nor any of the Subsidiaries has received written notice of any pending, and to the knowledge of the Company there is no threatened, condemnation or similar proceeding with respect to any property leased pursuant to any of the real property leases.

(c) The Company and the Subsidiaries have good, valid and marketable title to their owned assets and properties, or in the case of assets and properties they lease, license, or have other rights in, good and valid rights by lease, license or other agreement to use, all material assets and properties (in each case, tangible and intangible) necessary to permit the Company and the Subsidiaries to conduct their respective businesses as currently conducted, except, in all cases, as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.22. Computer and Technology Security. The Company and the Subsidiaries have taken all reasonable steps to safeguard the information technology systems utilized in the operation of the business of the Company and the Subsidiaries consistent with the guidance of its Regulatory Authorities, including the implementation of procedures to ensure that such information technology systems are free from any disabling codes or instructions, timer, copy protection device, clock, counter or other limiting design or routing and any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus,” or other software routines or hardware components that in each case permit unauthorized access or the unauthorized disablement or unauthorized erasure of data or other software by a third party, and to date there have been no successful unauthorized intrusions or breaches of the security of the information technology systems.

Section 2.23. Data Privacy. The Company and the Subsidiaries’ respective businesses have complied with and, as presently conducted, are in compliance with, all Applicable Laws applicable to data privacy, data security, or personal information, as well as industry standards applicable to the Company and the Subsidiaries. The Company and the Subsidiaries have complied with, and are presently in compliance with, its and their respective policies applicable to data privacy, data security and personal information. Neither the Company nor any of the Subsidiaries has experienced any incident in which personal information or other sensitive data was or may have been stolen or improperly accessed, and neither the Company nor any of the Subsidiaries is aware of any facts suggesting the likelihood of the foregoing, including any breach of security or receipt of any notices or complaints from any person regarding personal information or other data.

Section 2.24. No Restrictive Covenants. There are no agreements to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties, assets, directors or officers are subject or bound which limits or purports to limit the freedom of the Company or any Subsidiary or any of their respective directors or officers affiliates to compete in any material line of business or any geographic area to which the Company or any Subsidiary is a party or subject, except for employment, severance, equity awards and similar written agreements between the Company and/or the Bank and their respective directors and officers disclosed in Section 2.24 of the Disclosure Schedule that, for the benefit of the Company and its Subsidiaries, restrict the activities of such directors or officers.

Section 2.25. Litigation. Other than matters in the ordinary course of its banking business and which have not had and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (a) except for the Enforcement Actions, no civil, criminal or administrative inquiry, litigation, claim, action, suit, hearing, arbitration, investigation, inquiry, formal or informal enforcement action, civil money penalty or other proceeding before any Governmental Authority or arbitrator is pending or, to the actual knowledge of any of the executive officers of the Company, threatened against the Company or any Subsidiary; (b) except for the Enforcement Actions, none of the Company nor any Subsidiaries are a party to, and none of the Company nor the Subsidiaries, nor any of their respective assets or businesses, are subject to or the subject of, any existing, pending or threatened written agreement, stipulation, conditional approval, memorandum of understanding, notice of determination, judgment, supervisory agreement, order, written directive, actual or proposed civil money penalty or restitution order, consent order or other agreement with or order of any Governmental Authority; and (c) there are no facts or circumstances that could result in any claims against, or obligations or liabilities of, the Company or any Subsidiary, except with respect to (a), (b) and (c) for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

Section  2.26. [Intentionally Omitted.]

Section 2.27. No Brokers; etc. Neither the Company nor any Subsidiary nor any of their respective officers, directors, employees, agents or representatives has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders or similar fees in connection with the Transaction (including the Private Placement and the issuance of the Securities), except the Company has retained and will compensate Sandler O’Neill and Partners, L.P., as its exclusive placement agent (“Placement Agent”), as disclosed in Section 2.27 of the Disclosure Schedule.

Section 2.28. Voting of Shares by Directors and Executive Officers. The Company’s directors and executive officers have agreed pursuant to the Support Agreement attached as Schedule IX hereto (the “Support Agreement”) to vote all shares of Company Common Stock which they beneficially own in favor of approving the Proposals, and all other matters requiring a vote of the Company’s shareholders in connection with the Transaction. The Company agrees that it shall enforce such agreements.

Section 2.29. Risk Management Instruments. Except as has not had or would not reasonably be expected to have a Material Adverse Effect, all material derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries, were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of its Subsidiaries, enforceable in accordance with its terms. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

Section 2.30. Capitalization. As of June 30, 2012, the Bank had the capital ratios shown in its Call Report as of such date. As of June 30, 2012, the Company and the Bank had less capital than the minimums required under Federal Reserve guidelines and the 2012 MOU, respectively.

Section 2.31. Investment Company. Neither the Company nor any of its Subsidiaries is required to be registered as, and is not an affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 2.32. Price of Common Stock. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Purchased Shares.

Section 2.33. Shell Company Status. The Company is not, and has never been, an issuer identified in SEC Rule 144(i)(1).

Section 2.34. Reservation of Purchased Shares. The Company has reserved, and will continue to reserve, free of any preemptive or similar rights of shareholders of the Company (other than the Initial Preemptive Rights that have not been waived or have not expired), a number of unissued shares of Preferred Stock, sufficient to issue and deliver the Purchased Shares at Closing.

Section 2.35. No Substantially Similar Agreement. The Company has no other agreements with any Investor to purchase Purchased Shares other than this Agreement.

Section 2.36. Disclosure. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company, but which has not been so publicly announced or disclosed, except for the announcement of the Private Placement pursuant to Section 6.13, the announcement of the Asset Sale and any other matter contemplated or provided herein.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor, for itself and for no other Investor, represents and warrants to the Company, severally and not jointly, as follows:

Section 3.01. Organization. The Investor is duly organized and validly existing under the laws of the jurisdiction of its organization.

Section 3.02. Bank Holding Company Status, etc.

(a) Prior to Closing, CapGen will have obtained all necessary Federal Reserve approvals to own the Purchased Shares.

(b) Except for CapGen, assuming the accuracy of the representations and warranties of the Company contained herein, no Investor, either acting alone or together with any other person will, directly or indirectly, own, control or have the power to vote, after giving effect to the Conversion, 10% or more of the outstanding shares of the Company’s voting stock of any class or series. Without limiting the foregoing, assuming the accuracy of the representations and warranties of the Company contained herein, each Investor (other than CapGen) represents and warrants that, together with any of its affiliates that are also Investors, it does not and will not as a result of its purchase or holding of the Purchased Shares, Underlying Shares, or any other securities of the Company have “control” of the Company or the Bank, and has no present intention of acquiring “control” of the Company or the Bank for purposes of the BHCA or the Change in Bank Control Act.

Section 3.03. Authorization. This Agreement has been duly authorized, executed and delivered by the Investor and constitutes the valid and binding agreement of the Investor enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

Section 3.04. Accredited Investor, etc.

(a) The Investor acknowledges that the Purchased Shares have not been registered under the Securities Act or under any state securities laws. The Investor (i) is acquiring the Purchased Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Purchased Shares to any person, (ii) will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws and, if applicable, with respect to outstanding Purchased Shares and, following Conversion (as defined in the Preferred Stock Designation), Underlying Shares, as required by the Federal Reserve, in Permitted Transfers (as defined below) or transfers to Affiliates of such Investor, (iii) is an Accredited Investor, and (iv) has such knowledge and experience in financial and business matters and in investments of this type, including knowledge of the Company, that it is capable of evaluating the merits and risks of the Company and of its investment in the Securities and of making an informed investment decision. The Investor is not a registered broker-dealer under Section 15 of the Exchange Act or a person engaged in the business of being a broker-dealer. A “Permitted Transfer” means a transfer by any Holder (as defined in the Preferred Stock Designation): (i) in a widespread public distribution; (ii) in which no transferee (or group of associated transferees) would receive two percent (2%) or more of any class of voting securities of the Company; or (iii) to a transferee that would control more than fifty percent (50%) of the voting securities of the Company without any transfer from the Holder.

(b) The Investor has, either alone or through its representatives:

(i) consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers in connection herewith to the extent it has deemed necessary in its sole discretion in connection with this Agreement and the Transactions;

(ii) had a reasonable opportunity to ask such questions as it has deemed necessary of, and to receive answers from, the officers and representatives of the Company and the Bank concerning the Company’s and the Bank’s financial condition and results of operations, the business plan for the Company and the Bank, all employment agreements and benefit plans and other contractual arrangements among the Company, the Bank and their respective management teams, the terms and conditions of the Transaction (including the Private Placement and the issuance of the Securities), its regulatory situation and any additional relevant information that the Company possesses, and any such questions have been answered to its satisfaction;

(iii) had the opportunity to review and evaluate the following, among other things, in connection with its investment decision with respect to the Securities: (A) all publicly available records and filings concerning the Company and the Bank, as well as all other documents, records, filings, reports, agreements and other materials provided by the Company regarding its and the Bank’s business, operations and financial condition sufficient to enable it to evaluate its investment; (B) certain investor presentation materials (as these may be supplemented from time to time) that summarize this offering of Securities and the Transaction; and (C) this Agreement, the Registration Rights Agreement and the exhibits, schedules and appendices attached hereto and thereto (collectively, the documents referred to in clauses (B) and (C), the “Private Placement Documents”); and

(iv) made its own investment decisions based upon its own judgment, due diligence and advice from such advisers as it has deemed necessary and not upon any view expressed by any other person, including any other Investor. The Investor has not relied upon any other Investor in making its decisions to purchase Securities, or to enter into this Agreement or participate in the Transaction. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors or representatives, if any, shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained herein. The Investor understands that (i) its investment in the Securities is speculative and involves a high degree of risk and it is able to afford a complete loss of such investment, (ii) no representation is being made as to the business or prospects of the Company or the Bank after completion of the Transaction or the future value of the Securities, and (iii) no representation is being made as to any projections or estimates delivered to or made available to the Investors (or any of its affiliates or representatives) of the Company’s or the Bank’s future assets, liabilities, shareholders’ equity, regulatory capital ratios, net interest income, net income or any component of any of the foregoing or any ratios derived therefrom. The Investor, either alone or together with its representatives, if any, has the knowledge, sophistication and experience in financial and business matters as to fully understand and be capable of evaluating the merits and risks of an investment in the Securities.

(c) The Investor acknowledges that the information in the Private Placement Documents is as of the date thereof and may not contain all of the terms and conditions of the offering and sale of the Securities and the Transaction, and understands and acknowledges that it is the Investor’s responsibility to conduct its own independent investigation and evaluation of the Company and the Subsidiaries, the Bank and the Transaction, including (i) the business prospects and future operations of the Company after completion of the Transaction, if applicable, and (ii) the management team that will operate and manage the Company following the completion of the Transaction. The Investor is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any person except for the express written statements, representations and warranties of the Company made or contained in this Agreement and the other Private Placement Documents. Furthermore, the Investor acknowledges that: (A) the Investor has made, and has relied upon, its own independent examination in purchasing the Purchased Shares, including of the Company and the Subsidiaries, the Bank, the Transaction and the management team of the Company that will continue to operate and manage the Company after the completion of the Transaction; (B) nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Purchased Shares constitutes legal, tax or investment advice; and (C) the Investor received or had access to all of the information the Investor deemed necessary in order to make its investment decision in the Securities.

(d) The Investor has read and understands the risk factors outlining certain, but not all, risks related to the Company, the Bank, and an investment in the Company set forth in (i) the Company’s Form 10-K for the year ended December 31, 2011, (ii) each of the Company’s quarterly reports and other reports on SEC Form 10-Q or Form 8-K filed or furnished, as applicable, thereafter through the date hereof, and (iii) the Private Placement Documents.

(e) The Investor understands that the Purchased Shares are being offered and sold to it by the Company through the Placement Agent in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and regulations and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Purchased Shares.

(f) The Investor is not purchasing the Purchased Shares as a result of any advertisement, article, notice or other communication regarding the Purchased Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(g) The Investor understands that (i) no representation is being made as to the business or prospects of the Company or the Bank after the Closing or the future value of the Securities; and (ii) no representation is being made as to any projections or estimates delivered to or made available to the Investor (or any of its affiliates or representatives) of the Company’s or the Bank’s future assets, liabilities, shareholders’ equity, regulatory capital ratios, net interest income, net income or any component of any of the foregoing or any ratios derived therefrom. The Investor, either alone or together with its representatives, if any, has the knowledge, sophistication and experience in financial and business matters as to fully understand and be capable of evaluating the merits and risks of an investment in the Securities and has the ability to bear the economic risks of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(h) The Investor understands and agrees that the Securities are not deposits and are not insured or guaranteed by the FDIC or any other Governmental Authority.

Section 3.05. Regulatory Approvals. The Investor has not been advised by any applicable Regulatory Authority, and has no reasonable basis to believe, that any regulatory approvals required to consummate the Transaction will not be obtained.

Section 3.06. Sufficient Funds. The Investor at the Closing will have all funds necessary to pay and deliver the Purchase Price.

Section 3.07. No Acting in Concert, etc. Other than with affiliates of the Investor who may also be Investors, the Investor is not “acting in concert” with any other Investor for the purpose of acquiring “control” of the Company, in each case as those terms are defined for purposes of the Change in Bank Control Act and its implementing regulations.

Section 3.08. No Prior Proxies. To the extent the Investor beneficially owns shares of Common Stock, the Investor has not granted any proxies to a third party that currently are in effect, nor has the Investor granted voting rights that currently are in effect, with respect to such shares (other than, with respect to certain Investors, the irrevocable proxy granted to the Company as provided in Section 6.04(c)).

ARTICLE IV.

CONDITIONS TO THE OBLIGATIONS

OF THE INVESTORS

The obligations of each Investor to purchase and pay for the Purchased Shares and to perform its obligations under this Agreement are subject to the satisfaction or waiver (other than a waiver of any condition set forth in Section 4.06) by the Investor, on or before such Closing Date, of the following conditions:

Section 4.01. Representations and Warranties to be True and Correct. The representations and warranties contained in Article 2 were true and correct in all material respects as of the date of this Agreement and are true and correct at and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent such representations and warranties are limited expressly to an earlier date, in which case such representations and warranties were accurate, on and as of such date), and a duly authorized officer of the Company has certified such compliance to the Investor in writing on its behalf. Any officer’s certificate delivered by a duly authorized officer of the Company in connection with this Agreement shall be deemed a representation and warranty by the Company hereunder.

Section 4.02. Performance. The Company has performed and complied in all material respects with each of its obligations contained herein required to be performed or complied with by it prior to or at the Closing Date, and a duly authorized officer of the Company has certified such compliance to the Investor in writing on its behalf.

Section 4.03. Preferred Stock Designation. The Company shall have duly filed the Preferred Stock Designation, substantially in the form of Schedule I, as so amended, and filed the Series B Preferred Stock Amendment, substantially in the form of Schedule VII, with the Florida Secretary of State, and such Preferred Stock Designation and Series B Preferred Stock Amendment shall be in full force and effect.

Section 4.04. No Material Adverse Change. Since June 30, 2012, other than the 2012 MOU, there has not been any event or occurrence that has had or is reasonably likely to have a Material Adverse Effect.

Section 4.05. Corporate Approvals; etc. All corporate approvals to be taken by the Company in connection with the Transaction (including the Private Placement and the issuance of the Securities), other than the Shareholder Approvals, shall have been obtained and remain in full force and effect. The Company shall have received an opinion from Hovde Financial, Inc. or another investment banker (“Investment Banker”) that the Conversion Price (as defined in the Preferred Stock Designation) is fair from a financial point of view.

Section 4.06. Change in Control Waivers. Each director and executive officer of the Company and the Bank, and each other employee of the Company or the Bank with Change of Control Benefits, has executed and delivered to the Investors a Waiver and Acknowledgement Agreement substantially in the form of Schedule VIII, waiving all rights, if any, which he or she might otherwise have to any Change of Control Benefits as a result of this Agreement or the Transaction.

Section 4.07. Regulatory Approvals.

(a) Solely as a result of the consummation of the Private Placement, the purchase of the Securities (assuming the Conversion) shall not cause any Investor, other than CapGen, to be deemed to own, control or have the power to vote securities which would represent 10% or more of the voting securities of the Company outstanding at such time.

(b) CapGen has received all regulatory approvals necessary to complete the Transaction, including (A) the prior consent, approval, authorization, clearance, exemption, waiver or similar act from the applicable Regulatory Authorities; (B) all notice and waiting periods required by law to pass have passed without adverse action; and (C) no orders or actions of any Governmental Authority enjoining, restraining, prohibiting or invalidating the Transaction have been issued and remain in effect or are unstayed.

(c) Except as described in Section 2.07(a), no Regulatory Authority has (i) asserted a violation or noncompliance of any Enforcement Action; (ii) revoked or restricted any permits held by the Company or any of the Subsidiaries; or (iii) issued, or required the Company or any of the Subsidiaries to consent to the issuance or adoption of, a cease and desist or consent order, formal or written agreement, directive, commitment or memorandum of understanding, or any board resolution or similar undertaking, formal or informal, that, in the reasonable estimation of the Investor, restricts or materially affects the conduct of the business or future prospects of the Company or such Subsidiary.

Section 4.08. Registration Rights Agreement. The Registration Rights Agreement has been executed and delivered simultaneously with this Agreement, in substantially the form attached as Schedule X, and will be effective and in full force and effect upon the Closing.

Section 4.09. Sales of Shares. At the Closing, the Company shall complete the sale and issuance to all Investors in the aggregate amount of $50.0 million of Preferred Stock, including (i) $27.530 million to CapGen and CapGen Capital Advisors LLC (of which CapGen employees will contribute $1.21 million), and $2.530 million to CapGen affiliates and their interests, and (ii) $865,000 to Company directors, executive officers and related persons (excluding affiliates of CapGen), in the Private Placement, in each case at a Share Price of $1,000.00, in accordance with the terms of this Agreement and, as applicable, the Exchange Agreement, and subscription agreements with Company directors, executive officers and related persons. Sales of shares of Preferred Stock to Company directors, executive officers and related persons will be made pursuant to subscription agreements for cash or in exchange for the cancelation of Company senior debt held by such persons, all at the Share Price of $1,000.00.

Section 4.10. Opinions. The Investors shall have received an opinion of counsel, dated as of the Closing Date and addressed to the Investors, in such form and substance as are customary for transactions of this type and as reasonably requested by the Investors. The Investors shall have received an opinion of Crowe Horwath LLP dated as of or updated to the Closing Date and addressed to the Company, to the effect that the Transaction should not be an “ownership change” for purposes of Section 382 of the Code.

Section 4.11. No Suspensions of Trading in Common Stock or Listing. The Common Stock issued in the Conversion and issued upon conversion of the Nonvoting Common Stock (i) shall be designated for listing and quotation on the Nasdaq Global Market or the Nasdaq Capital Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or Nasdaq from trading on the Nasdaq Global Market or the Nasdaq Capital Market.

ARTICLE V.

CONDITIONS TO THE OBLIGATIONS

OF THE COMPANY

The obligations of the Company to issue and sell the Purchased Shares to the Investors and to perform its obligations under this Agreement are subject to the satisfaction or waiver by the Company, on or before such Closing Date, of the following conditions:

Section 5.01. Representations and Warranties to be True and Correct. The several and not joint representations and warranties of each Investor contained in Article 3 are true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made severally and not jointly by each Investor on and as of the Closing Date.

Section 5.02. Performance. Each Investor has performed and complied in all material respects with all agreements by it contained herein required to be performed or complied with by it prior to or at the Closing Date.

Section 5.03. Investment Banking Opinion. The Company shall have received an opinion from the Investment Banker that the Conversion Price (as defined in the Preferred Stock Designation) is fair from a financial point of view.

ARTICLE VI.

COVENANTS

Section 6.01. Commercially Reasonable Best Efforts. Each party and its officers and directors shall use their commercially reasonable best efforts to take, or cause to be taken, all actions necessary or desirable to consummate and make effective the Transaction as promptly as practicable. If requested by an Investor, the Company shall provide the Investors and its counsel with copies of all applications, filings, notices to, and correspondence with all Governmental Authorities as well as Nasdaq in connection with the Transaction, all of which shall be held, to the extent of information marked as “confidential” therein, confidential by the Investors.

Section 6.02. Filings and Other Actions.

(a) Each Investor other than CapGen, with respect to itself only, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use their commercially reasonable best efforts to provide all necessary and customary information and data, to prepare and file all necessary and customary documentation, and to provide evidence of non-control of the Company and the Bank, including executing and delivering to the applicable Governmental Authorities passivity commitments, disassociation commitments and commitments not to act in concert, with respect to the Company or the Bank (the “Commitments”) in the forms customary for transactions similar to the Transactions (including the Private Placement and the issuance of the Securities) contemplated hereby, in each case, (i) necessary or advisable to consummate the Transactions contemplated by this Agreement, and to perform their respective covenants herein and in the agreements attached as exhibits hereto and (ii) with respect to each Investor, to the extent typically provided by such Investor to such third parties or Governmental Authorities, as applicable, under such Investor’s policies consistently applied and subject to such confidentiality requests as any such Investor may reasonably seek. CapGen shall agree to customary commitments required by the Federal Reserve in connection with any approvals required in connection with CapGen’s investment.

(b) Each Investor, including CapGen, shall promptly file and effect all necessary and customary applications, notices, petitions, filings and other documents, and to obtain all necessary and customary permits, consents, orders, approvals, determinations of non-control for BHC Act and Change in Bank Control Act purposes (if necessary), and authorizations of, or any exemption by, all third parties and Governmental Authorities, and the expiration or termination of any applicable waiting period, in each case, (i) necessary or advisable to consummate the Transactions contemplated by this Agreement, and to perform their respective covenants herein and in the agreements attached as exhibits hereto and (ii) with respect to each Investor, to the extent typically provided by such Investor to such third parties or Governmental Authorities, as applicable, under such Investor’s policies consistently applied and subject to such confidentiality requests as any such Investor may reasonably seek. Notwithstanding anything to the contrary set forth in Section 6.02(a), Section 6.02(c) or in the immediately preceding sentence, the Investor shall not be required to provide information on its investors solely in their capacities as limited, nonvoting partners or other similar passive, nonvoting, noncontrolling equity investors, and shall be entitled to request confidential treatment from any Governmental Authority and not disclose to the Company any information that is confidential and proprietary to the Investor.

(c) Each party shall execute and deliver both before and after the Closing such further certificates, agreements, documents and other instruments and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters, subject, in each case, to clauses (i) and (ii) of Section 6.02(b). Each Investor and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, all the information relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the transactions to which it will be party contemplated by this Agreement; provided that (i) no Investor shall have the right to review any such information relating to another Investor and (ii) an Investor shall not be required to disclose to the Company any information that is confidential and proprietary to such Investor. Each party hereto agrees to keep the other party apprised of the status of matters referred to in this Section 6.02. Each Investor shall promptly furnish the Company, and the Company shall promptly furnish each Investor, to the extent permitted by applicable law, with copies of written communications received by it or its Subsidiaries from, or delivered by any of the foregoing to, any Governmental Authority in respect of the transactions contemplated by this Agreement.

(d) Each Investor, on the one hand, agrees to furnish the Company, and the Company, on the other hand, agrees, upon request, to furnish to each Investor, all information concerning itself, its Affiliates, directors, officers, general partners and managing members and such other matters as may be reasonably necessary or advisable in connection with the proxy statement in connection with the special shareholders’ meeting at which the Shareholder Approvals of the Proposals are sought (the “Shareholders’ Meeting”).

(e) To the extent the Company receives any confidential information under this Section 6.02, the Company shall not, and shall cause its directors, officers, employees, representatives and agents not to, use, duplicate or disclose, in whole or in part, or permit the use, duplication or disclosure of, any of such information in any manner whatsoever. The Company shall be responsible for any breach of this Section 6.02 by any of its directors, officers, employees, representatives and agents. All information furnished or disclosed pursuant to this Section 6.02 shall remain the sole property of the disclosing Investor.

Section 6.03. Corporate Approvals; Takeover Laws. The Company shall obtain all corporate approvals necessary for this Agreement and the Transaction (including the Private Placement and the issuance of the Securities). The Company shall take all reasonable steps to exclude the applicability of, or to assist in any challenge to the validity or applicability to the Transaction (including the Private Placement and the issuance of the Securities) of, any applicable Takeover Laws, if any.

Section 6.04. Shareholder Approvals.

(a) As promptly as practicable following the date of this Agreement, the Company shall call the Shareholders’ Meeting for the purpose of obtaining the Shareholder Approvals for each of the Proposals and shall use its commercially reasonable best efforts to cause such Shareholders’ Meeting to occur as promptly as reasonably practicable. The Proxy Statement shall include the Company Board Recommendation and the Board (and all applicable committees thereof) shall use their commercially reasonable best efforts to obtain from the Company’s shareholders the Shareholder Approvals for the Proposals as soon as practicable and not more than 50 days following the Closing Date.

(b) Each director and executive officer of the Company and the Bank shall have delivered, upon the execution hereof, a binding agreement in the form of Schedule IX to vote all their respective shares of Common Stock in favor of the Proposals.

(c) Each Investor, including CapGen, but excluding any Investor advised by Wellington Management Company, LLP (each, an “Excluded Shareholder”), shall vote (or cause to be voted) all of its shares of Common Stock it beneficially owns, as of the date hereof or hereafter acquired, in favor of each of the Proposals, and hereby grants the Company an irrevocable proxy, coupled with an interest, to vote all of such shares in favor of the Proposals. Notwithstanding anything in this Agreement to the contrary, CapGen and each Investor (other than Excluded Shareholders) acknowledges and agrees that this Section 6.04(c) shall include all of CapGen’s and such Investor’s shares of Common Stock (whether currently beneficially owned or hereafter acquired) and shall be binding upon any person to which the legal or beneficial ownership of such shares shall pass, whether by operation of law or otherwise, including CapGen’s and each Investor’s (other than Excluded Shareholders) successors or assigns. The proxy granted by this Section 6.04(c) shall be governed by the Florida Business Corporation Act. The obligations set forth in this Section 6.04(c) shall terminate upon the earlier of (i) receipt, by the Company, of all of the Shareholder Approvals, or (ii) the date upon which this Agreement is terminated pursuant to Article VIII.

(d) If on the date for which the Shareholders’ Meeting is scheduled (the “Original Meeting Date”), the Company has not received proxies representing a sufficient number of votes to approve the Proposals, whether or not a quorum is present, the Investor shall have the right to require the Company, and the Company shall have the right, to postpone or adjourn the Shareholders’ Meeting to a date that shall not be more than 45 days after the Original Date. If the Company continues not to receive proxies representing a sufficient number of votes to approve the Proposals, whether or not a quorum is present, the Investor shall have the right to require the Company to, and the Company may, make one or more successive postponements or adjournments of the Shareholders’ Meeting as long as the date of the Shareholders’ Meeting is not postponed or adjourned more than an aggregate of 45 days from the Original Date in reliance on this Section 6.04(d). If the Shareholders’ Meeting is adjourned or postponed as a result of Applicable Law, including the need to disseminate to Company shareholders any amendments or supplements to the Proxy Statement, any days resulting from such adjournment or postponement shall not be included for purposes of the calculations of the number of days pursuant to this subsection.

Section 6.05. Proxy Statement. As promptly as reasonably practicable after the date of this Agreement, (a) the Company shall prepare and file with the SEC a letter to shareholders, notice of meeting, proxy statement and form of proxy that will be provided to shareholders of the Company in connection with seeking the Shareholder Approvals of the Proposals (including any amendments or supplements) at the Shareholders’ Meeting and any schedules required to be filed with the SEC in connection therewith (collectively, the “Proxy Statement”) as required by the Exchange Act and the rules and regulations promulgated thereunder. None of the information supplied or to be supplied by the Company or the respective Investors expressly for inclusion or incorporation by reference in the Proxy Statement will, at the time it is filed with the SEC, on the date it is first mailed to the Company’s shareholders, or at the time of the Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act. Each of the Company and each Investor shall obtain and furnish the information concerning itself and its Affiliates required to be included in the Proxy Statement. The Company shall use its commercially reasonable best efforts to (i) respond as promptly as reasonably practicable to any comments received from the SEC with respect to the Proxy Statement and (iii) seek to have the Proxy Statement declared definitive by the SEC at the earliest reasonably practicable date. The Company shall promptly notify the Investors upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement (but not the substance of such comments or requests, except to the extent such comments or requests relate to information regarding the Investor). If, at any time prior to the Shareholders’ Meeting, any information relating to the Company or such Investor, or any of their respective Affiliates, directors or officers should be discovered by the Company or any Investor, which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other party, and an appropriate amendment or supplement describing such information shall be filed by the Company with the SEC and, to the extent required by Applicable Law, disseminated to the shareholders of the Company. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC or its staff with respect thereto, and to the extent it involves disclosure regarding any Investor, such Investor shall be provided upon request, insofar as it relates to such Investor, a reasonable opportunity to review and comment on such document or response insofar as it relates to such Investor, and shall include in such document or response comments reasonably proposed by the Investors, as applicable.

Section 6.06. Registration Rights. The Company and the Investor shall execute and deliver upon the execution and delivery of this Agreement, the Registration Rights Agreement in substantially the form attached as Schedule X, and the Registration Rights Agreement shall become effective as of the Closing.

Section 6.07. Reservation and Nasdaq Listing of Shares. Upon and following the approval of the Capital Amendment, the Company shall reserve and continue to reserve, free of any preemptive or similar rights, authorized but unissued shares of Common Stock and Nonvoting Common Stock sufficient at all times for (i) the issuance and delivery upon the Conversion of all issued and outstanding shares of Preferred Stock in accordance with the Preferred Stock Designation and (ii) the issuance and delivery of Common Stock incident to the conversion and sale of Nonvoting Common Stock in accordance with its terms. The Company shall, as far in advance of Closing as practicable, file an application to list the shares of Common Stock issuable in the Conversion and issuable upon conversion of the Nonvoting Common Stock for trading on the Nasdaq Global Market or the Nasdaq Capital Market, as applicable, and shall pay all fees and expenses in connection with such listing and related notices.

Section 6.08. Restricted Shares.

(a) Each Investor acknowledges and agrees that there are substantial restrictions on the transferability of the Securities. Each Investor further understands and agrees that the Securities have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act and may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or pursuant to an exemption therefrom.

(b) Notwithstanding any other provision of this Article VI, each Investor covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144, provided that the transferor provides the Company with reasonable assurances (in the form of a seller representation letter and, if applicable a broker representation letter) that such Securities may be sold pursuant to such rule, the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer (other than pursuant to clauses (i), (ii) or (iii) of the preceding sentence), any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of the transferring Investor under this Agreement and the Registration Rights Agreement with respect to such transferred Securities.

(c) Each Investor covenants that it will not knowingly make any sale, transfer, or other disposition of any Securities, or engage in hedging transactions with respect to such Securities, in violation of the Securities Act (including Regulation S) or the Exchange Act, and, if applicable, with respect to outstanding Purchased Shares or, following Conversion (as defined in the Preferred Stock Designation), Underlying Shares, will only transfer such Securities as required by the Federal Reserve in Permitted Transfers or transfers to Affiliates of such Investor.

(d) Each Investor acknowledges and agrees that: (a) each certificate evidencing the Securities will bear a legend to the effect set forth below; and (b) except to the extent such restrictions are waived by the Company, neither shall transfer any Securities represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate, as follows and which shall be delivered also as instructions to the Company’s transfer agent:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(e) The restrictive legend set forth in Section 6.08(d) above shall be removed and the Company shall issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Securities are registered for resale under the Securities Act, (ii) such Securities are sold or transferred pursuant to Rule 144, or (iii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such Securities and without volume or manner-of-sale restrictions. Following the earlier of (i) the effective date of the registration statement registering the Securities for resale (the “Resale Registration Statement”) or (ii) Rule 144 becoming available for the resale of Securities, without the requirement for the Company to be in compliance with the current public information required under 144(c)(1) (or Rule 144(i)(2), if applicable) as to the Securities and without volume or manner-of-sale restrictions, the Company shall, upon delivery of appropriate documentation by the Holder, instruct the Transfer Agent at the

Company’s expense, to remove the legend from the Securities. If a legend is no longer required pursuant to the foregoing, the Company will no later than 3 Trading Days following the delivery by a Holder to the Company or the Transfer Agent (with notice to the Company) of a legended certificate or instrument representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and a representation letter to the extent required by Section 6.08(b), (such third Trading Day, the “Legend Removal Date”) deliver or cause to be delivered to such Investor a certificate or instrument (as the case may be) representing such Securities that is free from all restrictive legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 6.08(e). Certificates for Securities free from all restrictive legends may be transmitted by the Transfer Agent to the Investors by crediting the account of the Investor’s prime broker or other broker with DTC as directed by such Investor.

(f) Each Investor hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Securities or any interest therein without complying with the requirements of the Securities Act and the rules and regulations promulgated thereunder. Except as otherwise provided below, while the Resale Registration Statement remains effective, each Investor hereunder may sell the Securities registered in accordance with the plan of distribution contained in the Resale Registration Statement and if it does so it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available or unless the Securities registered are sold pursuant to Rule 144. Each Investor, severally and not jointly with the other Investors, agrees that if it is notified by the Company in writing at any time that the Resale Registration Statement registering the resale of the Securities is not effective or that the prospectus included in such Resale Registration Statement no longer complies with the requirements of Section 10 of the Securities Act, the Investor will refrain from selling such Securities registered until such time as the Investor is notified by the Company that such Resale Registration Statement is effective or such prospectus is compliant with Section 10 of the Exchange Act, unless such Investor is able to, and does, sell such Securities registered pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act.

Section 6.09. Information, Access and Confidentiality.

(a) From the date hereof until the date following the Closing Date on which the Investor Percentage Interest of an Investor (other than CapGen), together with the Investor Percentage Interests of Investors that share a common investment advisor with such Investor, is, in the aggregate, less than 5%, the Company and the Subsidiaries will permit such Investor, whether or not such Investor qualifies, or is intended to qualify, as a “venture capital operating company” (a “VCOC”) as defined in the regulations (the “Plan Asset Regulations”) issued by the Department of Labor at 29 C.F.R. Section 2510.3 101, as the same may be amended from time to time (each such person a “VCOC Rights Inspector”), to have customary and appropriate VCOC rights, including consultations rights, inspection and access rights, and rights to receive materials for all meetings of the Board of Directors, and the right to audited and unaudited financial statements, annual budget and other financial and operations information, including advance notification of and consultation with respect to significant corporate actions) relating to inspection, information and consultation with respect to the Company or the Bank. Any consultation or inspection permitted pursuant to this Section 6.09 shall be conducted during normal business hours and in such a manner as not to interfere unreasonably with the conduct of the business of the Company or the Subsidiaries, and nothing herein shall require the Company or the Subsidiaries to disclose any information to the extent (1) prohibited by Applicable Laws or (2) that the Company or the Subsidiaries reasonably believe such information to be competitively sensitive proprietary information (except to the extent the Investor provides assurances reasonably acceptable to the Company or such Subsidiary, as applicable, that such information shall not be used by the Investor or its affiliates to compete with the Company or such Subsidiary, as applicable). Such Investor also shall hold and use any information that it receives pursuant to this Section solely for purposes of managing its investment in the Company, and shall not use or disclose any material nonpublic information regarding the Company to trade in Company securities or any derivatives thereof. Notwithstanding the foregoing, nothing herein shall require the Company or the Subsidiaries to (1) honor a request from such Investor to visit and inspect any of the offices and properties of the Company and the Subsidiaries and inspect and copy the books and records of the Company and the Subsidiaries more frequently than once per quarter, or (2) make appropriate officers and directors of the Company and the Subsidiaries available to such Investor for consultation with the Investor or its designated representative with respect to matters relating to the business and affairs of the Company and the Subsidiaries more frequently than once per quarter. Any information to be provided to an Investor hereunder shall be sent or provided only to the Person or department set forth on such Investor’s signature page hereto as the Person or department to receive notices under this Agreement, and neither the Company nor any Person acting on its behalf shall send or provide information hereunder to any other Person on behalf of any Investor without the prior written consent of such person or a member of such department.

(b) From the date of this Agreement until the date when CapGen’s Investor Percentage Interest is less than 5%, the Company shall, and will cause each of the Subsidiaries to, give CapGen and its representatives (including officers and employees of CapGen, and counsel, accountants, investment bankers, potential lenders and other professionals retained by CapGen) full access during normal business hours to all of their properties, books and records (including tax returns and appropriate work papers of independent auditors under normal professional courtesy, but excluding those books and records that under Applicable Laws, or under confidentiality agreements, are required to be kept confidential) and to knowledgeable personnel of the Company and to such other information as CapGen may reasonably request. As long as CapGen is a bank holding company deemed by the Federal Reserve to “control” the Company and the Bank under the BHC Act, the Company and the Bank shall cooperate with CapGen, and provide all information requested by CapGen to prepare and fill all reports, applications and other filings with the Federal Reserve and other Governmental Authorities.

(c) Each Investor shall, and shall cause its representatives to, hold all material nonpublic information received as a result of its access to the properties, books and records of the Company or the Subsidiaries in confidence, except to the extent that information (i) is or becomes available to the public (other than through a breach of this Agreement), (ii) becomes available to the Investor or its representatives from a third party that, insofar as the Investor is aware, is not under an obligation to the Company or to a Subsidiary to keep the information confidential, (iii) was known to the Investor or its representatives on a non-confidential basis before it was made available to the Investor or its representative by the Company or a Subsidiary, or (iv) otherwise is independently developed by the Investor or its representatives. Each Investor shall, at the Company’s request made at any time after the termination of this Agreement without the Closing having occurred, or at any time such Investor’s Investor Percentage is less than 5%, deliver to the Company all documents and other material nonpublic information obtained by the Investor or its representatives from the Company or its Subsidiaries, or certify that such material has been destroyed by the Investor. The Investor acknowledges that it is aware of, and will comply with, applicable restrictions on the use of material nonpublic information with respect to the Company and its Subsidiaries imposed by the United States federal securities laws. Any examination or investigation made by the Investor, its representatives or any other persons as contemplated by this Section 6.09 shall not affect any of the representations and warranties hereunder.

Section 6.10. Conduct of Business Prior to Closing. Except as otherwise expressly contemplated or permitted by this Agreement or with the prior written consent of CapGen (which consent shall not be unreasonably withheld or delayed) (which is a separate right granted to CapGen for itself and no other Investor), during the period from the date of this Agreement to the Closing Date, the Company shall, and shall cause each Subsidiary to, (a) conduct its business only in the usual, regular and ordinary course consistent with past practice; and (b) take no action that would reasonably be expected to adversely affect or delay the receipt of any Shareholder Approvals, provided nothing in this Section 6.10 or in Section 6.11 shall limit or prohibit (i) the Exchange of Series B Preferred Stock for shares of Preferred Stock as provided in the Exchange Agreement or (ii) the Asset Sale.

Section 6.11. Company Forbearances. Except as expressly contemplated or permitted by this Agreement, during the period from the date of this Agreement to the Closing, the Company shall not, and shall not permit any Subsidiary to, without the prior written consent of CapGen (which is a separate right granted to CapGen for itself and no other Investor):

(a) declare or pay any dividends or distributions on its capital stock, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock, trust preferred securities issued by a Company Subsidiary or any junior subordinated debentures issued in connection therewith, or other equity interest or any securities or obligations convertible into or exchangeable for any shares of its capital stock or other equity interest or stock appreciation rights or grant any person any right to acquire any shares of its capital stock or other equity interest, other than dividends paid by any wholly-owned Subsidiaries;

(b) issue or commit to issue any additional shares of capital stock or other equity interest, or any trust preferred securities, securities convertible into or exercisable for, or any rights, warrants or options to acquire, any additional shares of capital stock or other equity interest (except (i) options, restricted stock or other equity grants approved by the Board or the Organization and Compensation Committee of the Board under the Company’s equity incentive plans in accordance with past practice, or in accordance with the terms of any employment agreements in existence as of the date hereof (including the Green Employment Agreement or the Incandela Employment Agreement, as these may be amended with approval of the Company’s Compensation Committee to change Restricted Stock awards to options, in whole or in part, to change the vesting periods, but not less than the current vesting periods, or to provide that the amount of equity grants to each of Stephen C. Green and Margaret A. Incandela will be based on the total number of shares of Common Stock and Nonvoting Common Stock issued in the Private Placement), (ii) pursuant to the exercise of outstanding options, (iii) the Securities, and (iv) 5,000 shares of Series B Preferred Stock and the shares of Preferred Stock issuable in exchange therefor pursuant to the Exchange Agreement);

(c) amend the Articles of Incorporation, the Company’s bylaws or other governing instruments of the Company or any Subsidiary, except that the Company shall adopt and use its best efforts to obtain the Shareholder Approval of the Capital Amendment attached as Schedule V hereto and shall adopt and file the Preferred Stock Designation and Series B Preferred Stock Amendment attached as Schedules I and VII hereto;

(d) incur any additional debt obligation or other obligation for borrowed money except in the ordinary course of the business of the Subsidiaries consistent with past practices (which shall include, for the Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, sales of certificates of deposit consistent with and subject to requirements of Governmental Authorities, advances from Federal Home Loan Bank of Atlanta or the Federal Reserve Bank of Atlanta, entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any shares of capital stock or other equity interest held by the Company or any Subsidiary of any lien or permit any such lien to exist;

(e) adjust, split, combine or reclassify any capital stock or equity interests of the Company or any Subsidiary or issue or authorize the issuance of any other securities with respect to or in substitution for shares of its capital stock or sell, lease, mortgage or otherwise encumber or agree to any Liens upon any shares of capital stock or equity interests of any Subsidiary or any asset of the Company or any Subsidiary other than (i) in the ordinary course of business as permitted by Section 6.11(d) for reasonable and adequate consideration, or (ii) as contemplated in Section 6.11(e) of the Disclosure Schedule;

(f) acquire any direct or indirect equity interest in any person, other than in connection with (i) foreclosures in the ordinary course of business of debts previously contracted in good faith and (ii) holdings of securities solely in its fiduciary capacity;

(g) grant any increase in compensation or benefits to the directors, officers or employees of the Company or any Subsidiary, except in accordance with past practices previously disclosed; pay any bonus except in accordance with past practices and pursuant to the provisions of an applicable program or plan adopted by the

Board prior to the date of this Agreement as previously disclosed; or, enter into or amend, except to waive or eliminate any provision that would deem the acquisition of the Purchased Shares by the Investors or that any other aspect of the Transactions are a change in control or acceleration event under, any severance, change in control agreements or equity awards with or to directors, officers or employees of the Company or any Subsidiary;

(h) enter into or amend any employment agreement between the Company or any Subsidiary and any person (unless (i) such amendment is required by Applicable Law or (ii) it changes the terms or nature of any equity incentive approved by the Company’s Compensation Committee) that the Company does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Closing;

(i) except as set forth on Section 6.11(i) of the Disclosure Schedule, adopt any new employee benefit plan or employee benefits of the Company or any Subsidiary or make any material change in or to any existing employee benefit plans or employee benefits of the Company or any Subsidiary, other than the Incentive Plan Amendment and any such change that is required by Applicable Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan;

(j) make any material change in any accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in GAAP or as required by any Regulatory Authority;

(k) (i) commence any litigation other than in connection with collections of debt consistent with past practice, (ii) settle any litigation involving any liability of the Company or any Subsidiary for money damages which individually or in the aggregate, exceed or impose restrictions upon the operations of the Company or any Subsidiary, or (iii) modify, amend or terminate any material contract described in Section 2.14 or waive, release, compromise or assign any material rights or claims;

(l) enter into any material transaction not in the ordinary course of business other than the Asset Sale and as contemplated hereby, or not consistent with safe and sound banking practices or Applicable Law;

(m) fail to file timely any report required to be filed by it with any Regulatory Authority, including the SEC;

(n) make any loan or advance to any 5% or greater shareholder, director or officer of the Company or any of the Subsidiaries, or any member of the immediate family of the foregoing, or any Related Interest or any affiliate of any of the foregoing, except for renewals of any loan or advance outstanding as of the date of this Agreement on terms and conditions substantially similar to the original loan or advance;

(o) cancel without payment in full, or modify in any material respect any agreement relating to, any loan or other obligation receivable from any 5% shareholder, director or officer of the Company or any Subsidiary or any member of the immediate family of the foregoing, or any Related Interest or any affiliate of any of the foregoing;

(p) except as expressly contemplated by this Agreement, enter into any agreement for services or otherwise with any 5% shareholders, directors, officers or employees of the Company or any Subsidiary or any member of the immediate family of the foregoing, or any Related Interest or any affiliate of any of the foregoing;

(q) modify, amend or terminate any material contract described in Section 2.14 or waive, release, compromise or assign any material rights or claims, except in the ordinary course of business consistent with past practice and for fair consideration;

(r) close any banking office where a notice of such closure is required under Section 42 of the Federal Deposit Insurance Act, as amended (the “FDI Act”) and applicable regulations thereunder;

(s) except as required by Applicable Law or as required by applicable Regulatory Authority, change its or any of the Subsidiaries’ lending, investment, liability management and other material banking policies in any material respect;

(t) take any action that would cause the Transactions to be subject to requirements imposed by any Takeover Law, or fail to take all necessary steps within its control to exempt (or ensure the continued exemption of) the Transactions from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect;

(u) make or renew any loan or extension of credit to any person (including, in the case of an individual, his or her immediate family) or to any Related Interest or otherwise, except in accordance with the Bank’s policies, Applicable Law and the 2012 MOU;

(v) increase or decrease the rates of interest paid on deposits or increase the amount of brokered or internet deposits, except consistent with the Bank’s past practices, the 2012 MOU and Applicable Law;

(w) purchase or otherwise acquire any investment securities for its own account, except in accordance with the Bank’s policies, including its asset/liability policy, and in accordance with Applicable Law and the 2012 MOU;

(x) except for the Asset Sale and the disposition of substandard assets consistent with the Company’s overall strategy as disclosed in the Company’s quarterly report on Form 10-Q as of and for the period ended June 30, 2012, and except for OREO reflected on the books of the Company or the Bank as of the date hereof, the sale of which will not result in a loss, individually or in the aggregate of $100,000 or more, sell, transfer, convey or otherwise dispose of any real property or other assets or interests therein having a book value individually or in the aggregate in excess of or in exchange for consideration in excess of, $100,000 without prior Board approval, and in accordance with the Company’s policies, Applicable Law and the 2012 MOU;

(y) make or commit to make any capital expenditures in excess of $100,000, individually or in the aggregate, without prior Board approval; or

(z) agree to, or make any commitment to, take any of the actions prohibited by this Section 6.11.

Section 6.12. Investor Call. CapGen will issue the Investor Call to its investors promptly after receipt of the last approval of the Regulatory Authorities needed for Closing of the Private Placement, or at such other later date and time as may agreed upon by CapGen and the Company.

Section 6.13. Press Releases; Public Disclosure.

(a) The Company and CapGen shall consult with each other before issuing any press release with respect to the Transaction or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other, which consent shall not be unreasonably withheld or delayed; provided, however, that the Company may, without the prior consent of CapGen (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements or filings as may be required by Applicable Law or the Nasdaq Global Market.

(b) Subject to each party’s disclosure obligations imposed by law or regulation or the Nasdaq listing rules applicable to the Company, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and neither the Company nor any Investor will make any such news release or public disclosure without first notifying the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably withheld or delayed), provided that nothing in this Section 6.13 shall prevent the Company from making timely disclosures under the Securities Act, the Exchange Act and the Nasdaq listing rules. CapGen authorizes the Company to publicly disclose its name but otherwise no such public disclosure of an Investor or its investment advisor will be made by the Company (other than in a Resale Registration Statement), except to the extent required by Applicable Law or authorized in writing by such Investor, and to all applicable Governmental Authorities and Nasdaq. The Company and each Investor agree that within one Business Day following the Closing, the Company shall publicly disclose the closing of the transactions contemplated by this Agreement including the Private Placement. On or before 9:00 A.M. New York City time, on the second Business Day immediately following the Closing Date, the Company will file a Current Report on Form 8-K with the SEC describing the terms of this Agreement.

(c) By 9:00 A.M., New York City time, on the Business Day immediately following execution of this Agreement, the Company shall issue one or more press releases (collectively, the “Press Release”) disclosing all material terms of the transactions contemplated hereby (including the Private Placement). On or before 9:00 A.M., New York City time, on the second Business Day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the SEC describing the terms of the Private Placement Documents (and including as exhibits to such Current Report on Form 8-K the material Private Placement Documents, including this Agreement and the Registration Rights Agreement). Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor or any affiliate or investment adviser of the Investor, or include the name of the Investor or any affiliate or investment adviser of the Investor in any press release or in any filing with the SEC (other than a Resale Registration Statement) or any regulatory agency or Nasdaq, without the prior written consent of the Investor, except (i) as required by the federal securities laws and (ii) to the extent such disclosure is required by law, at the request of applicable Governmental Authorities or Nasdaq.

Section 6.14. Use of Proceeds. The Company shall use the net proceeds from the sale of the Preferred Stock primarily to support the Bank’s capital, as disclosed in the Private Placement Documents.

Section 6.15. Form D Filings. The Company will timely file all Form Ds required with respect to the Transaction under SEC Regulation D with the SEC and with all other applicable securities and blue sky jurisdictions, and will pay any applicable filing fees.

Section 6.16. Standstill. From the Closing Date until the Conversion, no Investor shall transfer, sale, give, pledge, hypothecate or otherwise dispose of, or agree to do any of the foregoing with respect to, any or all of the Investor’s Common Stock beneficially owned by the Investor as of the Closing Date, or any interest therein, provided, however, all shares of Series B Preferred Stock shall be converted into shares of Series A Preferred Stock upon the Closing Date.

ARTICLE VII.

OTHER AGREEMENTS

Section 7.01. Bank Holding Company Status. No Investor other than CapGen shall exercise “control” for purposes of the BHCA or the Change in Bank Control Act, of the Company or the Bank, upon or following the Closing or the Conversion.

Section 7.02. Preemptive Rights. (a) Except as provided in Section 7.02(f), if the Company offers to sell Covered Securities (as defined below) in a public or private offering of Covered Securities solely for cash any time during a period of 24 months commencing on the Closing Date (a “Qualified Offering”), each Investor shall be afforded the opportunity to acquire from the Company, for the same price and on the same terms as such Covered Securities are offered, in the aggregate up to the amount of Covered Securities required to enable it to maintain its Investor Percentage Interest. “Investor Percentage Interest” means, as of any date of determination, the percentage equal to (A) the aggregate number of shares of Common Stock beneficially owned by the Investor as of the date of determination (assuming Conversion) divided by (B) the total number of outstanding shares of Common Stock as of such date (assuming Conversion). “Covered Securities” means Common Stock and any rights, options or warrants to purchase or securities convertible into or exercisable or exchangeable for Common Stock, other than securities that are (A) issued by the Company pursuant to any employment contract, employee incentive or benefit plan, stock purchase plan, stock ownership plan, stock option or equity compensation plan or other similar plan where stock is being issued or offered to a trust, other entity to or for the benefit of any employees, consultants, officers or directors of the Company, (B) issued by the Company in connection with a business combination or other merger, acquisition or disposition transaction, partnership, joint venture, strategic alliance or investment by the Company or similar non-capital raising transaction, (C) issued as a dividend or in connection with a dividend reinvestment or shareholder purchase plan or (D) any share of Common Stock issued upon Conversion of Purchased Shares or upon or resulting (directly or indirectly) from the Exchange.

(b) Prior to making any Qualified Offering of Covered Securities, the Company shall give the Investor written notice at the address shown on each Investor’s signature page hereto of its intention to make such an offering, describing, to the extent then known, the anticipated amount of securities, and other material terms then known to the Company upon which the Company proposes to offer the same (such notice, a “Qualified Offering Notice”). The Investor shall then have 10 days after receipt of the Qualified Offering Notice (the “Offer Period”) to notify the Company in writing that it intends to exercise such preemptive right and as to the amount of Covered Securities the Investor desires to purchase, up to the maximum amount calculated pursuant to Section 7.02(a) (the “Designated Securities”). Such notice constitutes a non-binding indication of interest of the Investor to purchase the amount of Designated Securities specified by the Investor (or a proportionately lesser amount if the amount of Covered Securities to be offered in such Qualified Offering is subsequently reduced) at the price (or range of prices) established in the Qualified Offering and other terms set forth in the Company’s notice to it. Any failure to respond or to confirm the Investor’s interest in purchasing any Covered Securities to which it is entitled under this Section 7.02 during the Offer Period constitutes a waiver of its preemptive rights in respect of such offering or as to the Covered Securities as to which no interest in purchasing is received, as applicable. The sale of the Covered Securities in the Qualified Offering, including any Designated Securities, shall be closed not later than 120 days after the end of the Offer Period except as to any Investor that requires prior approval of the Federal Reserve and/or other Governmental Authorities, in which case the closing of any the sale of Covered Securities to such Investor shall occur as soon as practicable following the receipt of all necessary Governmental Authority approvals and the expiration of statutory waiting periods. The Covered Securities to be sold to other investors in such Qualified Offering shall be sold at a price not less than, and upon terms no more favorable to such other investors than, those specified in the Qualified Offering Notice. If the Company does not consummate the sale of Covered Securities to other investors within such 120-day period (excluding Investors that require prior approval of the Federal Reserve and/or other Governmental Authorities), the right provided hereunder shall be revived and such securities shall not be offered unless first reoffered to the Investors in accordance herewith. Notwithstanding anything to the contrary set forth herein and unless otherwise agreed by the Investor, by not later than the end of such 120-day period, the Company shall either confirm in writing to the Investor that the Qualified Offering has been abandoned or shall publicly disclose its intention to issue the Covered Securities in the Qualified Offering, in either case in such a manner that the Investor will not be in possession of any material, non-public information thereafter.

(c) If the Investor exercises its preemptive right provided in this Section 7.02 with respect to a Qualified Offering that is an underwritten public offering or an offering made to qualified institutional buyers (as such term is defined in SEC Rule 144A under the Securities Act) for resale pursuant to Rule 144A under the Securities Act (a “Rule 144A offering”), a private placement or other offering, whether not registered under the Securities Act, the Company shall offer and sell the Investor, if any such offering is consummated, the Designated Securities (as adjusted, upward to reflect the actual size of such offering when priced but not in excess of each Investor’s Investor Percentage Interest) at the same price as the Covered Securities are offered to third persons (not including the underwriters or the initial purchasers in a Rule 144A offering that is being reoffered by the initial purchasers) in such offering and shall provide written notice of such price upon the determination of such price.

(d) Anything to the contrary in this Section 7.02 notwithstanding, the preemptive right to purchase Covered Securities granted by this Section 7.02 shall terminate as of and not be available any time after the date on which the Investor sells all of the Purchased Shares or all of its interest therein.

(e) In addition to the pricing provision of Section 7.02(c), the Company will offer and sell the Designated Securities to the Investor upon terms and conditions not less favorable than the most favorable terms and conditions offered to other persons or entities in a Qualified Offering.

(f) Notwithstanding anything to the contrary contained herein, (i) the preemptive rights set forth in this Section 7.02 or the Initial Investment Agreement shall not apply to (x) the sale of 5,000 shares of Series B Preferred Stock to CapGen, or (y) a Qualified Offering that is a public offering of up to $10 million of shares of Common Stock offered to (or issuable upon the exercise of subscription rights offered to) existing holders of Common Stock, other than the Investors, on a pro rata basis within six months of the Closing (the “Rights Offering”), and each Investor waives any and all rights it has or may have to participate in the Rights Offering; and (ii) if the Investor is offered the opportunity to exercise the preemptive rights set forth in this Section 7.02 as part of a private placement offering by the Company, then the Company shall have no obligation to provide similar preemptive rights in any concurrent public offering or related rights offering, at the same price per share as such private placement, to its existing shareholders other than the Investors.

Section 7.03. Compensation Matters. Prior to the Closing, the Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary and appropriate (including securing any necessary waivers or consents) to provide that the issuance of the Purchased Shares to the Investor as contemplated by this Agreement will not trigger any Change of Control Benefits under any “change of control” provision in any agreements to which the Company, the Bank or any of the Subsidiaries is a party, including any employment, “change in control,” equity award, option, severance or other compensatory agreements and any Benefit Plan, and shall deliver true and complete copies of duly executed Waiver and Acknowledgement Agreements substantially in the form of Schedule VIII from each director and executive officer of the Company and the Bank, and each other employee of the Company or the Bank with Change of Control Benefits, waiving all rights, if any, which he or she might otherwise have to any Change of Control Benefits as a result of this Agreement or the Transaction.

Section 7.04. Commercially Reasonable Best Efforts. After the Closing Date, each party and its officers and directors shall use their respective commercially reasonable best efforts to take, or cause to be taken, all further actions necessary or desirable to carry out the purposes of this Agreement and their respective covenants, agreements and obligations hereunder.

Section 7.05. Manner of Offerings. The Company is offering the Purchased Shares through the Placement Agent to Investors that are Accredited Investors in transactions exempt from registration under Section 4(a)(2) of the Securities Act. Each Investor shall purchase its Purchased Shares at the same per share price being offered to the other Investors, and the complete terms and conditions of each Investor’s purchase of its Purchased Shares are set forth herein.

Section 7.06. Indemnification.

(a) Indemnification of Each Investor. In addition to the indemnity provided in the Registration Rights Agreement, to the extent allowed under Applicable Law, the Company will indemnify and hold each Investor and its directors, officers, shareholders, members, partners, employees, agents, investment advisors and representatives (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls the Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, members, partners, employees, agents, investment advisors and representatives (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title)

of such controlling person (each, an “Investor Party”), from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in permitted settlements, court costs and reasonable attorneys’ fees and expenses of one counsel and costs of investigation (“Losses”) that any such Investor Party may suffer or incur as a result of (i) any material breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or (ii) any action instituted against an Investor Party in any capacity, by any shareholder of the Company who is not Investor Party or an affiliate of that Investor Party, with respect to any of the transactions contemplated by this Agreement. The Company will not be liable to any Investor Party under this Agreement to the extent, but only to the extent that, Losses are attributable to any Investor’s material breach of any of the representations, warranties, covenants or agreements made by such Investor in this Agreement or in the other Private Placement Documents.

(b) Conduct of Indemnification Proceedings. Promptly after receipt by any Investor Party (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 7.06(a), such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of one counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses of such counsel; provided, however, the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially and adversely prejudiced by such failure to receive such notice. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel at the Company’s expense; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not affect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional, irrevocable release of such Indemnified Person from all liability and Losses arising out of such proceeding.

ARTICLE VIII.

TERMINATION

Section 8.01. Methods of Termination. This Agreement may be terminated at any time prior to the Closing by:

(a) the mutual written consent in writing of an Investor and the Company, but only as to the terminating Investor;

(b) any Investor but only with respect to the terminating Investor or the Company if the Closing of the sale of an aggregate of $50 million of Preferred Stock shall not have occurred by January 11, 2013 (the “Termination Date”), provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose breach of any representation or warranty or failure to perform any obligation under this Agreement shall have caused or resulted in the failure of the Closing;

(c) the Company if there has been a breach of any representation, warranty, covenant or agreement made by an Investor in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 5.01 would not be satisfied and such breach or condition is not curable or, if curable, is not cured within the earlier of (i) 30 days after written notice thereof is given by the Company to the Investor and (ii) the Termination Date; provided that the Company is not then in breach of any representation, warranty, covenant, agreement or other obligation contained in this Agreement and, provided further, that such termination by the Company shall only be as to the breaching Investor;

(d) an Investor if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 4.01 would not be satisfied and such breach or condition is not curable or, if curable, is not cured within the earlier of (i) 30 days after written notice thereof is given by the Investor to the Company and (ii) the Termination Date; provided that the terminating Investor is not then in material breach of any representation, warranty, covenant, agreement or other obligation contained in this Agreement and provided further that such termination by an Investor shall only be as to such Investor;

(e) the Company or an Investor in writing at any time after any applicable Regulatory Authority has denied finally or requested the withdrawal of any application by an Investor for approval of the Transaction;

(f) CapGen, if other Investors are no longer parties to this Agreement and replacement Investors do not enter into this Agreement within 45 days after the termination by such initial other Investor(s) such that the total aggregate commitment by all Investors other than CapGen, including subscriptions for shares of Preferred Stock executed and delivered by Company directors and executive officers, is not less than $25 million; or

(g) any Investor if CapGen terminates this Agreement.

A termination by an Investor or by the Company with respect to one or more Investors, shall not effect a termination of this Agreement or the rights and obligations of the remaining parties to this Agreement, including each remaining Investor’s ability to terminate this Agreement.

Section 8.02. Effect of Termination. In the event of termination of this Agreement as to any Investor pursuant to Section 8.01 hereof, and except as otherwise stated therein, written notice thereof shall be given to the other parties, and this Agreement shall terminate immediately to the extent provided in Section 8.01 upon receipt of such notice (or as otherwise set forth in Section 8.01(d) and Section 8.01(e)), unless an extension is consented to in writing by the party having the right to terminate. If this Agreement is terminated as provided herein, this Agreement shall become void as and to the extent provided in Section 8.01, except that Section 7.06, this Section 8.02 and Article 9 shall survive any such termination; provided, however, that nothing herein shall relieve any breaching party from liability for an uncured willful breach of a representation, warranty, covenant, obligation or agreement giving rise to such termination.

ARTICLE IX.

MISCELLANEOUS

Section 9.01. Certain Definitions. (a) The following definitions shall be applicable to the terms set forth below as used in this Agreement:

“Accredited Investor” has the meaning set forth in Rule 501 promulgated under the Securities Act.

“affiliate” means, with respect to any person, any other person which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such person.

“Applicable Law” means any domestic or foreign, federal, state or local, statute, law, ordinance, rule, administrative interpretation, regulation, holding, order, determination, writ, injunction, directive, judgment, decree, permit, license or other requirement of any Governmental Authority applicable to the Company or the Subsidiaries, or their respective properties, assets, officers, directors, employees or agents (in connection with such officers’, directors’, employees’ or agents’ activities on behalf of such entity).

“Asset Sale” means the sale, on or about the Closing Date, by the Bank of up to approximately $25.1 million of classified assets, other loans and other real estate owned for approximately $11.9 million, in each case subject to adjustment.

“beneficial ownership” and correlative terms have the meaning ascribed in Section 13(d)(3) of the Exchange Act and Rule 13d-3 thereunder)

“Board” means the Board of Directors of the Company.

“Business Day” means any day that it is not a Saturday, Sunday or other day in which banks in the State of Florida or New York are authorized or required by law to be closed.

“Exchange Act“ means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

“GAAP” means U.S. generally accepted accounting principles.

“Material Adverse Effect” means any event, effect, circumstance, occurrence or change that, individually or in the aggregate, (i) is material and adverse to the business, assets, liabilities, results of operations, financial condition, cash flows or prospects of the Company and the Subsidiaries (as defined below), taken as a whole or (ii) would materially impair the ability of the Company to perform its obligations under this Agreement or consummate the Closing; provided, however, that Material Adverse Effect shall not be deemed to include (a) any events, effects, circumstances, occurrences or changes, after the date hereof, generally affecting the commercial banking industry, the economy, or the financial, real estate, securities or credit markets in the United States or elsewhere in the world, including effects on such industry, economy or markets resulting from any regulatory or political conditions or developments, or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, (b) changes or proposed changes, after the date hereof, in GAAP, (c) changes or proposed changes, after the date hereof, in laws governing financial institutions and laws of general applicability or related policies or interpretations of any Governmental Authority (in the case of each of clauses (a), (b) and (c), other than effects, circumstances, occurrences or changes to the extent that such effects, circumstances, occurrences or changes have a materially disproportionate adverse affect on the Company and the Subsidiaries relative to other companies in the commercial banking industry), or (d) changes in the market price or trading volume of Common Stock (it being understood and agreed that the exception set forth in this clause (d) does not apply to the underlying reason or cause giving rise to or contributing to any such change).

“person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act) and shall include any successor (by merger or otherwise) of such entity.

“Related Interest” has the meaning ascribed to it by Regulation O promulgated by the Federal Reserve Board.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any person of which (i) the Company or any of its Subsidiaries is a general partner, (ii) the voting power to elect a majority of the board of directors or others performing similar functions is held by the Company and or any one or more of its Subsidiaries, or (iii) more than 50% of the equity interests is, directly or indirectly, owned or controlled by the Company or any one or more of its Subsidiaries.

(b) In this Agreement, (i) the words “include,” “includes,” and “including” and derivatives thereof are deemed to include and mean “without limitation,” whether by enumeration or otherwise; (ii) any reference to an agreement means that agreement as amended or supplemented, subject to any restrictions on amendment contained in that agreement; (iii) unless specified otherwise, any reference to a statute or regulation means that statute or regulation as amended or supplemented from time to time and any corresponding provisions of successor statutes or regulations; (iv) if any date specified in this Agreement as a date for taking action falls on a day that is not a Business Day, then that action may be taken on the next Business Day; and (v) the words “party” and “parties” refer only to a named party to this Agreement. The singular shall include the plural and vice versa, and any reference to gender shall include all genders.

Section 9.02. Specific Performance. Each party acknowledges that the other party would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached, so that a party shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically this Agreement and its terms and provisions in addition to any other remedy to which such party may be entitled, at law or in equity. In particular, the parties acknowledge that the business of the Company and the Subsidiaries is unique and recognize and affirm that in the event the Company breaches this Agreement, money damages may be inadequate and the Investor would have no adequate remedy at law, so that Investors shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the Company’s obligations under this Agreement not only by action for damages but also by action for specific performance, injunctive, or other equitable relief.

Section 9.03. Expenses; Fee. At the Closing, the Company shall reimburse CapGen for all expenses incurred by CapGen in connection with its due diligence investigation of the Company and the Transaction and all preliminary, planning, preparation and pre-offering activities, the negotiation, drafting, execution, delivery, and performance of this Agreement (or any amendment to this Agreement) and the Transaction, and the filing or pursuit of all regulatory approvals necessary to complete the Transaction (including, in all cases, the fees and expenses incurred by CapGen for its agents, representatives, attorneys, and accountants), up to $750,000. In addition, at the Closing, the Company shall pay (i) $500,000 to Investors advised or managed by Wellington Management Company, LLP, and (ii) $214,000 to Investors advised or managed by Sandler O’Neill Asset Management, LLC. Except as otherwise provided in this Section 9.03, each party shall pay its own fees and expenses (including the fees and expenses of its agents, representatives, attorneys, and accountants) incurred in connection with the negotiation, drafting, execution, delivery, and performance of this Agreement and the Transaction.

Section 9.04. Survival. The representations and warranties of the Company contained herein shall survive the Closing and the delivery of and payment for the Purchased Shares.

Section 9.05. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, or sent by a recognized overnight courier service, addressed as follows:

If to the Company, at:

Jacksonville Bancorp, Inc.

100 North Laura Street, Suite 1000

Jacksonville, Florida 32202

Attention: Stephen C. Green

with a copy to:

McGuireWoods

Bank of America Tower

50 North Laura Street, Suite 3300

Jacksonville, Florida 32202-3661

Attention: Halcyon E. Skinner

If to CapGen, at:

CapGen Capital Group IV LP

c/o CapGen Financial

1185 Avenue of the Americas

Suite 2000

New York, NY 10036

Attention: John P. Sullivan

with a copy to:

Jones Day

1420 Peachtree Street, N.E.

Suite 800

Atlanta, Georgia 30309-3053

Attention: Ralph F. MacDonald, III

If to any other Investor:

As provided on such Investor’s signature page hereto

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

Section 9.06. No Assignment; No Delegation. (a) No party may assign any of its rights under this Agreement, except with the prior written consent of the other parties, provided the Investor may assign its rights to the Purchased Shares to an affiliate or any person that shares a common discretionary investment adviser with the Investor without consent. All assignments of rights are prohibited under this subsection, whether they are voluntary or involuntary, by merger (regardless of whether the party is the surviving or disappearing entity), consolidation, dissolution, operation of law, or any other manner. For purposes of this Section 9.06, a “change of control” is deemed an assignment of rights.

(b) No party may delegate any performance under this Agreement.

(c) Any purported assignment of rights or delegation of performance in violation of this Section  9.06 is void.

Section 9.07. No Third Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies upon any person other than the parties hereto, whether as third party beneficiaries or otherwise, other than Indemnified Persons.

Section 9.08. Governing Law. Except as otherwise provided in Section 6.04(c), the laws of the State of New York (without giving effect to its conflicts of law principles) govern all matters arising out of or relating to this Agreement, including its validity, interpretation, construction, performance, and enforcement.

Section 9.09. Amendments and Waivers. The parties may amend this Agreement only by a written agreement of the parties that is identified as an amendment to this Agreement. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, and such waiver shall be limited to the time and purpose specified therein. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of the Private Placement Documents, or to exercise any consent right hereunder, unless the same consideration also is offered to all of the Investors pro rata to their agreed-upon investment in Purchased Shares provided herein; provided, however, that CapGen may be reimbursed for expenses (including legal fees and charges) it incurs in connection with any such amendment, waiver or consent in accordance with Section 9.03 (and subject to the expense cap set forth therein).

Section 9.10. Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force, as long as both the economic and legal substance of the transactions that this Agreement contemplates are not affected in any manner materially adverse to any party.

Section 9.11. Captions. The descriptive headings of the Articles, Sections and subsections and the table of contents of this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and do not affect this Agreement’s construction or interpretation.

Section 9.12. No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 9.13. Further Assurances. From and after the date of this Agreement, upon the request of the Investors, on the one hand, or the Company and the Bank, on the other, the Investors, the Company and the Bank, as applicable, shall execute and deliver such other instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

Section 9.14. No Construction Against Drafter. Each party has participated in negotiating and drafting this Agreement, so if an ambiguity or a question of intent or interpretation arises, this Agreement is to be construed as if the parties had drafted it jointly, as opposed to being construed against a party because it was responsible for drafting one or more provisions of this Agreement.

Section 9.15. Entire Agreement. This Agreement, including the schedules and exhibits hereto, and any Company officer’s certificates delivered in connection herewith constitutes the complete and exclusive expression of the parties’ agreement on the matters contained in this Agreement. All prior and contemporaneous negotiations and agreements between the parties on the matters contained in this Agreement are expressly merged into and superseded by this Agreement. The provisions of this Agreement may not be explained, supplemented or qualified through evidence of trade usage or a prior course of dealings. In entering into this Agreement, neither the Company and the Bank on the one hand, or the Investors on the other, have relied upon any statement, representation, warranty or agreement of the other party except for those expressly contained in this Agreement. No Investor has relied upon any statement, representation, warranty or agreement of any other Investor in determining to enter into this Agreement or to invest in any Securities. There are no conditions precedent to the effectiveness of this Agreement, other than those expressly stated in this Agreement.

Section 9.16. Counterparts. The parties may execute this Agreement in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one and the same agreement. The signatures of all of the parties need not appear on the same counterpart, and delivery of an executed counterpart signature page by facsimile shall have the same force and effect as a manually executed original. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties.

Section 9.17. Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under the Private Placement Documents are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Private Placement Document. Nothing contained herein or in any other Private Placement Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as, and the Company acknowledges that the Investors do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create any implication or presumption that the Investors are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the

Private Placement Documents or any matters. The Company acknowledges that the Investors are not acting (i) jointly, (ii) in concert or (iii) as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Private Placement Documents. The decision of each Investor to purchase Securities pursuant to the Private Placement Documents has been made by such Investor independently of, and without reliance on, any other Investor. Each Investor acknowledges that no other Investor has acted as agent or fiduciary for or representative of such Investor in connection with such Investor making its investment hereunder and that no other Investor will be acting as agent or fiduciary for or representative of such Investor in connection with monitoring such Investor’s investment in the Securities or enforcing its rights under the Private Placement Documents. The Company and each Investor confirms that each Investor has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of any other Private Placement Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby is solely for convenience. It is expressly understood and agreed that each provision contained in this Agreement and in each other Private Placement Document is between the Company and a Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors.

[SIGNATURE PAGES FOLLOW]

The parties have caused this Agreement to be executed as of the date first above written by their respective duly authorized officials.

JACKSONVILLE BANCORP, INC.

By:
	Name:	Stephen C. Green
	Title:	Chief Executive Officer

INVESTOR:

Subscription Amount:
(Name of Investor)
Number of Purchased Shares:
By:
Name:
Title:

Address for purposes of Section 9.05 (Notice):

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

APPENDIX D

JACKSONVILLE BANCORP, INC.

SUBSCRIPTION AGREEMENT

Jacksonville Bancorp, Inc.

100 North Laura Street, Suite 1000

Jacksonville, Florida 32202

Attn: Stephen C. Green

Ladies and Gentlemen:

1. Subscription.

(a) Subject to the terms and conditions of this Agreement, the undersigned director and/or executive officer (the “Subscriber”) of Jacksonville Bancorp, Inc. (the “Company”) or its wholly owned subsidiary The Jacksonville Bank (the “Bank”), acting individually and not in concert with any other person, irrevocably subscribes (this “Subscription”) to purchase the number of shares set forth on the signature page hereto (the “Shares”) of the Company’s Mandatorily Convertible, Noncumulative, Nonvoting, Perpetual Preferred Stock, Series A, $0.01 par value per share (the “Series A Preferred Stock”), at a purchase price of $1,000.00 per Share. An aggregate of 50,000 shares of Series A Preferred Stock, including the Shares, are being sold pursuant to a private offering to accredited investors (the “Private Placement”).

(b) The sale of the Shares to the Subscriber will occur upon the closing of the Private Placement. In consideration for the Shares, the Subscriber shall either (i) on or before the closing date of the Private Placement, pay to the Company, by check or wire transfer, an amount equal to $1,000.00 multiplied by the number of Shares, or (ii) on the closing date of the Private Placement, reduce the amount of the Company’s outstanding indebtedness owed to Subscriber (or to an entity owned by Subscriber) under a loan agreement and revolving loan note by an amount equal to $1,000.00 multiplied by the number of Shares, which reduction will be evidenced by the execution by Subscriber of documents in form and substance satisfactory to the Company.

(c) The Subscriber has delivered a completed and executed copy of Internal Revenue Service Form W-9 simultaneously with delivery of this Agreement.

2. Representations, Warranties and Covenants of the Subscriber. The Subscriber represents and warrants to, and agrees with, the Company as follows:

(a) No Public Solicitation. The Subscriber did not learn of the Private Placement as a result of or subsequent to any general solicitation, advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the air or radio, or presented at any seminar or meeting.

(b) Investment has Risks. The Subscriber understands that an investment in the Company is speculative and has a high degree of risk. The Subscriber has carefully considered such risks, and further understands that (i) no federal or state agency has passed upon the merits of the offer or sale of Series A Preferred Stock in the Private Placement, (ii) no public or other market exists or is expected to exist for the Series A Preferred Stock and it may not be possible for the Subscriber to liquidate the Shares, and (iii) there is no guarantee that the Subscriber will recover the initial investment in the Company contemplated by this Subscription or realize any gain from any such investment.

(c) Economic Risk of Loss and Sophistication. The Subscriber is able to bear the economic risk of maintaining an illiquid investment for which there is no market and/or losing the entire investment in the Company contemplated by this Subscription. The Subscriber’s overall commitment to investments that are not readily marketable is not disproportionate to the Subscriber’s net worth. The Subscription will not cause such overall commitment to become excessive. The Subscriber has such knowledge and experience in financial and business matters that he or she is capable of evaluating the risks and merits of an investment in the Company.

(d) Status of Investor; Exempt Transaction. The Subscriber is a director and/or executive officer of the Company and/or the Bank. The Subscriber is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Subscriber understands that the shares of Series A Preferred Stock, including the Shares, and the shares of the Company’s common stock, $0.01 par value (the “Common Stock”) into which the shares of Series A Preferred Stock are mandatorily convertible (together with the Shares, the “Securities”), are being offered and issued to accredited investors in reliance upon an exemption from federal securities registration set forth in section 4(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act.

(e) No Registration. The Subscriber acknowledges and agrees that the Securities have not been registered under the Securities Act or the securities laws of any other domestic or foreign jurisdiction. The Securities, therefore, cannot be resold by the Subscriber unless they are registered under the Securities Act and any necessary other domestic or foreign jurisdictions, or unless exemptions from such necessary registrations are available. In that regard, and without limiting the generality of the foregoing, the Subscriber agrees not to offer, sell, pledge or otherwise dispose of all or any portion of the Securities or any interest therein, except pursuant to an offering duly registered or qualified under the Securities Act and any applicable state securities laws, unless (i) in the opinion of counsel satisfactory to the Company, registration or qualification under the Securities Act and any applicable state or foreign securities laws is not required, and (ii) the Subscriber has received all necessary regulatory approvals, if any. The Subscriber understands that a legend to the effect that the Securities have not been so registered, and indicating the other restrictions on transferability identified in this Agreement, will be placed on any certificate representing the Securities and that stop transfer instructions to such effect may be issued by the Company to its transfer agent.

(f) Investment Intent. The Subscriber is acquiring the Shares for his or her own account, and not with a view to any distribution thereof in violation of the Securities Act or any other applicable domestic or foreign securities law, and the Subscriber has no present plans to enter into any contract, undertaking, agreement or arrangement for any such distribution.

3. Miscellaneous.

(a) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Electronic or facsimile signatures will have the same effect as manually executed signatures.

(b) This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Florida, without giving effect to principles governing conflicts of law.

[signature page follows]

IN WITNESS WHEREOF, the undersigned Subscriber has executed this Agreement as of                     , 2012.

Number of Shares subscribed for:

SUBSCRIBER:

Name:
Address:

The Company hereby accepts the foregoing Subscription as to the number of Shares set forth above, effective as of                     , 2012, and agrees to include the Subscriber as a selling shareholder, and to include the shares of Common Stock received upon conversion of the Shares, in the base prospectus of any shelf registration statement filed pursuant to the “Mandatory Registration” provided for in Section 2.1(b) of the registration rights agreement dated on or around the date hereof, as the same may be amended from time to time (the “Registration Rights Agreement”), between the Company and the investors party thereto, until the end of the “Effectiveness Period” specified in such Registration Rights Agreement, pro rata to the aggregate amount of shares so registered.

JACKSONVILLE BANCORP, INC.

By:
Name:
Title:

[Signature Page to Subscription Agreement]

APPENDIX E

EXECUTION VERSION

JACKSONVILLE BANCORP, INC.

AMENDED AND RESTATED EXCHANGE AGREEMENT

THIS AMENDED AND RESTATED EXCHANGE AGREEMENT, dated as of December 31, 2012 (this “Agreement”), is by and among JACKSONVILLE BANCORP, INC., a Florida corporation (the “Company”), and CAPGEN CAPITAL GROUP IV LP, a Delaware limited partnership (“CapGen”), and each of the respective other investors, if any, set forth on the signature pages to this Agreement (collectively, with CapGen, the “Investors”).

The Company and the Investors are parties to a Stock Purchase Agreement dated as of August 22, 2012, which provides for the purchase of an aggregate of 50,000 shares of the Company’s Mandatorily Convertible, Noncumulative, Nonvoting Perpetual Preferred Stock, Series A, liquidation preference $1,000.00 per share (the “Series A Preferred Stock”), at a purchase price of $1,000.00 per share (the “Share Price”) on the terms and subject to the conditions set forth therein (the “Stock Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Stock Purchase Agreement.

The Company has requested CapGen, and other Investors, to purchase Company nonvoting preferred stock prior to the receipt by CapGen of the approvals from the Federal Reserve necessary for CapGen to purchase up to $25 million of Series A Preferred Stock pursuant to the Stock Purchase Agreement, so that the Company may provide additional capital to its subsidiary bank, The Jacksonville Bank (the “Bank”).

CapGen purchased an aggregate of 5,000 shares of the Company’s 10% Noncumulative, Nonvoting Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”) at $1,000.00 per share on September 27, 2012, following the filing of Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company with the Florida Secretary of State establishing the Series B Preferred Stock.

The Company and CapGen do not believe it is in their best interests to keep the Series B Preferred Stock outstanding upon and following the closing of the sale of Series A Preferred Stock contemplated by the Stock Purchase Agreement and the issuance of the Series A Preferred Stock.

In consideration of the premises, and other good and valuable consideration, the receipt of which is acknowledged, the parties, intending to be legally bound, agree as follows:

1. The Company agrees to exchange (the “Exchange”) each issued and outstanding share of Series B Preferred Stock for one share of Series A Preferred Stock. Such Exchange will be made simultaneously with the issuance of shares of Series A Preferred Stock under the Stock Purchase Agreement to CapGen, and other Investors, following CapGen’s receipt of Board of Governors of the Federal Reserve System (“Federal Reserve”) approval of CapGen’s purchase of Series A Preferred Stock for cash and in the Exchange. Any shares of Series A Preferred Stock acquired in the Exchange will reduce CapGen’s obligations under the Stock Purchase Agreement (and the closing condition therein that Investors purchase an aggregate of $50 million in shares of Series A Preferred Stock) in an aggregate amount of $5.0 million. In no event will CapGen have any obligation to acquire or hold, collectively with CapGen’s affiliates, more than 49.9% of the Company’s outstanding common stock and other “voting securities” (as defined in Federal Reserve, Regulation Y, § 225.2(q)(1)) or where such ownership requires the consolidation of CapGen and the Company for Federal Reserve or financial reporting purposes.

2. Alternatively, instead of the Exchange, the Company, at any time, in its discretion, subject to receipt of any required regulatory approval, may redeem all outstanding shares of Series B Preferred Stock upon payment of the Liquidation Preference as of the redemption date.

[Signature Page Follows]

E-1

The parties have caused this Agreement to be executed as of the date first above written by their respective duly authorized officials.

JACKSONVILLE BANCORP, INC.

By:
	Name:	Stephen C. Green
	Title:	Chief Executive Officer

CAPGEN CAPITAL GROUP IV LP

BY:	CAPGEN CAPITAL GROUP IV LLC,
AS GENERAL PARTNER OF CAPGEN CAPITAL GROUP IV LP

By:
	Name:	John R. Caughey
	Title:	Vice President and Chief Financial Officer

[Signature Page to Exchange Agreement]

E-2

APPENDIX F

December 19, 2012

Board of Directors

Jacksonville Bancorp, Inc.

100 North Laura Street, Suite 1000

Jacksonville, FL 32202

Dear Members of the Board:

We understand that Jacksonville Bancorp, Inc., a Florida corporation (the “Company”) is offering for sale in a private placement offering (the “Private Placement”), an aggregate of 50,000 shares of the Company’s Mandatorily Convertible, Noncumulative, Nonvoting Perpetual Preferred Stock, Series A, liquidation preference $1,000.00 per share, of the Company (the “Preferred Stock”), at a purchase price of $1,000.00 per share (the “Share Price”) on the terms and subject to the conditions set forth in that certain Amended and Restated Stock Purchase Agreement dated December 14, 2012 (the “Agreement”) by and among the Company and CAPGEN CAPITAL GROUP IV LP, a Delaware limited partnership (“CapGen”), and each of the respective other investors set forth in the Agreement (each, an “Investor”, and collectively, with CapGen, the “Investors”). The Private Placement includes shares of Preferred Stock offered and sold to directors and executive officers of the Company pursuant to separate subscription agreements at the same price as to Investors. The Preferred Stock will have the terms set forth in the articles of amendment to the Company’s amended and restated articles of incorporation, as amended (“Articles of Incorporation”) designating the Preferred Stock in the form attached as Schedule I to the Agreement (the “Preferred Stock Designation”). We understand that the Company will file the Preferred Stock Designation with the Florida Secretary of State prior to and as a condition to the closing (the “Closing”) of the Private Placement. We further understand that the Preferred Stock will be, subject to shareholder approval and as provided in the Agreement, mandatorily convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and nonvoting common stock, par value $0.01 per share (the “Nonvoting Common Stock”), subject to and in accordance with the terms and conditions of the Preferred Stock Designation. The Company is a bank holding company that is the sole shareholder of The Jacksonville Bank, a Florida state-chartered commercial bank (the “Bank”).

The shares of Preferred Stock to be sold in the Private Placement are collectively referred to as the “Purchased Shares.” The shares of Common Stock and Nonvoting Common Stock into which the Purchased Shares are to be convertible are referred as the “Underlying Shares” and the Underlying Shares and the Purchased Shares are referred to, collectively, as the “Securities.” Capitalized terms used herein that are not otherwise defined shall have the same meanings attributed to them in the Agreement.

Pursuant to the terms and conditions of the Agreement and the Preferred Stock Designation, and, except as otherwise set forth therein, the Preferred Stock will convert into Underlying Shares at an initial per share price of $0.50 (the “Conversion Price”). In connection therewith, you have requested our opinion as to the fairness, from a financial point of view, of the Conversion Price to the shareholders of the Company (in their capacity as existing shareholders and not as prospective purchasers in the Private Placement).

We note that CapGen provided $5 million of capital to the Company pursuant to a subscription agreement entered into with the Company, dated September 27, 2012, for the purchase and sale of 5,000 shares of the Company’s Noncumulative, Nonvoting, Perpetual Preferred Stock, Series B, par value $.01 per share (the “Series B Preferred Stock”), at a purchase price of $1,000.00 per share. Pursuant to an Exchange Agreement, dated as of September 27, 2012, and amended and restated as of December 14, 2012, between the Company and CapGen (the “Exchange Agreement”), the Company agreed to exchange (the “Exchange”) all of CapGen’s shares of

Series B Preferred Stock for shares of Preferred Stock. The Exchange will be made simultaneously with the issuance of the Preferred Stock pursuant to the Agreement. The aggregate consideration for issuance of the new Preferred Stock is expected to be $45 million in cash and the exchange of Series B Preferred Stock with a value of $5 million, for a total value of $50 million.

We have been advised by management of the Company, that it expects to sell certain classified assets, other loans and other real estate owned with a current book value of up to approximately $25.1 million immediately prior to the closing of the Private Placement and the proceeds to the Company resulting therefrom will be approximately $12.0 million. We were not engaged to and did not review the terms of any such asset or loan sales and we have assumed for purposes of this opinion that any such sales, and the proceeds derived therefrom, will be in the amounts and at the times stated by management of the Company.

We further note that Section 6 of the Preferred Stock Designation provides for potential future adjustment to the Conversion Price, based on certain conversion procedures and adjustment mechanisms after the conversion date. Since such adjustments, if any, cannot be determined until dates after the date of this opinion, potential future adjustments relating to the Conversion Price, if any, have not been accounted for in this fairness opinion. We have assumed for purposes of our opinion that there will be no adjustment to the Conversion Price. We express no opinion as to the current market price of the Company, or whether it will continue at or near current levels in the future. We also express no opinion as to the terms of the Preferred Stock or Series B Preferred Stock issuance.

During the course of our engagement and for the purposes of the opinion set forth herein, we have:

(i)	reviewed a draft of the Agreement, as provided to Hovde by the Company;

(ii)	reviewed certain audited financial statements of the Company as of and for the two years ending December 31, 2011 and the unaudited consolidated financial statements of the Company for the three and nine month periods ended September 30, 2012;

(iii)	reviewed certain historical publicly available business and financial information concerning the Company for periods up to and including September 30, 2012;

(iv)	reviewed certain non-publicly available information concerning the Company including, without limitation, a third party loan review, internal financial analyses and forecasts prepared by its management and held discussions with senior management regarding recent developments and regulatory matters;

(v)	reviewed certain internal financial statements and other financial and operating data concerning the Company;

(vi)	analyzed financial projections prepared by certain members of the Company’s senior management;

(vii)	discussed with certain members of the Company’s senior management the Company’s business, financial condition, results of operations and future prospects, as well as the history and past and current operations of the Company, the Company’s historical financial performance and the Company’s outlook and future prospects, including estimates by the Company’s management as to the Company’s liquidity and ability to continue as a going concern, as well as certain analyses prepared by the Company’s management with respect to the Company’s capital adequacy;

(viii)	reviewed the terms of certain recent capital raising and private placement transactions, to the extent publicly available, involving financial institutions and financial institution holding companies that we considered relevant;

(ix)	assumed that the Company’s projected asset sales described above will close immediately prior to the closing of the Private Placement;

(x)	assessed the general economic, market, and financial conditions;

Board of Directors

Jacksonville Bancorp, Inc.

(xi)	taken into consideration our experience in other similar transactions and securities valuations as well as our knowledge of the financial services and banking industry;

(xii)	reviewed management’s estimates of the pro forma impact of the Private Placement and asset sales on the Company’s earnings per share, capitalization, and financial and regulatory capital ratios;

(xiii)	reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that Hovde deemed relevant to its analysis;

(xiv)	discussed with management of the Company their assessment of the rationale for the Private Placement and sales of assets; and

(xv)	performed such other studies, analyses, and investigations and considered such other factors as we have deemed appropriate.

Hovde has also been informed by the Company’s management that the business and prospects of the Company have been severely and negatively affected by, among other things, the continuing recession and declines in real estate values, and that the Company and its Board of Directors are faced with a rapidly narrowing set of alternatives, such that absent entering into certain transactions (such as the Private Placement) that would provide the Company with substantial capital, liquidity and funding, the Company and its subsidiaries may be unable to continue operating as a going concern and could face intervention by the United States federal banking regulators and/or be required to seek protection under applicable bankruptcy laws. Nor is there any assurance or guarantee that the Company will be able to avoid such negative consequences even if the Private Placement and/or any related transactions are consummated. Hovde also considered recent instances where deterioration of a financial institution’s financial condition resulted in its becoming insolvent, thereby necessitating government intervention or bankruptcy protection, and as a result of which the common equity holders of the institution received substantially diminished value, and in many instances no value at all, for their equity stake. In light of the facts and circumstances, Hovde also assumed, without independent verification, that if the Company’s banking assets were taken over by the United States federal banking regulators and the Company’s non-banking assets were liquidated under applicable bankruptcy laws, the Company’s common equity holders would likely receive no material value.

We have assumed, without independent verification, that the representations and financial and other information provided to us by the Company or included in the Agreement, which have formed a substantial basis for this opinion, are true and complete. Hovde has also relied upon the management of the Company as to the reasonableness and achievability of the financial forecasts and projections (and the assumptions and bases therein) provided to Hovde by the Company, and Hovde assumed such forecasts and projections, have been reasonably prepared by the Company on a basis reflecting the best currently available information and the Company’s judgments and estimates. Further, we have assumed that such forecasts would be realized in the amounts and at the times contemplated thereby. Hovde has relied on these forecasts without independent verification or analyses and does not in any respect assume any responsibility for the accuracy or completeness thereof.

We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto. We were not requested to make, and have not made, an independent evaluation, physical inspection or appraisal of the assets, properties, facilities, or liabilities (contingent or otherwise) of the Company, the collateral securing any such assets or liabilities, or the collectability of any such assets; nor did we review any loan or credit files of the Company. We were provided and have reviewed one or more independent evaluations or appraisals of the assets and liabilities of the

Board of Directors

Jacksonville Bancorp, Inc.

Company. We have assumed that the existing allowances of the Company and its affiliates are in the aggregate adequate to cover losses inherent in the Company’s assets except as indicated otherwise in such evaluations or appraisals.

We have assumed that the Private Placement will be consummated on the terms and conditions set forth in the Agreement, without any waiver of material terms or conditions by the Company or any other party to such Agreement and that the final Agreement will not differ materially from the draft we reviewed. We have assumed that the Private Placement has been, and will be, conducted in compliance with all laws and regulations that are applicable to the Company. The Company has advised us that there are no factors that would impede any necessary regulatory or governmental approval of the Private Placement and we have assumed that this is so for purposes of our opinion. We have assumed that no restrictions will be imposed on the Company as a condition to any regulatory approval that would have a material adverse effect on the contemplated benefits of the Private Placement. We have assumed that there would be no change in applicable law or regulation that would cause a material adverse change in the prospects or operations of the Company after the Private Placement.

Our opinion does not consider, include or address: (i) any other strategic alternatives currently (or which have been or may be) contemplated by the Board or the Company; (ii) the legal, tax or accounting consequences of the Private Placement or any asset sales on the Company, the Company’s shareholders or the Investors; (iii) any advice or opinions provided by any other advisor to the Board or the Company; or (iv) whether any Investor has sufficient cash, available lines of credit or other sources of funds to enable it to pay the aggregate consideration.

Our opinion does not constitute a recommendation to the Company or any Investor(s) as to whether or not the Company or any Investor(s) should enter into the Agreement or to any shareholder of the Company as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the Private Placement or the Agreement. Our opinion neither addresses the underlying business decision to proceed with the Private Placement (or transactions related thereto) nor the fairness of the amount or nature of the compensation, if any, to be received by any of the Company’s officers, directors or employees, or class of such persons, in connection with the Private Placement, or the fairness of the Conversion Price to any Investors. Our opinion should not be construed as implying that the Conversion Price is necessarily the highest or best price that could be obtained for the Underlying Shares in the Private Placement. Other than as specifically set forth herein, we are not expressing any opinion with respect to the terms and provisions of the Agreement and/or the enforceability of any such terms or provisions. This opinion was approved by Hovde’s fairness committee.

We have not considered any potential legislative or regulatory changes currently being considered by the United States Congress, the various federal banking agencies, the Securities and Exchange Commission (the “SEC”), or any other regulatory bodies, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the SEC or the Financial Accounting Standards Board, or any changes in regulatory accounting principles that may be adopted by any or all of the federal banking agencies. Our opinion is not a solvency opinion and does not in any way address the solvency or financial condition of the Company.

This letter is solely for the information of, and directed to, the board of directors of the Company for its information and assistance in connection with its evaluation of the Conversion Price in the Private Placement and is not to be relied upon by any shareholder of the Company, the Investors, or any other person or entity. This letter is not to be used for any other purpose or quoted or referred to, in whole or in part, in any registration statement, prospectus, proxy statement, the Agreement or any other document, except in each case in accordance with our prior written consent; provided, however, that we hereby consent to the inclusion and reference to this

Board of Directors

Jacksonville Bancorp, Inc.

letter in any registration statement, proxy statement, prospectus, information statement or tender offer document to be delivered to the holders of the Company’s common stock in connection with the process of seeking shareholder approval for the issuance of the Underlying Shares upon conversion of the Preferred Stock issued in the Private Placement if and only if this letter is quoted in full or attached as an exhibit to such document and this letter has not been withdrawn prior to the date of such document.

Our opinion is based solely upon the information available to us and the economic, market and other circumstances as they exist as of the date hereof. Events occurring and information that becomes available after the date hereof could materially affect the assumptions and analyses used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring or information that becomes available after the date hereof.

Hovde Securities LLC (“Hovde”), as part of its investment banking business, regularly performs valuations of businesses and their securities in connection with mergers and acquisitions and other corporate transactions. Hovde was retained to render this opinion letter in connection with the Private Placement.

We will receive compensation from the Company in connection with our services, which may include, without limitation, an initial fee for providing general financial advisory services, and a fairness opinion fee that is contingent upon the issuance of this opinion letter. Further, the Company has agreed to indemnify us and our affiliates for certain liabilities that may arise out of our engagement. Except for the foregoing, during the past two years there have not been, and there are no mutual understandings contemplating in the future, any material relationships between Hovde and its affiliates and the Company.

Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that the Conversion Price is fair to the shareholders of the Company (in their capacity as existing shareholders and not as potential purchasers in the Private Placement) from a financial point of view.

Sincerely,

HOVDE SECURITIES LLC

APPENDIX G

SECOND AMENDMENT TO THE

2008 AMENDMENT AND RESTATEMENT OF THE

JACKSONVILLE BANCORP, INC. 2006 STOCK INCENTIVE PLAN

This SECOND AMENDMENT (the “Amendment”) to the 2008 Amendment and Restatement of the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan by Jacksonville Bancorp, Inc., a Florida corporation (the “Company”), shall be effective upon the date of approval (the “Effective Date”) of the Amendment by the affirmative vote of the holders of a majority of the votes cast at the                     , 2013 Special Meeting of the Company’s shareholders.

WHEREAS, the Company maintains the 2008 Amendment and Restatement of the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan, effective April 29, 2008 (the “Plan”).

WHEREAS, pursuant to Section 14 of the Plan, the Board of Directors of the Company desires to (i) increase the number of shares of common stock available for issuance under the Plan, and (ii) eliminate certain minimum vesting conditions for awards of restricted stock and restricted stock units.

NOW, THEREFORE, the Plan is amended as follows as of the Effective Date:

I.	Section 2(g) of the Plan shall be be amended by deleting it in its entirety and replacing it with the following:

“(g) “Company Stock” means voting common stock of the Company. In the event of a change in the capital structure of the Company (as provided in Section 15), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.”

II.	Section 4(a) of the Plan shall be amended by deleting it in its entirety and replacing it with the following:

“(a) Subject to Section 15 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 7,000,000 shares of Company Stock, which shall be authorized but unissued shares. All of the shares available for issuance to Participants who are employees of the Company or its subsidiaries may, but need not, be issued pursuant to the exercise of Incentive Stock Options. Shares covered by an Incentive Award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant.”

III.	Section 7(d) of the Plan shall be amended by deleting it in its entirety and replacing it with the following:

“(d) The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in paragraph (b) above shall expire. The terms and conditions may include the achievement of a Performance Goal. The Committee may, in its discretion, grant a Restricted Stock award all or any portion of which is immediately vested as of the Date of Grant. The terms and conditions of a Restricted Stock award shall be governed by the provisions of Section 10 to the extent that the award is intended to comply with the requirements of Code Section 162(m).”

III.	Section 8(b) of the Plan shall be amended by deleting it in its entirety and replacing it with the following:

“(b) Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, any of the following:

(i)	a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or

(ii)	a requirement that the holder forfeit such units in the event of termination of employment during the period of restriction.

G-1

All restrictions shall expire at such times as the Committee shall specify. The Committee may, in its discretion, grant a Restricted Stock Unit award all or any portion of which is immediately vested as of the Date of Grant. In addition, the Committee may at any time, in its sole discretion, modify the terms and conditions of a Restricted Stock Unit award (including any or all of the restrictions applicable thereto), subject to the restrictions of Section 10 as to any Performance Goal if the award is intended to comply with the requirements of Code Section 162(m).”

IV.	In all respects not amended above, the Plan is hereby ratified and confirmed.

*        *        *        *        *

To record adoption of the Second Amendment as set forth above, the Company has caused this document to be signed on this      day of                     , 2013.

JACKSONVILLE BANCORP, INC.

By:
Name:
Title:

G-2

APPENDIX H

2008 AMENDMENT AND RESTATEMENT OF THE

JACKSONVILLE BANCORP, INC.

2006 STOCK INCENTIVE PLAN

(as amended through April 27, 2010)

1. Purpose. The purposes of this 2008 Amendment and Restatement of the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan (the “Plan”) are (i) to encourage outstanding individuals to accept or continue employment with Jacksonville Bancorp, Inc. (the “Company”) and its subsidiaries, and (ii) to furnish maximum incentive to those persons to improve operations and increase profits and to strengthen the mutuality of interest between those persons and the Company’s shareholders by providing them with stock options and other stock and cash incentives. The Plan is intended to operate in compliance with the provisions of Securities and Exchange Commission Rule 16b-3.

2. Definitions. As used in the Plan, the following terms have the meanings indicated:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Applicable Withholding Taxes” means the aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold in connection with any Performance Grant any lapse of restrictions on or payment with respect to Restricted Stock or Restricted Stock Units, or any exercise of a Nonstatutory Stock Option or Stock Appreciation Right.

(c) “Board” means the board of directors of the Company.

(d) “Change in Control” means unless otherwise provided in the Grant Agreement with respect to a particular Incentive Award, the date on which either (A) the Service Recipient at the time of the event or (B) any corporation in a chain of corporations in which each corporation owns more than 50 percent of the total fair market value and total voting power of another corporation in the chain ending with the Service Recipient at the time of the event (in either case, the “Affected Corporation”) experiences a change in ownership (as described in subsection (i)), a change in effective control (as described in subsection (ii)), or a change in the ownership of a substantial portion of its assets (as described in subsection (iii)):

(i) any person or more than one person acting as a group acquires beneficial ownership of Affected Corporation stock that, together with the Affected Corporation stock already held by such person or group, represents more than 50 percent of the total fair market value or total voting power of the Affected Corporation stock; provided, however, that if any one person or more than one person acting as a group is considered to own more than 50 percent of the total fair market value or total voting power of the Affected Corporation stock, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Affected Corporation for purposes of this subsection (i) or to cause a change in effective control of the Affected Corporation for purposes of subsection (ii);

(ii) (1) any person or more than one person acting as a group acquires (or has acquired during the twelve-consecutive-month period ending on the date of the most recent acquisition by such person or persons) beneficial ownership of Affected Corporation stock possessing 30 percent or more of the total voting power of the Affected Corporation stock; or (2) a majority of members of the Board is replaced during a twelve-consecutive-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; provided, however, that if any one person or more than one person acting as a group is considered to effectively control the Affected Corporation for purposes of this subsection (ii), the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control for purposes of this subsection (ii) or to cause a change in ownership of the Affected Corporation for purposes of subsection (i); or

(iii) any person or more than one person acting as a group acquires (or has acquired during the twelve-consecutive-month period ending on the date of the most recent acquisition by such person or group) assets from the Affected Corporation having a total gross fair market value equal to 40 percent or more of the total gross fair market value of all of the assets of the Affected Corporation immediately prior to such acquisition or acquisitions; provided that a transfer of assets by an Affected Corporation is not treated as a change in the ownership of such assets if the assets are transferred to (I) a shareholder of the Affected Corporation immediately before the asset transfer in exchange for or with respect to Affected Corporation stock; (II) an entity, 50 percent or more of the total fair market value or total voting power of which is owned, directly or indirectly, by the Affected Corporation; (III) a person or more than one person acting as a group that owns, directly or indirectly, 50 percent or more of the total fair market value or total voting power of all outstanding Affected Corporation stock; or (IV) an entity, at least 50 percent of the total fair market value or total voting power of which is owned, directly or indirectly, by a person described in (III) above. Except as otherwise provided in this subsection (iii), a person’s status is determined immediately after the transfer of the assets. For purposes of this subsection (iii), “gross fair market value” means the value of the assets of the Affected Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(e), the term “group” shall have the same meaning as in Section 13(d)(3) of the Act, modified to the extent necessary to comply with Sections 1.409A-3(i)(5)(v)(B), (vi)(D) or (vii)(C) of the Treasury Regulations (or any successor provisions). The term “beneficial ownership” shall have the same meaning as in Rule 13d-3 promulgated under the Act, modified to the extent necessary to comply with Section 1.409A-3(i)(5)(v)(iii) of the Treasury Regulations (or any successor provision). Notwithstanding anything in this Section 2(e) to the contrary, unless otherwise provided in the Grant Agreement with respect to a particular Incentive Award, an event which does not constitute a change in the ownership, a change in the effective control, or a change in the ownership of a substantial portion of the assets of the Affected Corporation, each as defined in Section 1.409A-3(i)(5) of the Treasury Regulations (or any successor provision), shall not constitute a Change of Control for purposes of this Plan.

(e) “Code” means the Internal Revenue Code of 1986, as amended, and as may be amended from time to time. Any reference in the Plan to a specific Section of the Code shall include any successor provision of the Code.

(f) “Committee” means, the Compensation Committee of the Board. Each member of the Committee shall satisfy such requirements as may be established by the NASDAQ Stock Market. In addition, if any member of the Committee does not qualify as an outside director for purposes of Code Section 162(m) or as a non-employee director for purposes of Rule 16b-3, the remaining members of the Committee (but not less than two members) shall be constituted as a subcommittee of the Compensation Committee to act as the Committee for purposes of the Plan.

(g) “Company Stock” means common stock of the Company. In the event of a change in the capital structure of the Company (as provided in Section 15), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(h) “Date of Grant” means (i) with respect to a Non-Option Award, the date on which the Committee grants the award; (ii) with respect to a Nonstatutory Option or Stock Appreciation Right, the date on which the Committee completes the corporate action necessary to create a legally binding right constituting the Nonstatutory Stock Option or Stock Appreciation Right; (iii) with respect to an Incentive Stock Option, the date on which the Committee completes the corporate action constituting an offer of stock for sale to a Participant under the terms and conditions of the Incentive Stock Option; or (iv) with respect to any Incentive Award, such future date on which the grant is to be effective as specified by the Committee.

(i) “Disability” or “Disabled” means, as to an Incentive Stock Option, a Disability within the meaning of Code Section 22(e)(3). As to all other Incentive Awards, Disability (or variations thereof) means, unless otherwise provided in the Grant Agreement with respect to the award, a Disability within the meaning of Code Section 409A(a)(2)(C) and Treasury Regulations Section 1.409A-3(i)(4) (or any successor provision). The Committee shall determine whether a Disability exists and the determination shall be conclusive.

(j) “Fair Market Value” means the closing price per share of Company Stock on the exchange on which the Company Stock is traded on the Date of Grant or any other date for which the value of Company Stock must be determined under the Plan, or, if the determination date is not a trading day, on the most recent trading day immediately preceding the determination date.

(k) “Grant Agreement” means the written agreement between the Company and a Participant containing the terms and conditions with respect to an Incentive Award.

(l) “Incentive Award” means, collectively, an award of an Option, Restricted Stock, a Restricted Stock Unit, a Stock Appreciation Right or a Performance Grant under the Plan.

(m) “Incentive Stock Option” means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code Section 422.

(n) “Mature Shares” means previously acquired shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder has held for at least six months if the Company is accounting for Incentive Awards using APB Opinion 25, or has purchased on the open market.

(o) “Nonstatutory Stock Option” means an Option that does not meet the requirements of Code Section 422, or, even if meeting the requirements of Code Section 422, is not intended to be an Incentive Stock Option and is so designated.

(p) “Option” means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

(q) “Outside Director” means any member of the Board who is not otherwise an employee of the Company or any of its subsidiaries.

(r) “Participant” means any employee of the Company or its Related Companies who receives an Incentive Award under the Plan.

(s) “Performance Criteria” means any of the following areas of performance of the Company: total shareholder return, revenue, gross profit, pre-tax earnings, net operating profit after taxes, net income, earnings per share, gross margin, net interest margin, operating cash flow, free cash flow, return on assets, return on invested capital, and return on equity. Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company, and may be measured relative to a peer group or index.

(t) “Performance Goal” means an objectively determinable performance goal established by the Committee with respect to a given Performance Grant or a grant of Restricted Stock or Restricted Stock Units that relates to one or more Performance Criteria.

(u) “Performance Grant” means an Incentive Award made pursuant to Section 10.

(v) “Plan Year” means January 1 to December 31.

(w) “Related Company” means, (i) for purposes of determining eligibility to receive an Incentive Stock Option, any “parent corporation” with respect to the Company within the meaning of Code Section 424(e) or any

“subsidiary corporation” with respect to the Company within the meaning of Code Section 424(f); (ii) for purposes of determining eligibility to receive a Nonstatutory Stock Option or Stock Appreciation Right, any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest (within the meaning of Treasury Regulations Section 1.409A-1(b)(5)(E)(1) (or any successor provision)) in another corporation or other entity in the chain, beginning with a corporation or other entity in which the Company has a controlling interest; and (iii) for all other purposes under the Plan, any corporation, trade or business that would be required to be treated as a single employer with the Company under Code Sections 414(b) or (c), provided that, in applying Code Sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations, or in applying Treasury Regulations Section 1A1 4(c)-2 for purposes of determining trades or businesses under common control, the phrase “at least 50%” shall replace the phrase “at least 80%” each time it appears in those sections.

(x) “Repricing” means, with respect to an Option or Stock Appreciation Right, any of the following: (i) the lowering of the exercise price after the Date of Grant; (ii) the taking of any other action that is treated as a repricing under generally accepted accounting principles; or (iii) the cancellation of the Option or Stock Appreciation Right at a time when its exercise price (or, with respect to the Stock Appreciation Right, the Fair Market Value of the Company Stock covered by the Stock Appreciation Right on the Date of Grant) exceeds the Fair Market Value of the underlying Company Stock in exchange for any other Incentive Award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction.

(y) “Restricted Stock” means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 7.

(z) “Restricted Stock Unit” means a right to receive Company Stock, cash or a combination of Company Stock or cash upon the terms and subject to the conditions of Section 8.

(aa) “Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan’s adoption.

(bb) “Service Recipient” means, with respect to a Service Provider, the Company or the Related Company for which the employee performs services.

(cc) “Stock Appreciation Right” means a right to receive Company Stock or cash from the Company granted under Section 9.

(dd) “Taxable Year” means the fiscal period used by the Company for reporting taxes on income under the Code.

(ee) “Treasury Regulations” mean the final, temporary or proposed regulations issued by the Treasury Department and/or Internal Revenue Service as codified in Title 26 of the United States Code of Federal Regulations.

3. General. The following types of Incentive Awards may be granted under the Plan: Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, and Performance Grants. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4. Stock.

(a) Subject to Section 15 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 180,000 common shares of Company Stock, which shall be authorized but unissued shares. All of the shares available for issuance to Participants who are employees of the Company or its subsidiaries may, but need not, be issued pursuant to the exercise of Incentive Stock Options. Shares covered by an Incentive Award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant.

(b) Shares allocable to Incentive Awards or portions thereof granted under the Plan that expire, are forfeited, lapse or otherwise terminate or are cancelled shall be added to the shares available for Incentive Awards under the Plan. Any shares covered by a Stock Appreciation Right shall be counted as used only to the extent shares are actually issued to the Participant when the Stock Appreciation Right is exercised. In addition, any shares of Company Stock exchanged by a Participant as full or partial payment to the Company of the exercise price under an Option, any shares retained by the Company in satisfaction of a Participant’s obligations to pay Applicable Withholding Taxes with respect to any Incentive Award and any shares of Company stock covered by an Incentive Award that is settled in cash shall be added to the shares available for Incentive Awards under the Plan.

(c) The Committee is expressly authorized to make an Incentive Award to a Participant conditioned upon the surrender for cancellation of an option granted under an existing Incentive Award. However, without prior shareholder approval, the Committee is expressly prohibited from making a new Incentive Award in the form of an Option if the exercise price of the new Option is less than the exercise price of the Option under the existing Incentive Award surrendered for cancellation. In addition, the Committee is expressly prohibited from making a new Incentive Award of Restricted Stock or Restricted Stock Units if the exercise price of the outstanding Option exceeds the Fair Market Value of the shares of Company Stock allocated to the Option on the date of the surrender or cancellation of the Option, unless otherwise approved by the Company’s shareholders.

5. Eligibility.

(a) All present and future employees of the Company or any Related Company (whether now existing or hereafter created or acquired) whom the Committee determines to have contributed or who can be expected to contribute significantly to the Company or any Related Company shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 16, to select eligible employees to receive Incentive Awards and to determine for each employee the nature of the award and the terms and conditions of each Incentive Award.

(b) The grant of an Incentive Award shall not obligate the Company or any subsidiary of the Company to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

6. Stock Options.

(a) The Committee may make grants of Options to eligible employees. Whenever the Committee deems it appropriate to grant Options, notice shall be given to the employee stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent to which Stock Appreciation Rights are granted (as provided in Section 9), and the conditions to which the grant and exercise of the Options are subject. This notice, when duly executed by the employee, shall become the Grant Agreement between the Company and employee and, at that time, the employee shall become a Participant. Only employees described in Section 5(a) shall be eligible to receive awards of Incentive Stock Options.

(b) The exercise price of shares of Company Stock covered by an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant. If the Participant is a Ten Percent Shareholder and the Option is intended to qualify as an Incentive Stock Option, the exercise price shall not be less than 110% of the Fair Market Value of such shares on the Date of Grant.

(c) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant’s stock option agreement; provided that no Option may be exercised after the expiration of ten (10) years from the Date of Grant and further provided that the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

(i) No Incentive Stock Option may be exercised after the first to occur of (x) ten years from the Date of Grant (five years if the Participant to whom the Option has been granted is a Ten Percent Shareholder), (y) three months following the date of the Participant’s retirement or termination of employment with the Company and all Related Companies for reasons other than Disability or death, or (z) one year following the date of the Participant’s termination of employment on account of Disability or death.

(ii) An Incentive Stock Option by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of any Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee granting the Option may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

(d) Options shall not be transferable except to the extent specifically provided in the Grant Agreement. Incentive Stock Options, by their terms, shall not be transferable except by will or the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant.

(e) A Participant who purchases shares of Company Stock under an Option shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied.

(f) Options may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. The notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option or the Committee in its discretion so permits, the Participant (i), unless prohibited by law, may deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the terms of the Option or the Committee in its discretion, Applicable Withholding Taxes, (ii) may deliver shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, or (iii) may cause to be withheld from the Option shares, shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price; or (iv) may use any other methods of payment as the Committee, at its discretion, deems appropriate. Until the Participant has paid the exercise price and any Applicable Withholding Taxes, no stock certificate shall be issued.

(g) The Company may suspend the right to exercise an Option at any time when the Company determines that allowing the exercise and issuance of Company Stock would violate any federal or state securities or other laws. The Committee may provide that any time periods to exercise the Option are extended during a period of suspension.

(h) Each Participant shall agree as a condition of the exercise of an Option to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued upon the exercise of an Option. Payment to the Company in satisfaction of Applicable Withholding Taxes may be in cash or in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances. As an alternative to making a separate payment to the Company to satisfy Applicable Withholding Taxes, if the Committee allows or the Grant Agreement so provides, the Participant may elect to have the Company retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes. The shares of Company Stock retained may not exceed the amount of the Applicable Withholding Taxes.

(i) Unless specifically provided in the discretion of the Committee in a writing that references and supersedes this Section 6(i), (i) no Modification shall be made in respect to any Option if such Modification would result in the Option constituting a deferral of compensation, and (ii) no Extension shall be made in respect to any Option if such Extension would result in the Option having an additional deferral feature from the Date of Grant, in each case within the meaning of applicable Treasury Regulations under Code Section 409A. Subject to the remaining part of this subsection, (x) a “Modification” means any change in the terms of the Option (or change in the terms of the Plan or applicable Grant Agreement) that may provide the holder of the Option with a direct or indirect reduction in the exercise price of the Option, regardless of whether the holder in fact benefits from the change in terms; and (y) an “Extension” means either (A) the provision to the holder of an additional period of time within which to exercise the Option beyond the time originally prescribed, (B) the conversion or exchange of the Option for a legally binding right to compensation in a future taxable year, (C) the addition of any feature for the deferral of compensation to the terms of the Option, or (D) any renewal of the Option that has the effect of (A) through (C) above. Notwithstanding the preceding sentence, it shall not be a Modification or an Extension, respectively, to change the terms of an Option in accordance with Section 15 of the Plan, or in any of the other ways or for any of the other purposes provided in applicable Treasury Regulations or other generally applicable guidance under Code Section 409A as not resulting in a Modification or Extension for purposes of that section. In particular, it shall not be an Extension to extend the exercise period of an Option to a date no later than the earlier of (i) the latest date upon which the Option could have expired by its original terms under any circumstances or (ii) the tenth anniversary of the original Date of Grant.

7. Restricted Stock Awards.

(a) The Committee may make grants of Restricted Stock to employees. Whenever the Committee deems it appropriate to grant Restricted Stock, notice shall be given to the employee stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. This notice, when duly executed by the employee, shall become the Grant Agreement between the Company and the employee and, at that time, the employee shall become a Participant. Restricted Stock may be awarded by the Committee in its discretion without cash consideration.

(b) No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares as set forth in the Participant’s Grant Agreement have expired or been removed pursuant to paragraph (d) or (e) below.

(c) Upon the acceptance by a Participant of an award of Restricted Stock, such Participant shall, subject to the restrictions set forth in paragraph (b) above, have all the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Unless otherwise provided in the Grant Agreement, (i) dividends or other distributions paid in shares of Company Stock shall be subject to the same restrictions set forth in Section 7(b) as the shares of the Restricted Stock with respect to which the dividends or other distributions are paid and (ii) dividends or other distributions paid in cash shall be paid at the same time and under the same conditions as such dividends or other distributions are paid to shareholders of record of Company Stock. Certificates representing Restricted Stock shall be held by the Company until the restrictions expire and the Participant shall provide the Company with appropriate stock powers endorsed in blank.

(d) The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in paragraph (b) above shall expire. The terms and conditions may include the achievement of a Performance Goal. Restrictions conditioned on the passage of time shall not expire less than three years from the Date of Grant of the Restricted Stock, and restrictions conditioned on the achievement of Performance Goals shall not expire less than one year from the Date of Grant. Notwithstanding the foregoing, the Committee may in its discretion, and without limitation, provide that restrictions will expire as a result of the Disability, death or retirement of the Participant or the occurrence of a Change in Control. The terms and conditions of a Restricted Stock award shall be governed by the provisions of Section 10 to the extent that the award is intended to comply with the requirements of Code Section 162(m).

(e) Notwithstanding the provisions of Section 7(b) above, the Committee may at any time, in its sole discretion, modify the terms and conditions of a Restricted Stock award (including any or all of the restrictions applicable thereto), subject to the restrictions of Section 10 as to any Performance Goal if the award is intended to comply with the requirements of Code Section 162(m).

(f) Each Participant shall agree at the time his or her Restricted Stock is granted, and as a condition thereof, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to such Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the terms of the grant so permit, the Participant may elect to (i) to deliver Mature Shares (valued at their Fair Market Value) or (ii) to have the Company retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes. The shares of Company Stock retained my not exceed the amount of Applicable Withholding Taxes.

8. Restricted Stock Unit Awards.

(a) The Committee may make grants of Restricted Stock Units to employees. Whenever the Committee deems it appropriate to grant Restricted Stock Units, notice shall be given to the employee stating the number of Restricted Stock Units granted and the terms and conditions to which the Restricted Stock Units are subject. This notice, when duly executed by the employee shall become the Grant Agreement between the Company and the employee and, at that time, the employee shall become a Participant. Restricted Stock Units may be awarded by the Committee in its discretion without cash consideration.

(b) Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, any of the following:

(i) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or

(ii) a requirement that the holder forfeit such units in the event of termination of employment during the period of restriction.

All restrictions shall expire at such times as the Committee shall specify. Restrictions conditioned on the passage of time shall not expire less than three years from the Date of Grant of the Restricted Stock Units, and restrictions conditioned on the achievement of performance goals shall not expire less than one year from the Date of Grant. Notwithstanding the foregoing, the Committee may in its discretion, and without limitation, provide that restrictions will expire as a result of the Disability, death or retirement of the Participant or the occurrence of a Change in Control. In addition, the Committee may at any time, in its sole discretion, modify the terms and conditions of a Restricted Stock Unit Award (including any or all of the restrictions applicable thereto), subject to the restrictions of Section 10 as to any Performance Goal if the award is intended to comply with the requirements of Code Section 162(m).

(c) The Committee may also establish such other terms and conditions as it deems appropriate for an award of Restricted Stock Units. The terms and conditions may include the achievement of a Performance Goal. The terms and conditions of a Restricted Stock Unit award shall be governed by the provisions of Section 10 to the extent that the award is intended to comply with the requirements of Code Section 162(m).

(d) Each Participant shall agree at the time his or her Restricted Stock Units are granted, and as a condition thereof, to pay to the Company or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificates shall be issued to such Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the terms of the grant so permit, the Participant may elect to (i) deliver Mature Shares or (ii) have the Company retain the number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

(e) Except to the extent this Plan or the Committee specifies otherwise, Restricted Stock Units represent an unfunded and unsecured obligation of the Company and do not confer any of the rights of a shareholder until shares of Company Stock are issued thereunder. Settlement of Restricted Stock Units upon expiration of the vesting period or any later period of deferral shall be made in shares of Company Stock or otherwise as determined by the Committee. The number of shares, or other settlement medium, to be so distributed may be increased by an interest factor or by dividend equivalents. Until a Restricted Stock Unit is so settled, the number of shares represented by a Restricted Stock Unit shall be subject to adjustment pursuant to Section 15. Any Restricted Stock Units that are settled after the Participant’s death shall be distributed to the Participant’s designated beneficiary(ies) or, if none was designated, the Participant’s estate.

9. Stock Appreciation Rights.

(a) The Committee may grant Stock Appreciation Rights to eligible employees. Whenever the Committee grants Stock Appreciation Rights, notice shall be given to the employee stating the number of shares with respect to which Stock Appreciation Rights are granted, the extent, if any, to which the Stock Appreciation Rights are granted in connection with all or any part of a Nonstatutory Stock Option (“Tandem Rights”), and the conditions to which the grant and exercise of the Stock Appreciation Rights are subject. This notice, when duly executed by the employee, shall become the Grant Agreement between the Company and the Service Provider and, at that time, the employee shall become a Participant.

(b) The following provisions apply to all Stock Appreciation Rights that are granted in connection with Options:

(i) Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to surrender to the Company unexercised that portion of the underlying Option relating to the same number of shares of Company Stock as is covered by the Stock Appreciation Rights (or the portion of the Stock Appreciation Rights so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered portion of the underlying Option over (y) the exercise price of the Company Stock covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

(ii) Upon the exercise of a Stock Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, shall not thereafter be exercisable.

(iii) Subject to any further conditions upon exercise imposed by the Board, a Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and a Stock Appreciation Right shall expire no later than the date on which the related Option expires.

(iv) The Stock Appreciation Right is only transferable when the related Options are otherwise transferable.

(v) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the exercise price of the Company Stock covered by the underlying Option.

(c) The following provisions apply to all Stock Appreciation Rights that are not granted in connection with Options:

(i) Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Right over (y) the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

(ii) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right.

(d) The manner in which the Company’s obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Incentive Award. The Grant Agreement may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

(e) A Participant who acquires shares of Company Stock upon exercise of a Stock Appreciation Right shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied.

(f) Stock Appreciation Rights may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of Stock Appreciation Rights the Participant has elected to exercise.

(g) The Company may suspend the right to exercise a Stock Appreciation Right at any time when the Company determines that allowing the exercise and issuance of Company Stock would violate any federal or state securities or other laws. The Committee may provide that any time periods to exercise the Stock Appreciation Right are extended during a period of suspension.

(h) Whenever payments upon exercise of Stock Appreciation Rights are to be made in cash to a Participant who is an employee, the Company (or appropriate Service Recipient, as applicable) will withhold therefrom an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant who is an Employee shall agree as a condition of receiving Stock Appreciation Rights payable in the form of Company Stock to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued to the Participant. Payment to the Company in satisfaction of Applicable Withholding Taxes may be in cash or in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances. As an alternative to making a separate payment to the Company to satisfy Applicable Withholding Taxes, if the Committee allows or the Grant Agreement so provides, the Participant may elect to have the Company retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes. The shares of Company Stock retained may not exceed the amount of the Applicable Withholding Taxes.

(i) Unless specifically provided in the discretion of the Committee in a writing that references and supersedes this Section 9(i), (i) no Modification shall be made in respect to any Stock Appreciation Right if such Modification would result in the Stock Appreciation Right constituting a deferral of compensation, and (ii) no Extension shall be made in respect to any Stock Appreciation Right if such Extension would result in the Stock Appreciation Right having an additional deferral feature from the Date of Grant, in each case within the meaning of applicable Treasury Regulations under Code Section 409A. Subject to the remaining part of this subsection, (x) a “Modification” means any change in the terms of the Stock Appreciation Right (or change in the terms of the Plan or applicable Grant Agreement) that may provide the holder of the Stock Appreciation Right with a direct or indirect reduction in the exercise price of the Stock Appreciation Right, regardless of whether the holder in fact benefits from the change in terms; and (y) an “Extension” means either (A) the provision to the holder of an additional period of time within which to exercise the Stock Appreciation Right beyond the time originally prescribed, (B) the conversion or exchange of the Stock Appreciation Right for a legally binding right to compensation in a future taxable year, (C) the addition of any feature for the deferral of compensation to the terms of the Stock Appreciation Right, or (D) any renewal of the Stock Appreciation Right that has the effect of (A) through (C) above. Notwithstanding the preceding sentence, it shall not be a Modification or an Extension, respectively, to change the terms of a Stock Appreciation Right in accordance with Section 15 of the Plan, or in any of the other ways or for any of the other purposes provided in applicable Treasury Regulations or other generally applicable guidance under Code Section 409A as not resulting in a Modification or Extension for purposes of that section. In particular, it shall not be an Extension to extend the exercise period of a Stock Appreciation Right to a date no later than the earlier of (i) the latest date upon which the Stock Appreciation Right could have expired by its original terms under any circumstances or (ii) the tenth anniversary of the original Date of Grant.

10. Performance Grants.

(a) Each Performance Grant shall be evidenced by an agreement (a “Grant Agreement”) setting forth the Performance Goals for the award, including the Performance Criteria, the target and maximum amounts payable and such other terms and conditions as are applicable to the Performance Grant. Each Performance Grant shall be granted and administered to comply with the requirements of Code Section 162(m). The aggregate maximum cash amount payable under the Plan in any Taxable Year to any Participant shall not exceed $500,000. In the event of any conflict between a Grant Agreement and the Plan, the terms of the Plan shall govern.

(b) The Committee shall establish the Performance Goals for Performance Grants. The Committee shall determine the extent to which any Performance Criteria shall be used and weighted in determining Performance Grants. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Performance Grant to Performance Grant and Plan Year to Plan Year. The Committee may increase, but not decrease, the minimum and target levels (but not the maximum level) with respect to any Performance Goal after the start of a performance period.

(c) The Committee shall establish for each Performance Grant the amount of cash or Company Stock payable at specified levels of performance, based on the Performance Goal or Goals for each Performance Criteria. Any Performance Grant shall be made not later than 90 days after the start of the period for which the Performance Grant relates and shall be made prior to the completion of 25% of such period. All determinations regarding the achievement of any Performance Goals will be made by the Committee. The Committee may not increase during a Plan Year the amount of cash or Common Stock that would otherwise be payable upon achievement of the Performance Goal or Goals but may reduce or eliminate the payments as provided in a Performance Grant.

(d) The actual payments to a Participant under a Performance Grant will be calculated by applying the achievement of a Performance Criteria to the Performance Goal as established in the Grant Agreement. All calculations of actual payments shall be made by the Committee and the Committee shall certify in writing the extent, if any, to which the Performance Goals have been met.

(e) Performance Grants will be paid in cash, Company Stock or both, at such time or times as are provided in the Grant Agreement. The Committee may provide in the Grant Agreement that the Participant may make a prior election to defer the payment under a Performance Grant subject to such terms and conditions as the Committee may determine.

(f) Nothing contained in the Plan will be deemed in any way to limit or restrict any Company or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

(g) A Participant who receives a Performance Grant payable in Company Stock shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Performance Grant. The Company Stock may be issued without cash consideration.

(h) A Participant’s interest in a Performance Grant may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

(i) Whenever payments under a Performance Grant are to be made in cash, the Company will withhold therefrom an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant shall agree as a condition of receiving a Performance Grant payable in the form of Company Stock, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued to such Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the grant so permits, the Participant may elect to (i) to deliver Mature Shares (valued at their Fair Market Value) or (ii) to have the Company retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

11. Method of Exercise of Options and Stock Appreciation Rights.

(a) Options and Stock Appreciation Rights may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option or the number of Stock Appreciation Rights the Participant has elected to exercise. In the case of the purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option so permit, the Participant may (i) deliver Mature Shares (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price or a certificate of ownership of such Mature Shares, (ii) cause to be withheld from the Option shares, shares of Company Stock (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price, or (iii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the terms of the Option, Applicable Withholding Taxes, or (iv) such other methods of payment as the Committee, at its discretion, deems appropriate.

(b) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option or a Stock Appreciation Right any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws, and the Company may require a customary written indication of the Participant’s investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued a certificate for the shares of Company Stock acquired, he or she shall possess no shareholder rights with respect to the shares.

(c) Each Participant shall agree as a condition of the exercise of an Option or a Stock Appreciation Right, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued upon the exercise of an Option or cash paid upon the exercise of a Stock Appreciation Right.

(d) As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the Option or Stock Appreciation Rights agreement so provides, the Participant may elect to (i) to deliver Mature

Shares (valued at their Fair Market Value) or (ii) to have the Company retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

12. Transferability of Options and Stock Appreciation Rights. Nonstatutory Stock Options and Stock Appreciation Rights may be transferable by a Participant and exercisable by a person other than the Participant, but only to the extent specifically provided in the Incentive Award. Incentive Stock Options, by their terms, shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant.

13. Effective Date of the Plan. This Plan was approved by the Board on February 26, 2008, and will become effective on April 29, 2008, subject to approval by the affirmative vote of the holders of a majority of the votes cast at the 2008 Annual Meeting of the Company’s shareholders.

14. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on the date immediately preceding the tenth anniversary of the Effective Date. No Incentive Awards shall be made under the Plan after its termination. The Board may amend or terminate the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by the Code or by requirements of the NASDAQ Stock Market, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 15), materially modifies the requirements as to eligibility for participation in the Plan, materially increases the benefits accruing to Participants under the Plan, or expands the types of Incentive Awards provided under the Plan, unless such change is authorized by the shareholders of the Company. The Board may unilaterally amend Incentive Awards with respect to Participants, and the Plan subject to the limitations described in the preceding sentence, as it deems appropriate to ensure compliance with Rule 16b-3 and to cause the Plan and any Incentive Awards to meet the requirements of the Code and regulations and other interpretation and guidance issued thereunder, including but not limited to Code Section 409A. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Incentive Award previously granted to him or her.

15. Change in Capital Structure.

(a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Incentive Awards then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan (including the maximum limit on Incentive Stock Options and other Incentive Awards under Section 4), the maximum number of shares or securities that can be granted to an individual Participant under Section 4, the exercise price of Options, the initial Fair Market Value of Company Stock under Stock Appreciation. Rights, and other relevant terms of the Plan and any Incentive Awards shall be proportionately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option or Stock Appreciation Right or fractional cents with respect to the exercise price thereof, the Committee shall round down the number of shares covered by the Option or Stock Appreciation Right to the nearest whole share and round up the exercise price to the nearest whole cent.

(b) In the event of a Change in Control, or if the Company is otherwise a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets occurs, then the Committee may take any actions with respect to outstanding Incentive Awards as the Committee deems appropriate, consistent with applicable provisions of the Code and any applicable federal or state securities laws.

(c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

16. Administration of the Plan.

(a) The Plan shall be administered by the Committee. Subject to the express provisions and limitations set forth in this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

(ii) to determine which persons are Participants, to which of such Participants, if any, Incentive Awards shall be granted hereunder and the timing of any such Incentive Awards, and to grant Incentive Awards;

(iii) to grant Incentive Awards to Participants and determine the terms and conditions thereof, including the number of shares of Company Stock subject to Incentive Awards and the exercise or purchase price of such shares of Company Stock and the circumstances under which Incentive Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of Performance Goals, the occurrence of certain events, or other factors;

(iv) to establish or verify the extent of satisfaction of any Performance Goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Incentive Award;

(v) to prescribe and amend the terms of the award agreements or other documents evidencing Incentive Awards made under this Plan (which need not be identical);

(vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 15;

(vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Incentive Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

(viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

Notwithstanding the foregoing, no “tandem stock options” (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options.

The Committee is expressly given the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that the consent will not be required if the amendment is for the purpose of complying with applicable provisions of the Code or any federal or state securities laws.

The Committee is expressly prohibited from Repricing any Option or Stock Appreciation Right without the prior approval of the shareholders of the Company with respect to the proposed Repricing.

(b) The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

(d) The Committee may delegate the administration of the Plan to an officer or officers of the Company, and such administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Incentive Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Incentive Awards, to process or oversee the issuance of shares of Company Stock upon the exercise, vesting and/or settlement of an Incentive Award, to interpret the terms of Incentive Awards and to take such other actions as the Committee may specify, provided that in no case shall any such administrator be authorized to grant Incentive Awards under the Plan. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such administrator, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.

17. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company—at the principal business address of the Company to the attention of the Corporate Secretary of the Company; and (b) if to any Participant—at the last address of the Participant known to the sender at the time the notice or other communication is sent.

18. Interpretation. The Plan is intended to operate in compliance with the provisions of Rule 16b-3 and to facilitate compliance with, and optimize the benefits from, Code Section 162(m). The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury of the United States or his or her delegate relating to the qualification of Incentive Stock Options under the Code. This Plan and the individual Incentive Awards under the Plan are intended to comply with any applicable requirements of Code Section 409A and shall be interpreted to the extent context reasonably permits in accordance with such requirements. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect.

19. General Provisions.

(a) The adoption of this Plan and any setting aside of cash amounts or shares of Company Stock by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under this Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Participant nor a Participant’s permitted transferees or estate shall have any interest in any assets of the Company by virtue of this Plan, except as a general unsecured creditor of the Company. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust subject to the claims of the Company’s creditors to discharge its obligations under the Plan.

(b) The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Company or any subsidiary of the Company, nor shall the Plan preclude the Company from establishing any other forms of stock incentive or other compensation for employees or Outside Directors of the Company or any subsidiary of the Company.

(c) The Plan shall be binding upon the Corporation, its successors and assigns, and the Participant, his executor, administrator and permitted transferees and beneficiaries.

(d) This Plan and any award agreements or other documents entered into in connection with the Plan shall be interpreted and construed in accordance with the laws of the Commonwealth of Virginia and applicable federal law.

APPENDIX I

ARTICLES OF AMENDMENT TO

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

JACKSONVILLE BANCORP, INC.

Pursuant to Section 607.1006 of the Florida Business Corporation Act (the “FBCA”), the undersigned Corporation adopts these Articles of Amendment.

FIRST: The name of the Corporation is JACKSONVILLE BANCORP, INC.

SECOND: Upon the filing and effectiveness (the “Effective Time”) pursuant to the FBCA of this Articles of Amendment to the Amended and Restated Articles of Incorporation of the Corporation, (i) each [insert number ranging from two to twenty] shares of the Corporation’s common stock, par value $0.01 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below, and (ii) each [insert same number as above] shares of the Corporation’s nonvoting common stock, $0.01 per share, issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of nonvoting common stock, par value $0.01 per share, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (collectively, the “Reverse Stock Split”). No fractional shares of common stock or nonvoting common stock shall be issued in connection with the Reverse Stock Split and any fractional share interests will be rounded up to the nearest whole share. Each certificate that immediately prior to the Effective Time represented shares of common stock or nonvoting common stock (“Old Certificates”), shall thereafter represent that number of shares of common stock or nonvoting common stock, as applicable, into which the shares represented by the Old Certificate shall have been combined, subject to the rounding up of the fractional share interests as described above.

At the Effective Time of the Reverse Stock Split, (x) the authorized shares of common stock of the Corporation is reduced to [            ] shares, and (y) the authorized shares of nonvoting common stock of the Corporation shall be reduced to [            ]2 shares. The Amended and Restated Articles of Incorporation of this Corporation are amended by replacing paragraph 4.01 of Article IV so that, as amended, said paragraph shall read as follows:

“4.01 General. The total number of shares of all classes of capital stock of the Corporation (“Shares”) that the Corporation shall have the authority to issue is [        ] million, consisting of the following classes:

(1) [        ]2 million Shares of common stock, $0.01 par value per share (“Common Stock”);

(2) [        ]2 million Shares of nonvoting common stock, $0.01 par value per share (“Nonvoting Common Stock”); and

(3) 10 million Shares of preferred stock, $0.01 par value per share (“Preferred Stock”).”

THIRD: The amendment to the Amended and Restated Articles of Incorporation of the Corporation set forth above was adopted on                     , 2013.

FOURTH: The amendment was approved by the Corporation’s shareholders. The number of votes cast for the amendment by the shareholders was sufficient for approval.

Signed on                     , 2013.

JACKSONVILLE BANCORP, INC.

By:
Stephen C. Green, President & CEO

I-1

APPENDIX J

Audited Consolidated Financial Statements as of and for the years ended December 31, 2011 and 2010, as included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

JACKSONVILLE BANCORP, INC. AND SUBSIDIARY

All schedules are omitted because of the absence of the conditions under which they are required or because the required information is included in the Consolidated Financial Statements and related Notes.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Jacksonville Bancorp, Inc.

Jacksonville, Florida

We have audited the accompanying consolidated balance sheets of Jacksonville Bancorp, Inc. as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011 and 2010, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2011, in conformity with U.S. generally accepted accounting principles.

Crowe Horwath LLP

Fort Lauderdale, Florida

March 30, 2012

JACKSONVILLE BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

December 31,

(Dollar amounts in thousands except share data)

	2011	2010
ASSETS
Cash and due from financial institutions	$9,955	$13,728
Federal funds sold	—	6,569

Cash and cash equivalents	9,955	20,297

Securities available for sale	63,140	62,356
Loans held for sale	—	13,910
Loans, net of allowance for loan losses of $13,024 in 2011 and $13,069 in 2010	449,583	499,696
Premises and equipment, net	6,978	6,943
Bank owned life insurance	9,541	9,307
Federal Home Loan Bank stock, at cost	2,707	3,728
Real estate owned, net	7,968	5,733
Deferred income taxes	—	7,108
Accrued interest receivable	2,598	3,170
Prepaid regulatory assessment	782	1,738
Goodwill	3,137	12,498
Other intangible assets, net	1,774	2,376
Other assets	3,262	2,973

Total assets	$561,425	$651,833

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing	$82,852	$72,428
Money market, NOW and savings deposits	199,070	211,057
Time deposits	191,985	278,702

Total deposits	473,907	562,187
Loans from related parties	3,000	800
Federal Home Loan Bank advances and other borrowings	36,811	18,124
Subordinated debentures	16,026	15,962
Accrued expenses and other liabilities	2,337	2,901

Total liabilities	532,081	599,974
Commitments and contingent liabilities

Shareholders’ equity
Preferred stock, $.01 par value; 10,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $.01 par value; 40,000,000 shares authorized; 5,889,822 and 5,888,809 shares issued and outstanding, respectively	59	59
Additional paid-in capital	55,383	55,307
Retained earnings (deficit)	(27,216)	(3,157)
Accumulated other comprehensive income (loss)	1,118	(350)

Total shareholders’ equity	29,344	51,859

Total liabilities and shareholders’ equity	$561,425	$651,833

See accompanying notes to consolidated financial statements.

JACKSONVILLE BANCORP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended December 31,

(Dollar amounts in thousands except share data)

	2011	2010	2009
Interest and dividend income
Loans, including fees	$28,758	$22,954	$22,190
Taxable securities	1,071	540	648
Tax-exempt securities	838	469	414
Federal funds sold and other	77	(1)	(48)

Total interest income	30,744	23,962	23,204
Interest expense
Deposits	5,583	6,720	7,844
Federal Reserve and other borrowings	172	1	116
Federal Home Loan Bank advances	367	790	1,034
Subordinated debentures	894	770	734
Federal funds purchased and repurchase agreements	—	1	1

Total interest expense	7,016	8,282	9,729

Net interest income	23,728	15,680	13,475
Provision for loan losses	12,392	16,988	4,361

Net interest income (loss) after provision for loan losses	11,336	(1,308)	9,114

Noninterest income
Service charges on deposit accounts	884	610	597
Write-off of non-marketable equity security	—	—	(132)
Other income	647	564	376

Total noninterest income	1,531	1,174	841
Noninterest expense
Salaries and employee benefits	7,617	5,378	4,441
Occupancy and equipment	2,524	1,933	1,674
Regulatory assessment	1,017	1,009	1,020
Data processing	1,448	1,081	909
Advertising and business development	523	471	603
Professional fees	1,116	684	551
Merger related costs	153	2,030	—
Telephone expense	310	147	128
Director fees	179	111	50
Courier, freight and postage	177	109	129
Other real estate owned expense	2,060	3,422	73
Goodwill impairment	11,159	—	—
Other	1,869	749	405

Total noninterest expense	30,152	17,124	9,983

Loss before income tax (benefit) expense	(17,285)	(17,258)	(28)
Income tax (benefit) expense	6,774	(5,816)	(104)

Net income (loss)	$(24,059)	$(11,442)	$76

Earnings (loss) per share:
Basic	$(4.09)	$(5.07)	$.04
Diluted	$(4.09)	$(5.07)	$.04

See accompanying notes to consolidated financial statements.

JACKSONVILLE BANCORP, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

Years ended December 31,

(Dollar amounts in thousands except share data)

	Common Stock		Additional Paid-in Capital	Retained Earnings (Deficit)	Treasury Stock	Accumulated Other Comprehensive Income (Loss)	Total
	Shares	Amount
Balance at January 1, 2009	1,748,599	$17	$18,568	$8,213	$(2)	$49	$26,845
Comprehensive income:
Net income				76			76
Change in unrealized gain (loss) on securities available for sale, net of tax						277	277
Net unrealized derivative gain (loss) on cash flow hedge, net of tax						10	10

Total comprehensive income							363
Share-based compensation	3,603		63	(2)	38		99
Purchase of treasury stock	(3,686)				(39)		(39)
Issuance of common stock	727						—

Balance at December 31, 2009	1,749,243	$17	$18,631	$8,287	$(3)	$336	$27,268
Comprehensive income:
Net income (loss)				(11,442)			(11,442)
Change in unrealized gain (loss) on securities available for sale, net of sale, net of tax						(411)	(411)
Net unrealized derivative gain (loss) on cash flow hedge, net of tax						(275)	(275)

Total comprehensive loss							(12,128)
Share-based compensation	2,100		96				96
Purchase of treasury stock	(1,817)			(2)	3		1
Issuance of common stock	4,139,283	42	36,580				36,622

Balance at December 31, 2010	5,888,809	$59	$55,307	$(3,157)	—	$(350)	$51,859
Comprehensive loss:
Net loss				(24,059)			(24,059)
Change in unrealized gain (loss) on securities available for sale, net of sale, net of tax						1,920	1,920
Net unrealized derivative gain (loss) on cash flow hedge, net of tax						(452)	(452)

Total comprehensive income							(22,591)
Share-based compensation			76				76
Issuance of common stock	1,013	0					0

Balance at December 31, 2011	5,889,822	$59	$55,383	$(27,216)	$0	$1,118	$29,344

JACKSONVILLE BANCORP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31,

(Dollar amounts in thousands except share data)

	2011	2010	2009
Cash flows from operating activities
Net income (loss)	$(24,059)	$(11,442)	$76
Adjustments to reconcile net income (loss) to net cash from operating activities
Depreciation and amortization	616	522	491
Net amortization of deferred loan fees	(134)	(85)	48
Provision for loan losses	12,392	16,988	4,361
Goodwill impairment	11,159	—	—
Net amortization (accretion) of securities	707	(46)	(50)
Net realized gain on sale of securities	(57)	—	—
Net accretion of purchase accounting adjustments	(2,817)	173	—
Net (gain) loss on sale of real estate owned	(25)	547	16
Loss on write-down of real estate owned	1,804	1,930	30
Earnings on Bank owned life insurance	(235)	(399)	(135)
Share-based compensation	76	118	99
Loss on disposal of premises and equipment	31	42	10
Loss on nonmarketable equity investment	—	—	132
Deferred income tax benefit	6,226	(4,654)	(685)
Net change in:
Accrued interest receivable and other assets	1,220	(1,030)	(2,353)
Accrued expenses and other liabilities	(1,275)	554	71

Net cash from operating activities	5,629	3,218	2,617
Cash flows from investing activities
Available for sale securities:
Sales	4,599	—	—
Maturities, prepayments and calls	9,829	8,922	12,083
Purchases	(12,783)	(6,935)	(4,076)
Proceeds from maturity of held to maturity securities	—	—	50
Proceeds from bulk loan sale	13,910	—	—
Loan (originations) and payments, net	31,909	8,346	(21,733)
Proceeds from sale of real estate owned	3,459	1,550	4,216
Additions to premises and equipment	(716)	(513)	(89)
Proceeds from disposal of premises and equipment	28	—	—
Acquisition of Atlantic BancGroup, Inc., net of cash received	—	19,192	—
Purchase of Federal Home Loan Bank stock, net of redemptions	1,021	364	(1,342)

Net cash from investing activities	51,256	30,926	(10,891)
Cash flows from financing activities
Net change in deposits	(88,027)	(39,735)	25,091
Net change in federal funds purchased	—	(227)	227
Net change in Federal Reserve borrowing	—	—	(26,000)
Net change in overnight Federal Home Loan Bank advances	18,600	—	—
Net change in fixed rate Federal Home Loan Bank advances	—	(15,000)	5,000
Proceeds from issuance of common stock	—	34,689	—
Proceeds from related party transactions	2,200	800	—
Purchase of treasury stock	—	(21)	(39)

Net cash from financing activities	(67,227)	(19,494)	4,279
Net change in cash and cash equivalents	(10,342)	14,650	(4,501)
Beginning cash and cash equivalents	20,297	5,647	10,148

Ending cash and cash equivalents	$9,955	$20,297	$5,647

Supplemental disclosure of cash flow information:
Interest paid	$7,621	$8,022	$9,873
Income taxes paid	1,700	—	410
Supplemental schedule of noncash investing and financing activities:
Acquisition of real estate owned	$7,516	$1,851	$8,184
Supplemental schedule of noncash financing activities
Loan participation on agreements classified as secured borrowings	$209	$—	$—

We completed the acquisition of Atlantic BancGroup, Inc. in 2010. In connection with the merger, liabilities were assumed as follows:

Fair value of assets acquired:	$244,415
Equity consideration	(1,933)
Cash paid	(838)

Liabilities assumed	$241,644

See accompanying notes to consolidated financial statements.

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(Dollar amounts in thousands except share data)

Nature of Operations and Principles of Consolidation: Jacksonville Bancorp, Inc. (“Bancorp”) is a financial holding company headquartered in Jacksonville, Florida. The consolidated financial statements include the accounts of Jacksonville Bancorp, Inc. and its wholly owned, primary operating subsidiary, The Jacksonville Bank, and The Jacksonville Bank’s wholly owned subsidiary, Fountain Financial, Inc. The consolidated entity is referred to as the “Company,” and The Jacksonville Bank and its subsidiary are collectively referred to as the “Bank.” The Company’s financial condition and operating results principally reflect those of the Bank. All intercompany transactions and balances are eliminated in consolidation.

The Company currently provides financial services through its eight full-service branches in Jacksonville, Duval County, Florida, as well as its virtual branch. Its primary business segment is community banking and consists of attracting deposits from the general public and using such deposits and other sources of funds to originate commercial business loans, commercial real estate loans, residential mortgage loans and a variety of consumer loans. Substantially all loans are secured by specific items of collateral, including business assets, consumer assets, and commercial and residential real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. There are no significant concentrations of loans to any one industry or customer. However, the customers’ ability to repay their loans is dependent on the real estate and general economic conditions in the area.

Use of Estimates: To prepare financial statements in conformity with U.S. generally accepted accounting standards, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ from those estimates. Changes in assumptions or in market conditions could significantly affect the estimates. The allowance for loan losses, the fair values of financial instruments, the valuation allowance on our deferred tax asset and the accounting for loans acquired with evidence of credit deterioration are particularly subject to change.

Cash Flows: For the purposes of the consolidated statements of cash flows, cash and cash equivalents include cash on hand, noninterest-bearing deposits with other financial institutions with maturities fewer than 90 days and federal funds sold. Net cash flows are reported for customer loan and deposit transactions, interest-bearing deposits in other financial institutions, short-term Federal Home Loan Bank (FHLB) advances, federal funds purchased, Federal Reserve discount window and other borrowings.

Concentration of Credit Risk: Most of the Company’s business activity is with customers located in Duval County. Therefore, the Company’s exposure to credit risk is significantly affected by changes in the economy in Duval County.

Advertising Costs: Advertising costs are expensed as incurred.

Securities: Debt securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Debt securities are classified as available for sale when they might be sold before maturity. Equity securities with readily determinable fair values are classified as available for sale. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income, net of tax. Other securities, such as FHLB stock, are carried at cost.

Interest income includes amortization of purchase premiums and accretion of purchase discounts. Premiums and discounts on securities are amortized on the level yield without anticipating prepayments, except for mortgage-backed securities where prepayments are anticipated. Gains and losses are recorded on the trade date and determined using the specific identification method.

Declines in the fair value of securities below their cost that are other-than-temporary are reflected as realized losses. In estimating other-than-temporary losses, management considers: the length of time and extent that fair value has been less than cost; the financial condition and near term prospects of the issuer; and the Company’s intent or likelihood that it would be required to sell.

Loans: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of deferred loan fees and costs, and allowance for loan losses. Interest income is accrued on the unpaid principal balance of the loans. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level-yield method without anticipating prepayments.

Interest income on a loan in any of our portfolio segments is discontinued at the time the loan is 90 days delinquent unless the loan is well secured and in process of collection. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful. All unsecured loans in our consumer and other portfolio segment are charged off once they reach 90 days delinquent. This is the only portfolio segment that the Company charges off loans solely based on the number of days of delinquency. For real estate mortgage, commercial loan and the secured consumer and other portfolio segments, the charge-off policy is that a loan is fully or partially charged off when, based on management’s assessment, it has been determined that it is highly probable that the Company would not collect all principal and interest payments according to the contractual terms of the loan agreement. This assessment is determined based on a detailed review of all substandard and doubtful loans each month. This review considers such criteria as the value of the underlying collateral, financial condition and reputation of the borrower and guarantors and the amount of the borrower’s equity in the loan. The Company’s charge-off policy has remained materially unchanged for all periods presented.

At times, the Company will charge off a portion of a nonperforming or impaired loan versus recording a specific reserve. The decision to charge off a portion of the loan is based on specific facts and circumstances unique to each loan. General criteria considered are: the probability that the Company will foreclose on the property, the value of the underlying collateral compared to the principal amount outstanding on the loan and the personal guarantees associated with the loan. For the period ended December 31, 2011, partial charge-offs were $6,645 on $25,269 of nonperforming loans and impaired loans. For the period ended December 31, 2010, partial charge-offs were $3,352 on $5,617 of nonperforming loans and $6,220 on $10,499 of impaired loans. Of these amounts charged-off for the period ending December 31, 2010, $3,319 of nonperforming loans and $6,215 of impaired loans were due to the bulk loan sale that occurred on February 8, 2011.

Partial charge-offs impact the Company’s credit loss metrics and trends, in particular a reduction in the coverage ratio, by decreasing substandard loan balances, decreasing capital and increasing the historical loss factor used in the calculation of the allowance for loan losses. However, the impact of the historical loss factor on the allowance for loan losses would be slightly offset by the fact that the charge-off reduces the overall loan balance.

All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Overdrawn customer checking accounts are reclassified as consumer loans and are evaluated on an individual basis for collectability. The balances, which totaled $524 and $68 at December 31, 2011 and December 31, 2010, respectively, are included in the estimate of allowance for loan losses and are charged off when collectability is considered doubtful.

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(Dollar amounts in thousands except share data)

Certain Purchased Loans: As part of our merger with Atlantic BancGroup, Inc. (“ABI”), the Company purchased individual loans and groups of loans, some of which have shown evidence of credit deterioration since origination. These purchased loans are recorded at fair value, such that there is no carryover of the seller’s allowance for loan losses. Fair values are preliminary and subject to refinement for up to one year after the closing date of the merger as new information relative to the closing date fair value becomes available. After acquisition, losses are recognized by an increase in the allowance for loan losses if the reason for the loss was due to events and circumstances that did not exist as of the acquisition date. If the reason for the loss was due to events and circumstances that existed as of the acquisition date due to new information obtained during the measurement period (i.e., 12 months from date of acquisition), that, if known, would have resulted in the recognition of additional deterioration, the additional deterioration is recorded as additional carrying discount with a corresponding increase to goodwill.

Such purchased loans are accounted for individually by estimating the amount and timing of expected cash flows for each purchased loan, and the expected cash flows in excess of the amount paid are recorded as interest income over the estimated remaining life of the loan (accretable yield). The excess of the loan’s contractual principal and interest over expected cash flows is not recorded (non-accretable difference).

Over the life of the loan, expected cash flows continue to be estimated. If the present value of expected cash flows is less than the carrying amount, a loss is recorded. If the present value of expected cash flows is greater than the carrying amount, it is recognized as part of future interest income.

Loans Held-for-Sale: Loans intended for sale to independent investors are carried at the lower of aggregate cost or fair value, as determined by outstanding commitments from investors. Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings.

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired.

The Company’s policy for assessing loans for impairment is the same for all classes of loans and is included in our allowance for loan losses policy. The Company classifies a loan as impaired when it is probable that the Company will be unable to collect all amounts due, including both principal and interest, according to the contractual terms of the loan agreement. An impairment analysis is performed utilizing the following general factors, although not all of these factors need be met for an impairment analysis to be performed: substandard or doubtful loan, loan amount greater than $100 and the loan is 90 days past due or more. In addition, the Company also considers the following: financial condition of the borrower, the Company’s best estimate of the direction and magnitude of any future changes in the borrower’s financial condition, fair value of collateral if the loan is collateral dependent, loan’s observable market price, expected future cash flow and, if a purchased loan, the amount of the remaining unaccreted carrying discount. For loans acquired in the acquisition of ABI, if events occur within the measurement period (i.e., 12 months from date of acquisition) that cause a deterioration of the loan that is more than the deterioration estimated at acquisition, we evaluate whether the events and circumstances that existed as of the acquisition date are due to new information obtained about facts and

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(Dollar amounts in thousands except share data)

circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of additional deterioration. If so, the additional deterioration is recorded as additional carrying discount with a corresponding increase in goodwill. If not, the additional deterioration is recorded as additional provision expense with a corresponding increase in the allowance for loan losses. After the measurement period, any additional impairment above the current carrying discount is recorded as additional provision expense with a corresponding increase in the allowance for loan losses.

If a loan is impaired, a portion of the allowance for loan losses may be allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the sale of the collateral. If an impaired loan is on nonaccrual, then recognition of interest income would follow our nonaccrual policy, which is to not accrue interest and account for any interest received on the cash-basis or cost recovery method until qualifying for return to accrual. If an impaired loan is not on nonaccrual, then recognition of interest income would accrue on the unpaid principal balance based on the contractual terms of the loan. All impaired loans are reviewed on a quarterly basis for changes in the measurement of impairment. For impaired loans measured using the present value of expected cash flows method, any change to the previously recognized impairment loss is recognized as a change in the allowance for loan loss account and recorded in the consolidated statement of operations as a component of the provision for loan losses.

Loans, for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired. Troubled debt restructurings are measured at the present value of estimated future cash flows using the loan’s effective rate at inception unless the loan is collateral dependent. Key factors that the Company considers at the time a loan is restructured to determine whether the loan should accrue interest include if the loan is less than 90 days past due and if the loan is in compliance with the modified terms of the loan. The Company determines that the loan has been restructured to be reasonably assured of repayment and of performance according to the modified terms by performing an analysis that documents exactly how the loan is expected to perform under the modified terms. Once loans become troubled debt restructurings, they remain troubled debt restructurings until they mature or are paid off in the normal course of business.

The general component covers all other loans not identified as impaired and is based on historical losses with consideration give to current factors. The historical loss component of the allowance is determined by losses recognized by each portfolio segment over the preceding five years with the most recent years carrying more weight. This is supplemented by the risks for other economic factors. In calculating the historical component of our allowance, we aggregate our loans into one of three portfolio segments: real estate mortgage loans, commercial loans, and consumer and other loans. Risk factors impacting loans in each of the portfolio segments include broad deterioration of property values, reduced consumer and business spending as a result of continued high unemployment and reduced credit availability and lack of confidence in a sustainable recovery. Actual loss experience is supplemented with other economic factors based on the risks present for each portfolio segment. These economic factors include consideration of the following: the concentration of watch and substandard loans as a percentage of total loans, levels of loan concentration within a portfolio segment or division of a portfolio segment and broad economic conditions.

Foreclosed Assets: Assets acquired through or in place of loan foreclosure are initially recorded at estimated fair value less costs to sell when acquired, establishing a new cost basis. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs incurred after acquisition are expensed.

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(Dollar amounts in thousands except share data)

Premises and Equipment: Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Buildings and related components are depreciated using the straight-line method with useful lives ranging from 5 to 40 years. Furniture, fixtures and equipment are depreciated using the straight-line method with useful lives ranging from 3 to 10 years.

Other Real Estate Owned: Other real estate owned includes real estate acquired through foreclosure or deed taken in lieu of foreclosure. These amounts are recorded at estimated fair value, less costs to sell the property, with any difference between the fair value of the property and the carrying value of the loan being charged to the allowance for loan losses. Subsequent changes in fair value are reported as adjustments to the carrying amount, not to exceed the initial carrying value of the assets at the time of transfer. Those subsequent changes, as well as any gains or losses recognized on the sale of these properties, are included in noninterest expense.

Federal Home Loan (FHLB) Stock: The Bank is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.

Long-term Assets: Premises and equipment and other long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value.

Loan Commitments and Related Financial Instruments: Financial instruments include off-balance-sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Bank Owned Life Insurance: The Bank has purchased life insurance policies on certain key employees. Bank owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement.

Goodwill and Other Intangible Assets: Goodwill resulting from business combinations after January 1, 2009, is generally determined as the excess of the fair value of the consideration transferred, plus the fair value of any noncontrolling interests in the acquiree, over the fair value of the net assets acquired and liabilities assumed as of the acquisition date. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but tested for impairment at least annually. The Company has selected September 30 as the date to perform the annual impairment test. Intangible assets with definite useful lives are amortized over their estimated useful lives to their estimated residual values. Goodwill is the only intangible asset with an indefinite life on our balance sheet.

Other intangible assets consist of a core deposit intangible asset arising from the acquisition of ABI which is amortized on an accelerated method over its estimated useful life of eight years.

Derivatives: At the inception of a derivative contract, the Company designates the derivative as one of three types based on the Company’s intentions and belief as to likely effectiveness as a hedge. These three types are (1) a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment (“fair value hedge”), (2) a hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability (“cash flow hedge”), or (3) an instrument with no hedging designation (“stand-alone derivative”). The Company entered into a derivative contract that is designated as a cash flow hedge. The gain or

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(Dollar amounts in thousands except share data)

loss on the derivative is reported in other comprehensive income and is reclassified into earnings in the same periods during which the hedged transaction affects earnings. Any change in the fair value of the derivative that is not highly effective in hedging the change in expected cash flows of the hedged item would be recognized immediately in current earnings. Net cash settlements are recorded in interest income or interest expense, based on the item being hedged. Cash flows on hedges are classified in the cash flow statement the same as the cash flows of the items being hedged.

The Company formally documents the relationship between derivatives and hedged items, as well as the risk-management objective and the strategy for undertaking hedge transactions, at the inception of the hedging relationship. This documentation includes linking the cash flow hedge to the specific liability on the balance sheet. The Company also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivative instruments that are used are highly effective in offsetting changes in cash flows of the hedged item. The Company discontinues hedge accounting when it determines that the derivative is no longer effective in offsetting changes in the cash flows of the hedged item, the derivative is settled or terminates, or treatment of the derivative as a hedge is no longer appropriate or intended.

When hedge accounting is discontinued, subsequent changes in fair value of the derivative are recorded as noninterest income. When a cash flow hedge is discontinued but the hedged cash flows are still expected to occur, gains or losses that were accumulated in other comprehensive income are amortized into earnings over the same periods which the hedged transactions will affect earnings.

Share-based Compensation: Compensation cost is recognized for stock options and restricted stock awards issued to employees, based on the fair value of these awards at the date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of Bancorp’s common stock at the date of grant is used for restricted stock awards. Compensation cost is recognized over the required service period, generally defined as the vesting period. For awards with graded vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award.

Income Taxes: Income tax expense or benefit is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax basis of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. There were no uncertain tax positions taken by the Company for the years ending December 31, 2011 and 2010. The Company’s returns are subject to examination by taxing authorities for all years after 2007. The Company recognizes interest and/or penalties related to income tax matters in income tax expense.

Earnings (Loss) Per Common Share: Basic earnings (loss) per common share is net income (loss) divided by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share includes the dilutive effect of additional potential common shares issuable under stock options.

The effect of stock options and stock awards is the sole common stock equivalent for the purposes of calculating diluted earnings per common share.

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(Dollar amounts in thousands except share data)

Comprehensive Income (Loss): Comprehensive income (loss) consists of net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) includes unrealized gains and losses on securities available for sale and unrealized gains and losses on cash flow hedges which are also recognized as separate components of equity.

Treasury Stock: Treasury stock is carried at cost. Gains and losses on issuances are based on the market price of the underlying common stock at the date of issuance and are determined using the first-in, first-out (FIFO) method. Gains on issuances are credited to additional paid-in capital while losses are charged to additional paid-in capital to the extent that previous net gains from issuances are included therein, otherwise to retained earnings. Gains or losses on the issuances of treasury stock are not credited or charged to income.

Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

Restrictions on Cash: Cash on hand or on deposit with the Federal Reserve Bank is required to meet regulatory reserve and clearing requirements.

Dividend Restrictions: Bank regulations require maintaining certain capital levels and may limit the dividends paid by the Bank to Bancorp or by Bancorp to its shareholders.

Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in Note 7. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Operating Segments: While the chief decision makers monitor the revenue streams of the various products and services, operations are managed and financial performance is evaluated on a Company-wide basis. Accordingly, all of the financial service operations are considered by management to be aggregated into one reportable operating segment.

Reclassifications: Some items in the prior year financial statements were reclassified to conform to the current presentation.

Adoption of New Accounting Standards: In April 2011, the Financial Accounting Standards Board (“FASB”) amended existing guidance for assisting a creditor in determining whether a restructuring is a troubled debt restructuring. The amendments clarify the guidance for a creditor’s evaluation of whether it has granted a concession and whether a debtor is experiencing financial difficulties. This guidance is effective for interim and annual reporting periods beginning after June 15, 2011, and should be applied retrospectively to the beginning of the annual period of adoption. For purposes of measuring impairment on newly identified troubled debt restructurings, the amendments should be applied prospectively for the first interim or annual period beginning on or after June 15, 2011. The adoption of this standard did not have a material effect on our consolidated financial statements.

In May 2011, the FASB completed their amendments to achieve common fair value measurement and disclosure requirements in U.S. GAAP and International Financial Reporting Standards and issued a final standard. Many of

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(Dollar amounts in thousands except share data)

the changes in the U.S. final standard represent clarifications to existing guidance. However, certain of the amendments could result in significant changes in practice. Such amendments include how and when the valuation premise of highest and best use applies, the application of premiums and discounts, as well as new required disclosures. The provisions of these amendments are effective for financial statements issued for interim and annual periods beginning after December 15, 2011. We do not expect the adoption of this standard to have a material effect on our consolidated financial statements.

In September 2011, the FASB amended existing guidance and eliminated the option to present the components of other comprehensive income as part of the statement of changes in shareholder’s equity. The amendment requires that comprehensive income be presented in either a single continuous statement or in a two separate consecutive statement approach and changes the presentation of reclassification items out of other comprehensive income to net income. In December 2011, the FASB deferred certain provisions related to the reclassifications of items out of accumulated other comprehensive income and the presentation of the reclassification items. The adoption of this amendment will change the presentation of the components of comprehensive income for the Company as part of the consolidated statement of shareholders’ equity. The other provisions of the amendment are effective for fiscal and interim periods beginning after December 15, 2011. We do not expect the adoption of this standard to have a material effect on our consolidated financial statements.

In September 2011, the FASB issued an accounting standards update to simplify testing goodwill for impairment. An entity will now have the option to first assess qualitative factors to determine whether it is necessary to perform the current two-step test. If an entity believes, as a result of its qualitative assessment, that it is more-likely-than-not that the fair value of a reporting unit is less than its carrying amount, the quantitative impairment test is required. Otherwise, no further testing is required. An entity can choose to perform the qualitative assessment on none, some or all of its reporting units. Moreover, an entity can bypass the qualitative assessment for any reporting unit in any period and proceed directly to step one of the impairment test, and then resume performing the qualitative assessment in any subsequent period. The revised standard is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. However, an entity can choose to early adopt even if its annual test date is before the issuance of the final standard, provided that the entity has not yet performed its 2011 annual impairment test or issued its financial statements. We do not expect the adoption of this standard to have a material effect on our consolidated financial statements.

NOTE 2

On November 16, 2010, the Company acquired 100% of the outstanding common shares of Atlantic BancGroup, Inc. and its wholly owned subsidiary, Oceanside Bank, in exchange for 249,483 shares of Bancorp’s common stock and $838 in cash. Under the terms of the agreement and plan of merger, ABI common shareholders received 0.2 shares of Bancorp’s common stock and $0.67 in cash in exchange for each share of ABI common stock. As a result of the merger, the Company enhanced its geographic footprint and now operates in a new market, the Jacksonville Beach area. ABI results of operations were included in the Company’s results beginning November 16, 2010. Acquisition-related costs are included in merger related costs in the Company’s income statement for the years ended December 31, 2011 and 2010. The fair value of the common shares issued as part of the consideration paid for ABI was determined on the basis of the closing price of the Company’s common shares on the acquisition date.

NOTE 2—BUSINESS COMBINATION AND CAPITAL RAISE

(Dollar amounts in thousands except share data)

Additionally, Bancorp simultaneously executed a stock purchase agreement with four accredited investors led by CapGen Capital Group IV LP (“CapGen”) to sell $35,000 in Bancorp common stock. A total of 3,888,889 shares

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(Dollar amounts in thousands except share data)

were issued at $9.00 per share. The net proceeds from the sale after offering expenses were $34,687 and were used to fund the merger and integration of ABI into the Company. As a result of this transaction, no one entity owns more than 50% of the Company.

As previously disclosed, the fair values initially assigned to the assets acquired and liabilities assumed were preliminary and subject to refinement for up to one year after the closing date of the merger as new information relative to the closing date fair value became available. Specifically, additional information related to the fair value over loans and other real estate owned changed as new information became available. Final valuation and purchase price allocation adjustments are reflected in the table below:

	November 16, 2010 (as initially reported)	Final Measurement Period Adjustments	November 16, 2010 (as adjusted)
Cash and cash equivalents	$20,030	$—	$20,030
Securities	42,785	—	42,785
FHLB Stock	1,045	—	1,045
Loans	157,971	(1,844)	156,127
Core deposit intangible	2,453	—	2,453
Other real estate owned	2,702	39	2,741
Premises and equipment	3,374	—	3,374
Other assets	1,557	(10)	1,547

Total assets acquired	$231,917	$(1,815)	$230,102

Deposits	$231,306	$—	$231,306
FHLB borrowed funds	8,124	—	8,124
Subordinated debt	1,404	—	1,404
Other liabilities	810	(17)	793

Total liabilities assumed	$241,644	$(17)	$241,627

Total identifiable net liabilities	$(9,727)	$(1,798)	$(11,525)
Goodwill	$12,498	$1,798	$14,296
Cash Paid	$838	$—	$838
Equity consideration	$1,933	$—	$1,933

The following table presents unaudited pro forma information as if the acquisition had occurred at the beginning of 2010 and 2009. The pro forma information includes adjustments for interest income on loans and securities acquired, amortization of intangibles arising from the transaction, depreciation expense on property acquired, interest expense on deposits acquired, and the related income tax effects. The proforma financial information is not necessarily indicative of the results of operations that would have occurred had the transactions been effected on the assumed dates.

	2010	2009
	(unaudited)	(unaudited)
Net interest income	$24,967	$22,898

Net (loss) income	$(10,163)	$69

Basic (loss) earnings per share	$(1.73)	$.01

Diluted (loss) earnings per share	$(1.73)	$.01

NOTE 2—BUSINESS COMBINATION AND CAPITAL RAISE (Continued)

(Dollar amounts in thousands except share data)

NOTE 3—INVESTMENT SECURITIES

(Dollar amounts in thousands except per share data)

The following table summarizes the amortized cost and fair value of the available-for-sale and investment securities portfolio at December 31, 2011 and 2010 and the corresponding amounts of unrealized gains and losses therein:

	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
(Dollars in thousands)
December 31, 2011
Available-for sale securities
U.S. government-sponsored entities and agencies	$3,093	$6	$(6)	$3,093
State and political subdivisions	16,574	1,317	(10)	17,881
Mortgage-backed securities—residential	31,601	1,451	—	33,052
Collateralized mortgage obligations—residential	8,929	185	—	9,114

Total available-for-sale securities	$60,197	$2,959	$(16)	$63,140

	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
(Dollars in thousands)
December 31, 2010
Available-for sale securities
U.S. government-sponsored entities and agencies	$—	$—	$—	$—
State and political subdivisions	23,584	208	(458)	23,334
Mortgage-backed securities—residential	33,545	355	(302)	33,598
Collateralized mortgage obligations—residential	5,363	61	—	5,424

Total available-for-sale securities	$62,492	$624	$(760)	$62,356

The proceeds from sales of available-for-sale securities and the associated gains and losses are listed below:

	December 31, 2011	December 31, 2010	December 31, 2009
Gross gains	$86	$—	$—
Gross losses	(29)	—	—

Net gain	$57	$—	$—

Proceeds	$4,599	$—	$—

The amortized cost and fair value of the investment securities portfolio are shown by contractual maturity. Securities not due at a single maturity date, primarily mortgage-backed and collateralized mortgage obligations, are shown separately.

	December 31, 2011
	Amortized Cost	Fair Value
Maturity
Available-for-sale securities
Within one year	$—	$—
One to five years	205	218
Five to ten years	4,892	5,074
Beyond ten years	14,570	15,682
Mortgage-backed	31,601	33,052
Collateralized mortgage obligations	8,929	9,114

Total Investment Securities	$60,197	$63,140

Securities pledged for the years ending 2011 and 2010 had carrying amounts of $14,784 and $7,458, respectively, and were pledged to secure the available line for the Federal Reserve Bank borrowing for the Borrower in Custody Program as well as the state of Florida.

For the years ending 2011 and 2010, there were no holdings of securities of any one issuer, other than the U.S. government and its agencies, in an amount greater than 10% of shareholders’ equity.

The following table summarizes the investment securities with unrealized losses at December 31, 2011 and 2010 by aggregated major security type and length of time in a continuous unrealized loss position:

	Less Than 12 Months		12 Months or Longer		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
(Dollars in thousands)
December 31, 2011
Available-for-sale securities
U.S. government-sponsored entities and agencies	$994	$(6)	$—	$—	$994	$(6)
State and political subdivisions	210	(10)	—	—	210	(10)
Mortgage-backed securities—residential	—	—	—	—	—	—
Collateralized mortgage obligations—residential	—	—	—	—	—	—

Total investment securities	$1,204	$(16)	$0	$0	$1,204	$(16)

	Less Than 12 Months		12 Months or Longer		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
(Dollars in thousands)
December 31, 2010
Available-for-sale securities
U.S. government-sponsored entities and agencies	$—	$—	$—	$—	$—	$—
State and political subdivisions	14,225	(458)	—	—	14,225	(458)
Mortgage-backed securities—residential	22,793	(302)	—	—	22,793	(302)
Collateralized mortgage obligations—residential	—	—	—	—	—	—

Total investment securities	$37,018	$(760)	$—	$—	$37,018	$(760)

Other-Than-Temporary Impairment

Management evaluates securities for other-than-temporary impairment (“OTTI”) at least on a quarterly basis and more frequently when economic or market conditions warrant such an evaluation. In determining OTTI for debt securities, management considers many factors, including: (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, (3) whether the market decline was affected by macroeconomic conditions, and (4) whether the entity has the intent to sell the debt security or more likely than not will be required to sell the debt security before its anticipated recovery. The assessment of whether an other-than-temporary decline exists involves a high degree of subjectivity and judgment and is based on the information available to management at a point in time.

NOTE 3—INVESTMENT SECURITIES (Continued)

(Dollar amounts in thousands except per share data)

In order to determine OTTI for purchased beneficial interests that, on the purchase date, were rated below AA, the Company compares the present value of the remaining cash flows as estimated at the preceding evaluation date to the current expected remaining cash flows. OTTI is deemed to have occurred if there has been an adverse change in the remaining expected future cash flows. It is not the Bank’s policy to purchase securities rated below AA.

When OTTI occurs, for either debt securities or purchased beneficial interests that, on the purchase date, were rated below AA, the amount of OTTI recognized in earnings depends on whether an entity intends to sell the security or it is more likely than not it will be required to sell the security before recovery of its amortized cost basis, less any current-period credit loss. If an entity intends to sell or it is more likely than not it will be required to sell the security before recovery of its amortized cost basis, less any current-period credit loss, the OTTI shall be recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. If an entity does not intend to sell the security and it is not more likely than not that the entity will be required to sell the security before recovery of its amortized cost basis less any current-period loss, the OTTI shall be separated into the amount representing the credit loss and the amount related to all other factors. The amount of the total OTTI related to the credit loss is determined based on the present value of cash flows expected to be collected and is recognized in earnings. The amount of the total OTTI related to other factors is recognized in other comprehensive income, net of applicable taxes. The previous amortized cost basis less the OTTI recognized in earnings becomes the new amortized cost basis of the investment.

As of December 31, 2011, the Company’s security portfolio consisted of $63,140 of available-for-sale securities, and $1,204 was in an unrealized loss position. The majority of unrealized losses are related to the Company’s U.S. State and Political Subdivisions and U.S. Government-Sponsored Entities and Agencies, as discussed below:

U.S. Government-Sponsored Entities and Agencies

All of the U.S. Agency securities held by the Company were issued by U.S. government-sponsored entities and agencies. The decline in fair value is attributable to changes in interest rates and illiquidity, and not credit quality.

Because the Company does not have the intent to sell these securities, and it is likely that it will not be required to sell the securities before their anticipated recovery, the Company does not consider these to be other-than-temporarily impaired at December 31, 2011.

State and Political Subdivisions

All of the State and Political Subdivisions (“Municipal Bonds”) held by the Company were issued by a city or other local government. The Municipal Bonds are general obligations of the issuer and are secured by specified revenues. The decline in fair value is primarily attributable to changes in interest rates and the ratings of the underlying insurers rather than the ability or willingness of the municipality to repay.

Because the Company does not have the intent to sell these securities, and it is likely that it will not be required to sell the securities before their anticipated recovery, the Company does not consider these to be other-than-temporarily impaired at December 31, 2011.

For the 12-month period ended December 31, 2011, there were no credit losses recognized in earnings.

NOTE 3—INVESTMENT SECURITIES (Continued)

(Dollar amounts in thousands except per share data)

NOTE 4—LOANS

(Dollar amounts in thousands except per share data)

Loans at year end, excluding loans classified as held for sale, were as follows:

	2011	2010
Commercial	$35,714	$35,976
Real estate:
Residential	115,814	136,771
Commercial	261,468	282,468
Construction and land	45,891	52,808
Consumer	3,955	5,110

Subtotal	462,842	513,133
Less: Net deferred loan fees	(235)	(368)
Allowance for loan losses	(13,024)	(13,069)

Loans, net	$449,583	$499,696

Loans acquired as a result of the merger with ABI were recorded at fair value on the date of acquisition. The amounts reported in the table above are net of the fair value adjustments as well as loans held-for-sale. The table below reflects the contractual amount less the discount to principal balances remaining from these fair value adjustments by class of loan as of December 31, 2011 and 2010. This discount will be accreted into interest income as deemed appropriate over the remaining term of the related loans:

	Gross Contractual Amount Receivable	Discount	Carrying Balance
December 31, 2011
Commercial	$4,718	$261	$4,457
Real estate:
Residential	41,820	4,229	37,591
Commercial	61,439	5,344	56,095
Construction and land	19,572	3,498	16,074
Consumer	1,515	137	1,378

Total	$129,064	$13,469	$115,595

	Gross Contractual Amount Receivable	Discount	Carrying Balance
December 31, 2010
Commercial	$11,206	$923	$10,283
Real estate:
Residential	50,651	5,470	45,181
Commercial	76,416	6,875	69,541
Construction and land	28,048	4,913	23,135
Consumer	2,735	171	2,564

Total	$169,056	$18,352	$150,704

As of December 31, 2011, there were no loans classified as held-for-sale. As of December 31, 2010, loans classified as held-for-sale were $13,910 and were sold on February 11, 2011 through a bulk loan sale. There was no gain or loss recorded as a result of the bulk loan sale. The composition of the loans sold was as follows:

Commercial loans	$20
Real estate mortgage loans:
Residential	1,401
Commercial	11,649
Construction and land	840
Consumer loans	—

$13,910

Activity in the allowance for loan losses by portfolio segment for December 31 was as follows:

	2011	2010	2009
Allowance at beginning of period	$13,069	$6,854	$4,705
Charge-offs:
Commercial loans	222	37	425
Real estate loans	12,193	10,763	1,788
Consumer and other loans	406	107	22

Total charge-offs	12,821	10,907	2,235

Recoveries:
Commercial loans	15	85	10
Real estate loans	255	46	9
Consumer and other loans	114	3	4

Total recoveries	384	134	23

Net charge-offs	12,437	10,773	2,212

Provision for loan losses charged to operating expenses:
Commercial loans	224	(139)	197
Real estate loans	11,811	17,017	4,143
Consumer and other loans	357	110	21

Total provision	12,392	16,988	4,361

Allowance at end of period	$13,024	$13,069	$6,854

The Company has divided the loan portfolio into three portfolio segments, each with different risk characteristics and methodologies for assessing risk. The portfolio segments identified by the Company are as follows:

Real Estate Mortgage Loans

Real estate mortgage loans are typically segmented into three classes: Commercial real estate, Residential real estate and Construction and Land real estate. Commercial real estate loans are secured by the subject property and are underwritten based upon standards set forth in the policies approved by the Board. Such standards include, among other factors, loan to value limits, cash flow coverage and general creditworthiness of the obligors. Residential real estate loans are underwritten in accordance with policies set forth and approved by the Board, including repayment capacity and source, value of the underlying property, credit history and stability.

NOTE 4—LOANS (Continued)

(Dollar amounts in thousands except share data)

Construction loans to borrowers are to finance the construction of owner occupied and lease properties. These loans are categorized as construction loans during the construction period, later converting to commercial or residential real estate loans after the construction is complete and amortization of the loan begins. Real estate development and construction loans are approved based on an analysis of the borrower and guarantor, the viability of the project and on an acceptable percentage of the appraised value of the property securing the loan. Real estate development and construction loan funds are disbursed periodically based on the percentage of construction completed. The Bank carefully monitors these loans with on-site inspections and requires the receipt of lien waivers on funds advanced. Development and construction loans are typically secured by the properties under development or construction, and personal guarantees are typically obtained. Further, to assure that reliance is not placed solely on the value of the underlying property, the Bank considers the market conditions and feasibility of proposed projects, the financial condition and reputation of the borrower and guarantors, the amount of the borrower’s equity in the project, independent appraisals, costs estimates and pre-construction sale information. The Bank also makes loans on occasion for the purchase of land for future development by the borrower. Land loans are extended for the future development for either commercial or residential use by the borrower. The Bank carefully analyzes the intended use of the property and the viability thereof.

Repayment of real estate loans is primarily dependent upon the personal income or business income generated by the secured property of the borrowers, which can be impacted by the economic conditions in their market area. Risk is mitigated by the fact that the properties securing the Company’s real estate loan portfolio are diverse in type and spread over a large number of borrowers.

Commercial Loans

Commercial loans are primarily underwritten on the basis of the borrowers’ ability to service such debt from income. The cash flows of borrowers, however, may not be as expected and the collateral securing these loans may fluctuate in value. As a general practice, we take as collateral a security interest in any available real estate, equipment, or other chattel, although loans may also be made on an unsecured basis. Collateralized working capital loans typically are secured by short-term assets whereas long-term loans are primarily secured by ]long-term assets.

Consumer and Other Loans

Consumer and other loans are extended for various purposes, including purchases of automobiles, recreational vehicles, and boats. We also offer home improvement loans, lines of credit, personal loans, and deposit account collateralized loans. Repayment of these loans is primarily dependent on the personal income of the borrowers, which can be impacted by economic conditions in their market areas such as unemployment levels. Loans to consumers are extended after a credit evaluation, including the creditworthiness of the borrower(s), the purpose of the credit, and the secondary source of repayment. Consumer loans are made at fixed and variable interest rates and may be made on terms of up to ten years. Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.

NOTE 4—LOANS (Continued)

(Dollar amounts in thousands except share data)

The following tables present the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment, excluding loans classified as held-for-sale, and based on the impairment method as of December 31, 2011 and 2010:

	Commercial	Real Estate	Consumer and other	Total
December 31, 2011
Allowance for loan losses:
Ending allowance balance attributable to loans:
Individually evaluated for impairment	$—	$1,747	$—	$1,747
Collectively evaluated for impairment	587	10,566	119	11,272
Loans acquired with deteriorated credit quality	—	4	—	4
Loans acquired without deteriorated credit quality	—	1	—	1

Total ending allowance balance	$587	$12,318	$119	$13,024

Loans:
Loans individually evaluated for impairment	$456	$36,914	$—	$37,370
Loans collectively evaluated for impairment	30,801	276,498	2,577	309,876
Loans acquired with deteriorated credit quality	483	39,668	19	40,170
Loans acquired without deteriorated credit quality	3,974	70,093	1,359	75,426

Total ending loans balance	$35,714	$423,173	$3,955	$462,842

	Commercial	Real Estate	Consumer and other	Total
December 31, 2010
Allowance for loan losses:
Ending allowance balance attributable to loans:
Individually evaluated for impairment	$—	$6,384	$2	$6,386
Collectively evaluated for impairment	570	6,061	52	6,683
Loans acquired with deteriorated credit quality	—	—	—	—
Loans acquired without deteriorated credit quality	—	—	—	—

Total ending allowance balance	$570	$12,445	$54	$13,069

Loans:
Loans individually evaluated for impairment	$—	$46,472	$2	$46,474
Loans collectively evaluated for impairment	25,699	287,711	2,546	315,956
Loans acquired with deteriorated credit quality	1,199	50,893	39	52,131
Loans acquired without deteriorated credit quality	9,078	86,971	2,523	98,572

Total ending loans balance	$35,976	$472,047	$5,110	$513,133

NOTE 4—LOANS (Continued)

(Dollar amounts in thousands except share data)

The following tables present loans individually evaluated for impairment, excluding loans classified as held-for-sale, by class of loans as of December 31, 2011 and 2010:

	Unpaid Principal Balance	Recorded Investment	Allowance for Loans Losses Allocated
December 31, 2011
With no related allowance recorded:
Real estate—residential	$11,517	$10,574	$—
Real estate—commercial	9,527	7,443	—
Real estate—construction and land	12,365	8,885	—
Commercial	470	457	—
With an allowance recorded:
Real estate—residential	247	236	21
Real estate—commercial	10,314	9,479	1,665
Real estate—construction and land	304	296	61

Total	$44,744	$37,370	$1,747

	Unpaid Principal Balance	Recorded Investment	Allowance for Loans Losses Allocated
December 31, 2010
With no related allowance recorded:
Real estate—residential	$10,635	$10,635	$—
Real estate—commercial	5,225	5,212	—
Real estate—construction and land	890	890	—
With an allowance recorded:
Real estate—residential	5,409	5,359	1,135
Real estate—commercial	12,318	12,279	2,527
Real estate—construction and land	12,097	12,097	2,722
Consumer	8	2	2

Total	$46,582	$46,474	$6,386

Average of impaired loans and related interest income and cash-basis interest income recognized during impairment for the years ended December 31, 2011, 2010 and 2009 were as follows:

	December 31, 2011			December 31, 2010			December 31, 2009
	Average Impaired Loans	Interest Income	Cash-Basis	Average Impaired Loans	Interest Income	Cash-Basis	Average Impaired Loans	Interest Income	Cash-Basis
Commercial:	$158	$12	$12	$27	$1	$1	$197	$4	$4
Real estate:
Residential	12,890	71	29	8,026	481	481	6,662	194	194
Commercial	17,376	421	218	15,631	652	652	10,226	408	408
Construction and land	12,658	141	28	3,636	251	251	4,642	51	51
Consumer	1	—	—	38	2	2	1	—	—

Total	$43,083	$645	$287	$27,358	$1,387	$1,387	$21,728	$657	$657

NOTE 4—LOANS (Continued)

(Dollar amounts in thousands except share data)

The following tables present the recorded investment in nonaccrual and loans past due over 90 days still on accrual, excluding loans classified as held-for-sale, by class of loans as of:

	December 31, 2011
	Nonaccrual	Loans Past Due over 90 Days Still on Accrual
Commercial	$1,168	$—
Real estate mortgage loans:
Commercial	17,081	—
Residential	13,684	—
Construction and land	14,953	—
Consumer	18	—

Total	$46,904	$—

	December 31, 2010
	Nonaccrual	Loans Past Due over 90 Days Still on Accrual
Commercial	$371	$—
Real estate mortgage loans:
Commercial	9,843	—
Residential	14,215	—
Construction and land	10,582	—
Consumer	$6	$—

Total	$35,017	$—

Included in the nonaccrual and loans past due over 90 days still on accrual tables above are loans acquired in the merger with ABI. As of December 31, 2011 and 2010, the amounts totaled $11,472 and $5,540, respectively.

The following tables present the aging of the recorded investment in past due loans, excluding loans classified as held-for-sale, by class of loans, as of December 31, 2011:

	30-59 Days Past Due	60-89 Days Past Due	90 Days Past Due and Greater	Total Past Due	Loans Not Past Due	Total
Commercial	$40	$90	$200	$330	$35,384	$35,714
Real estate:
Residential	1,061	393	13,203	14,657	101,157	115,814
Commercial	2,041	6,050	9,724	17,815	243,653	261,468
Construction and land	296	1,974	14,510	16,780	29,111	45,891
Consumer	277	17	5	299	3,656	3,955

Total	$3,715	$8,524	$37,642	$49,881	$412,961	$462,842

NOTE 4—LOANS (Continued)

(Dollar amounts in thousands except share data)

December 31, 2010
	30-59 Days Past Due	60-89 Days Past Due	90 Days Past Due and Greater	Total Past Due	Loans Not Past Due	Total
Commercial	$140	$36	$42	$218	$35,758	$35,976
Real estate:
Residential	4,580	846	13,126	18,552	118,219	136,771
Commercial	655	4,087	5,871	10,613	271,855	282,468
Construction and land	295	1,659	8,877	10,831	41,977	52,808
Consumer	201	28	5	234	4,876	5,110

Total	$5,871	$6,656	$27,921	$40,448	$472,685	$513,133

Included in the past due loan tables above are loans acquired in the merger with ABI. As of December 31, 2011 and 2010, the amounts are as follows:

	December 31, 2011	December 31, 2010
30-59 Days Past Due	$2,759	$1,927
60-89 Days Past Due	4,213	2,113
Greater than 90 Days Past Due	10,346	2,495

Total	$17,318	$6,535

Troubled Debt Restructurings

As of December 31, 2011, $15,384 of net loans were considered troubled debt restructurings. The Company has allocated $1,726 and $374 of specific reserves to customers whose loan terms have been modified in troubled debt restructurings as of December 31, 2011 and 2010, respectively. Of the $1,726 specific reserve as of December 31, 2011, $1,538 is allocated to customers whose loans are collateral dependent with collateral shortfalls. The Company has not committed to lend additional amounts as of December 31, 2011 and 2010 to customers with outstanding loans that are classified as troubled debt restructurings.

During the year ending December 31, 2011, the terms of certain loans were modified as troubled debt restructurings. The modification of the terms of such loans included one or a combination of the following: a reduction of the stated interest rate of the loan; to allow customers to make interest only payments for a limited period of time; or a permanent reduction of the recorded investment in the loan. All borrowers whose loans were modified in troubled debt restructurings were experiencing financial difficulties.

Modifications involving a reduction of the stated interest rate of the loan were for periods ranging from six months to five years and eight months. Modifications involving interest only payments were for periods ranging from nine months to sixteen months.

The following tables represent loans by class modified as troubled debt restructurings that occurred during the year ending December 31, 2011:

	Number of Loans	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
Troubled Debt Restructurings:
Real estate: Commercial	5	$9,971	$9,479
Real estate: Construction and land	3	4,114	4,114

Total	8	$14,085	$13,593

NOTE 4—LOANS (Continued)

(Dollar amounts in thousands except share data)

The troubled debt restructurings described above increased the allowance for loan losses by $1,726 and resulted in charge-offs of $1,081 during the year ending December 31, 2011.

The following table presents loans by class modified as troubled debt restructurings for which there was a payment default within twelve months following the modification during the year ending December 31, 2011:

	Number of Loans	Recorded Investment
Troubled Debt Restructurings:
Real estate: Commercial	1	$3,077
Real estate: Construction and land	2	3,818

Total	3	$6,895

A loan is considered to be in payment default once it is 90 days contractually past due under the modified terms.

The troubled debt restructurings that have defaulted described above increased the allowance for loan losses by $1,337 and resulted in charge-offs of $588 during the year ending December 31, 2011.

The terms of certain other loans that did not meet the definition of a troubled debt restructuring were modified during the year ending December 31, 2011. These loans have a total recorded investment as of December 31, 2011 of $22,460. The modification of these loans involved either a modification of the terms of the loan to borrowers who were not experiencing financial difficulties, such as allowing them to make interest only payments for a limited period of time (generally 18 months or less), adjusting the interest rate to a market interest rate for the remaining term of the loan or allowing a delay in payment that was considered to be insignificant.

In order to determine whether a borrower is experiencing financial difficulty, an evaluation is performed of the probability that the borrower will be in payment default on any of its debt in the foreseeable future without the modification. This evaluation is performed under the Company’s internal underwriting policy.

Certain loans which were modified during the year ending December 31, 2011 and did not meet the definition of a troubled debt restructuring as the modification was a delay in payment that was considered to be insignificant had delays in payment for five months.

Credit Quality Indicators

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors.

The Company analyzes loans individually by classifying the loans as to credit risk. Loans classified as substandard or special mention are reviewed quarterly by the Company for further deterioration or improvement to determine if appropriately classified and impairment, if any. All loans are graded upon initial issuance. Further, commercial loans are typically reviewed at least annually to determine the appropriate loan grading. In addition, during the renewal process of any loan, as well as if a loan becomes past due, the Company will determine the appropriate loan grade.

Loans excluded from the review process above are generally classified as pass credits until: (a) they become past due; (b) management becomes aware of a deterioration in the credit worthiness of the borrower; or (c) the

NOTE 4—LOANS (Continued)

(Dollar amounts in thousands except share data)

customer contacts the Company for a modification. In these circumstances, the loan is specifically evaluated for potential classification as to special mention, substandard or even charged off. The Company uses the following definitions for risk ratings:

Special Mention. Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution’s credit position at some future date.

Substandard. Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful. Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans. As of December 31, 2011 and 2010, and based on the most recent analysis performed as of each year end, the risk category of loans by class of loans, excluding loans classified as held-for-sale, is as follows:

December 31, 2011
	Pass	Special Mention	Substandard	Doubtful	Total
Commercial	$31,836	$2,978	$900	$—	$35,714
Real estate:
Residential	88,947	7,324	19,543	—	115,814
Commercial	209,325	22,427	29,716	—	261,468
Construction and land	18,316	9,136	18,439	—	45,891
Consumer	3,687	250	18	—	3,955

Total	$352,111	$42,115	$68,616	$—	$462,842

December 31, 2010
	Pass	Special Mention	Substandard	Doubtful	Total
Commercial	$29,903	$4,950	$918	$205	$35,976
Real estate:
Residential	96,836	21,375	18,440	120	136,771
Commercial	205,447	53,129	23,892	—	282,468
Construction and land	20,301	11,179	21,328	—	52,808
Consumer	4,946	83	81	—	5,110

Total	$357,433	$90,716	$64,659	$325	$513,133

NOTE 4—LOANS (Continued)

(Dollar amounts in thousands except share data)

Included in the risk category of loans by class of loans tables above are loans acquired in the merger with ABI. As of December 31, 2011 and 2010, the amounts are as follows:

	December 31, 2011	December 31, 2010
Special Mention	$9,674	$35,550
Substandard	26,797	14,324
Doubtful	—	325

Total	$36,471	$50,199

Purchased loans:

The Company has purchased loans for which there was, at acquisition, evidence of deterioration of credit quality since origination and it was probable, at acquisition, that all contractually required payments would not be collected. The carrying amounts of these loans, excluding loans classified as held-for-sale, are as follows as of December 31:

	2011	2010	2009
Commercial	$560	$2,309	$—
Real estate mortgage loans:
Residential	21,412	14,184	—
Commercial	11,499	25,387	—
Construction and land	15,323	20,493	—
Consumer	121	140	—

Unpaid principal balance	$48,915	$62,513	$—

Carrying amount	$40,170	$52,131	$—

Accretable yield, or income expected to be collected, is as follows:

Balance at December 31, 2009	—
New loans purchased, including loans classified as held-for-sale	34,144
Accretion of income(1)	(234)
Reclassifications from nonaccretable difference	—
Disposals	—

Balance at December 31, 2010	$33,910

New loans purchased, including loans classified as held-for-sale	—
Accretion of income(1)	(3,957)
Reduction for loans sold and other	(13,610)
Reclassifications from nonaccretable difference	—
Disposals	—

Balance at December 31, 2011	$16,343

(1)	No accretion of income was taken on loans classified as held-for-sale

There were no loans purchased as of December 31, 2009.

NOTE 4—LOANS (Continued)

(Dollar amounts in thousands except share data)

The remaining accretable yield at December 31, 2011, or income expected to be collected, from the table above represents the remaining discount on the purchased loans for which there was, at acquisition, evidence of deterioration of credit quality since origination. In addition, it includes the remaining contractual interest that the Company expects to collect on these loans.

For those purchased loans disclosed above, the Company increased the allowance for loan losses by $4 and $0 during 2011 and 2010. No allowance for loan losses was reversed during 2011 or 2010.

Purchased loans for which it was probable at acquisition that all contractually required payments would not be collected are as follows:

2010
Contractually required payments receivable of loans purchased during the year:
Commercial	$2,364
Real estate mortgage loans:
Residential	16,657
Commercial	39,446
Construction and land	25,053
Consumer	28
Loans held-for-sale	16,578

Total	$100,126

Cash flows expected to be collected at acquisition	$93,402
Fair value of loans acquired at acquisition	$59,288

There were no loans purchased during the year ended December 31, 2011.

NOTE 5—REAL ESTATE OWNED

(Dollar amounts in thousands except share data)

Activity regarding real estate owned was as follows:

	2011	2010	2009
Beginning of year	$5,733	$4,011	$89
Additions	7,516	5,749	8,488
Direct write downs to income statement, net	(1,804)	(1,930)	(348)
Direct write downs to goodwill	(43)	—	—
Proceeds received on sales	(3,459)	(1,550)	(4,215)
Net gain (loss) on sales	25	(547)	(3)

End of year	$7,968	$5,733	$4,011

Expenses related to foreclosed assets include:

	2011	2010	2009
Operating expenses, net	$485	$945	$70
Write downs, net	1,804	1,930	—
Gain upon acquisition	(204)	—	—
Net (gain) loss on sales	(25)	547	3

Total operating expenses	$2,060	$3,422	$73

NOTE 4—LOANS (Continued)

(Dollar amounts in thousands except share data)

NOTE 6—PREMISES AND EQUIPMENT

(Dollar amounts in thousands except share data)

Year-end premises and equipment were as follows:

	2011	2010
Land	$2,439	$3,137
Buildings	4,130	2,666
Furniture, fixtures and equipment	2,339	1,793
Leasehold improvements	2,269	1,942
Construction in process	596	307

Total	11,773	9,845

Less: Accumulated depreciation	(4,795)	(2,902)

Net Premises and equipment	$6,978	$6,943

Depreciation expense, including amortization of leasehold improvements, was $623, $434 and $468 for the years ended December 31, 2011, 2010 and 2009, respectively.

Operating Leases: The Company leases certain office facilities under operating leases that generally contain annual escalation clauses and renewal options. Rent expense was $927, $839 and $681 for 2011, 2010 and 2009, respectively. Rent commitments under non-cancelable operating leases, before considering renewal options that generally are present, were as follows:

2012	$908
2013	927
2014	939
2015	929
2016	503
Thereafter	1,111

Total	$5,317

NOTE 7—FAIR VALUE

(Dollar amounts in thousands except share data)

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The Company used the following methods and significant assumptions to estimate the fair value of each type of financial instrument:

Investment Securities: The fair value for investment securities is determined based on market prices of similar securities resulting in a Level 2 classification.

Derivatives: The fair value of derivatives is based on valuation models using observable market data as of the measurement date resulting in a Level 2 classification.

Impaired Loans: The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value.

Other Real Estate Owned: Other real estate owned (OREO) is measured at fair value. Fair values are generally based on third party appraisals of the property. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. A Level 2 classification can result when there are outstanding commitments from third party investors.

Loans Held-For-Sale: Loans held-for-sale are carried at the lower of cost or fair value, as determined by outstanding commitments from third party investors, resulting in a Level 2 classification.

The following assets and liabilities are measured on a recurring basis, including financial assets and liabilities for which the Company has elected the fair value option:

		Fair Value Measurements Using
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
(Dollars in thousands)
December 31, 2011
Available-for-sale
U.S. government-sponsored entities and agencies	3,093	—	3,093	—
State and political subdivisions	17,881	—	17,881	—
Mortgage-backed securities—residential	33,052	—	33,052	—
Collateralized mortgage obligations—residential	9,114	—	9,114	—
Liabilities:
Derivative liability	1,151	—	1,151	—
(Dollars in thousands)

December 31, 2010
Available-for-sale
U.S. government-sponsored entities and agencies	—	—	—	—
State and political subdivisions	$23,334	—	$23,334	—
Mortgage-backed securities—residential	33,598	—	33,598	—
Collateralized mortgage obligations—Residential	5,424	—	5,424	—
Liabilities:
Derivative Liability	425	—	425	—

There were no significant transfers between Level 1 and Level 2 during 2011 or 2010.

NOTE 7—FAIR VALUE (Continued)

(Dollar amounts in thousands except share data)

Assets measured at fair value on a non-recurring basis are summarized below:

		Fair Value Measurements Using
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2011
Impaired loans:
Real estate mortgage loans:
Residential	$215	—	—	$215
Commercial	3,489	—	—	3,489
Construction and land	236	—	—	236
Other real estate owned:
Real estate mortgage loans:
Residential	1,095	—	—	1,095
Commercial	3,340	—	—	3,340
Construction and land	3,533	—	—	3,533

Loans held-for-sale	$—	—	—	—
December 31, 2010
Impaired loans:
Real estate mortgage loans:
Residential	$2,811	—	—	2,811
Commercial	5,116	—	—	5,116
Construction and land	8,301	—	—	8,301
Other real estate owned:
Real estate mortgage loans:
Residential	1,301	—	$648	$653
Commercial	1,077	—	—	1,077
Construction and land	3,355	—	—	3,355

Loans held-for-sale	$13,910	—	13,910	$—

Impaired loans, which are measured for impairment using the fair value of the collateral for collateral dependent loans, had a carrying amount of $5,500, with a valuation allowance of $1,560 at December 31, 2011, compared to a carrying amount of $22,239 with a valuation allowance of $6,011 at December 31, 2010. Collateral dependent impaired loans and other real estate owned, valued under Level 3, were measured using current appraised values along with information on recent market transactions as well as management’s assumptions about the criteria that market participants would use in pricing the assets.

Other real estate owned, which is measured using the collateral values less costs to sell or outstanding commitments from third party investors, had a net carrying amount of $7,968, which is made up of the outstanding balance of $9,957 net of a valuation allowance of $1,989 at December 31, 2011, resulting in a net write-down of $1,347 for the year ending December 31, 2011. At December 31, 2010, other real estate owned had a net carrying amount of $5,733, made up of the outstanding balance of $7,834, net of a valuation allowance of $1,870, resulting in a write-down of $1,840 for the year ending December 31, 2010.

NOTE 7—FAIR VALUE (Continued)

(Dollar amounts in thousands except share data)

The carrying amount and estimated fair values of financial instruments at December 31, 2011 and 2010 were as follows:

	December 31, 2011		December 31, 2010
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets
Cash and cash equivalents	$9,955	$9,955	$20,297	$20,297

Securities available-for-sale	63,140	63,140	62,356	62,356
Loans held-for-sale	—	—	13,910	13,910
Loans, net	449,583	461,210	499,696	511,300
Federal Home Loan Bank stock	2,707	n/a	3,728	n/a
Non-marketable equity security	178	n/a	178	n/a
Accrued interest receivable	2,598	2,598	3,170	3,170
Financial liabilities

Deposits	$473,907	$474,161	$562,187	$551,061
Other borrowings	39,811	40,121	18,924	19,546
Subordinated debentures	16,026	8,723	15,962	6,839
Accrued interest payable	305	305	599	599
Interest rate swap	1,151	1,151	425	425

The methods and assumptions, not previously presented, used to estimate fair value, are described as follows:

Carrying amount is the estimated fair value for cash and cash equivalents, loans held-for-sale, interest-bearing deposits, accrued interest receivable and payable, demand deposits, short-term debt, and deposits that reprice frequently and fully. The methods for determining the fair values for securities were described previously. For loans, excluding loans classified as held-for-sale, fair value is based on discounted cash flows using current market rates applied to the estimated life adjusted for the allowance for loan losses. For fixed rate deposits and variable rate deposits with infrequent repricing, fair value is based on discounted cash flows using current market rates applied to the estimated life. Fair value of debt, including FHLB advances, is based on current rates for similar financing. It was not practicable to determine fair value of FHLB stock and other nonmarketable equity securities due to restrictions placed on transferability. The fair value of off-balance-sheet items is considered nominal.

NOTE 8—DEPOSITS

(Dollar amounts in thousands except share data)

Time deposits of $100 or more were $93,207 and $142,123 at year end 2011 and 2010.

Scheduled maturities of time deposits for the next five years are as follows:

2012	$132,400
2013	21,827
2014	17,140
2015	11,070
2016	9,549
Thereafter	—

NOTE 7—FAIR VALUE (Continued)

(Dollar amounts in thousands except share data)

A fair value adjustment of $763 was recorded as of the date of the ABI merger because the weighted average interest rate of ABI’s time deposits exceeded the cost of similar wholesale funding at the time of the merger. This amount is being amortized to reduce interest expense on a declining basis over the average life of the time deposit portfolio. For the periods ending December 31, 2011 and 2010, $253 and $19 was amortized to interest expense, respectively.

NOTE 9—SHORT-TERM BORROWINGS AND FEDERAL HOME LOAN BANK ADVANCES

(Dollar amounts in thousands except share data)

At year end, advances from FHLB were as follows:

	2011	2010
Advances maturing May 21, 2012 at a daily variable interest rate of 0.36% at December 31, 2011	$18,600	$—
Advances maturing July 15, 2016 at a fixed rate of 2.81%	2,500	—
Advances maturing July 15, 2014 at a fixed rate of 2.42%	2,500	—
Convertible advances maturing June 8, 2012 with a quarterly call option beginning September 10, 2007 at a fixed rate of 4.68%	—	5,000
Advances maturing January 9, 2012 at a fixed rate of 2.30%	8,002	8,124
Advances maturing May 29, 2012 at a fixed rate of 2.11%	5,000	5,000

	$36,602	$18,124

A fair value adjustment of $124 was recorded as of the date of the ABI merger because the interest rate of the FHLB advances exceeded the cost of similar advances at the time of the merger. This amount is being amortized to reduce interest expense over the remaining life of the advance on a straight-line basis.

Each advance is payable at its maturity date, with a prepayment penalty for early termination. The advances were collateralized by a blanket lien arrangement of the Company’s first mortgage loans, second mortgage loans and commercial real estate loans at year-end 2011 and 2010. Based upon this collateral and the Company’s holdings of FHLB stock, the Company is eligible to borrow up to a total of $39,511 at December 31, 2011.

In 2008, the Company established a “Borrower in Custody” line of credit with the Federal Reserve Bank by pledging excess collateral. The amount of this line at December 31, 2011 was $30,385, all of which was available on that date.

Also included in FHLB advances and other borrowings on the Company’s consolidated balance sheet at December 31, 2011 was $209 that relates to certain loan participation agreements that are classified as secured borrowings as they do not qualify for sale accounting treatment. A corresponding amount is recorded as an asset within Loans on the Company’s consolidated balance sheets.

NOTE 10—SUBORDINATED DEBENTURES

(Dollar amounts in thousands except share data)

On June 17, 2004, the Company participated in a pooled offering of trust preferred securities. Bancorp formed Jacksonville Statutory Trust I (the “Trust I”), a wholly owned statutory trust subsidiary for the purpose of issuing the trust preferred securities. The Trust I used the proceeds from the issuance of $4,000 in trust preferred securities to acquire junior subordinated debentures of Bancorp. The trust preferred securities essentially mirror the debt securities, carrying a cumulative preferred dividend at a variable rate equal to the interest rate on the

NOTE 8—DEPOSITS (Continued)

(Dollar amounts in thousands except share data)

debt securities (three-month LIBOR plus 263 basis points). The initial rate in effect at the time of issuance was 4.06% and is subject to change quarterly. The rate in effect at December 31, 2011 was 3.19%.

On December 14, 2006, the Company participated in a pooled offering of trust preferred securities. Bancorp formed Jacksonville Statutory Trust II (the “Trust II”), a wholly owned statutory trust subsidiary for the purpose of issuing the trust preferred securities. The Trust II used the proceeds from the issuance of $3,000 in trust preferred securities to acquire junior subordinated debentures of Bancorp. The trust preferred securities essentially mirror the debt securities, carrying a cumulative preferred dividend at a variable rate equal to the interest rate on the debt securities (three-month LIBOR plus 173 basis points). The initial rate in effect at the time of issuance was 7.08% and is subject to change quarterly. The rate in effect at December 31, 2011 was 2.28%.

On June 20, 2008, the Company participated in a private placement offering of trust preferred securities. Bancorp formed Jacksonville Bancorp, Inc. Statutory Trust III (the “Trust III”), a wholly owned statutory trust subsidiary for the purpose of issuing the trust preferred securities. The Trust III used the proceeds from the issuance of $7,550 in trust preferred securities to acquire junior subordinated debentures of Bancorp. The trust preferred securities essentially mirror the debt securities, carrying a cumulative preferred dividend at a variable rate equal to the interest rate on the debt securities (three-month LIBOR plus 375 basis points). The initial rate in effect at the time of issuance was 6.55% and is subject to change quarterly. The rate in effect at December 31, 2011 was 4.30%. On July 7, 2009, the Company entered into an interest rate swap transaction with SunTrust Bank to mitigate interest rate risk exposure. Under the terms of the agreement, which relates to the subordinated debt issued to the Jacksonville Statutory Trust III in the amount of $7,550, the Company has agreed to pay a fixed rate of 7.53% for a period of ten years in exchange for the original floating rate contract (three-month LIBOR plus 375 basis points).

On September 15, 2005, ABI participated in a pooled offering of trust preferred securities. ABI formed Atlantic BancGroup Statutory Trust I (the “ABI Trust I”), a wholly owned statutory trust subsidiary for the purpose of issuing the trust preferred securities. Upon the successful completion of the merger, Bancorp acquired the ABI Trust I. The ABI Trust I used the proceeds from the issuance of $3,000 in trust preferred securities to acquire fixed/floating rate junior subordinated deferrable interest debentures of ABI in the amount of $3,000. The trust preferred securities essentially mirror the debt securities, carrying a cumulative preferred dividend at a fixed rate of 5.89% equal to the interest rate on the debt securities, both payable quarterly for five years. Beginning in June 2009, ABI did not make any quarterly payments on the debentures. The Company brought the quarterly payments current beginning in March 2011. Beginning September 15, 2010, the quarterly rates vary based on the three-month LIBOR plus 150 basis points. The rate in effect at December 31, 2011 was 2.05%. A fair value adjustment of $1,596 was recorded as of the ABI merger because the interest rates on the trust preferred securities were less than the cost of similar trust preferred securities at the time of the merger. This amount is being amortized to increase interest expense on a straight-line basis over the remaining life of ABI Trust I. As of December 31, 2011 and 2010, $64 and $8 was amortized to interest expense, respectively.

The debt securities and the trust preferred securities under the four offerings each have 30-year lives. The trust preferred securities and the debt securities are callable by Bancorp or the respective trust, at their respective option after five years, and at varying premiums and sooner upon the occurrence of specific events, subject to prior approval by the Federal Reserve Board, if then required. In addition, the debt securities and trust preferred securities allow the deferral of interest payments for up to 5 years. The Company has treated the trust preferred securities as Tier 1 capital up to the maximum amount allowed, and the remainder as Tier 2 capital for federal regulatory purposes (see Note 15).

The Company is not the primary beneficiary of these trusts (variable interest entities); therefore, the trusts are not consolidated in the Company’s financial statements, but rather the subordinated debentures are shown as a liability.

There are no required principal payments on subordinated debentures over the next five years.

NOTE 10—SUBORDINATED DEBENTURES (Continued)

(Dollar amounts in thousands except share data)

NOTE 11—BENEFIT PLANS

(Dollar amounts in thousands except share data)

Profit Sharing Plan: The Company sponsors a 401(k) profit sharing plan which is available to all employees electing to participate after meeting certain length-of-service requirements. The plan allows contributions by employees up to 15% of their compensation, which are matched equal to 100% of the first 2.0% in 2011, 2.0% in 2010 and 4.5% in 2009 of the compensation contributed. Expenses for 2011, 2010 and 2009 were $72, $133 and $108, respectively.

Directors’ Stock Purchase Plan: Following approval by the shareholders at the 2003 Annual Meeting, the Company established the Directors’ Stock Purchase Plan for nonemployee directors. Under this plan, directors may elect to receive shares of the Company’s common stock as an alternative to the equivalent amounts of cash for directors’ fees. A total of 100,000 shares of the Company’s common stock were made available for issuance, all of which remained available for issuance at December 31, 2011 and 2010, as all transactions executed to date were open market purchases. The Company’s expense in connection with this plan was $0, $54 and $32 in 2011, 2010 and 2009, respectively, which is included in director fees in the accompanying Consolidated Statements of Operations. Effective July 1, 2010, nonemployee directors agreed to a cash-only compensation plan for payment of director fees.

NOTE 12—INCOME TAXES

(Dollar amounts in thousands except share data)

Income tax expense (benefit) was as follows:

	2011	2010	2009
Current federal	$476	$(897)	$484
Current state	82	(265)	97
Valuation allowance federal	3,859	(62)	43
Valuation allowance state	661	(11)	7
Deferred federal	1,449	(3,911)	(628)
Deferred state	247	(670)	(107)

Total	$6,774	$(5,816)	$(104)

Effective tax rates differ from the federal statutory rate of 34% applied to income before income taxes due to the following:

	2011	2010	2009
Federal statutory rate times financial statement income	$(5,877)	$(5,868)	$(10)
Effect of:
Goodwill impairment	3,794	—	—
Tax-exempt income	(341)	(231)	(171)
Valuation allowance	4,083	(66)	45
State taxes, net of federal benefit	653	(624)	(2)
Merger related costs	—	271	—
Section 382 limitation	4,414	437	—
Other, net	48	265	34

Total	$6,774	$(5,816)	$(104)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

	2011	2010
Deferred tax assets:
Allowance for loan losses	$3,977	$5,259
Real estate owned write downs	1,048	704
Fair value adjustments related to business combination	5,562	10,166
Losses limited under section 382	4,503	340
ABI state and federal net operating loss carryforwards	1,959	2,662
AMT Credit	806	—
Net unrealized loss on securities available for sale	—	51
Net unrealized loss on derivative	433	160
Other	279	285

	18,567	19,627

Deferred tax liabilities:
Depreciation	373	67
Net unrealized gain on securities available for sale	1,108	—
Core deposit intangible	667	894
Fair value adjustments related to business combination	573	882
Other	103	131

	2,824	1,974

Valuation allowance	(15,743)	(10,545)
Net deferred tax asset	$—	$7,108

The Company recorded a full valuation allowance against its deferred tax asset as of December 31, 2011 and partial valuation allowance as of December 31, 2010 for assets that more likely than not will not be realized. The decision was primarily based on evaluation of available positive and negative evidence. When determining the amount of deferred tax assets that are more likely than not to be realized, and therefore recorded as a benefit, the Company conducts a quarterly assessment of all available information. This information includes, but is not limited to, taxable income in prior periods and projected future income. Based on these criteria, the Company determined that it was necessary to establish a valuation allowance against our deferred tax asset.

The deferred tax asset associated with net operating loss carryforwards expires in 2029. Our ability to benefit from the losses incurred is limited under Section 382 as ownership of the Company changed by more than 50% in 2010.

The Company has no unrecognized tax benefits. The Company does not expect the total amount of unrecognized tax benefits to significantly increase or decrease in the next twelve months. There were no interest and penalties recorded in the income statement or accrued for the year ending December 31, 2011 related to unrecognized tax benefits.

At December 31, 2011, the Company had a net operating loss carry-forward of approximately $8,908 for U.S. federal income tax purposes that will begin to expire in 2029 and a net operating loss carry-forward of approximately $14,881 for the State of Florida income tax purposes that will begin to expire in 2030. The benefit that will not be realized related to these net operating losses has been written off. The remaining utilizable amounts are federal net operating losses of $5,110 and Florida net operating losses of $6,119.

Our returns are subject to examination by taxing authorities for all years after 2007.

NOTE 12—INCOME TAXES (Continued)

(Dollar amounts in thousands except share data)

NOTE 13—RELATED PARTY TRANSACTIONS

(Dollar amounts in thousands except per share data)

Loans to principal officers, directors and their affiliates in 2011 were as follows:

Beginning balance	$4,874
New loans and advances	1,716
Repayments and transfer out of related party	(1,661)

Ending balance	$4,929

Deposits from principal officers, directors and their affiliates at year end 2011 and 2010 were $11,013 and $9,179, respectively.

Revolving loans (“Revolver”) from principal officers, directors and shareholders to Bancorp at year end 2011 and 2010 were $3,000 and $800, respectively. Each Revolver pays an annual rate of interest equal to 8% on a quarterly basis of the Revolver amount outstanding. An unused Revolver fee is calculated and paid quarterly at an annual rate of 2% based on the daily average outstanding. The Revolvers mature on January 1, 2015.

NOTE 14—SHARE-BASED COMPENSATION

(Dollar amounts in thousands except share data)

On April 25, 2006, Bancorp’s shareholders approved the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan (the “2006 Plan”). Under the 2006 Plan, up to 20,000 shares of Bancorp’s common stock were made available for issuance for awards in the form of incentive stock options, restricted stock, restricted stock units, performance grants or stock appreciation rights.

The 2006 Plan was a new plan and did not supersede the Company’s original Stock Option Plan, adopted by the Company’s shareholders on April 26, 2000, which continues to govern awards made under it. Under the Company’s original Stock Option Plan, options to buy stock are granted to directors, officers and employees. There are no options available to be issued under the original Stock Option Plan.

On April 29, 2008, the shareholders approved a 2008 Amendment and Restatement of the 2006 Stock Incentive Plan. Under this amendment and restatement, there is reserved for issuance under the plan an aggregate of 70,000 shares of Bancorp common stock. No more than 15,000 shares may be allocated to incentive awards, including the maximum shares payable under a performance grant, that are granted during any single taxable year to any individual participant who is an employee of Bancorp or any subsidiary of Bancorp.

On April 27, 2010, the shareholders approved the first amendment to the 2008 Amendment and Restatement of the 2006 Stock Incentive Plan. Under this amendment, there is reserved for issuance an aggregate of 180,000 shares of company stock. Additionally, the 15,000 share limitation discussed above was eliminated. There still remains under the plan a limit on performance grants issued within one fiscal year of $500,000.

Stock options are granted under both stock option plans with an exercise price equal to or greater than the stock fair market value at the date of grant. All stock options granted have ten-year lives, generally containing vesting terms of three to five years. Historically, certain grants have been made that vest immediately. Common stock issued upon exercise of stock options are newly-issued shares.

The fair value of each option award is estimated on the date of grant using a closed form option valuation (Black-Scholes option-pricing model) that uses the assumptions noted in the table below. Expected volatilities are based on historical volatilities of the Company’s common stock. The Company uses historical data to estimate option exercise and post-vesting termination behavior. The expected term of options granted is based on historical data and represents the period of time that options granted are expected to be outstanding, which takes into account that the options are not transferable. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.

Total share-based compensation costs that have been charged against income for those plans were $76, $96 and $63 for 2011, 2010 and 2009, respectively.

The fair value of options granted was determined using the following weighted-average assumptions as of grant date.

	2011	2010	2009
Risk-free interest rate	0.99%	1.99%	2.43%
Expected term	5.0 years	4.5 years	4.5 years
Expected stock price volatility	38.57%	37.63%	33.70%
Dividend yield	0.00%	0.00%	0.00%

A summary of the activity in the stock option plans for 2011 follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at beginning of year	190,000	$13.81	—	—
Granted	60,000	10.00	—	—
Exercised	—	—	—	—
Forfeited	(26,250)	10.00	—	—
Expired	—	—	—	—

Outstanding at end of year	223,750	$13.24	3.67	$—

Vested or expected to vest	211,070	$13.42	3.58	$—

Exercisable at end of year	114,250	$16.23	2.20	$—

Information related to the stock option plans during each year follows:

	2011	2010	2009
Intrinsic value of options exercised	N/A	N/A	$	N/A
Cash received from option exercises	N/A	N/A		N/A
Tax benefit realized from option exercises	N/A	N/A		N/A
Weighted average fair value of options granted	$0.65	$1.97		$2.70

As of December 31, 2011, there was $153 of total unrecognized compensation cost related to unvested stock options granted. The cost is expected to be recognized over a remaining weighted average period of 2.66 years.

NOTE 14—SHARE-BASED COMPENSATION (Continued)

(Dollar amounts in thousands except share data)

The following table reports restricted stock activity during the 12 months ended December 31, 2011:

	Number of Shares	Weighted Average Grant Date Fair Value
Unvested shares at January 1, 2011	3,949	$13.24
Shares granted	1,990	$6.35
Shares vested and distributed	(1,013)	$23.05
Shares forfeited	(530)	$9.85

Unvested shares at December 31, 2011	4,396	$8.27

The fair value of the shares vested was $6.50. As of December 31, 2011, there was $17 of total unrecognized compensation cost related to unvested restricted stock awards granted. The cost is expected to be recognized over a remaining weighted average period of 1.84 years.

NOTE 15—CAPITAL REQUIREMENTS AND RESTRICTIONS ON RETAINED EARNINGS

(Dollar amounts in thousands except share data)

Banks and bank holding companies are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations involve quantitative measures of assets, liabilities and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At year end 2011, the most recent regulatory notifications categorized the Bank as adequately capitalized under the regulatory framework for prompt corrective action and well capitalized at year end 2010. There are no conditions or events since that notification that management believes have changed the institution’s category. Management and the Board of Directors have committed to maintain Total Risk-Based Capital at 10% and Tier 1 Capital to Average Assets at 8% at the Bank and the Company.

NOTE 14—SHARE-BASED COMPENSATION (Continued)

(Dollar amounts in thousands except share data)

Actual and required capital amounts and ratios are presented below at year end.

	Actual		For Capital Adequacy Purposes		Minimum To Be Adequately Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
2011
Total Capital to risk weighted assets
Consolidated	$45,312	9.63%	$37,645	8.00%	N/A	N/A
Bank	46,119	9.85	37,466	8.00	$46,832	8.00%
Tier 1 (Core) Capital to risk weighted assets
Consolidated	31,679	6.73	18,822	4.00	N/A	N/A
Bank	40,176	8.58	18,733	4.00	28,099	4.00
Tier 1 (Core) Capital to average assets
Consolidated	31,679	5.38	23,551	4.00	N/A	N/A
Bank	40,176	6.88	23,367	4.00	29,209	4.00

2010
Total Capital to risk weighted assets
Consolidated	$55,232	10.40%	$42,498	8.00%	N/A	N/A
Bank	55,083	10.39	42,402	8.00	$53,003	8.00%
Tier 1 (Core) Capital to risk weighted assets
Consolidated	48,512	9.13	21,249	4.00	N/A	N/A
Bank	48,378	9.13	21,201	4.00	31,802	4.00
Tier 1 (Core) Capital to average assets
Consolidated	48,512	9.09	21,347	4.00	N/A	N/A
Bank	48,378	8.97	21,576	4.00	26,970	4.00

Under the framework, the Bank’s capital levels do not allow the Bank to accept brokered deposits without prior approval from regulators. However, we do not anticipate this to have a significant impact on our liquidity.

Bancorp’s principal source of funds for dividend payments is dividends received from the Bank. Banking regulations require maintaining certain capital levels and restrict the payment of dividends by the Bank to Bancorp or by Bancorp to shareholders. Specifically, a Florida state-chartered commercial bank may not pay cash dividends that would cause its capital to fall below the minimum amount required by federal or state law. Accordingly, commercial banks may only pay dividends out of the total of current net profits plus retained net profits of the preceding two years to the extent it deems expedient, except that no bank may pay a dividend at any time that the total of net income for the current year when combined with retained net income from the preceding two years produces a loss. The Bank met this restriction in 2010 and 2011 as our net loss at December 31, 2010 and net income at December 31, 2011 combined with retained earnings from the preceding two years produced a loss. The future ability of the Bank to pay dividends to Bancorp also depends in part on the FDIC capital requirements in effect and the Company’s ability to comply with such requirements.

NOTE 16—DERIVATIVES

(Dollar amounts in thousands except share data)

The Company utilizes interest rate swap agreements as part of its asset liability management strategy to help manage its interest rate risk position. The notional amount of the interest rate swaps does not represent amounts exchanged by the parties. The amount exchanged is determined by reference to the notional amount and the other terms of the individual interest rate swap agreements.

NOTE 15—CAPITAL REQUIREMENTS AND RESTRICTIONS ON RETAINED EARNINGS (Continued)

(Dollar amounts in thousands except share data)

Interest Rate Swaps Designated as Cash Flow Hedges: The Company is hedging the notional amount of $7,550 of the Trust III as of December 31, 2011 and 2010. The hedge was designated as a cash flow hedge and was determined to be fully effective during all periods presented. As such, no amount of ineffectiveness has been included in net income. Therefore, the aggregate fair value of the swap is recorded in other assets with changes in fair value recorded in other comprehensive income. The amount included in accumulated other comprehensive income would be reclassified to current earnings should the hedge no longer be considered effective. The Company expects the hedge to remain fully effective during the remaining terms of the swap.

Summary information about the interest-rate swap designated as a cash flow hedge as of year end is as follows:

	2011	2010
Notional amounts	7,550	$7,550
Fixed rate	7.53% per annum	7.53% per annum
Unrealized gains (losses), net of tax	$(717)	$(265)

Interest expense recorded on this swap transaction totaled $265 and $263 during 2011 and 2010, respectively, and is reported as a component of interest expense.

CASH FLOW HEDGE

The following table presents the net gains (losses) recorded in accumulated other comprehensive income and the Consolidated Statements of Operations relating to the cash flow derivative instrument for the year ended December 31:

	2011
	Amount of gain (loss) recognized in OCI (Effective Portion)	Amount of gain (loss) reclassified from OCI to interest income	Amount of gain (loss) recognized in other noninterest income (Ineffective Portion)
Interest rate contracts	$(452)	$—	$—

	2010
	Amount of gain (loss) recognized in OCI (Effective Portion)	Amount of gain (loss) reclassified from OCI to interest income	Amount of gain (loss) recognized in other noninterest income (Ineffective Portion)
Interest rate contracts	$(275)	$—	$—

The following table reflects the fair value of the hedged item included in the Consolidated Balance Sheets for the year ended December 31:

	2011
	Notional Amount	Fair Value
Included in liabilities:
Interest rate swaps related to Statutory Trust III	$7,550	$5,581

	2010
	Notional Amount	Fair Value
Included in liabilities:
Interest rate swaps related to Statutory Trust III	$7,550	$3,950

NOTE 16—DERIVATIVES (Continued)

(Dollar amounts in thousands except share data)

NOTE 17—LOAN COMMITMENTS AND OTHER RELATED ACTIVITIES

(Dollar amounts in thousands except share data)

Some financial instruments, such as loan commitments, credit lines, letters of credit and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.

The contractual amount of variable and fixed rate financial instruments with off-balance-sheet risk was as follows at year end:

	2011		2010
	Fixed Rates	Variable Rates	Fixed Rates	Variable Rates
Unused lines of credit	$1,494	$29,391	$1,790	$29,822
Standby letters of credit	—	1,661	—	1,726

NOTE 18—PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION

(Dollar amounts in thousands except share data)

Condensed financial information of Bancorp follows:

CONDENSED BALANCE SHEETS

December 31,

	2011	2010
ASSETS
Cash and cash equivalents	$1,856	$1,499
Investment in banking subsidiaries	45,738	62,520
Other assets	2,102	4,984

Total assets	$49,696	$69,003

LIABILITIES AND EQUITY
Subordinated debt	$16,026	$15,962
Accrued expenses and other liabilities	4,326	1,182
Shareholders’ equity	29,344	51,859

Total liabilities and shareholders’ equity	$49,696	$69,003

CONDENSED STATEMENTS OF OPERATIONS

Years ended December 31,

	2011	2010	2009
Other income	$16	$(34)	$(48)
Interest expense	(1,066)	(770)	(733)
Other expense	(4,076)	(659)	(477)
Merger and acquisition cost	(49)	(1,032)	—

Loss before income tax benefit and undistributed subsidiary income	(5,175)	(2,495)	(1,258)
Income tax benefit	(142)	(908)	(461)
Equity in undistributed subsidiary income	(19,026)	(9,855)	873

Net income (loss)	$(24,059)	$(11,422)	$76

CONDENSED STATEMENTS OF CASH FLOWS

Years ended December 31,

	2011	2010	2009
Cash flows from operating activities
Net income (loss)	$(24,059)	$(11,442)	$76
Adjustments:
Equity in undistributed subsidiary income	19,026	9,855	(873)
Amortization	64	8	—
Goodwill impairment	3,271	—	—
Share-based compensation	76	118	99
Change in other assets	(130)	282	637
Change in other liabilities	233	(80)	(64)

Net cash used in operating activities	(1,519)	(1,259)	(125)
Cash flows from investing activities
Investments in subsidiaries	(324)	(35,197)	(1,512)

Net cash used in investing activities	(324)	(35,197)	(1,512)
Cash flows from financing activities
Proceeds from issuance of common stock	—	34,689	—
Proceeds from related party transactions	2,200	800	—
Purchase of treasury stock	—	(21)	(39)

Net cash from financing activities	2,200	35,468	(39)

Net change in cash and cash equivalents	357	(988)	(1,676)
Beginning cash and cash equivalents	1,499	2,487	4,163

Ending cash and cash equivalents	$1,856	$1,499	$2,487

NOTE 19—EARNINGS PER SHARE

(Dollar amounts in thousands except share data)

The factors used in the earnings per share computation follow:

	2011	2010	2009
Basic
Net income (loss)	$(24,059)	$(11,442)	$76

Weighted average common shares outstanding	5,889,439	2,256,750	1,748,683

Basic earnings (loss) per common share	$(4.09)	$(5.07)	$.04

Diluted
Net income (loss)	$(24,059)	$(11,442)	$76

Weighted average common shares outstanding for basic earnings (loss) per common share	5,889,439	2,256,750	1,748,683
Add: Dilutive effects of assumed exercises of stock options and awards	—	—	481

Average shares and dilutive potential common shares	5,889,439	2,256,750	1,749,164

Diluted earnings (loss) per common share	$(4.09)	$(5.07)	$.04

NOTE 18—PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION (Continued)

(Dollar amounts in thousands except share data)

Anti-dilutive shares outstanding were 225,906 in 2011, 161,269 in 2010 and 167,974 in 2009. As the Company was in a loss position for 2011 and 2010, all potential common shares for 2011 and 2010 were excluded from the calculation of diluted earnings per share as the shares would have had an anti-dilutive effect.

NOTE 20—OTHER COMPREHENSIVE INCOME (LOSS)

(Dollar amounts in thousands except share data)

Other comprehensive income (loss) components and related tax effects were as follows:

	2011	2010	2009
Unrealized holding gains (losses) on available for sale securities	$3,079	$(659)	$444
Net unrealized derivative gain (losses) on cash flow hedge	(725)	(441)	15

Net unrealized gains (losses)	2,354	(1,100)	459
Tax effect	(886)	414	(172)

Other comprehensive income (loss)	$1,468	$(686)	$287

NOTE 21—GOODWILL AND INTANGIBLE ASSETS

(Dollar amounts in thousands except share data)

Goodwill: The change in goodwill during the year is as follows:

	2011	2010
Beginning of year	$12,498	$—
Additions: Goodwill related to acquisition of ABI	1,798	12,498
Impairment	(11,159)	—

End of year	$3,137	$12,498

Impairment exists when the carrying value of goodwill exceeds its fair value, which is determined through a two-step impairment test. Step 1 includes the determination of the carrying value of our single reporting unit, including the existing goodwill and intangible assets, and estimating the fair value of the reporting unit. If the carrying amount exceeds its fair value we are required to perform a second step to the impairment test.

The Company evaluates goodwill for impairment annually as of September 30, 2011 unless events or changes in circumstances indicate potential impairment has occurred between formal assessments. A third party valuation specialist was engaged to assist management in determining the fair value of the Company and whether goodwill was impaired. The fair value was determined by comparing the output of several different valuation methodologies including:

•

Net asset valuation method—this methodology develops a valuation indication in the context of a going concern by adjusting the reported book values of the Company’s assets to their market values and subtracting its liabilities. The indicated value should not be interpreted as an estimate of liquidation value.

•	Guideline public company method—this methodology utilizes the pricing of publicly-traded banks and bank holding companies bearing certain similarities to the Company

•	Guideline transactions method—this methodology utilizes pricing data from change of control transactions involving appropriately comparable banks and bank holding companies

NOTE 19—EARNINGS PER SHARE (Continued)

(Dollar amounts in thousands except share data)

•	Discounted cash flow method – this methodology relies upon the perception of a future stream of benefits, the present value of which represents the indication of value of the Company

The annual impairment analysis as of September 30, 2011, indicated that the Step 2 analysis was necessary. Step 2 of the goodwill impairment test is performed to measure the potential impairment loss. Step 2 requires that the implied fair value of goodwill be compared to the carrying amount of that goodwill. If the carrying amount of goodwill exceeds the implied fair value of that goodwill, an impairment loss shall be recognized in an amount equal to that excess. After performing Step 2, it was determined that the implied fair value of goodwill was more than the carrying costs by approximately 7.3%; therefore, no impairment existed as of September 30, 2011. As a result of our net loss as of December 31, 2011, largely due to the recording an additional provision for loan losses and of a full valuation allowance on our deferred tax asset, the Company updated its annual goodwill impairment test as of December 31, 2011 and concluded there was an impairment of $11,159.

Acquired Intangible Assets: Acquired intangible assets were as follows at year end:

	2011		2010
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Amortized intangible assets:
Core deposit intangibles	$2,453	$(679)	$2,453	$(77)
Total	$2,453	$(679)	$2,453	$(77)

Aggregate amortization expense was $602 and $77 for 2011 and 2010, respectively.

Estimated amortization expense for each of the next five years:

2012	$514
2013	412
2014	279
2015	222
2016	165

NOTE 21—GOODWILL AND INTANGIBLE ASSETS (Continued)

(Dollar amounts in thousands except share data)

APPENDIX K

Management’s Discussion and Analysis of Financial Condition and Results of Operations, as included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Years Ended December 31, 2011, 2010 and 2009

General

Jacksonville Bancorp, Inc. (“Bancorp”) was incorporated on October 24, 1997 and was organized to conduct the operations of The Jacksonville Bank (the “Bank”). The Bank is a Florida state-chartered commercial bank that opened for business on May 28, 1999, and its deposits are insured by the FDIC. The Bank provides a variety of community banking services to businesses and individuals in Duval County, Florida. During 2000, the Bank formed Fountain Financial, Inc., a wholly owned subsidiary. The primary business activities of Fountain Financial, Inc. consist of the referral of the Bank’s customers to third parties for the sale of insurance and investment products.

Business Strategy

Our primary business segment is community banking and consists of attracting deposits from the general public and using such deposits and other sources of funds to originate commercial business loans, commercial real estate loans, residential mortgage loans and a variety of consumer loans. We also invest in mortgage-backed securities and securities backed by the United States Government, and agencies thereof, as well as other securities.

Our goal is to sustain profitable, controlled growth by focusing on increasing our loan and deposit market share in the Northeast Florida market by developing new financial products, services and delivery channels; closely managing yields on earning assets and rates on interest-bearing liabilities; focusing on noninterest income opportunities; controlling the growth of noninterest expenses; and maintaining strong asset quality. Our current strategy is to focus on reducing our overall exposure to substandard assets in a prudent manner by taking into consideration the preservation of our capital. In addition, our strategy focuses on disposing of nonperforming assets and replacing them with strong performing assets over the year ahead.

2011 Executive Overview

The following were significant factors related to 2011 results as compared to 2010. The 2011 performance is reflective of the current low interest rate environment which has placed significant pressure on our margin, largely on the repricing of our assets. It also demonstrates the continued depressed real estate market that has been ongoing in the market in which the Bank operates. During 2011, our total gross loans decreased by $50.2 million, or 9.8%.

Total deposits decreased by $88.3 million, or 15.7%, during 2011. This amount reflects an approximate $27.9 million in national and brokered CD run-off. The following are changes in the deposit categories:

•	Noninterest-bearing deposits increased $10.4 million, or 14.4%. The noninterest-bearing deposits growth is a result of the Bank’s strategy to focus its sales efforts on gaining low cost deposits.

•	Money market, savings and NOW deposits decreased by $12.0 million, or 5.7%. This decrease is primarily the result of a large deposit at the prior year end that then left the Bank within 30 days.

•

The certificate of deposit portfolio decreased by $86.7 million, or 31.1%. The time-deposit decrease is primarily the result of the Bank’s strategy to utilize excess cash and focus on obtaining more local non-maturity core deposits while also ensuring the Company maintains their liquidity management.

•

Borrowed funds, primarily consisting of Federal Home Loan Bank (FHLB) advances and subordinated debentures, totaled $34.9 million at year end 2010, compared to $55.8 million at the end of 2011. During late 2011, the Bank increased its daily advance with FHLB to $18.6 million at December 31, 2011 as well as its loans from related parties from $800,000 at December 31, 2010 to $3.0 million at December 31, 2011.

Total shareholders’ equity decreased $22.5 million, or 43.4%, during 2011, primarily as a result of the net loss for the year ended December 31, 2011 of $24.1 million offset by an increase in accumulated other comprehensive income of $1.5 million. Management remains committed to retaining sufficient equity to protect shareholders and depositors, provide for reasonable growth and fully comply with regulatory requirements.

The allowance for loan loss as a percentage of total loans outstanding was 2.82% at December 31, 2011, compared to 2.55% at December 31, 2010. During 2011, the Company had charge-offs of $12.8 million, recoveries of $384,000 and recorded a provision for loan loss of $12.4 million, compared to charge-offs of $10.9 million, recoveries of $134,000 and provision for loan losses of $17.0 million in 2010. Approximately $6.8 million of the 2010 charge-offs were related to loans classified as held-for-sale during the fourth quarter of 2010 that were recorded at the lower of cost or fair value. When comparing what remained of charge-offs in 2010 of $4.1 million to the 2011 charge-offs of $12.8 million, the increase is the result of increased foreclosures in 2011 as compared to 2010 due to the ongoing depressed real estate market.

Our net loss was $24.1 million in 2011 as compared to a net loss of $11.4 million in 2010. Our basic and diluted loss per share was $4.09 in 2011 as compared to a basic and diluted loss per share of $5.07 in 2010. Return on average assets and return on average equity were (3.93)% and (44.53)%, respectively, in 2011 compared to (2.42)% and (37.52)%, respectively, in 2010. The net loss was driven primarily by an increase in the income tax expense, a goodwill impairment charge as well as the provision for loan losses. The level of provision for loan losses continues to be impacted by the depressed real estate market in which the Company operates. The increase in income tax expense in comparison to the prior year was mostly the result of recording a full valuation allowance on the Company’s deferred tax asset. This was offset by the acquisition of ABI in the fourth quarter of 2010 as additional interest income was recognized in 2011. In addition, the decrease in interest expense due to the continued low interest rate environment positively impacted net income for the year ended December 31, 2011.

Interest income was $30.7 million in 2011 compared to $24.0 million in 2010, an increase of $6.7 million, or 27.9%, as a result of the interest-earning assets the Company acquired in the merger with ABI as these loans had a yield higher than the contractual rate of interest due to purchase accounting adjustments. This resulted in additional interest income of approximately $3.1 million for the year ended December 31, 2011. This was offset by the repricing of our assets in this low interest rate environment along with the increase in nonperforming loans of $11.9 million from 2010. Interest expense was $7.0 million in 2011 compared to $8.3 million in 2010, a decrease of $1.3 million, or 15.7%, as a result of the low interest rate environment as well as the overall decrease in total deposits from 2010 to 2011.

Basic weighted average shares outstanding increased to 5,889,439 in 2011 from 2,256,750 in 2010 as a result of the capital raise and merger with ABI in the fourth quarter of 2010. Basic and diluted weighted average shares outstanding are the same for 2011 and 2010 as the Company was in a loss position for each year respectively. As a result, all potential common shares for 2011 and 2010 were excluded from the calculation of diluted earnings per share as the shares would have had an anti-dilutive effect.

Noninterest income was $1.5 million for 2011 compared to $1.2 million in 2010. This increase was due to the merger with ABI. In addition, included in noninterest income for 2011 was a $57,000 net gain on the sale of state and political securities in the first half of 2011.

Critical Accounting Policies

A critical accounting policy is one that is both very important to the portrayal of the Company’s financial condition and requires management’s most difficult, subjective or complex judgments. The circumstances that make these judgments difficult, subjective or complex have to do with the need to make estimates about the effect of matters that are inherently uncertain. Based on this definition, the Company’s primary critical accounting policies are as follows:

Allowance for Loan Loss

The allowance for loan loss is established through a provision for loan loss charged to expense. Loans are charged against the allowance for loan loss when management believes that the collectability of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb probable incurred credit losses on existing loans that may become uncollectible based on evaluations of the collectability of the loans. The evaluations take into consideration such objective factors as changes in the nature and volume of the loan portfolio and historical loss experience. The evaluation also considers certain subjective factors such as overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrowers’ ability to pay. The level of the allowance for loan loss is also impacted by increases and decreases in loans outstanding, because either more or less allowance is required as the amount of the Company’s credit exposure changes. To the extent actual loan losses differ materially from management’s estimate of these subjective factors, loan growth/run-off accelerates, or the mix of loan types changes, the level of the provision for loan loss, and related allowance can, and will, fluctuate.

Other Real Estate Owned

Other real estate owned includes real estate acquired through foreclosure or deed taken in lieu of foreclosure. These amounts are recorded at estimated fair value, less costs to sell the property, with any difference between the fair value of the property and the carrying value of the loan being charged to the allowance for loan losses. Subsequent changes in fair value are reported as adjustments to the carrying amount. Those subsequent changes, as well as any gains or losses recognized on the sale of these properties, are included in noninterest expense.

Deferred Income Taxes

Our net deferred income tax asset arises from differences in the dates that items of income and expense enter into our reported income and taxable income. From an accounting standpoint, deferred tax assets are reviewed to determine if a valuation allowance is required based on both positive and negative evidence currently available. As of December 31, 2011, management determined that it was more likely than not that we would not realize our deffered tax asset and recorded a full valuation allowance on our deferred tax asset.

Goodwill and Other Intangible Assets

Goodwill resulting from business combinations is generally determined as the excess of the fair value of the consideration transferred, plus the fair value of any noncontrolling interests in the acquiree, over the fair value of the net assets acquired and liabilities assumed as of the acquisition date. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but tested for impairment at least annually. Intangible assets with definite useful lives are amortized over their estimated useful lives to their estimated residual values. Impairment exists when the carrying value of goodwill exceeds its fair value, which is determined through a two-step impairment test. Step 1 includes the determination of the carrying value of the reporting unit, including the existing goodwill and intangible assets, and estimating the fair value. If the carrying amount exceeds its fair value, we are required to perform a second step to the impairment test.

The annual impairment analysis as of September 30, 2011 indicated that the Step 2 analysis was necessary. Step 2 of the goodwill impairment test is performed to measure the potential impairment loss. Step 2 requires that the implied fair value of goodwill be compared to the carrying amount of that goodwill. If the carrying amount of goodwill exceeds the implied fair value of that goodwill, an impairment loss shall be recognized in an amount equal to that excess. After performing Step 2, it was determined that the implied fair value of goodwill was more than the carrying amount by approximately 7.3%; therefore, no impairment existed as of September 30, 2011. As a result of our net loss as of December 31, 2011, largely due to the recording of an additional provision for loan losses and a full valuation allowance on our deferred tax asset, we updated our annual goodwill impairment test as of December 31, 2011 and concluded there was an impairment of $11,159. If, for any future period, we determine that there has been additional impairment in the carrying value of our goodwill balance, we will record a charge to our earnings, which could have a material adverse effect on our net income. Goodwill and other intangible assets are described further in Notes 1 and 21 of the consolidated financial statements.

Recent Accounting Pronouncements

Please refer to “Adoption of New Accounting Standards” contained in Note 1 to the accompanying Consolidated Financial Statements for information related to the adoption of new accounting standards and the effect of newly issued but not yet effective accounting standards.

FDIC Insurance Assessments

The FDIC is an independent federal agency established originally to insure the deposits, up to prescribed statutory limits, of federally insured banks and to preserve the safety and soundness of the banking industry. The FDIC has adopted a risk-based assessment system for insured depository institutions that takes into account the risks attributable to different categories and concentrations of assets and liabilities.

The Bank’s deposit accounts are insured by the FDIC to the maximum extent permitted by law. The Bank pays deposit insurance premiums to the FDIC based on a risk-based assessment system established by the FDIC for all insured institutions. Institutions considered well-capitalized and financially sound pay the lowest premiums, while those institutions that are less than adequately capitalized and of substantial supervisory concern pay the highest premiums. Total base assessment rates currently range from 0.07% of deposits for an institution in the highest sub-category of the high category to 0.775% of deposits for an institution in the lowest category.

In February 2006, the Federal Deposit Insurance Reform Act of 2005 and the Federal Deposit Insurance Reform Conforming Amendments Act of 2005 (collectively, the Reform Act) were signed into law. The Reform Act revised the laws concerning federal deposit insurance by making the following changes: (i) merging the Bank Insurance Fund and the Savings Association Insurance Fund into a new fund, the Deposit Insurance Fund (DIF), effective March 31, 2006; (ii) increasing the deposit insurance coverage for certain retirement accounts to $250,000 effective April 1, 2006; (iii) effective in 2010, deposit insurance coverage on individual accounts may be indexed for inflation; (iv) the FDIC will have more discretion in managing deposit insurance assessments; and (v) eligible institutions will receive a one-time initial assessment credit. The Dodd-Frank Act permanently increased the limits on the federal deposit insurance to $250,000.

The Reform Act authorized the FDIC to revise the risk-based assessment system. Accordingly, insurance premiums are based on a number of factors, including the risk of loss that insured institutions pose to the DIF. The Reform Act replaced the minimum reserve ratio of 1.25% with a range of between 1.15% and 1.50% for the DIF, depending on projected losses, economic changes and assessment rates at the end of each calendar year. In addition, the FDIC is no longer prohibited from charging banks in the lowest risk category when the reserve ratio premium is greater than 1.25%.

In November 2006, the FDIC adopted changes to its risk-based assessment system. Under the new system, the FDIC will evaluate an institution’s risk based on supervisory ratings for all insured institutions, financial ratios for most institutions and long-term debt issuer ratings for certain large institutions.

On September 29, 2009, the FDIC adopted an Amended Restoration Plan to allow the DIF to return to a reserve ratio of 1.15% within eight years. The FDIC amended its prior ruling on deposit assessments to require insured institutions to prepay their estimated quarterly risk-based assessments for the fourth quarter 2009, and for all of 2010, 2011 and 2012. This prepaid assessment was collected in December 2009, along with each institution’s regular quarterly risk-based deposit insurance assessment for the third quarter 2009. The FDIC also increased annual assessment rates uniformly by three basis points effective January 1, 2011. Additional special assessments may be imposed by the FDIC for future periods.

In order to promote financial stability in the economy, the FDIC adopted the TLGP on October 13, 2008. Participation in the program is voluntary; however, once participation is elected, it cannot be revoked. The Bank elected to participate in the Transaction Account Guarantee Program component of the TLGP. Under the Transaction Account Guarantee Program, the FDIC will fully insure funds held in noninterest-bearing transaction accounts. Noninterest-bearing transaction accounts are ones that do not accrue or pay interest and for which the institution does not require an advance notice of withdrawal. Also covered are interest on lawyers’ trust accounts (IOLTA) and negotiable order of withdrawal (NOW) accounts with interest rates lower than 50 basis points. These revisions were effective until June 30, 2010 and then extended until December 31, 2010, unless we elected to “opt out” of participating, which we did not do. The Dodd-Frank Act extended full deposit coverage for noninterest- bearing transaction deposit accounts for two years beginning on December 31, 2010, and all financial institutions are required to participate in this extended program.

Securities

The securities portfolio is categorized as either “held to maturity,” “available for sale,” or “trading.” Securities held to maturity represent those securities which the Bank has the intent and ability to hold to maturity. Securities available for sale represent those investments which may be sold for various reasons, including changes in interest rates and liquidity considerations. These securities are reported at fair market value and unrealized gains and losses are excluded from earnings and reported in accumulated other comprehensive income (loss). Trading securities are held primarily for resale and are recorded at their fair values. Gains or losses on trading securities are included immediately in earnings. As of December 31, 2011, 2010 and 2009, the Bank had no held to maturity or trading securities.

The following table sets forth the amortized costs and fair value of our securities portfolio (dollars in thousands):

	At December 31, 2011		At December 31, 2010		At December 31, 2009
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities available for sale:
U.S. government-sponsored entities and agencies	$3,093	$3,093	$—	$—	$2,485	$2,504
Mortgage-backed securities	40,530	42,166	38,908	39,022	8,386	8,704
State and political subdivisions	16,574	17,881	23,584	23,334	10,777	10,963

Total	$60,197	$63,140	$62,492	$62,356	$21,648	$22,171

The following table sets forth, by maturity distribution, certain information pertaining to the fair value of securities (dollars in thousands):

	Within 1 Year		After 1 Year Within 5 Years		After 5 Years Within 10 Years		After 10 Years
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
At December 31, 2011:
Securities available for sale:
U.S. government-sponsored entities and agencies	$—	0.00%	$—	0.00%	$994	1.50%	$2,099	1.28%
Mortgage-backed securities	6	2.36%	111	4.08%	854	3.55%	41,195	3.35%
State and political subdivisions	—	0.00%	219	3.75%	4,078	4.00%	13,584	4.48%

Total	$6	2.36%	$330	3.97%	$5,926	3.70%	$56,878	3.70%

	Totals
	Amount	Yield
At December 31, 2011:
Securities available for sale:
U.S. government-sponsored entities and agencies	$3,093	1.39%
Mortgage-backed securities	42,166	3.40%
State and political subdivisions	17,881	4.30%

Total	$63,140	3.70%

Loan Portfolio Composition

Commercial real estate loans comprise the largest group of loans in our portfolio amounting to $307.4 million, or 66.4%, of the total loan portfolio, at December 31, 2011, compared to $335.3 million, or 65.3%, at December 31, 2010. Residential real estate loans comprise the second largest group of loans in the portfolio, amounting to $115.8 million, or 25.0%, of the total loan portfolio, at December 31, 2011, as compared to $136.8 million, or 26.7%, at December 31, 2010. As of December 31, 2011, commercial loans amounted to $35.7 million, or 7.7%, of total loans, which were $36.0 million, or 7.0%, at December 31, 2010. The following table sets forth the composition of our loan portfolio, excluding loans classified as held-for-sale, over the last five fiscal years (dollars in thousands):

	At December 31,
	2011		2010		2009		2008		2007
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial real estate(1)	$307,359	66.4%	$335,276	65.3%	$266,557	68.1%	$266,436	70.1%	$242,676	70.8%
Commercial	35,714	7.7	35,976	7.0	23,838	6.1	28,445	7.5	20,291	5.9
Residential real estate	115,814	25.0	136,771	26.7	97,147	24.8	81,152	21.3	75,141	21.9
Consumer and other	3,955	0.9	5,110	1.0	3,899	1.0	4,070	1.1	4,631	1.4

	$462,842	100.0%	$513,133	100.0%	$391,441	100.0%	$380,103	100.0%	$342,739	100.0%

Add (deduct):
Allowance for loan losses	(13,024)		(13,069)		(6,854)		(4,705)		(3,116)
Net deferred (fees) costs	(235)		(368)		(454)		(405)		(358)

Loans, net	$449,583		$499,696		$384,133		$374,993		$339,265

The following table sets forth the composition of our loans classified as held-for-sale portfolio (dollars in thousands) as of December 31, 2010:

	Amount	% of Total
Commercial real estate(1)	$12,489	89.80%
Commercial	20	0.10
Residential real estate	1,401	10.10
Consumer and other	—	—

	$13,910	100.00%

(1)	For presentation purposes, construction and land loans have been classified as commercial real estate loans.

There were no loans classified as held-for-sale at December 31, 2011, 2009, 2008 or 2007.

The following tables reflect the contractual principal repayments by period of our loan portfolio at December 31, 2011 (dollars in thousands):

	Commercial Loans	Commercial Real Estate Loans(1)	Residential Real Estate Loans	Consumer Loans	Total
Less than 1 year	$25,330	$82,621	$29,689	$1,851	$139,491
1-5 years	9,001	142,730	48,025	1,840	201,596
Greater than 5 years	1,328	82,078	38,086	263	121,755

Total	$35,659	$307,429	$115,800	$3,954	$462,842

(1)	For presentation purposes, construction and land loans have been classified as commercial real estate loans.

	Loans Maturing
(in thousands)	Within 1 Year	1-5 Years	After 5 Years	Total
Loans with:
Fixed interest rates	$121,222	$175,142	$91,464	$387,828
Variable interest rates	24,050	26,811	24,153	75,014

Total Loans	$145,272	$201,953	$115,617	$462,842

Scheduled contractual principal repayments of loans do not reflect the actual life of such assets. The average life of loans is substantially less than their average contractual terms due to prepayments. In addition, due-on-sale clauses on loans generally give us the right to declare a conventional loan immediately due and payable in the event, among other things, that the borrower sells real property subject to a mortgage and the loan is not repaid. The average life of mortgage loans tends to increase, however, when current mortgage loan rates are substantially higher than rates on existing mortgage loans and, conversely, decrease when rates on existing mortgages are substantially higher than current mortgage loan rates.

Credit Risk

Our primary business is making commercial, real estate, business and consumer loans. That activity entails potential loan losses, the magnitude of which depends on a variety of economic factors affecting borrowers which are beyond our control. While the Company has instituted underwriting guidelines and credit review procedures to protect it from avoidable credit losses, some losses will inevitably occur. At December 31, 2011, the Company had nonperforming loans of $46.9 million that were not accruing interest.

Loans are placed on nonaccrual status when management has concerns relating to the ability to collect the loan principal and interest and generally when such loans are 90 days or more past due. A loan is considered impaired when it is probable that not all principal and interest amounts will be collected according to the loan contract. The following table sets forth certain information regarding nonaccrual loans, including the ratio of such loans to total assets as of the dates indicated (dollars in thousands):

	At December 31,
	2011	2010	2009	2008	2007
Nonperforming loans:
Commercial real estate	$17,081	$9,843	$4,774	$4,475	$—
Residential real estate loans	13,684	14,215	3,563	3,013	—
Construction and land real estate loans	14,953	10,582	389	4,536	—
Commercial loans	1,168	371	19	412	680
Consumer loans and other	18	6	—	—	10

Total nonperforming loans	$46,904	$35,017	$8,745	$12,436	$690

Foreclosed assets, net	7,968	5,733	4,011	89	—
Total nonperforming assets	$54,872	$40,750	$12,756	$12,525	$690
Performing loans classified as troubled debt restructuring	$2,727	$7,497	$11,952	$—	$—
Nonperforming loans classified as troubled debt restructuring	12,657	—	4,223	—	—

Total loans classified as troubled debt restructuring	$15,384	$7,497	$16,175	$—	$—

Total nonperforming loans as a percentage to total loans(1)	10.13%	6.83%	2.24%	3.28%	0.20%

Total nonperforming loans and foreclosed assets as a percentage of total assets(1)	9.77%	6.25%	2.91%	2.89%	0.18%

(1)	Nonperforming loans and total loans exclude amounts classified as loans held-for-sale as of December 31, 2010.

Nonperforming loans increased during the year ended December 31, 2011 from $35.0 million at December 31, 2010 to $46.9 million at December 31, 2011. Nonperforming assets increased by $14.1 million from December 31, 2010 to December 31, 2011. The increase in nonperforming assets at December 31, 2011 is primarily driven by an increase in nonaccrual commercial real estate and construction and land real estate loans. This increase was driven in part by the merger with ABI which accounted for $5.9 million of the increase as well as the longevity of the economic recession, including the real estate market that continues to be challenging in the Bank’s geographic market. In addition, the Bank continues to be aggressive in its strategy to dispose of nonperforming assets in a prudent and reasonable manner.

From time to time the Bank may utilize an interest reserve for a borrower’s future interest payments to ensure the payments remain current through maturity. At December 31, 2011, the Bank had $1.4 million in loans where such reserves existed that were subsequently paid off in early 2012.

The Company has loan balances of $15.4 million for customers whose loans are classified as troubled debt restructuring and such loans are included in the impaired loan balances of $37.4 million at December 31, 2011. Of the $15.4 million, $10.9 million is classified as troubled debt restructurings with collateral shortfalls. There are no additional funds committed to customers whose loans are classified as troubled debt restructuring. Most of these loans were modified to suspend principal payments for a period of time less than or equal to sixteen months, and/or the interest rate was modified until the loan matures. In only one instance was a permanent reduction of the recorded investment made. Of the $1.7 million allowance for loan losses reserved for impaired loans, the Company has allocated $1.5 million to customers whose loan terms have been modified as troubled debt restructurings with collateral shortfalls and $187,000 to the remaining troubled debt restructurings.

As of December 31, 2011, $12.7 million of troubled debt restructurings were on nonaccrual with the remaining $2.7 million accruing interest.

The terms of certain other loans were modified during the period ended December 31, 2011 that did not meet the definition of a troubled debt restructuring. These loans have a total recorded investment as of December 31, 2011 of $22.5 million. The modification of these loans involved either a modification of the terms of a loan to borrowers who were not experiencing financial difficulties, such as allowing them to make interest only payments for a limited period of time (generally 18 months or less), adjusting the interest rate to a market interest rate for the remaining term of the loan or allowing a delay in payment that was considered to be insignificant.

Allowance and Provision for Loan Losses

The allowance for loan losses is a valuation allowance for credit losses in the loan portfolio. Management has adopted a methodology to properly analyze and determine an adequate loan loss allowance. The analysis is based on sound, reliable and well documented information and is designed to support an allowance that is adequate to absorb probable incurred credit losses in the Company’s loan and lease portfolio.

Due to their similarities, the Company has grouped the loan portfolio into portfolio segments. The components are real estate mortgage loans, commercial loans, and consumer and other loans. The Company has created a loan classification system to properly calculate the allowance for loan losses. Loans are evaluated for impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the sale of the collateral.

In estimating the overall exposure to loss on impaired loans, the Company has considered a number of factors, including the borrower’s character, overall financial condition, resources and payment record, the prospects for support from any financially responsible guarantors and the realizable value of any collateral.

The Company also considers other internal and external factors when determining the allowance for loan losses. These factors include, but are not limited to, changes in national and local economic conditions, commercial lending staff limitations, impact from lengthy commercial loan workout and charge-off period, loan portfolio concentrations and trends in the loan portfolio.

Senior management reviews this calculation and the underlying assumptions on a routine basis not less frequently than quarterly.

The allowance for loan losses amounted to $13.0 million and $13.1 million at December 31, 2011 and December 31, 2010, respectively. Based on an analysis performed by management at December 31, 2011, the allowance for loan losses is considered to be appropriate to absorb estimated loan losses in the portfolio as of that date. However, management’s judgment is based upon a number of assumptions about future events, which are believed to be reasonable, but which may or may not prove valid. Thus, there can be no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that significant additional increases in the allowance for loan losses will not be required.

The Bank has experienced an increase in adversely classified loans from $65.0 million at December 31, 2010 to $68.6 million at December 31, 2011. This amount includes $26.8 million of adversely classified loans from the merger with ABI. The $26.8 million adversely classified ABI loans are net of a fair value adjustment of $5.7 million, or 17.6% of the gross contractual amount receivable as of December 31, 2011. Of the $68.6 million at December 31, 2011, $34.3 million is listed as impaired. All adversely classified loans are monitored closely and the majority of these loans are collateralized by real estate. Management has analyzed its collateral position and has concluded that the loan loss reserve at December 31, 2011 is adequate to absorb probable incurred credit losses.

Loans are impaired when it is considered probable that the Company will not collect the outstanding loan principal and interest amounts according to the loan’s contractual terms. At December 31, 2011, impaired loans decreased by $9.1 million to $37.4 million, compared to $46.5 million at December 31, 2010. Of the $37.4 million impaired loans at December 31, 2011, $34.6 million are nonperforming loans.

Loans past due still accruing interest at December 31, 2011 are categorized as follows (dollars in thousands):

	30-59 Days Past Due	60-89 Days Past Due	90 Days Past Due and Greater	Total Past Due Still Accruing
Commercial	$40	$90	$—	$130
Real estate:
Residential	1,061	325	—	1,386
Commercial	1,923	2,025	—	3,948
Construction and land	—	1,974	—	1,974
Consumer	277	9	—	286

Total	$3,301	$4,423	$—	$7,724

The decrease in total loans past due 30-89 days still accruing interest from $12,527 at December 31, 2010 to $7,724 at December 31, 2011 is being driven by a migration of loans to nonperforming loans as a result of the continued softening of the economy.

The Company purchased loans in its acquisition of ABI, for which there was, at acquisition, evidence of deterioration of credit quality since origination and it was probable, at acquisition, that all contractually required payments would not be collected. Loans acquired with deteriorated credit quality are included in our various disclosures of credit quality to include: loans on nonaccrual; loans past due; special mention loans; substandard loans; and doubtful loans. The tables below disclose the total loans for the Company, total loans acquired in the acquisition of ABI, the loans acquired with deteriorated credit quality and the percent of loans acquired with deteriorated credit quality to total loans for the Company for each credit metric:

	Total	Year ending December 31, 2011		% of Total
(Dollars in thousands)		Loans Acquired from ABI	Loans Acquired with Deteriorated Credit Quality from ABI
Nonaccrual	$46,904	$11,472	$11,242	24.0%

Past Due	49,881	17,318	14,324	28.7%

Special Mention	42,115	9,674	8,740	20.8%
Substandard	68,616	26,797	23,770	34.6%
Doubtful	—	—	—	0.0%

Total	$110,731	$36,471	$32,510	29.4%

	Total	Year ending December 31, 2010		% of Total
		Loans Acquired from ABI	Loans Acquired with Deteriorated Credit Quality from ABI
Nonaccrual	$35,017	$5,540	$5,328	15.2%

Past Due	40,448	6,535	5,164	12.8%

Special Mention	90,716	35,550	34,090	37.6%
Substandard	64,659	14,324	13,874	21.5%
Doubtful	325	325	320	98.5%

Total	$155,700	$50,199	$48,284	31.0%

The credit metrics from the table above that were most heavily impacted by the Company’s acquisition of loans with deteriorated credit quality for the year ended December 31, 2011 were our substandard and past due loans. This is due to the continuing deterioration of collateral values as well as the current difficult economic environment that is impacting our customers’ ability to meet their loan obligations. When comparing the total percentage of special mention, substandard and doubtful loans as of December 31, 2010 to December 31, 2011, the percentages have remained relatively unchanged from 31.0% at December 31, 2010 to 29.4% at December 31, 2011. It should be noted that the decrease in special mention from December 31, 2010 to December 31, 2011 is the result of some of these loans migrating to substandard during 2011 while the majority migrated to a pass rated credit quality indicator in 2011.

Our credit quality as compared to our internally defined peer group, specifically the percentage of nonaccrual loans to total loans, has shown an overall steady decline from December 31, 2010 to December 31, 2011. This is due to the prolonged and current difficult economic environment in the geographic region in which the Company operates that is impacting our customers’ ability to meet their loan obligations.

The same criteria used for all Company loans greater than 90 days and accruing applies to loans acquired with deteriorated credit quality. Loans acquired with deteriorated credit quality will be placed on nonaccrual status if the amount and timing of future cash flows cannot be reasonably estimated or if repayment of the loan is expected to be from collateral that has become deficient. As of December 31, 2011, there were no acquired loans with deteriorated credit quality that were greater than 90 days past due and accruing. There were, however, loans acquired with deteriorated credit quality on nonaccrual in the amount of $11.3 million as the amount and timing of future cash flows could not be reasonably estimated or the repayment of the loan was expected from the collateral that has become deficient.

The following table sets forth information with respect to activity in the allowance for loan losses for the periods indicated (dollars in thousands):

	Year Ended December 31,
	2011	2010	2009	2008	2007
Allowance at beginning of year	$13,069	$6,854	$4,705	$3,116	$2,621
Charge-offs:
Commercial loans	222	37	425	1,137	12
Real estate loans	12,193	10,763	1,788	912	—
Consumer and other loans	406	107	22	46	59

Total Charge-offs	12,821	10,907	2,235	2,095	71

Recoveries:
Commercial loans	15	85	10	111	4
Real estate loans	255	46	9	—	—
Consumer and other loans	114	3	4	3	20

Total Recoveries	384	134	23	114	24

Net charge-offs	12,437	10,773	2,212	1,981	47

Provision for loan losses charged to operating expenses	12,392	16,988	4,361	3,570	542

Allowance at end of year	$13,024	$13,069	$6,854	$4,705	$3,116

Ratio of net charge-offs to average loans outstanding(1)	2.53%	2.67%	0.57%	0.57%	0.01%

Allowance as a percent of total loans(2)	2.82%	2.55%	1.75%	1.24%	0.91%

(1)	Average loans outstanding include loans classified as held-for-sale as of December 31, 2010.
(2)	Total loans exclude amounts classified as loans held-for-sale as of December 31, 2010.

The following table presents information regarding the total allowance for loan losses as well as the allocation of such amounts to the various categories of loans (dollars in thousands):

	At December 31,
	2011		2010		2009		2008		2007
	Amount	% of Loans to Total Loans	Amount	% of Loans to Total Loans	Amount	% of Loans to Total Loans	Amount	% of Loans to Total Loans	Amount	% of Loans to Total Loans
Commercial real estate(1)	$9,709	74.6%	$9,235	65.3%	$4,323	68.1%	$2,885	70.1%	$2,171	70.8%
Commercial	587	4.5	570	7.0	661	6.1	879	7.5	232	5.9
Residential real estate	2,609	20.0	3,209	26.7	1,822	24.8	896	21.3	672	21.9
Consumer and other	119	0.9	55	1.0	48	1.0	45	1.1	41	1.4
Total allowance for loan losses	$13,024	100.0%	$13,069	100.0%	$6,854	100.0%	$4,705	100.0%	$3,116	100.0%

Allowance for loan losses as a percentage of total loans outstanding		2.82%		2.55%		1.75%		1.24%		0.91%

(1)	Construction and land loans have been classified as commercial real estate loans. The amount of the allowance reserved at December 31, 2011 for construction and land loans was $1,034.

The Bank’s identification efforts of potential losses in the portfolio are based on a variety of specific factors, including the Company’s own historical experience as well as industry and economic trends. In calculating the Company’s allowance for loan losses, the Company’s historical loss experience is supplemented with various current and economic trends. These current factors can include any of the following: changes in volume and severity of past due, special mention, substandard and nonaccrual loans; levels of any trends in charge-offs and recoveries; changes in nature, volume and terms of loans; changes in lending policies and procedures; changes in lending management and quality of loan review; changes in economic and business conditions; and changes in underlying collateral values and effects of concentrations. There were no changes in the current and economic factors from December 31, 2010 to December 31, 2011 as these factors had been adjusted previously in anticipation of the continued softening of the economy. As of December 31, 2011, of the $11.3 million of the allowance for loan losses from loans collectively evaluated for impairment, the real estate loans portfolio segment had total weighted average qualitative factors of 1.17%, or $3.2 million; the commercial loans portfolio segment had total weighted average qualitative factors of 1.05%, or $323,000; and the consumer and other loans portfolio segment had total weighted average qualitative factors of .08%, or $2,000. Impaired loans were $37.4 million as of December 31, 2011. As of the same date, $1.7 million was specifically allocated to the allowance for loan losses which is deemed appropriate to absorb probable losses.

As part of the Company’s allowance for loan loss policy, loans acquired from ABI with evidence of deteriorated credit quality are evaluated on at least a quarterly basis. If events have occurred within the measurement period (i.e., 12 months from the date of the ABI acquisition) that cause a deterioration of the loan that is more than the deterioration estimated at acquisition, we evaluate whether the events and circumstances that existed as of the acquisition date are due to new information obtained about facts and circumstances that existed as of that acquisition date that, if known, would have resulted in recognition of additional deterioration. If so, the additional deterioration is recorded as additional carrying discount with a corresponding increase to goodwill. If not, the additional deterioration is recorded as additional provision expense with a corresponding increase to the allowance for loan losses. After the measurement period, any additional impairment above the current carrying discount is recorded as additional provision expense with a corresponding increase to the allowance for loan losses. As of December 31, 2011, there was $4,000 of loans acquired from ABI with evidence of deteriorated credit quality where additional deterioration was identified above the initial estimated deterioration.

For loans acquired with deteriorated credit quality that were deemed troubled debt restructurings prior to the Company’s acquisition of them, these loans are not considered troubled debt restructurings as they are accounted for under ASC 310-30, Loans and Debt Securities Acquired with Deteriorated Credit Quality. Subsequent to the acquisition, the same criteria used for all other loans apply to loans acquired with deteriorated credit quality and their treatment as troubled debt restructurings. As of December 31, 2011, there were no loans acquired with deteriorated credit quality that were deemed troubled debt restructurings.

Deposits and Other Sources of Funds

General. In addition to deposits, the sources of funds available for lending and other business purposes include loan repayments, loan sales, Federal Home Loan Bank (FHLB) advances, Federal Reserve borrowings, federal funds purchased lines of credit, and securities sold under agreements to repurchase. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows are influenced significantly by general interest rates and market conditions. Borrowings may be used to compensate for reductions in other sources, such as deposits, or due to favorable differentials in rates and other costs.

Deposits. Deposits are attracted principally from our primary geographic market areas in Duval County, Florida. The Bank also enhanced its geographical diversity by offering certificates of deposits through brokered markets and nationally to other financial institutions. In August 2009, the Company launched its “virtual branch” to attract deposits from other geographic market areas. The Bank offers a broad selection of deposit products, including demand deposit accounts, NOW accounts, money market accounts, regular savings accounts, term certificates of deposit and retirement savings plans (such as IRAs). Certificate of deposit rates are set to encourage maturities based on current market conditions. Deposit account terms vary, with the primary differences being the minimum balance required, the time period the funds must remain on deposit, and the associated interest rates. The Bank holds quarterly Asset Liability Committee (ALCO) meetings, comprised of members of the Bank’s Board of Directors and management. In addition, pricing and liquidity management meetings are held by members of management on a monthly basis or more frequently if economic conditions dictate. The Bank emphasizes commercial banking and small business relationships in an effort to increase demand deposits as a percentage of total deposits.

The following table shows the distribution of, and certain other information relating to, our deposit accounts by type (dollars in thousands):

	At December 31,
	2011		2010		2009
	Average Balance	Average Rate Paid	Average Balance	Average Rate Paid	Average Balance	Average Rate Paid
Demand deposits	$78,319	0.00%	$45,481	0.00%	$41,908	0.00%
NOW deposits	19,431	0.15	7,316	0.23	7,662	0.23
Money market deposits	171,769	0.92	114,640	1.52	71,670	1.52
Savings deposits	12,112	0.72	10,422	1.61	12,578	1.61
Time deposits	234,328	1.65	222,060	3.25	201,117	3.25

Total deposits	$515,959	1.08%	$399,919	1.68%	$334,935	2.34%

The following table represents maturity of our time deposits at December 31, 2011 (dollars in thousands):

	Deposits $100,000 and Greater	Deposits Less Than $100,000	Total
Due three months or less	$26,037	$21,525	$47,562
Due more than three months to six months	15,698	13,496	29,194
Due more than six months to one year	24,156	31,487	55,643
Due one to five years	27,316	32,270	59,586
Due more than five years	—	—	—

	$93,207	$98,778	$191,985

The Dodd-Frank Act permanently increased the limits on federal deposit insurance to $250,000.

Liquidity and Capital Resources

The Bank’s liquidity is its ability to maintain a steady flow of funds to support its ongoing operating, investing and financing activities. The Bank’s Board of Directors establishes policies and analyzes and manages liquidity to ensure that adequate funds are available to meet normal operating requirements in addition to unexpected customer demands for funds, such as high levels of deposit withdrawals or loan demand, in a timely and cost-effective manner. The most important factor in the preservation of liquidity is maintaining public confidence that facilitates the retention and growth of a large, stable supply of core deposits and wholesale funds. Ultimately, public confidence is generated through profitable operations, sound credit quality and a strong capital position. Liquidity management is viewed from a long-term and a short-term perspective as well as from an asset and liability management perspective. We monitor liquidity through a regular review of loan and deposit maturities and loan and deposit forecasts to minimize funding risk.

As discussed above, sources of liquidity include principal paydowns of loans and investment securities, customer deposits and borrowings. The Bank has an unsecured federal funds purchased accommodation with its main correspondent bank totaling $19.1 million at December 31, 2011, all of which was available as of that date. In addition, the Bank has invested in FHLB stock for the purpose of establishing credit lines with FHLB. This line is collateralized by a lien arrangement on the Bank’s first mortgage loans, second mortgage loans and commercial real estate loans. Based on this collateral and the Bank’s holdings of FHLB stock, the Bank had a line of credit availability of $39.5 million from this credit line, of which it had borrowed $36.6 million at December 31, 2011. Additionally, the Bank has a “Borrower in Custody” line of credit with the Federal Reserve Bank utilizing excess loan collateral and pledging $14.0 million in municipal securities. The amount of this line at December 31, 2011 was $30.4 million, all of which was available at that date.

Additionally, the Bank has access to the nonbrokered national and brokered deposit markets to supplement liquidity needs. At December 31, 2011, the Bank had $50.3 million in national and $17.7 million in brokered CDs. Our ability to utilize brokered CDs and the rates we can pay on CDs will be limited if the Bank is deemed less than well capitalized for regulatory purposes

Scheduled maturities and paydowns of the Company’s investment securities are an additional source of liquidity. During 2011, the Company had received approximately $14.4 million from maturities, paydowns and calls of investment securities. The Bank also has the ability to convert marketable securities into cash or access new or existing sources of incremental funds if the need should arise.

At December 31, 2011, the Bank had outstanding commitments to borrowers for available lines of credit and standby letters of credit totaling $30.9 million and $1.7 million, respectively. Based on the sources of liquidity discussed above, the Company believes that it has access to sufficient funds to cover such commitments, should the need arise.

The primary source of Bancorp’s income is expected to be dividends from the Bank. A Florida state-chartered commercial bank may not pay cash dividends that would cause the bank’s capital to fall below the minimum amount required by federal or state law. Accordingly, commercial banks may only pay dividends out of the total of current net profits plus retained net profits of the preceding two years to the extent it deems expedient, except as follows: No bank may pay a dividend at any time that the total of net income for the current year, when combined with retained net income from the preceding two years, produces a loss. The Bank met this restriction in 2010 and 2011 as our net loss at December 31, 2010 and net income at December 31, 2011 combined with retained earnings from the preceding two years produced a loss. The future ability of the Bank to pay dividends to Bancorp will also depend in part on the FDIC capital requirements in effect at such time and our ability to comply with such requirements.
In 2010, Bancorp entered in a revolving loan agreement (“Revolver”) with several of its principal officers, directors and shareholders for $2.0 million. Each Revolver pays an annual rate of interest equal to 8% on a quarterly basis of the Revolver amount outstanding. An unused Revolver fee is calculated and paid quarterly at an annual rate of 2% on the daily average outstanding. During 2011, an additional Revolver agreement was entered into with the same parties as in 2010 with identical terms for an additional $2.0 million. The Revolvers mature on January 1, 2015. As of December 31, 2011, $3.0 million was outstanding on all Revolvers with $1.0 million remaining available. The remaining amount available will be sufficient through December 31, 2012.

On November 16, 2010, Bancorp closed on a $35.0 million financing through the sale of 3,888,889 shares of its common stock at $9.00 per share to accredited investors led by CapGen Capital Group IV LP (“CapGen”). The amount of cash raised was directly tied to the amount of additional capital Bancorp needed in order to obtain regulatory approval to consummate the merger with ABI. Net proceeds from the sale after offering expenses were $34.7 million and were used to fund the merger and integration of ABI and Oceanside Bank into the Company.

Regulatory Capital Requirements

The Bank is required to meet certain minimum regulatory capital requirements. Quantitative measures established by regulation to ensure capital adequacy require us to maintain minimum amounts and percentages of total and Tier 1 capital (as defined in the regulations) to risk weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). As of December 31, 2011, the Bank and Company met all capital adequacy requirements to which they were subject. The regulatory capital minimums and the Company’s and Bank’s actual data for the indicated periods are set forth in the table below (dollars in thousands). Management and the Board of Directors have committed to maintain Total Risk-Based Capital at 10% and Tier 1 Capital to Average Assets at 8% at the Bank and the Company.

	Actual		For Capital Adequacy Purposes		Minimum To Be Adequately Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
2011
Total Capital to risk weighted assets
Consolidated	$45,312	9.63%	$37,645	8.00%	N/A	N/A
Bank	46,119	9.85	37,466	8.00	$46,832	8.00%
Tier 1 (Core) Capital to risk weighted assets
Consolidated	31,679	6.73	18,822	4.00	N/A	N/A
Bank	40,176	8.58	18,733	4.00	28,099	4.00
Tier 1 (Core) Capital to average assets
Consolidated	31,679	5.38	23,551	4.00	N/A	N/A
Bank	40,176	6.88	23,367	4.00	29,209	4.00

	Actual		For Capital Adequacy Purposes		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
2010
Total Capital to risk weighted assets
Consolidated	$55,232	10.40%	$42,498	8.00%	N/A	N/A
Bank	55,083	10.39	42,402	8.00	$53,003	8.00%
Tier 1 (Core) Capital to risk weighted assets
Consolidated	48,512	9.13	21,249	4.00	N/A	N/A
Bank	48,378	9.13	21,201	4.00	31,802	4.00
Tier 1 (Core) Capital to average assets
Consolidated	48,512	9.09	21,347	4.00	N/A	N/A
Bank	48,378	8.97	21,576	4.00	26,970	4.00

Under Federal Reserve policy, Bancorp is expected to act as a source of financial strength to, and to commit resources to support, the Bank. Our Memorandum with the FDIC and the OFR requires the Bank to have a Tier 1 capital ratio of at least 8%. We did not meet that requirement at December 31, 2011.

Off-Balance-Sheet Arrangements

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments are commitments to extend credit, unused lines of credit, and standby letters of credit, and may involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the consolidated balance sheet. The contract amounts of these instruments reflect the extent of involvement the Company has.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the counterparty.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

Contractual Obligations

The following is a summary of the Company’s contractual obligations, including certain off-balance-sheet obligations, at December 31, 2011 (dollars in thousands):

	Payments Due by Period
Contractual Obligations	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Certificates of deposit	$191,985	$132,399	$38,973	$20,613	$—
FHLB advances	36,811	31,811	2,500	2,500	—
Discount window	—	—	—	—	—
Subordinated debt	16,026	—	—	—	16,026
Operating leases	5,317	908	1,866	1,432	1,111
Loans from related parties	3,000	—	—	3,000	—
Standby letters of credit	1,661	1,661	—	—	—
Unused line of credit loans	30,885	30,885	—	—	—

Total	$285,685	$197,664	$43,339	$27,545	$17,137

See Notes to Consolidated Financial Statements for further detail regarding the contractual obligations noted above.

Asset—Liability Structure

As part of its asset and liability management, the Bank has emphasized establishing and implementing internal asset-liability decision processes as well as communications and control procedures to aid in enhancing its earnings. It is believed that these processes and procedures provide the Bank with better capital planning, asset mix and volume controls, loan pricing guidelines, and deposit interest rate guidelines, which should result in tighter controls and less exposure to interest-rate risk.

The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are interest-rate sensitive and by monitoring an institution’s interest-rate sensitivity gap. An asset or liability is said to be interest-rate sensitive within a specific time period if it will mature or reprice within that time period. The interest-rate sensitivity gap is defined as the difference between interest-earning assets and interest-bearing liabilities maturing or repricing within a given time period. The gap ratio is computed as rate-sensitive assets less rate-sensitive liabilities as a percentage of total assets. A gap is considered positive when the total of rate-sensitive assets exceeds rate-sensitive liabilities. A gap is considered negative when the amount of rate-sensitive liabilities exceeds rate-sensitive assets. During a period of rising interest rates, a negative gap would be expected to adversely affect net interest income, while a positive gap should result in an increase in net interest income. During a period of falling interest rates, a negative gap would be expected to result in an increase in net interest income, while a positive gap should adversely affect net interest income.

In order to minimize the potential for adverse effects of material and prolonged changes in interest rates on the results of operations, the Bank continues to monitor asset and liability management policies to appropriately match the maturities and repricing terms of interest-earning assets and interest-bearing liabilities. Such policies have consisted primarily of: (1) emphasizing the origination of variable-rate loans; (2) maintaining a stable core deposit base; and (3) maintaining a sound level of liquid assets (cash and securities).

The following table sets forth certain information relating to our interest-earning assets and interest-bearing liabilities at December 31, 2011 that are estimated to mature or are scheduled to reprice within the period shown (dollars in thousands):

	3 Months or Less	Over 3 Months to 6 Months	Over 6 Months to 1 Year	Over 1 Year to 5 Years	Over 5 Years	Total
Loans(1)	$150,564	$31,622	$40,829	$173,636	$52,932	$449,583
Securities	4,176	4,751	5,889	30,855	17,469	63,140
Overnight investments	—	—	—	—	—	—
FHLB & correspondent bank stock	2,707	—	—	—	178	2,885
Other	10,640	—	—	1,245	—	11,885

Total rate-sensitive assets	$168,087	$36,373	$46,718	$205,736	$70,579	$527,493

Deposit accounts:
NOW deposits	—	—	—	—	19,973	19,973
Money market accounts	167,321	—	—	—	1,009	168,330
Savings deposits	—	—	—	—	10,767	10,767
Time deposits	47,407	29,078	55,499	59,510	491	191,985

Total deposit accounts(2)	214,728	29,078	55,499	59,510	32,240	391,055
FHLB advances	26,600	5,000	—	5,000	211	36,811
Other borrowings	—	—	—	3,000	—	3,000
Subordinated debt	—	—	—	—	16,026	16,026

Total rate-sensitive liabilities	$241,328	$34,078	$55,499	$67,510	$48,477	$446,892

Gap repricing difference	$(73,241)	$2,295	$(8,781)	$138,226	$22,102	$80,601

Cumulative gap	$(73,241)	$(70,946)	$(79,727)	$58,499	$80,601

Cumulative gap to total rate-sensitive assets	(13.9)%	(13.4)%	(15.1)%	11.1%	15.3%

(1)

Variable rate loans are included in the period in which the interest rates are next scheduled to adjust rather than in the period in which the loans mature. Fixed rate loans are scheduled, including repayments, according to their contractual maturities.

(2)

Certain liabilities such as NOW and savings accounts, while technically are subject to immediate repricing in response to changing market rates, historically have shown little volatility. Conversely, many of the money market accounts float with the prime lending rate and, therefore, are assumed to reprice within a three-month horizon. Management subjectively sets rates on all accounts.

Results of Operations

Our operating results depend primarily on our net interest income, which is the difference between interest income on interest-earning assets and interest expense on interest-bearing liabilities, consisting primarily of deposits. Net interest income is determined by the difference between yields earned on interest-earning assets and rates paid on interest-bearing liabilities (“interest rate spread”) and the relative amounts of interest-earning assets and interest-bearing liabilities. Our interest rate spread is affected by regulatory, economic and competitive factors that influence interest rates, loan demand and deposit flows. In addition, our net earnings are also affected by the level of nonperforming loans and foreclosed assets, as well as the level of noninterest income and noninterest expense, such as salaries and employee benefits, occupancy and equipment costs, and income taxes.

The following table sets forth, for the periods indicated, information regarding: (1) the total dollar amount of interest and dividend income from interest-earning assets and the resultant average yield; (2) the total dollar amount of interest expense on interest-bearing liabilities and the resultant average costs; (3) net interest/dividend income; (4) interest rate spread; and (5) net interest margin. Average balances are based on average daily balances (dollars in thousands).

	Year Ended December 31,
	2011			2010			2009
	Average Balance	Interest and Dividends	Average Yield/ Rate	Average Balance	Interest and Dividends	Average Yield/ Rate	Average Balance	Interest and Dividends	Average Yield/ Rate
Interest-earning assets:
Loans(1)	$492,220	$28,758	5.84%	$403,453	$22,954	5.69%	$389,208	$22,190	5.70%
Securities(2)	65,904	1,909	2.90	31,846	1,009	3.17	27,180	1,062	3.91
Other interest-earning assets(3)	7,698	77	1.00	9,623	(1)	(0.01)	712	(48)	(6.74)

Total interest-earning assets	$565,822	$30,744	5.43	$444,922	$23,962	5.39	$417,100	$23,204	5.56

Noninterest-earning assets(4)	46,965			27,570			17,170

Total assets	$612,787			$472,492			$434,270

Interest-bearing liabilities:
Savings deposits	12,112	88	0.72	10,422	121	1.16	12,578	202	1.61
NOW deposits	19,431	29	0.15	7,316	13	0.18	7,662	18	0.23
Money market deposits	171,769	1,588	0.92	114,640	1,481	1.29	71,670	1,090	1.52
Time deposits	234,328	3,878	1.65	222,060	5,105	2.30	201,117	6,534	3.25
FHLB advances	20,877	367	1.76	23,365	790	3.38	32,874	1,034	3.15
Federal Reserve and other borrowings	1,997	172	8.61	197	1	.51	23,235	116	.50
Subordinated debentures	15,993	894	5.59	14,796	770	5.20	14,550	734	5.04
Other interest-bearing liabilities(5)	46	—	0.00	119	1	.84	123	1	.81

Total interest-bearing liabilities	476,553	7,016	1.47	392,915	8,282	2.11	363,809	9,729	2.67

Noninterest-bearing liabilities	82,202			49,077			43,451
Shareholders’ equity	54,032			30,500			27,010

Total liabilities and shareholders’ equity	$612,787			$472,492			$434,270

Net interest/dividend income		$23,728			$15,680			$13,475

Interest rate spread(6)		3.96%			3.28%			2.89%

Net interest margin(7)			4.19%			3.52%			3.23%

Ratio of average interest- earning assets to average interest-bearing liabilities	1.19			1.13			1.15

(1)	Average loans include nonperforming loans and loans classified as held-for-sale. Interest on loans includes loan fees of $258 in 2011, $457 in 2010 and $313 in 2009.
(2)

Interest income and rates do not include the effects of a tax equivalent adjustment using a federal tax rate of 34% in adjusting tax-exempt interest on tax-exempt investment securities to a fully taxable basis.

(3)	Includes federal funds sold.

(4)	For presentation purposes, the BOLI acquired by the Bank has been included in noninterest-earning assets.
(5)	Includes federal funds purchased.
(6)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(7)	Net interest margin is net interest income divided by average interest-earning assets.
(8)	Federal Reserve and other borrowings include loans from related parties that pay an annual rate of interest equal to 8% on a quarterly basis of the amount outstanding.

Impact of Inflation and Changing Prices

The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting standards, which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, substantially all of our assets and liabilities are monetary in nature. As a result, interest rates have a more significant impact on our performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services, since such prices are affected by inflation to a larger extent than interest rates.

Rate/Volume Analysis

The following table sets forth certain information regarding changes in interest income and interest expense for the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to: (1) changes in rate (change in rate multiplied by prior volume); (2) changes in volume (change in volume multiplied by prior rate); and (3) changes in rate-volume (change in rate multiplied by change in volume). Dollars are in thousands.

Years Ended December 31, 2011 vs. 2010:

	Increase (Decrease) Due to(1)
	Rate	Volume	Total
Interest-earning assets:
Loans	$631	$5,173	$5,804
Securities	(92)	992	900
Other interest-earning assets	78	—	78

Total	617	6,165	6,782

Interest-bearing liabilities:
Savings deposits	(50)	17	(33)
NOW deposits	(2)	18	16
Money market deposits	(497)	604	107
Time deposits	(1,496)	269	(1,227)
FHLB advances	(346)	(77)	(423)
Federal Reserve and other borrowings	110	61	171
Subordinated debentures	59	65	124
Other interest-bearing liabilities	—	(1)	(1)

Total	(2,222)	956	(1,266)

Net change in net interest income	$2,839	$5,209	$8,048

(1)	The change in interest due to both rate and volume has been allocated to the volume and rate components in proportion to the relationship of the dollar amounts of the absolute change in each.

Years Ended December 31, 2010 vs. 2009:

	Increase (Decrease) Due to(1)
	Rate	Volume	Total
Interest-earning assets:
Loans	$(47)	$811	$764
Securities	(219)	166	(53)
Other interest-earning assets	92	(45)	47

Total	(174)	932	758

Interest-bearing liabilities:
Savings deposits	(50)	(31)	(81)
NOW deposits	(4)	(1)	(5)
Money market deposits	(184)	575	391
Time deposits	(2,057)	628	(1,429)
FHLB advances	73	(317)	(244)
Federal Reserve borrowing	2	(117)	(115)
Subordinated debentures	23	13	36
Other interest-bearing liabilities	—	—	—

Total	(2,197)	750	(1,447)

Net change in net interest income	$2,023	$182	$2,205

(1)	The change in interest due to both rate and volume has been allocated to the volume and rate components in proportion to the relationship of the dollar amounts of the absolute change in each.

Year Ended December 31, 2011 Compared to Year Ended December 31, 2010

Interest Income and Expense. Interest income increased by $6.7 million from $24.0 million for the year ended December 31, 2010, compared to $30.7 million in 2011. Interest earned on loans was $28.8 million in 2011, compared to $23.0 million in 2010. This increase resulted from an increase in the average loan portfolio balance from $403.5 million for the year ended December 31, 2010 to $492.2 million for the year ended December 31, 2011, primarily due to the merger with ABI through which we acquired $158.0 million in loans. The increase was also due to an increase in the average yield on loans from 5.69% in 2010 to 5.84% in 2011. The increase in the yield is due in large part to the merger with ABI as loans acquired in the merger had a yield that was higher than the contractual rate of interest as a result of purchase accounting adjustments. This resulted in additional interest income of approximately $3.1 million for the year ended December 31, 2011. This was offset by the level of nonperforming loans increasing by $11.9 million since December 31, 2010. The increase in nonperforming loans was driven in part by the merger with ABI which accounts for $5.9 million. The remaining increase is due to continued softening of the real estate market in which the Company operates.

The average investment security balance was $65.9 million in 2011, compared to $31.8 million in 2010 due to the merger with ABI in the fourth quarter of 2010. The interest on securities increased to $1.9 million in 2011 from $1.0 million in 2010. The average yield on securities decreased 27 basis points from 3.17% in 2010 to 2.90% in 2011. This decrease was offset by an increase in the securities portfolio primarily due to the merger with ABI late in the fourth quarter of 2010 as well as the Companies strategy to increase and diversify our securities portfolio.

Interest expense on deposit accounts amounted to $5.6 million for the year ended December 31, 2011, compared to $6.7 million in 2010. The decrease resulted from a decrease in the weighted average cost of interest-bearing deposits from 2.05% in 2010 to 1.42% in 2011. The average costs on interest bearing deposits and all interest bearing liabilities reflect the ongoing reduction in interest rates paid on deposits because of the repricing of deposits in the current environment coupled with the change in the funding mix for 2011 compared to 2010. Interest on FHLB advances, subordinated debt, Federal Reserve borrowing and other borrowings amounted to $1.4 million for the year ended December 31, 2011, with a weighted average cost of 4.97% compared to $1.6 million for the year ended December 31, 2010, with a weighted average cost of 4.28%. This increase in weighted average cost was primarily the result of an increase in the rates in effect on our subordinated debt as well as an increase in the amount borrowed from related parties. This was offset by a decrease in FHLB advances from an average annual amount and rate perspective.

The net interest margin increased by 67 basis points from 3.52% at December 31, 2010 to 4.19% at December 31, 2011. The increase is mainly the result of the decreased costs of our interest-bearing liabilities in the current low interest rate environment coupled with the additional interest income on the loans acquired from ABI as discussed above. The impact of the additional interest income from loans acquired from ABI adds approximately 55 basis points to the net interest margin for the year ended December 31, 2011. The Company closely monitors its liquidity needs in conjunction with the cost of its funding sources and has taken action to reduce costs through reductions in the rates paid on its core deposits.

Provision for Loan Losses. The provision for loan losses is charged to earnings to bring the total allowance to a level deemed appropriate by management and is based upon the volume and type of lending conducted by the Company, the amount of nonperforming loans, and general economic conditions, particularly as they relate to the Company’s market areas, and other factors related to the collectability of the Company’s loan portfolio. The provision for the year ended December 31, 2011 was $12.4 million, compared to $17.0 million in 2010. The provision expense was necessitated primarily by the ongoing softening in real estate values in our market. The Company had net loan charge-offs of $12.4 million in 2011 compared to $10.8 million during 2010. Approximately $6.8 million of the 2010 charge-offs were related to loans classified as held-for-sale during the fourth quarter of 2010 that were recorded at the lower of cost or fair value causing our provision expense to be unusually high for 2010. When comparing what remained of net charge-offs in 2010 of $4.0 million to the 2011 net charge-offs of $12.4 million, the increase is primarily the result of the continued depressed real estate market and additional foreclosures in 2011. Management believes that the allowance for loan losses of $13.0 million at December 31, 2011 is adequate to absorb probable incurred credit losses in the portfolio as of that date.

Noninterest Income. Noninterest income was $1.5 million for 2011 compared to $1.2 million in 2010. The increase was principally the result of an increase in miscellaneous fee income as a result of a full year following the merger with ABI. In addition, included in noninterest income for 2011 was a $57,000 net gain on the sale of state and political securities.

Noninterest Expense. Noninterest expense totaled $30.2 million for the year ended December 31, 2011, compared to $17.1 million in 2010. A primary driver of this increase was a full year following the merger with ABI as increases are evidenced across most noninterest expenses such as salaries and employee benefits, occupancy and equipment and data processing. This is due to the increase from five to eight banking offices as well as an increase in the number of employees as part of the merger. In addition, there was $602,000 of amortization expense in 2011 related to the intangible assets acquired in the acquisition of ABI. This was offset by a decrease of $1.2 million in merger related costs from the previous year to the current year as well as a decrease of $1.4 million in other real estate owned expense as the properties owned in 2010 had more costs associated with them than the mix of properties owned during 2011. In addition, other real estate owned expense in 2010 was increased as a result of the Company’s strategy to strengthen its balance sheet by lowering the amount of nonperforming assets. Also, a goodwill impairment charge of $11.2 million was recorded as of December 31, 2011. The Company historically tests its goodwill for impairment as of September 30, however due to the recording of a full valuation allowance on our deferred tax asset as well as an additional provision for loan losses in the fourth quarter of 2011, the Company updated its goodwill impairment test as of December 31, 2011, which indicated goodwill was impaired. To evaluate goodwill, the Company engaged a third-party valuation specialist to assist management in determining the fair value of the Company and whether goodwill was impaired. The results of this analysis indicated that a portion of the Company’s recorded goodwill was impaired, (see foot note 21 of the

Consolidated Financial Statements for further information). After the impairment charges, the Company had $3.1 of goodwill on its balance sheet as of December 31, 2011 that is subject to impairment evaluation in the future.

Income Taxes (Benefit). Income tax expense for the year ended December 31, 2011 was $6.8 million compared to an income tax benefit of $5.8 million in 2010. The increase in income tax expense in comparison to the prior year was mostly the result of recording a full valuation allowance on the Company’s deferred tax asset. The Company recorded a valuation allowance against our deferred tax asset based on evaluation of available positive and negative evidence. When determining the amount of deferred tax assets that are more likely than not to be realized, and therefore recorded as a benefit, the Company conducts a quarterly assessment of all available information. This information includes, but is not limited to, taxable income in prior periods and projected future income. Based on these criteria, the Company determined that it was necessary to establish a valuation allowance against our deferred tax asset. The Company will continue to perform an analysis each quarter to determine if the need for a valuation allowance still exists. To the extent that we generate taxable income in a given quarter, the valuation allowance may be reduced to fully or partially offset the corresponding income tax expense. Any remaining deferred tax asset valuation allowance may be reversed through income tax expense once the Company can demonstrate a sustainable return to profitability and conclude that it is more likely than not the deferred tax asset will be utilized prior to expiration.

Net Income. Net loss for the year ended December 31, 2011 was $24.1 million, or $4.09 per basic and diluted share, compared to a net loss of $11.4 million, or $5.07 per basic and diluted share in 2010. The net loss for the year ended December 31, 2011 is largely driven by the income tax expense of $6.8 million a goodwill impairment charge of $11.2 million, as well as the provision for loan losses due to the continued depressed real estate market in which the Company operates. This was offset by the acquisition of ABI in the fourth quarter of 2010 as additional interest income was recognized in 2011. In addition, the decrease in interest expense due to the continued low interest rate environment positively impacted net income for the year ended December 31, 2011.

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

General. Net loss for the year ended December 31, 2010 was $11.4 million, or $5.07 per basic and diluted share, compared to net earnings of $76,000, or $0.04 per basic and $0.04 per diluted share in 2009. The net loss for the year ended December 31, 2010 is largely driven by the Company’s strategy to strengthen its balance sheet by lowering the amount of underperforming assets such as the sale of substandard loans.

Interest Income and Expense. Interest income increased by $800,000 from $23.2 million for the year ended December 31, 2009, compared to $24.0 million in 2010. Interest earned on loans was $23.0 million in 2010, compared to $22.2 million in 2009. This increase resulted from an increase in the average loan portfolio balance from $389.2 million for the year ended December 31, 2009 to $403.5 million for the year ended December 31, 2010, primarily due to the merger with ABI through which we acquired $158.0 million in loans. This was offset by a slight decrease in the average yield on loans from 5.70% in 2009 to 5.69% in 2010. Additionally, the level of nonperforming loans increased by $26.3 million since December 31, 2009. The increase in nonperforming loans was driven in part by the merger with ABI which accounts for $5.5 million. The remaining increase is due to continued softening of the real estate market in which the Company operates.

The average investment security balance was $31.8 million in 2010, compared to $27.2 million in 2009. The interest on securities decreased to $1.0 million in 2010 from $1.1 million in 2009. The average yield on securities decreased 74 basis points from 3.91% in 2009 to 3.17% in 2010. This decrease was offset by an increase in the securities portfolio primarily due to the merger with ABI.

Interest expense on deposit accounts amounted to $6.7 million for the year ended December 31, 2010, compared to $7.8 million in 2009. The decrease resulted from a decrease in the weighted average cost of interest-bearing deposits from 2.96% in 2009 to 2.05% in 2010. The average costs on interest-bearing deposits and all interest-bearing liabilities reflect the ongoing reduction in interest rates paid on deposits because of the repricing of deposits in the current environment coupled with the change in the funding mix for 2010 compared to 2009. Interest on FHLB advances, subordinated debt, Federal Reserve borrowing and other borrowings amounted to $1.6 million for the year ended December 31, 2010, with a weighted average cost of 4.28% compared to $1.9 million for the year ended December 31, 2009, with a weighted average cost of 3.72%. This increase in weighted average cost was primarily the result of an increase in the rates in effect on our subordinated debt, including the addition of a fourth statutory trust as a result of the merger with ABI. This was offset by a decrease in FHLB advances and Federal Reserve borrowings.

The net interest margin increased by 30 basis points from 3.23% at December 31, 2009 to 3.52% at December 31, 2010. The increase is mainly the result of the Company focusing on core deposit gathering initiatives. The Company closely monitors its liquidity needs in conjunction with the cost of its funding sources and has taken action to reduce costs through reductions in the rates paid on its core deposits.

Provision for Loan Losses. The provision for loan losses is charged to earnings to bring the total allowance to a level deemed appropriate by management and is based upon the volume and type of lending conducted by the Company, the amount of nonperforming loans, and general economic conditions, particularly as they relate to the Company’s market areas, and other factors related to the collectability of the Company’s loan portfolio. The provision for the year ended December 31, 2010 was $17.0 million, compared to $4.4 million in 2009. The provision expense was necessitated primarily by an increase in net charge-offs and the ongoing softening in real estate values in our market. The Company had net loan charge-offs of $10.8 million in 2010 compared to $2.2 million during 2009. Approximately $6.8 million of the increase in charge-offs is related to loans classified as held-for-sale during the fourth quarter which are recorded at the lower of cost or fair value. The remainder was primarily the result of foreclosures and short-sales. Management believes that the allowance for loan losses of $13.1 million at December 31, 2010 is adequate to absorb probable incurred credit losses in the portfolio as of that date.

Noninterest Income. Noninterest income was $1.2 million for 2010 compared to $841,000 in 2009. The increase was principally the result of an increase in miscellaneous fee income as a result of the merger with ABI as well as increased earnings on the BOLI policy.

Noninterest Expense. Noninterest expense totaled $17.1 million for the year ended December 31, 2010, compared to $10.0 million in 2009. A primary driver of this increase was the merger and capital raise-related expenses that resulted from the ABI merger of approximately $2.0 million. OREO was also a key driver of the noninterest expense increase from 2009 with an increase of $3.3 million as of December 31, 2010. The remaining increase was attributable to additional costs absorbed as a result of the merger with ABI.

Income Taxes (Benefit). The income tax benefit for the year ended December 31, 2010 was $5.8 million compared to an income tax benefit of $104,000 in 2009. The tax benefit is largely the result of the loan loss provision expense that drove the $11.4 million net loss for the year ended December 31, 2010.

APPENDIX L

Quantitative and Qualitative Disclosures about Market Risk, as included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market Risk

Market risk is the risk of loss from adverse changes in market prices and rates. Our market risk arises primarily from interest-rate risk inherent in lending and deposit-taking activities. To that end, we actively monitor and manage interest-rate risk exposure. There are three primary committees that are responsible for monitoring and managing risk exposure: ALCO Committee of the Bank’s Board of Directors; Management ALCO Committee; and Pricing & Liquidity Management Committee.

The ALCO Committee of the Bank’s Board of Directors meets quarterly to review a summary reporting package along with strategies proposed by management.

The Management ALCO Committee, which consists of the Chief Executive Officer, President and the Chief Financial Officer, meets quarterly to review the liquidity position and earnings simulation reports and to ensure there is adequate capital to meet growth strategies. Strategy development is structured to mitigate any exposure that is indicated through the modeling.

The Pricing & Liquidity Management Committee meets monthly to execute the strategies set forth by the preceding two committees. Senior management and select members from other departments comprise this committee.

Disclosures about the fair value of financial instruments, which reflect changes in market prices and rates, can be found in Note 7 to the Consolidated Financial Statements.

At the inception of a derivative contract, the Company designates the derivative as one of three types based on the Company’s intentions and belief as to likely effectiveness as a hedge. These three types are (1) a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment (“fair value hedge”), (2) a hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability (“cash flow hedge”) or (3) an instrument with no hedging designation (“stand-alone derivative”). The Company entered into a derivative contract that is designated as a cash flow hedge. The gain or loss on the derivative is reported in other comprehensive income and is reclassified into earnings in the same periods during which the hedged transaction affects earnings. Any change in the fair value of the derivative that is not highly effective in hedging the change in expected cash flows of the hedged item would be recognized immediately in current earnings. Net cash settlements are recorded in interest income or interest expense, based on the item being hedged. Cash flows on hedges are classified in the cash flow statement the same as the cash flows of the items being hedged.

The Company formally documents the relationship between derivatives and hedged items, as well as the risk-management objective and the strategy for undertaking hedge transactions, at the inception of the hedging relationship. This documentation includes linking the cash flow hedge to the specific liability on the balance sheet. The Company also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivative instruments that are used are highly effective in offsetting changes in cash flows of the hedged item. The Company discontinues hedge accounting when it determines that the derivative is no longer effective in offsetting changes in the cash flows of the hedged item, the derivative is settled or terminates, or treatment of the derivative as a hedge is no longer appropriate or intended.

When hedge accounting is discontinued, subsequent changes in fair value of the derivative are recorded as noninterest income. When a cash flow hedge is discontinued but the hedged cash flows are still expected to occur, gains or losses that were accumulated in other comprehensive income are amortized into earnings over the same periods which the hedged transactions will affect earnings.

L-1

The Company utilizes a third party and its proprietary simulation model to assist in identifying and managing interest-rate risk. The December 31, 2011 analysis of the Company’s sensitivity to changes in net interest income under varying assumptions for changes in market interest rates is presented below. Specifically, the model derives expected interest income and interest expense resulting from an immediate and parallel shift in the yield curve in the amounts shown.

The starting balances in the Asset/Liability model reflect actual balances on the “as of” date, adjusted for material and significant transactions. Pro forma balances remain static unless otherwise noted by management. This enables interest-rate risk embedded within the existing balance sheet structure to be isolated (growth assumptions can mask interest-rate risk). Management believes, under normal economic conditions, the best indicator of risk is the +/- 200 basis point “shock” (parallel shift) scenario. However, due to the current rate environment, management believes a more reasonable shock in the down scenario is 100 basis points. To provide further exposure to the level of risk/volatility, a “ramping” (gradual increase over 12 months) of rates is modeled as well.

Rate changes are matched with known repricing intervals and assumptions about new growth and expected prepayments. Assumptions are based on the Company’s experience as well as industry standards under varying market and interest-rate environments. The measurement of market risk associated with financial instruments is meaningful only when all related and offsetting on- and off-balance-sheet transactions are aggregated and the resulting net positions are identified.

The analysis exaggerates the sensitivity to changes in key interest rates by assuming an immediate change in rates with no management intervention to change the composition of the balance sheet. The Bank’s primary objective in managing interest-rate risk is to minimize the adverse impact of changes in interest rates on net interest income and capital, while adjusting our asset-liability structure to obtain the maximum yield-cost spread on that structure. However, a sudden and substantial change in interest rates may adversely impact earnings to the extent that the interest rates borne by assets and liabilities do not change at the same speed, to the same extent or on the same basis. The Bank does not engage in trading activities.

	Interest Rates Decrease 100 BP	Base	Interest Rates Increase 200 BP
Hypothetical Net Interest Income	$21,108	$20,719	$20,694

Net Interest Income ($ change)	389	—	25

Net Interest Income (% change)	1.88%	—	(0.12)%

Hypothetical Market Value of Equity	$41,430	$42,436	$41,685

Market Value ($ Change)	(1,106)	—	(851)

Market Value (% Change)	(2.67)%	—	2.00%

When compared to the prior year under the same simulation assumptions, the Company’s exposure to market risk remains relatively unchanged. The interest-rate risk position of the Company is slightly liability sensitive. Under the simulation modeling, the base is projected to improve slightly over the first year as funding costs continue to decline; as rates fall, net interest income increases slightly as non-maturity deposits reprice, reducing funding costs to a greater extent than the reduction in asset yields.

In a rising rate environment, higher funding costs are matched by increasing asset yields as floating rate loans reprice, resulting in net interest income tracking in line with the base scenario.

While management carefully monitors the exposure to changes in interest rates and takes necessary actions as warranted to decrease any adverse impact, there can be no assurance on the actual effect on net interest income as a result of rate changes.

L-2

APPENDIX M

Unaudited Consolidated Financial Statements as of and for the nine months ended September 30, 2012, as included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012.

JACKSONVILLE BANCORP, INC. AND SUBSIDIARY

JACKSONVILLE BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except per share amounts)

	September 30, 2012	December 31, 2011
ASSETS
Cash and due from financial institutions	$12,208	$9,955
Federal funds sold	1,453	—

Cash and cash equivalents	13,661	9,955
Securities available-for-sale	88,838	63,140
Loans, net of allowance for loan losses of $18,100 and $13,024 as of September 30, 2012 and December 31, 2011, respectively	418,654	449,583
Premises and equipment, net	6,870	6,978
Bank-owned life insurance	9,741	9,541
Federal Home Loan Bank stock, at cost	2,343	2,707
Real estate owned, net	4,599	7,968
Accrued interest receivable	2,490	2,598
Goodwill	—	3,137
Other intangible assets, net	1,380	1,774
Other assets	2,975	4,044

Total assets	$551,551	$561,425

LIABILITIES
Deposits
Noninterest-bearing demand deposits	$87,816	$82,852
Money market, NOW and savings deposits	196,676	199,070
Time deposits	208,713	191,985

Total deposits	493,205	473,907
Loans from related parties	4,000	3,000
Federal Home Loan Bank advances and other borrowings	20,209	36,811
Subordinated debentures	16,074	16,026
Accrued expenses and other liabilities	4,484	2,337

Total liabilities	537,972	532,081

SHAREHOLDERS’ EQUITY
Preferred stock, 10,000,000 shares authorized:
Series B, $.01 par value; 10,000 shares authorized; 5,000 and no shares issued and outstanding as of September 30, 2012 and December 31, 2011, respectively	0	—
Common stock, $.01 par value, 40,000,000 shares authorized, 5,890,880 and 5,889,822 shares issued and outstanding as of September 30, 2012 and December 31, 2011, respectively	59	59
Additional paid–in capital	60,374	55,383
Retained earnings (deficit)	(48,435)	(27,216)
Accumulated other comprehensive income	1,581	1,118

Total shareholders’ equity	13,579	29,344

Total liabilities and shareholders’ equity	$551,551	$561,425

See accompanying notes to consolidated financial statements

JACKSONVILLE BANCORP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Interest and dividend income
Loans, including fees	$6,102	$7,240	$18,233	$22,086
Taxable securities	338	296	931	805
Tax-exempt securities	190	198	570	645
Federal funds sold and other	11	20	52	63

Total interest income	6,641	7,754	19,786	23,599

Interest expense
Deposits	866	1,392	2,872	4,362
Federal Reserve and other borrowings	80	42	213	111
Federal Home Loan Bank advances	79	83	248	285
Subordinated debentures	213	224	637	667

Total interest expense	1,238	1,741	3,970	5,425

Net interest income	5,403	6,013	15,816	18,174
Provision for loan losses	5,990	1,737	17,646	4,775

Net interest (loss) income after provision for loan losses	(587)	4,276	(1,830)	13,399

Noninterest income
Service charges on deposit accounts	202	218	597	669
Other income	154	158	486	507

Total noninterest income	356	376	1,083	1,176

Noninterest expense
Salaries and employee benefits	2,211	2,021	6,282	5,606
Occupancy and equipment	611	634	1,845	1,910
Regulatory assessments	227	149	669	785
Data processing	338	374	968	1,143
Advertising and business development	86	104	373	311
Professional fees	265	315	737	665
Telephone expense	89	70	275	235
Other real estate owned expense	1,084	406	2,798	1,018
Goodwill impairment	3,137	—	3,137	—
Other	2,512	501	3,524	1,803

Total noninterest expense	10,560	4,574	20,608	13,476

(Loss) income before income taxes	(10,791)	78	(21,355)	1,099
Income tax benefit	(106)	(1,219)	(136)	(1,684)

Net (loss) income	$(10,685)	$1,297	$(21,219)	$2,783

Weighted average common shares outstanding:
Basic shares	5,890,880	5,889,822	5,890,281	5,889,310
Dilutive stock options and warrants	—	731	—	860

Diluted shares	5,890,880	5,890,553	5,890,281	5,890,170

Basic (loss) earnings per common share	$(1.81)	$0.22	$(3.60)	$0.47

Diluted (loss) earnings per common share	$(1.81)	$0.22	$(3.60)	$0.47

See accompanying notes to consolidated financial statements

JACKSONVILLE BANCORP, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net (loss) income	$(10,685)	$1,297	$(21,219)	$2,783
Other comprehensive (loss) income:
Unrealized holding gains on available-for-sale securities	581	881	935	2,886
Net unrealized derivative losses on cash flow hedge	(69)	(584)	(193)	(700)

Other comprehensive income	512	297	742	2,186
Tax effect	(193)	(112)	(279)	(822)

Other comprehensive income, net of tax effect	319	185	463	1,364

Total comprehensive (loss) income	$(10,366)	$1,482	$(20,756)	$4,147

See accompanying notes to consolidated financial statements

JACKSONVILLE BANCORP, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Unaudited)

(Dollars in thousands)

	Common Stock		Preferred Stock		Additional Paid-In Capital	Retained Earnings (Deficit)	Treasury Stock Amount	Accumulated Other Comprehensive Income (Loss)	Total
	Outstanding		Outstanding
	Shares	Amount	Shares	Amount
Balance at January 1, 2011	5,888,809	$59	—	$—	$55,307	$(3,157)	$—	$(350)	$51,859

Comprehensive income:
Net income						2,783			2,783
Change in unrealized gain on securities available- for- sale, net of tax effects								1,800	1,800
Net unrealized loss on cashflow hedge, net of tax effects								(436)	(436)

Total comprehensive income									4,147
Common stock issued	1,013	—							—
Share-based compensation expense					58				58

Balance at September 30, 2011	5,889,822	$59	—	$—	$55,365	$(374)	$—	$1,014	$56,064

Balance at January 1, 2012	5,889,822	$59	—	$—	$55,383	$(27,216)	$—	$1,118	$29,344

Comprehensive loss:
Net loss						(21,219)			(21,219)
Change in unrealized gain on securities available- for- sale, net of tax effects								583	583
Net unrealized loss on cashflow hedge, net of tax effects								(120)	(120)

Total comprehensive loss									(20,756)
Common stock issued	1,058	0							0
Preferred stock issued			5,000	0	4,863				4,863
Share-based compensation expense					128				128

Balance at September 30, 2012	5,890,880	$59	5,000	$0	$60,374	$(48,435)	$—	$1,581	$13,579

See accompanying notes to consolidated financial statements

JACKSONVILLE BANCORP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Dollars in thousands)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net (loss) income	$(21,219)	$2,783
Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation and amortization	429	476
Net amortization of deferred loan fees	(3)	(103)
Provision for loan losses	17,646	4,775
Goodwill impairment	3,137	—
Premium amortization for securities, net of accretion	649	541
Net realized gain on sale of securities	—	(57)
Net accretion of purchase accounting adjustments	(1,128)	(2,370)
Net gain on sale of real estate owned	(52)	(7)
Write-down of real estate owned	2,291	816
Earnings on Bank-owned life insurance	(200)	(170)
Loss on disposal of premises and equipment	21	27
Share-based compensation	128	58
Deferred income tax benefit	—	(2,838)
Net change in accrued interest receivable and other assets	888	1,179
Net change in accrued expenses and other liabilities	1,952	(390)

Net cash from operating activities	4,539	4,720

Cash flows from investing activities:
Purchases of securities available-for-sale	(34,821)	(10,690)
Proceeds from sale of securities available-for-sale	—	4,599
Proceeds from maturities, calls and paydown of securities available-for-sale	9,408	6,956
Proceeds from bulk loan sale	—	13,910
Loan (originations) payments, net	11,355	28,233
Proceeds from sale of real estate owned	4,249	2,944
Additions to premises and equipment, net	(342)	(212)
Proceeds from disposal of premises and equipment	—	28
Purchase of Federal Home Loan Bank stock, net of redemptions	364	997

Net cash (used for) from investing activities	(9,787)	46,765

Cash flows from financing activities:
Net change in deposits	19,691	(50,210)
Net change in overnight Federal Home Loan Bank advances	(18,600)	—
Proceeds from issuance of preferred stock	4,863	—
Proceeds from related party loans	1,000	1,400
Proceeds from Federal Home Loan Bank fixed rate advances	15,000	—
Repayment of Federal Home Loan Bank fixed rate advances	(13,000)	—

Net cash from (used for) financing activities	8,954	(48,810)

Net change in cash and cash equivalents	3,706	2,675
Cash and cash equivalents at beginning of period	9,955	20,297

Cash and cash equivalents at end of period	$13,661	$22,972

Supplemental disclosures of cash flow information:
Cash paid during the period for
Interest	$4,194	$5,975
Income taxes	—	1,000

Supplemental schedule of noncash investing activities:
Acquisition of real estate owned	$2,873	$2,377

Supplemental schedule of noncash financing activities:
Loan participation on agreements classified as secured borrowings	$—	$693

See accompanying notes to consolidated financial statements

JACKSONVILLE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Dollars in thousands, except share and per share amounts)

NOTE 1 – BASIS OF PRESENTATION

Nature of Operations:

Jacksonville Bancorp, Inc. (“Bancorp”) is a financial holding company headquartered in Jacksonville, Florida. The consolidated financial statements include the accounts of Bancorp and its wholly owned, primary operating subsidiary, The Jacksonville Bank, and one of The Jacksonville Bank’s wholly owned subsidiaries, Fountain Financial, Inc. The consolidated entity is referred to as the “Company,” and The Jacksonville Bank and Fountain Financial, Inc. are collectively referred to as the “Bank.” The Company’s financial condition and operating results principally reflect those of the Bank. All intercompany transactions and balances are eliminated in consolidation.

The Company currently provides financial services through its eight full-service branches in Duval County, Florida, as well as its virtual branch. Its primary business segment is community banking and consists of attracting deposits from the general public and using such deposits and other sources of funds to originate commercial business loans, commercial real estate loans, residential mortgage loans and a variety of consumer loans. Substantially all loans are secured by specific items of collateral, including business assets, consumer assets, and commercial and residential real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. There are no significant concentrations of loans to any one industry or customer. However, the customers’ ability to repay their loans is dependent on the real estate and general economic conditions in the area. For further information, refer to the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 30, 2012.

Principles of Consolidation:

The accounting and reporting policies of the Company reflect banking industry practice and conform to U.S. generally accepted accounting principles (“U.S. GAAP”). In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported asset and liability balances and revenue and expense amounts, and the disclosure of contingent assets and liabilities. Actual results could differ significantly from those estimates and assumptions.

The consolidated financial information included herein as of and for the periods ended September 30, 2012 and 2011 is unaudited. Accordingly, it does not include all of the information and footnotes required by U.S. GAAP for complete financial statements. However, such information reflects all adjustments which are, in the opinion of management, necessary for a fair statement of results for the interim periods. The December 31, 2011 consolidated balance sheet was derived from the Company’s December 31, 2011 audited consolidated financial statements.

Loans:

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of deferred loan fees and costs, and allowance for loan losses. Interest income is accrued on the unpaid principal balance of the loans. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level-yield method without anticipating prepayments.

JACKSONVILLE BANCORP, INC.

NOTE 1 – BASIS OF PRESENTATION (Cont.)

Interest income on a loan in any of our portfolio segments is discontinued at the time the loan is 90 days delinquent unless the loan is well secured and in process of collection. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful. All unsecured loans in our consumer and other portfolio segment are charged off once they reach 90 days delinquent. This is the only portfolio segment that the Company charges off loans solely based on the number of days of delinquency. For real estate mortgage, commercial loan, secured consumer and other portfolio segments, the charge-off policy is that a loan is fully or partially charged off when, based on management’s assessment, it has been determined that it is highly probable that the Company would not collect all principal and interest payments according to the contractual terms of the loan agreement. This assessment is determined based on a detailed review of all substandard and doubtful loans each month. This review considers such criteria as the value of the underlying collateral, financial condition and reputation of the borrower and guarantors and the amount of the borrower’s equity in the loan. The Company’s charge-off policy has remained materially unchanged for all periods presented.

At times, the Company will charge off a portion of a nonperforming or impaired loan versus recording a specific reserve. The decision to charge off a portion of the loan is based on specific facts and circumstances unique to each loan. General criteria considered are: the probability that the Company will foreclose on the property, the value of the underlying collateral compared to the principal amount outstanding on the loan and the personal guarantees associated with the loan. For the nine-month period ended September 30, 2012, partial charge-offs were $8,438 on $23,163 of nonperforming loans and impaired loans. For the year ended December 31, 2011, partial charge-offs were $6,645 on $25,269 of nonperforming loans and impaired loans. Partial charge-offs impact the Company’s credit loss metrics and trends, in particular a reduction in the coverage ratio, by decreasing substandard loan balances, decreasing capital and increasing the historical loss factor used in the calculation of the allowance for loan losses. However, the impact of the historical loss factor on the allowance for loan losses would be slightly offset by the fact that the charge-off reduces the overall loan balance.

All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Overdrawn customer checking accounts are reclassified as consumer loans and are evaluated on an individual basis for collectability. The balances, which totaled $156 and $524 as of September 30, 2012 and December 31, 2011, respectively, are included in the estimate of allowance for loan losses and are charged off when collectability is considered doubtful.

Certain Purchased Loans:

As part of our merger with Atlantic BancGroup, Inc. (“ABI”) in November of 2010, the Company purchased individual loans and groups of loans, some of which have shown evidence of credit deterioration since origination. These purchased loans were recorded at fair value, such that there is no carryover of the seller’s allowance for loan losses. Fair values were preliminary and subject to refinement for up to one year after the closing date of the merger as new information relative to the closing date fair value became available. After acquisition, losses are recognized by an increase in the allowance for loan losses if the reason for the loss was due to events and circumstances that did not exist as of the acquisition date. If the reason for the loss was due to events and circumstances that existed as of the acquisition date due to new information obtained during the measurement period (i.e., 12 months from date of acquisition), that, if known, would have resulted in the recognition of additional deterioration, the additional deterioration was recorded as additional carrying discount with a corresponding increase to goodwill.

JACKSONVILLE BANCORP, INC.

NOTE 1 – BASIS OF PRESENTATION (Cont.)

Such purchased loans are accounted for individually or aggregated into pools of loans based on common risk characteristics, such as credit score, loan type, and date of origination. The Company estimates the amount and timing of expected cash flows for each purchased loan or pool, and the expected cash flows in excess of the amount paid are recorded as interest income over the remaining life of the loan or pool (accretable yield). The excess of the loan’s or pool’s contractual principal and interest over expected cash flows is not recorded (non-accretable difference).

Over the life of the loan or pool, expected cash flows continue to be estimated. If the present value of expected cash flows is less than the carrying amount, a loss is recorded. If the present value of expected cash flows is greater than the carrying amount, it is recognized as part of future interest income as earned.

Allowance for Loan Losses:

The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is likely.

Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off.

The allowance consists of specific and general components. The specific components relate to loans that are individually classified as impaired or loans otherwise classified as special mention, substandard or doubtful. The general components relate to all loans not specifically identified as impaired and are modeled on loss by portfolio, weighted by recent historic data and economic factors.

The Company’s policy for assessing loans for impairment is the same for all classes of loans and is included in our allowance for loan losses policy. The Company classifies a loan as impaired when it is probable that the Company will be unable to collect all amounts due, including both principal and interest, according to the contractual terms of the loan agreement. An impairment determination is performed utilizing the following general factors: (i) a risk rating of substandard or doubtful, (ii) a loan amount greater than $100,000, and/or (iii) the loan is 90 days past due or more. In addition, the Company also considers the following: the financial condition of the borrower, the Company’s best estimate of the direction and magnitude of any future changes in the borrower’s financial condition, the fair value of collateral if the loan is collateral-dependent, the loan’s observable market price, expected future cash flow and, if a purchased loan, the amount of the remaining unaccreted carrying discount. For loans acquired in the acquisition of ABI, if the loss is attributed to events and circumstances that existed as of the acquisition date as a result of new information obtained during the measurement period (i.e., 12 months from date of acquisition) that, if known, would have resulted in the recognition of additional deterioration, the additional deterioration was recorded as additional carrying discount with a corresponding increase to goodwill. If not, the additional deterioration was recorded as additional provision expense with a corresponding increase in the allowance for loan losses. After the measurement period, any additional impairment above the current carrying discount is recorded as additional provision expense with a corresponding increase in the allowance for loan losses.

If a loan is deemed to be impaired, a portion of the allowance for loan losses may be allocated so that the loan is reported, net, at the present value of estimated expected future cash flows, using the loan’s existing rate, or at the fair value of collateral if repayment is expected solely from the sale of the collateral. If an impaired loan is on

JACKSONVILLE BANCORP, INC.

NOTE 1 – BASIS OF PRESENTATION (Cont.)

nonaccrual, then recognition of interest income would follow our nonaccrual policy, which is to no longer accrue interest and account for any interest received on the cash-basis or cost-recovery method until qualifying again for interest accrual. If an impaired loan is not on nonaccrual, then recognition of interest income would accrue on the unpaid principal balance based on the contractual terms of the loan. All impaired loans are reviewed on at least a quarterly basis for changes in the measurement of impairment. For impaired loans measured using the present-value-of-expected-cash-flows method, any change to the previously-recognized impairment loss is recognized as a change in the allowance for loan loss account and recorded in the consolidated statement of operations as a component of the provision for loan losses.

Loans, for which the terms have been modified, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired. Troubled debt restructurings are measured at the present value of estimated expected future cash flows using the loan’s effective rate at inception. Key factors that the Company considers at the time a loan is restructured to determine whether the loan should accrue interest include if the loan is less than 90 days past due and if the loan is in compliance with the modified terms of the loan. The Company determines that the loan has been restructured to be reasonably assured of repayment and of performance according to the modified terms by performing an analysis that documents exactly how the loan is expected to perform under the modified terms. Once loans become troubled debt restructurings, they remain troubled debt restructurings until they mature or are paid off in the normal course of business.

The general component covers all other loans not identified as impaired and is based on historical losses with consideration given to current factors. The historical loss component of the allowance is determined by losses recognized by each portfolio segment over the preceding five years with the most recent years carrying more weight. This is supplemented by the risks for each portfolio segment. In calculating the historical component of our allowance, we aggregate as follows: Commercial loans, Residential real estate loans, Commercial real estate loans, and Consumer and other loans. Risk factors impacting loans in each of the portfolio segments include broad deterioration of property values, reduced consumer and business spending as a result of continued high unemployment and reduced credit availability and lack of confidence in a sustainable recovery. Actual loss experience is supplemented with other economic factors based on the risks present for each portfolio segment.

These economic factors include consideration of the following: the concentration of watch and substandard loans as a percentage of total loans, levels of loan concentration within a portfolio segment or division of a portfolio segment and broad economic conditions.

Goodwill and Other Intangible Assets:

Goodwill resulting from business combinations after January 1, 2009 is generally determined as the excess of the fair value of the consideration transferred, plus the fair value of any noncontrolling interests in the acquiree, over the fair value of the net assets acquired and liabilities assumed as of the acquisition date. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but tested for impairment at least annually. The Company has selected September 30th as the date to perform the annual impairment test. Intangible assets with definite useful lives are amortized over their estimated useful lives to their estimated residual values. Goodwill is the only intangible asset with an indefinite life on our balance sheet.

Other intangible assets consist of a core deposit intangible asset arising from the acquisition of ABI which is amortized on an accelerated method over its estimated useful life of eight years.

JACKSONVILLE BANCORP, INC.

NOTE 1 – BASIS OF PRESENTATION (Cont.)

Reclassifications:

Certain amounts in the prior year’s financial statements were reclassified to conform to the current year’s presentation. These reclassifications had no impact on the prior periods’ net income or shareholders’ equity.

Adoption of New Accounting Standards:

In September 2011, the Financial Accounting Standard Board (“FASB”) amended guidance on the annual goodwill impairment test performed by the Company. The amended guidance gave the Company the option to first assess qualitative factors in determining the necessity of a two-step impairment test. If, as a result of the qualitative assessment, it was determined more-likely-than-not that the fair value of a reporting unit was less than the carrying value, the quantitative impairment test was required. If it was determined that the fair value of a reporting unit was greater than the carrying value, no further testing was required. The Company had the option to perform the qualitative assessment on some or none of its reporting entities. The amended guidance included examples of events and circumstances that might indicate that a reporting unit’s fair value was less than its carrying amount. These included macro-economic conditions such as deterioration in the entity’s operating environment, entity-specific events such as declining financial performance, and other events such as an expectation that a reporting unit would be sold. The amended guidance was effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. However, an entity had the option to adopt earlier even if its annual test date was before the issuance of the final standard, provided that the entity had not yet performed its 2011 annual impairment test or issued its financial statements. The adoption of this guidance did not have a material impact on our consolidated financial statements.

In May 2011, the FASB issued an amendment to achieve common fair value measurement and disclosure requirements between U.S. and international accounting principles. Overall, the guidance was consistent with existing U.S. accounting principles; however, there were some amendments that changed a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. This update clarified the application of existing fair value measurement requirements, changed certain principles in existing guidance and required additional fair value disclosures. The update permitted measuring financial assets and liabilities on a net credit risk basis, if certain criteria were met, increased disclosure surrounding company-determined market prices of (Level III) financial instruments, and also required the fair value hierarchy disclosure of financial assets and liabilities that were not recognized at fair value in the financial statements, but were included in disclosures at fair value. The amendments in this guidance were effective during interim and annual periods beginning after December 15, 2011. The adoption of this guidance did not have a material impact on our consolidated financial statements.

In September 2011, the FASB amended existing guidance and eliminated the option to present the components of other comprehensive income as part of the statement of changes in shareholders’ equity. The amendment required that comprehensive income be presented in either a single continuous statement or in a two separate consecutive statement approach and changed the presentation of reclassification items out of other comprehensive income to net income. In December 2011, the FASB deferred certain provisions related to the reclassifications of items out of accumulated other comprehensive income and the presentation of the reclassification items. The adoption of the remaining amendment changed the presentation of the components of comprehensive income for the Company as part of the consolidated statement of shareholders’ equity effective January 1, 2012, with the components of comprehensive income presented in a separate statement.

NOTE 2 – CAPITAL RAISE

During the nine months ended September 30, 2012, the Company executed a financial advisory agreement with an investment banking firm (the “Firm”) to assist in raising capital. On August 22, 2012, Bancorp executed a

JACKSONVILLE BANCORP, INC.

NOTE 2 – CAPITAL RAISE (Cont.)

Stock Purchase Agreement (the “Stock Purchase Agreement”) with its largest shareholder, CapGen Capital Group IV LP (“CapGen”), for the sale of up to 25,000 shares of the Company’s preferred stock, to-be-designated as Mandatorily Convertible, Noncumulative, Nonvoting Perpetual Preferred Stock, Series A (“Series A Preferred Stock”) with a liquidation preference of $1,000 per share. Under the terms of the Stock Purchase Agreement, the Series A Preferred Stock is mandatorily convertible into shares of the Company’s common stock upon approval by shareholders regarding the issuance of the common stock in connection with the conversion.

The Stock Purchase Agreement was approved unanimously by Bancorp’s Board of Directors in contemplation of the private placement of 50,000 shares of Series A Preferred Stock at a purchase price of $1,000 per share for an aggregate of $50,000 (the “Private Placement”). The closing of the Private Placement is conditioned upon certain factors, among other customary closing conditions, including: (i) the aggregate sale of $50,000 in Series A Preferred Stock to investors, (ii) the determination of the conversion price and conversion rate of the Series A Preferred Stock issuance, (iii) the receipt of Federal Reserve approval of CapGen’s additional investment in Bancorp, (iv) the receipt of an opinion from the Company’s independent auditors that the Private Placement should not be an “ownership change” for purposes of Section 382 of the Internal Revenue Code, and (v) the receipt of a fairness opinion from a third-party investment banker.

On September 27, 2012, Bancorp and CapGen entered into a subscription agreement (the “Subscription Agreement”) under which Bancorp sold to CapGen 5,000 shares of the Company’s Noncumulative, Nonvoting, Perpetual Preferred Stock, Series B, $0.01 par value (“Series B Preferred Stock”), at a purchase price of $1,000 per share for an aggregate of $5,000. Proceeds from the sale of Series B Preferred Stock were $4,863, net of offering expenses, and were used for general operating expenses mainly for the subsidiary bank.

In connection with the Subscription Agreement and also on September 27, 2012, Bancorp and CapGen entered into an Exchange Agreement whereby Bancorp agreed to exchange shares of Series B Preferred Stock for the Series A Preferred Stock simultaneously with the issuance of shares of Series A Preferred Stock in the Private Placement (the “Exchange”), unless such shares of Series B Preferred Stock are first redeemed by the Company. In the Exchange, all issued and outstanding shares of Series B Preferred Stock would be exchanged for the number of shares of Series A Preferred Stock having an aggregate liquidation preference equal to the aggregate Series B liquidation preference, unless otherwise specified under the closing terms of the Private Placement.

The Series B Preferred Stock ranks senior to the Company’s common stock and will rank equally with the Series A Preferred Stock. Holders of outstanding shares of Series B Preferred Stock will be entitled to receive, if declared by Bancorp’s Board of Directors, dividends at a rate equal to 10% per annum of the Series B liquidation preference of $1,000 (plus any accrued but unpaid dividends). Dividends are payable biannually on June 1 and December 1 beginning June 1, 2013.

JACKSONVILLE BANCORP, INC.

NOTE 3 – INVESTMENT SECURITIES

The following tables summarize the amortized cost and fair value of the available-for-sale and held-to-maturity investment securities portfolio as of September 30, 2012 and December 31, 2011 and the corresponding amounts of unrealized gains and losses recognized in accumulated other comprehensive income (loss):

	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
September 30, 2012
Available-for-sale:
U.S. government-sponsored entities and agencies	$10,404	$156	$—	$10,560
State and political subdivisions	16,592	1,626	—	18,218
Mortgage-backed securities - residential	35,085	1,831	—	36,916
Collateralized mortgage obligations	20,828	200	(35)	20,993
Corporate bonds	2,051	100	—	2,151

Total available-for-sale securities	$84,960	$3,913	$(35)	$88,838

	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
December 31, 2011
Available-for-sale:
U.S. government-sponsored entities and agencies	$3,093	$6	$(6)	$3,093
State and political subdivisions	16,574	1,317	(10)	17,881
Mortgage-backed securities - residential	31,601	1,451	—	33,052
Collateralized mortgage obligations	8,929	185	—	9,114
Corporate bonds	—	—	—	—

Total available-for-sale securities	$60,197	$2,959	$(16)	$63,140

As of September 30, 2012 and December 31, 2011, the Company’s investment securities portfolio did not include any held-to-maturity securities.

The proceeds from sales of available-for-sale securities and the associated gains and losses are listed below:

	Nine Months Ended September 30,
	2012	2011
Gross gains	$—	$86
Gross losses	—	(29)

Net gain	$—	$57

Proceeds	$—	$4,599

JACKSONVILLE BANCORP, INC.

NOTE 3 – INVESTMENT SECURITIES (Cont.)

The amortized cost and fair value of the investment securities portfolio are presented below in order of contractual maturity. Expected maturities may differ from contractual maturities if borrowers have the right to call or prepay obligations with or without call or prepayment penalties. Securities not due at a single maturity date, primarily mortgage-backed securities – residential and collateralized mortgage obligations, are shown separately.

September 30, 2012	Amortized Cost	Fair Value
Available-for-sale:
Within one year	$—	$—
One to five years	2,256	2,368
Five to ten years	6,106	6,306
Beyond ten years	20,685	22,255
Mortgage-backed securities – residential	35,085	36,916
Collateralized mortgage obligations	20,828	20,993

Total	$84,960	$88,838

The following tables summarize the investment securities with unrealized losses as of September 30, 2012 and December 31, 2011 listed by aggregated major security type and length of time in a continuous unrealized loss position:

	Less Than 12 Months		12 Months or Longer		Total
September 30, 2012	Fair Value	Unrealized losses	Fair Value	Unrealized losses	Fair Value	Unrealized losses

Available-for-sale:
U.S. government-sponsored entities and agencies	$—	$—	$—	$—	$—	$—
State and political subdivisions	—	—	—	—	—	—
Collateralized mortgage obligations	9,139	(35)	—	—	9,139	(35)

Total available-for-sale securities	$9,139	$(35)	$—	$—	$9,139	$(35)

	Less Than 12 Months		12 Months or Longer		Total
December 31, 2011	Fair Value	Unrealized losses	Fair Value	Unrealized losses	Fair Value	Unrealized losses

Available-for-sale:
U.S. government-sponsored entities and agencies	$994	$(6)	$—	$—	$994	$(6)
State and political subdivisions	210	(10)	—	—	210	(10)
Collateralized mortgage obligations	—	—	—	—	—	—

Total available-for-sale securities	$1,204	$(16)	$—	$—	$1,204	$(16)

As of September 30, 2012 and December 31, 2011, the Company’s security portfolio consisted of $88,838 and $63,140, respectively, of available-for-sale securities, of which $9,139 and $1,204 were in an unrealized loss position for the related periods. The unrealized losses are related to the Company’s U.S. government-sponsored entities and agency securities, state and political securities, and collateralized mortgage obligation securities as discussed below.

JACKSONVILLE BANCORP, INC.

NOTE 3 – INVESTMENT SECURITIES (Cont.)

U.S. Government-Sponsored Entities and Agency Securities (“U.S. Agency Securities”):

All of the U.S. Agency Securities held by the Company were issued by U.S. government-sponsored entities and agencies. As of September 30, 2012 and December 31, 2011, there were none and one, respectively, with unrealized losses. As of September 30, 2012 and December 31, 2011, these securities had depreciated 0.00% and 0.57%, respectively, from the Company’s amortized cost basis. The decline in fair value as of December 31, 2011 was attributable to changes in interest rates, not credit quality.

State and Political Securities (“Municipal Bonds”):

All of the municipal bonds held by the Company were issued by a state, city or other local government. The municipal bonds are general obligations of the issuer and are secured by specified revenues. As of September 30, 2012 and December 31, 2011, there were none and one, respectively, with unrealized losses. As of September 30, 2012 and December 31, 2011, these securities had depreciated 0.00% and 4.64%, respectively, from the Company’s amortized cost basis. The decline in fair value as of December 31, 2011 was primarily attributable to changes in interest rates and the underlying insurance carriers’ ratings rather than the ability or willingness of the municipality to repay.

Collateralized Mortgage Obligations:

All of the collateralized mortgage obligation securities held by the Company were issued by U.S. government-sponsored entities and agencies, primarily Ginnie Mae, an institution which has the full faith and credit of the U.S. government. As of September 30, 2012 and December 31, 2011, there were six and none, respectively, with unrealized losses. As of September 30, 2012 and December 31, 2011, these securities had depreciated 0.38% and 0.00%, respectively, from the Company’s amortized cost basis. The decline in fair value is attributable to changes in interest rates, not credit quality.

Other-Than-Temporary-Impairment

Management evaluates securities for other-than-temporary impairment (“OTTI”) at least on a quarterly basis and more frequently when economic or market conditions warrant such an evaluation. In determining OTTI for debt securities, management considers many factors, including: (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial conditions and near-term prospects of the issuer, (3) whether the market decline was affected by macroeconomic conditions, and (4) whether the entity has the intent to sell the debt security or more-likely-than-not will be required to sell the debt security before its anticipated recovery. The assessment of whether an OTTI decline exists involves a high degree of subjectivity and judgment and is based on the information available to management at a point in time.

In order to determine OTTI for purchased beneficial interests that, on the purchase date, were rated below AA, the Company compares the present value of the remaining cash flows as estimated at the preceding evaluation date to the current expected remaining cash flows. OTTI is deemed to have occurred if there has been an adverse change in the remaining expected future cash flows. It is not the Bank’s policy to purchase securities rated below AA.

When OTTI occurs for either debt securities or purchased beneficial interests that, on the purchase date, were rated below AA, the amount of the OTTI recognized in earnings depends on whether an entity intends to sell the security or it is more-likely-than-not it will be required to sell the security before recovery of its amortized cost basis, less any current-period credit loss. If an entity intends to sell or it is more-likely-than-not it will be required to sell the security before recovery of its amortized cost basis, less any current-period credit loss, the OTTI shall

JACKSONVILLE BANCORP, INC.

NOTE 3 – INVESTMENT SECURITIES (Cont.)

be recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. If an entity does not intend to sell the security and it is not more-likely-than-not that the entity will be required to sell the security before recovery of its amortized cost basis less any current-period loss, the OTTI shall be separated into the amount representing the credit loss and the amount related to all other factors. The amount of the total OTTI related to the credit loss is determined based on the present value of cash flows expected to be collected and is recognized in earnings. The amount of the total OTTI related to other factors is recognized in other comprehensive income, net of applicable taxes. The previous amortized cost basis less the OTTI recognized in earnings becomes the new amortized cost basis of the investment.

For the nine-month period ended September 30, 2012, there were no credit losses recognized in earnings related to investment securities.

NOTE 4 – LOANS AND ALLOWANCE FOR LOAN LOSSES

Loans as of September 30, 2012 and December 31, 2011 were as follows:

	September 30, 2012	December 31, 2011
Commercial loans	$34,997	$35,714
Real estate mortgage loans:
Residential	90,307	102,040
Commercial	265,495	275,242
Construction and land	43,350	45,891
Consumer and other loans	2,812	3,955

Loans, gross	436,961	462,842
Less:
Net deferred loan fees	(207)	(235)
Allowance for loan losses	(18,100)	(13,024)

Loans, net	$418,654	$449,583

JACKSONVILLE BANCORP, INC.

NOTE 4 – LOANS AND ALLOWANCE FOR LOAN LOSSES (Cont.)

Loans acquired as a result of the merger with ABI were recorded at fair value on the date of acquisition. The amounts reported in the table above are net of the fair value adjustments. The tables below reflect the contractual amount of purchased loans less the discount to principal balances remaining from these fair value adjustments by class of loan as of September 30, 2012 and December 31, 2011. This discount will be accreted into interest income as deemed appropriate over the remaining term of the related loans.

	Gross Contractual		Carrying
September 30, 2012	Amount Receivable	Discount	Balance
Commercial loans	$3,112	$281	$2,831
Real estate mortgage loans:
Residential	34,436	3,066	31,370
Commercial	56,445	4,506	51,939
Construction and land	14,985	2,039	12,946
Consumer and other loans	749	16	733

Total	$109,727	$9,908	$99,819

	Gross Contractual		Carrying
December 31, 2011	Amount Receivable	Discount	Balance
Commercial loans	$4,718	$261	$4,457
Real estate mortgage loans:
Residential	40,594	4,124	36,470
Commercial	62,665	5,449	57,216
Construction and land	19,572	3,498	16,074
Consumer and other loans	1,515	137	1,378

Total	$129,064	$13,469	$115,595

JACKSONVILLE BANCORP, INC.

NOTE 4 – LOANS AND ALLOWANCE FOR LOAN LOSSES (Cont.)

Activity in the allowance for loan losses by portfolio segment for the three and nine months ended September 30, 2012 and 2011 was as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Allowance at beginning of period	$20,647	$11,993	$13,024	$13,069

Charge-offs:
Commercial loans	401	14	878	95
Real estate mortgage loans	8,289	467	12,027	4,556
Consumer and other loans	98	60	124	270

Total charge-offs	8,788	541	13,029	4,921
Recoveries:
Commercial loans	8	2	13	15
Real estate mortgage loans	164	4	339	253
Consumer and other loans	79	2	107	6

Total recoveries	251	8	459	274

Net charge-offs	8,537	533	12,570	4,647

Provision for loan losses charged to operating expenses:
Commercial loans	153	72	1,148	73
Real estate mortgage loans	5,834	1,585	16,517	4,361
Consumer and other loans	3	80	(19)	341

Total provision	5,990	1,737	17,646	4,775

Allowance at end of period	$18,100	$13,197	$18,100	$13,197

The Company has divided the loan portfolio into three portfolio segments, each with different risk characteristics and methodologies for assessing risk. The three portfolio segments identified by the Company are described below.

Commercial Loans:

Commercial loans are primarily underwritten on the basis of the borrowers’ ability to service such debt from income. The cash flows of borrowers, however, may not be as expected and the collateral securing these loans may fluctuate in value. As a general practice, we take as collateral a security interest in any available real estate, equipment, or other chattel, although loans may also be made on an unsecured basis. Collateralized working capital loans typically are secured by short-term assets whereas long-term loans are primarily secured by long-term assets.

Real Estate Mortgage Loans:

Real estate mortgage loans are typically segmented into three classes: commercial real estate, residential real estate and construction and land development. Commercial real estate loans are secured by the subject property and are underwritten based upon standards set forth in the policies approved by Bank board of directors (the “Board”). Such standards include, among other factors, loan-to-value limits, cash flow coverage and general

JACKSONVILLE BANCORP, INC.

NOTE 4 – LOANS AND ALLOWANCE FOR LOAN LOSSES (Cont.)

creditworthiness of the obligors. Residential real estate loans are underwritten in accordance with policies set forth and approved by the Board, including repayment capacity and source, value of the underlying property, credit history, stability and purchaser guidelines. Construction loans to borrowers are to finance the construction of owner-occupied and lease properties. These loans are categorized as construction loans during the construction period, later converting to commercial or residential real estate loans after the construction is complete and amortization of the loan begins. Real estate development and construction loans are approved based on an analysis of the borrower and guarantor, the viability of the project and on an acceptable percentage of the appraised value of the property securing the loan. Real estate development and construction loan funds are disbursed periodically based on the percentage of construction completed. The Bank carefully monitors these loans with on-site inspections and requires the receipt of lien waivers prior to advancing funds. Development and construction loans are typically secured by the properties under development or construction, and personal guarantees are typically obtained. Further, to assure that reliance is not placed solely on the value of the underlying property, the Bank considers the market conditions and feasibility of proposed projects, the financial condition and reputation of the borrower and guarantors, the amount of the borrower’s equity in the project, independent appraisals, cost estimates and pre-construction sale information. The Bank also makes loans on occasion for the purchase of land for future development by the borrower. Land loans are extended for the future development of either commercial or residential use by the borrower. The Bank carefully analyzes the intended use of the property and the viability thereof.

Repayment of real estate loans is primarily dependent upon the personal income or business income generated by the secured property of the borrowers, which can be impacted by the economic conditions in their market area. Risk is mitigated by the fact that the properties securing the Company’s real estate loan portfolio are diverse in type and spread over a large number of borrowers.

Consumer and Other Loans:

Consumer and other loans are extended for various purposes, including purchases of automobiles, recreational vehicles, and boats. We also offer home improvement loans, lines of credit, personal loans, and deposit account collateralized loans. Repayment of these loans is primarily dependent on the personal income of the borrowers, which can be impacted by economic conditions in their market areas, such as unemployment levels. Loans to consumers are extended after a credit evaluation, including the creditworthiness of the borrower(s), the purpose of the credit, and the secondary source of repayment. Consumer loans are made at fixed and variable interest rates and may be made on terms of up to ten years. Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.

JACKSONVILLE BANCORP, INC.

NOTE 4 – LOANS AND ALLOWANCE FOR LOAN LOSSES (Cont.)

Average of impaired loans and related interest income and cash-basis interest income recognized during impairment for the three and nine months ended September 30, 2012 and 2011 were as follows:

	Three Months Ended September 30, 2012			Nine Months Ended September 30, 2012
	Average Impaired Loans	Interest Income	Cash- Basis	Average Impaired Loans	Interest Income	Cash- Basis
Commercial loans	$1,359	$—	$—	$1,070	$—	$—
Real estate mortgage loans:
Residential	12,046	—	—	12,477	—	—
Commercial	19,611	56	31	20,340	117	97
Construction and land	14,804	—	—	15,923	—	—
Consumer and other loans	27	—	—	22	—	—

Total	$47,847	$56	$31	$49,832	$117	$97

	Three Months Ended September 30, 2011			Nine Months Ended September 30, 2011
	Average Impaired Loans	Interest Income	Cash- Basis	Average Impaired Loans	Interest Income	Cash- Basis
Commercial loans	$160	$5	$5	$53	$5	$5
Real estate mortgage loans:
Residential	11,411	15	4	13,379	67	25
Commercial	17,483	158	105	17,683	342	163
Construction and land	12,937	45	25	12,832	139	25
Consumer and other loans	1	—	—	1	—	—

Total	$41,992	$223	$139	$43,948	$553	$218

JACKSONVILLE BANCORP, INC.

NOTE 4 – LOANS AND ALLOWANCE FOR LOAN LOSSES (Cont.)

The following tables present the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on the impairment method as of September 30, 2012 and December 31, 2011:

	September 30, 2012
	Commercial Loans	Real Estate Mortgage Loans	Consumer and Other Loans	Total
Allowance for loan losses:
Ending allowance balance attributable to loans:
Individually evaluated for impairment	$61	$3,863	$—	$3,924
Collectively evaluated for impairment	810	12,507	82	13,399
Loans acquired with deteriorated credit quality	—	776	1	777

Total ending allowance balance	$871	$17,146	$83	$18,100

Loans:
Loans individually evaluated for impairment	$179	$29,905	$5	$30,089
Loans collectively evaluated for impairment	34,505	335,767	2,802	373,074
Loans acquired with deteriorated credit quality	313	33,480	5	33,798

Total ending loans balance	$34,997	$399,152	$2,812	$436,961

	December 31, 2011
	Commercial Loans	Real Estate Mortgage Loans	Consumer and Other Loans	Total
Allowance for loan losses:
Ending allowance balance attributable to loans:
Individually evaluated for impairment	$—	$1,748	$—	$1,748
Collectively evaluated for impairment	587	10,566	119	11,272
Loans acquired with deteriorated credit quality	—	4	—	4

Total ending allowance balance	$587	$12,318	$119	$13,024

Loans:
Loans individually evaluated for impairment	$456	$37,144	$—	$37,600
Loans collectively evaluated for impairment	34,775	346,361	3,936	385,072
Loans acquired with deteriorated credit quality	483	39,668	19	40,170

Total ending loans balance	$35,714	$423,173	$3,955	$462,842

Following the merger with ABI, the Company segregated loans acquired with and without deteriorated credit quality for financial reporting purposes. Such loans were accounted for individually or aggregated into pools of loans based on common risk characteristics. Previously, these loans were presented based on evidence of deteriorated credit quality (i.e., with or without). During the nine months ended September 30, 2012, loans acquired without deteriorated credit quality were no longer reported separately and were integrated into the Company’s periodic impairment analysis based on their respective impairment method (i.e., individually versus collectively) to better align with management’s view of the overall loan portfolio. In accordance with ASC 310, loans acquired with deteriorated credit quality will continue to be disclosed separately.

JACKSONVILLE BANCORP, INC.

NOTE 4 – LOANS AND ALLOWANCE FOR LOAN LOSSES (Cont.)

The following table presents loans individually evaluated for impairment, by class of loans as of September 30, 2012 and December 31, 2011:

	September 30, 2012			December 31, 2011
	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated
With no related allowance recorded:
Commercial loans	$446	$117	$—	$470	$456	$—
Real estate mortgage loans:
Residential	8,377	8,044	—	11,517	10,574	—
Commercial	7,240	4,189	—	9,682	7,602	—
Construction and land	3,399	2,957	—	12,365	8,885	—
Consumer and other loans	6	5	—	—	—	—
With an allowance recorded:
Commercial loans	63	62	61	—	—	—
Real estate mortgage loans:
Residential	1,550	898	239	341	308	22
Commercial	13,583	9,968	2,828	10,314	9,479	1,665
Construction and land	9,392	3,849	796	304	296	61

Total	$44,056	$30,089	$3,924	$44,993	$37,600	$1,748

The following table presents the recorded investment in nonaccrual loans by class of loans as of September 30, 2012 and December 31, 2011:

	September 30, 2012	December 31, 2011
Commercial loans	$276	$1,168
Real estate mortgage loans:
Residential	9,879	17,081
Commercial	13,064	13,684
Construction and land	11,939	14,953
Consumer and other loans	10	18

Total	$35,168	$46,904

Included in the nonaccrual loans table above are loans acquired in the merger with ABI. As of September 30, 2012 and December 31, 2011, the amounts totaled $8,962 and $11,472, respectively.

As of September 30, 2012 and December 31, 2011, there were no loans past due over 90 days still on accrual.

JACKSONVILLE BANCORP, INC.

NOTE 4 – LOANS AND ALLOWANCE FOR LOAN LOSSES (Cont.)

The following tables present the aging of the recorded investment in past due loans by class of loans as of September 30, 2012 and December 31, 2011:

	September 30, 2012
	30-59 Days Past Due	60-89 Days Past Due	90 Days Past Due and Greater	Total Past Due	Loans Not Past Due	Total
Commercial loans	$—	$175	$236	$411	$34,586	$34,997
Real estate mortgage loans:
Residential	3,968	666	9,429	14,063	76,244	90,307
Commercial	2,527	4,561	7,789	14,877	250,618	265,495
Construction and land	799	—	11,657	12,456	30,894	43,350
Consumer and other loans	264	—	—	264	2,548	2,812

Total	$7,558	$5,402	$29,111	$42,071	$394,890	$436,961

	December 31, 2011
	30-59 Days Past Due	60-89 Days Past Due	90 Days Past Due and Greater	Total Past Due	Loans Not Past Due	Total
Commercial loans	$40	$90	$200	$330	$35,384	$35,714
Real estate mortgage loans:
Residential	1,061	393	13,203	14,657	87,383	102,040
Commercial	2,041	6,050	9,724	17,815	257,427	275,242
Construction and land	296	1,974	14,510	16,780	29,111	45,891
Consumer and other loans	277	17	5	299	3,656	3,955

Total	$3,715	$8,524	$37,642	$49,881	$412,961	$462,842

Included in the past due loan tables above are loans acquired in the merger with ABI. As of September 30, 2012 and December 31, 2011, the amounts were as follows:

	September 30, 2012	December 31, 2011
30-59 days past due	$4,813	$2,759
60-89 days past due	114	4,213
90 days past due and greater	7,468	10,346

Total past due	$12,395	$17,318

Troubled Debt Restructurings

As of September 30, 2012 and December 31, 2011, respectively, $12,281 and $15,384 of net loans were considered troubled debt restructurings. The Company has allocated $1,782 and $1,726 of specific reserves to customers whose loan terms have been modified in troubled debt restructurings as of September 30, 2012 and December 31, 2011, respectively. Of the $1,782 and $1,726 of specific reserve as of September 30, 2012 and December 31, 2011, respectively, $1,722 and $1,538 were allocated to customers whose loans are collateral-dependent with collateral shortfalls. The Company has not committed to lend additional amounts as of September 30, 2012 and December 31, 2011 to customers with outstanding loans that are classified as troubled debt restructurings.

JACKSONVILLE BANCORP, INC.

NOTE 4 – LOANS AND ALLOWANCE FOR LOAN LOSSES (Cont.)

The following tables represent loans by class modified as a troubled debt restructuring that occurred during the three and nine months ended September 30, 2012 and September 30, 2011, respectively:

	Three Months Ended September 30, 2012			Nine Months Ended September 30, 2012
	Number of loans	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment	Number of loans	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
Real estate mortgage loans:
Residential	1	$29	$29	1	$29	$29
Commercial	2	865	865	3	2,760	2,760
Construction and land	—	—	—	—	—	—

Total	3	$894	$894	4	$2,789	$2,789

	Three Months Ended September 30, 2011			Nine Months Ended September 30, 2011
	Number of loans	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment	Number of loans	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
Real estate mortgage loans:
Residential	—	$—	$—	—	$—	$—
Commercial	4	8,214	8,214	4	8,214	8,214
Construction and land	1	300	300	2	3,375	3,375

Total	5	$8,514	$8,514	6	$11,589	$11,589

During the three and nine months ended September 30, 2012, the number of loans modified as troubled debt restructurings were three and four, respectively. The terms of these loans were modified as a troubled debt restructuring because the borrowers were experiencing financial difficulties. The loan modifications allowed the borrowers to make reduced payments, such as (i) interest-only payments through maturity, (ii) interest only payments for a limited period of time, followed by reduced principal and interest payments, or (iii) reduced principal and interest payments through maturity. The troubled debt restructurings described above increased the allowance for loan losses by $180 and $706, respectively, and did not result in any charge-offs for the three and nine months ended September 30, 2012. For the three and nine months ended September 30, 2012, the number of collateral-impaired loans modified as troubled debt restructurings were one and two, respectively.

During the three and nine months ended September 30, 2011, there were five and six loans modified as troubled debt restructurings, respectively. The terms of these loans were modified as troubled debt restructurings because the borrowers were experiencing financial difficulties. The loan modifications included the following: a reduction of the stated interest rate of the loan and/or allowed the customers to make interest-only payments for a limited period of time. The troubled debt restructurings described above increased the allowance for loan losses by $1,054 and $1,154, respectively, and did not result in any charge-offs for the three and nine months ended September 30, 2011.

JACKSONVILLE BANCORP, INC.

NOTE 4 – LOANS AND ALLOWANCE FOR LOAN LOSSES (Cont.)

There were no troubled debt restructurings for which there was a payment default within twelve months following the modification during the three and nine months ended September 30, 2012. A loan is considered to be in payment default once it is 90 days contractually past due under the modified terms. The following table presents loans by class modified as troubled debt restructurings, for which there was a payment default within twelve months following the modification during the nine months ended September, 30, 2011, respectively:

	Nine Months Ended September 30, 2011
	Number of loans	Recorded Investment
Real estate mortgage loans:
Construction and land	1	$3,286

The troubled debt restructuring described in the table above increased the allowance for loan losses by $108 and did not result in any charge-offs during the nine months ended September 30, 2011. There were no loans classified as troubled debt restructurings for which there was a payment default within twelve months following the modification during the three months ended September 30, 2011.

The terms of certain other loans that did not meet the definition of a troubled debt restructuring were modified during the three and nine months ended September 30, 2012 and 2011. These loans had a total recorded investment of $639 and $17,739 for the three and nine months ended September 30, 2012, respectively, and $4,099 and $15,621 for the three and nine months ended September 30, 2011, respectively. The modifications involved loans to borrowers who were not experiencing financial difficulties, and included (i) allowing the borrowers to make interest-only payments for a limited period of time (generally 18 months or less), adjusting the interest rate to a market interest rate for a specified period of time, or (iii) allowing a delay in payment that was considered to be insignificant (i.e., less than two months).

In order to determine whether a borrower is experiencing financial difficulty, an evaluation is performed of the probability that the borrower will be in payment default on any of its debt in the foreseeable future without the modification. This evaluation is performed under the Company’s internal underwriting policy.

Credit Quality Indicators

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors.

The Company analyzes loans individually by classifying the loans as to credit risk. Loans classified as substandard or special mention are reviewed at least quarterly by the Company for further deterioration or improvement to determine if they are appropriately classified and whether there is any impairment. All loans are graded upon initial issuance. Further, commercial loans are typically reviewed at least annually to determine the appropriate loan grading. In addition, during the renewal process of any loan, as well as if a loan becomes past due, the Company determines the appropriate loan grade.

JACKSONVILLE BANCORP, INC.

NOTE 4 – LOANS AND ALLOWANCE FOR LOAN LOSSES (Cont.)

Loans excluded from the review process above are generally classified as pass credits until: (a) they become past due; (b) management becomes aware of a deterioration in the creditworthiness of the borrower; or (c) the customer contacts the Company for a modification. In these circumstances, the loan is specifically evaluated for potential classification as to special mention, substandard or potentially charged off. The Company uses the following definitions for risk ratings:

Special Mention:

Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution’s credit position at some future date.

Substandard:

Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful:

Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable.

Loans not meeting the criteria above that are analyzed individually as part of the above-described process are considered to be pass-rated loans. As of September 30, 2012 and December 31, 2011, and based on the most recent analysis performed, the risk category of loans by class of loans was as follows:

	September 30, 2012
	Pass	Special Mention	Substandard	Doubtful	Total
Commercial loans	$34,004	$614	$379	$—	$34,997
Real estate mortgage loans:
Residential	66,880	7,221	16,206	—	90,307
Commercial	210,333	22,573	32,589	—	265,495
Construction and land	22,137	4,771	16,442	—	43,350
Consumer and other loans	2,540	258	14	—	2,812

Total	$335,894	$35,437	$65,630	$—	$436,961

	December 31, 2011
	Pass	Special Mention	Substandard	Doubtful	Total
Commercial loans	$31,836	$2,978	$900	$—	$35,714
Real estate mortgage loans:
Residential	78,724	3,773	19,543	—	102,040
Commercial	219,548	25,978	29,716	—	275,242
Construction and land	18,316	9,136	18,439	—	45,891
Consumer and other loans	3,687	250	18	—	3,955

Total	$352,111	$42,115	$68,616	$—	$462,842

JACKSONVILLE BANCORP, INC.

NOTE 4 – LOANS AND ALLOWANCE FOR LOAN LOSSES (Cont.)

Included in the risk category of loans by class of loans tables above are loans acquired in the merger with ABI. As of September 30, 2012 and December 31, 2011, the amounts were as follows:

	September 30, 2012	December 31, 2011
Special mention	$8,908	$9,674
Substandard	22,790	26,797
Doubtful	—	—

Total	$31,698	$36,471

Purchased loans

The Company has purchased loans for which there was, at acquisition, evidence of deterioration of credit quality since origination and it was probable, at acquisition, that all contractually required payments would not be collected. The carrying amounts of these loans were as follows as of September 30, 2012 and December 31, 2011:

	September 30, 2012	December 31, 2011
Commercial loans	$437	$676
Real estate mortgage loans:
Residential	10,943	14,392
Commercial	17,480	18,519
Construction and land	12,236	15,207
Consumer and other loans	7	121

Unpaid principal balance	$41,103	$48,915

Carrying amount	$33,798	$40,170

Accretable yield, or income expected to be collected, is as follows:

Balance at December 31, 2010	$33,910
New loans purchased, including loans classified as held-for-sale	—
Accretion of income	(3,957)
Reduction for loans sold and other	(13,610)
Reclassifications from nonaccretable difference	—
Disposals	—

Balance at December 31, 2011	$16,343

New loans purchased, including loans classified as held-for-sale	—
Accretion of income	(1,791)
Reduction for loans sold and other	—
Reclassifications from nonaccretable difference	—
Disposals	—

Balance at September 30, 2012	$14,552

JACKSONVILLE BANCORP, INC.

NOTE 4 – LOANS AND ALLOWANCE FOR LOAN LOSSES (Cont.)

For those purchased loans disclosed above, the Company increased the allowance for loan losses by $777 and $4 as of September 30, 2012 and December 31, 2011, respectively. Additionally, no allowance for loan losses was reversed during the nine months ended September 30, 2012 or the year ended December 31, 2011.

Income is not recognized on certain purchased loans if the Company cannot reasonably estimate cash flows expected to be collected. The carrying amounts of such loans were $8,538 as of September 30, 2012 and were included in our nonaccrual loan balance as of September 30, 2012.

NOTE 5 – GOODWILL

The change in goodwill during the year ended December 31, 2011 and during the nine months ended September 30, 2012 was as follows:

Balance at December 31, 2010	$12,498
Additions: Goodwill related to acquisition of ABI	1,798
Impairment	(11,159)

Balance at December 31, 2011	$3,137

Additions	—
Impairment	(3,137)

Balance at September 30, 2012	$—

Impairment exists when the carrying value of goodwill exceeds its fair value, which is determined through a two-step impairment test. Step 1 includes the determination of the carrying value of our single reporting unit, including the existing goodwill and intangible assets, and estimating the fair value of the reporting unit. If the carrying amount exceeds its fair value, we are required to perform a second step to the impairment test. Step 2 of the impairment test is performed to measure the potential impairment loss, which requires that the implied fair value of goodwill be compared with the carrying amount. The amount of excess carrying amount over the implied fair value is recognized as an impairment loss.

The Company evaluates goodwill for impairment annually as of September 30th unless events or changes in circumstances indicate potential impairment has occurred between formal assessments. A third-party valuation specialist was engaged to assist management in determining the fair value of the Company and whether goodwill was impaired. The fair value was determined by comparing the output of several different valuation methodologies including:

•

Net asset valuation method—this methodology develops a valuation indication in the context of a going concern by adjusting the reported book values of the Company’s assets to their market values and subtracting its liabilities. The indicated value should not be interpreted as an estimate of liquidation value,

•	Guideline public company method—this methodology utilizes the pricing of publicly-traded banks and bank holding companies bearing certain similarities to the Company,

•	Guideline transactions method—this methodology utilizes pricing data from change of control transactions involving appropriately comparable banks and bank holding companies, and

•	Discounted cash flow method – this methodology relies upon the perception of a future stream of benefits, the present value of which represents the indication of value of the Company.

JACKSONVILLE BANCORP, INC.

NOTE 5 – GOODWILL (Con’t.)

As a result of our net loss as of December 31, 2011, largely due to the recording of an additional provision for loan losses and a full valuation of our deferred tax asset, the Company updated its annual goodwill impairment test as of December 31, 2011 and concluded there was an impairment of $11,159. The annual impairment analysis as of September 30, 2012 determined that there had been a goodwill impairment of $3,137, which reduced the carrying value of the remaining goodwill balance to zero. This impairment was due to several factors, including the financial performance of the Company during 2012 and the increased provision for loan losses.

NOTE 6 – SHORT-TERM BORROWING AND FEDERAL HOME LOAN BANK ADVANCES

As of September 30, 2012 and December 31, 2011, advances from the Federal Home Loan Bank (“FHLB”) were as follows:

	September 30, 2012	December 31, 2011
Overnight advances maturing daily at a daily variable interest rate of 0.36% on September 28, 2012	$—	$18,600
Advances maturing January 9, 2012 at a fixed rate of 2.30%	—	8,002
Advances maturing May 29, 2012 at a fixed rate of 2.11%	—	5,000
Advances maturing July 15, 2014 at a fixed rate of 2.42%	2,500	2,500
Advance maturing January 9, 2015 at a fixed rate of 0.88%	4,000	—
Advances maturing March 2, 2015 at a fixed rate of 0.76%	2,000	—
Advances maturing July 15, 2016 at a fixed rate of 2.81%	2,500	2,500
Advances maturing January 9, 2017 at a fixed rate of 1.40%	4,000	—
Advances maturing May 30, 2017 at a fixed rate of 1.23%	5,000	—

Total advances from the FHLB	$20,000	$36,602

Each advance is payable at its maturity date, with a prepayment penalty for early termination. The advances are collateralized by a blanket lien arrangement on the Company’s first mortgage loans, second mortgage loans and commercial real estate loans. Based upon this collateral and the Company’s holdings of FHLB stock, the Company was eligible to borrow up to a total of $38,055 as of September 30, 2012 and had borrowed $20,000, leaving $18,055 available.

The Company also has a “Borrower in Custody” line of credit with the Federal Reserve by pledging collateral. The amount of this line as of September 30, 2012 was $25,566, all of which was available on that date.

Also included in FHLB Advances and other borrowings on the Company’s consolidated balance sheets as of September 30, 2012 and December 31, 2011 was $209 that related to certain loan participation agreements that were classified as secured borrowings as they did not qualify for sale accounting treatment. A corresponding amount was recorded as an asset within Loans on the Company’s consolidated balance sheets.

JACKSONVILLE BANCORP, INC.

NOTE 7 – DERIVATIVE FINANCIAL INSTRUMENT

On July 7, 2009, the Company entered into an interest rate swap transaction with SunTrust Bank to mitigate interest rate risk exposure. Under the terms of the agreement, which relates to the subordinated debt issued to Jacksonville Bancorp, Inc. Statutory Trust III in the amount of $7,550, the Company agreed to pay a fixed rate of 7.53% for a period of ten years in exchange for the original floating-rate contract (90-day LIBOR plus 375 basis points). This derivative instrument was recognized on the balance sheet in other liabilities at its fair value of $1,344 on September 30, 2012.

Credit risk may result from the inability of the counterparties to meet the terms of their contracts. The Company’s exposure is limited to the replacement value of the contracts rather than the notional amount.

NOTE 8 – SUBORDINATED DEBENTURES

The Company and ABI have participated in four offerings related to debt securities and trust preferred securities, each with 30-year lives. Interest on all subordinated debentures related to trust preferred securities is payable quarterly. Under these arrangements, the Company has the right to defer dividend payments to the trust preferred security holders for up to five years. On August 21, 2012, the Company exercised its contractual right to defer interest payments with respect to all of the outstanding trust preferred securities. Under the terms of the related indentures, the Company may defer interest payments for up to 20 consecutive quarters without default or penalty. These payments are periodically evaluated and will be reinstated when appropriate.

NOTE 9 – CAPITAL ADEQUACY

Bank

The Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”), among other things, requires the federal banking agencies to take “prompt corrective action” regarding depository institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers: “well capitalized,” “adequately capitalized,” “undercapitalized,” “significantly undercapitalized” and “critically undercapitalized.” A depository institution’s capital tier will depend upon how its capital levels compare to various relevant capital measures and certain other factors, as established by regulation.

The “prompt corrective action” rules provide that a bank will be: (i) “well capitalized” if it has a total risk-based capital ratio of 10% or greater, a Tier 1 risk-based capital ratio of 6% or greater, a leverage capital ratio of 5% or greater and is not subject to any written agreement, order, capital directive or prompt corrective action directive by a federal bank regulatory agency to maintain a specific capital level for any capital measure; (ii) “adequately capitalized” if it has a total risk-based capital ratio of 8% or greater, a Tier 1 risk-based capital ratio of 4% or greater, and generally has a leverage capital ratio of 4% or greater; (iii) “undercapitalized” if it has a total risk-based capital ratio of less than 8%, a Tier 1 risk-based capital ratio of less than 4% or generally has a leverage capital ratio of less than 4%; (iv) “significantly undercapitalized” if it has a total risk-based capital ratio of less than 6%, a Tier 1 risk-based capital ratio of less than 3% or a leverage capital ratio of less than 3%; or (v) “critically undercapitalized” if its tangible equity is equal to or less than 2% to total assets. The federal bank regulatory agencies have authority to require additional capital.

The Bank was adequately capitalized as of September 30, 2012. Depository institutions that are no longer “well capitalized” for bank regulatory purposes must receive a waiver from the Federal Deposit Insurance Corporation (“FDIC”) prior to accepting or renewing brokered deposits. FDICIA generally prohibits a depository institution from making any capital distribution (including paying dividends) or paying any management fee to its holding company, if the depository institution would thereafter be undercapitalized.

JACKSONVILLE BANCORP, INC.

NOTE 9 – CAPITAL ADEQUACY (Cont.)

The Bank had a Memorandum of Understanding (“MoU”) with the FDIC and the Florida Office of Financial Regulation (“OFR”) that was entered into in 2008 (the “2008 MoU”), which required the Bank to have a total risk-based capital of at least 10% and a Tier 1 leverage capital ratio of at least 8%. Recently, on July 13, 2012, the 2008 MoU was replaced by a new MoU (the “2012 MoU”), which, among other things, requires the Bank to have a total risk-based capital of at least 12% and a Tier 1 leverage capital ratio of at least 8%. We did not meet the minimum capital requirements of these memorandums as of September 30, 2012 and December 31, 2011, when the Bank had total risk-based capital of 8.00% and 9.85% and Tier 1 leverage capital of 5.25% and 6.88%, respectively.

Bancorp

The Federal Reserve requires bank holding companies, including Bancorp, to act as a source of financial strength for their depository institution subsidiaries.

The Federal Reserve has a minimum guideline for bank holding companies of Tier 1 capital to adjusted average quarterly assets (“leverage ratio”) equal to at least 4.00%, and total capital to risk-weighted assets of at least 8.00%, at least half of which must be Tier 1 capital. As of September 30, 2012, the Company did not meet these requirements.

Higher capital may be required in individual cases, and depending upon a bank holding company’s risk profile. All bank holding companies and banks are expected to hold capital commensurate with the level and nature of their risks including the volume and severity of their problem loans. The Federal Reserve will continue to consider a “tangible Tier 1 leverage ratio” (deducting all intangibles) in evaluating proposals for expansion or new activity. The level of Tier 1 capital to risk-adjusted assets is becoming more widely used by the bank regulators to measure capital adequacy. The Federal Reserve has not advised the Company of any specific minimum capital ratios applicable to it. Under Federal Reserve policies, bank holding companies are generally expected to operate with capital positions well above the minimum ratios. The Federal Reserve believes the risk-based ratios do not take into account the quality of capital and interest rate, liquidity, market and operational risks. Accordingly, supervisory assessments of capital adequacy may differ significantly from conclusions based solely on an organization’s risk-based capital ratios.

The Dodd–Frank Act significantly modified the capital rules applicable to the Company and calls for increased capital, generally.

•

The generally applicable prompt corrective action leverage and risk-based capital standards (the “generally applicable standards”), including the types of instruments that may be counted as Tier 1 capital, will be applied on a consolidated basis to depository institution holding companies, as well as their bank and thrift subsidiaries.

•	The generally applicable standards in effect prior to the Dodd-Frank Act will be “floors” for the standards to be set by the regulators.

•

Bank and thrift holding companies with assets of less than $15 billion as of December 31, 2009, will be permitted to include trust preferred securities that were issued before May 19, 2010, as Tier 1 capital, but trust preferred securities issued by a bank holding company (other than those with assets of less than $500 million) after May 19, 2010 will no longer count as Tier 1 capital.

Under the Basel III capital rules proposed by the Federal Reserve and the FDIC in June 2012, the risk weights of assets, the definitions of capital and the amounts and types of capital will be changed. Among other things, trust preferred securities will be phased out of Tier 1 capital 10% per year starting in 2013 and new capital requirements will be implemented.

JACKSONVILLE BANCORP, INC.

NOTE 9 – CAPITAL ADEQUACY (Cont.)

The following tables present the capital ratios and related information for the Company and the Bank as of September 30, 2012 and December 31, 2011, respectively.

	Actual		For Capital Adequacy Purposes		Minimum To Be Adequately Capitalized Under Prompt Corrective Action Provisions
September 30, 2012	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk-weighted assets:
Consolidated	$27,572	6.28%	$35,144	8.00%	N/A	N/A
Bank	35,030	8.00	35,030	8.00	$35,030	8.00%
Tier 1 (Core) capital to risk-weighted assets:
Consolidated	14,617	3.33	17,572	4.00	N/A	N/A
Bank	29,399	6.71	17,521	4.00	17,521	4.00
Tier 1 (Core) capital to average assets:
Consolidated	14,617	2.60	25,514	4.00	N/A	N/A
Bank	29,399	5.25	22,389	4.00	22,389	4.00

	Actual		For Capital Adequacy Purposes		Minimum To Be Adequately Capitalized Under Prompt Corrective Action Provisions
December 31, 2011	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk-weighted assets:
Consolidated	$45,312	9.63%	$37,645	8.00%	N/A	N/A
Bank	46,119	9.85	37,466	8.00	$37,466	8.00%
Tier 1 (Core) capital to risk-weighted assets:
Consolidated	31,679	6.73	18,822	4.00	N/A	N/A
Bank	40,176	8.58	18,733	4.00	18,733	4.00
Tier 1 (Core) capital to average assets:
Consolidated	31,679	5.38	23,551	4.00	N/A	N/A
Bank	40,176	6.88	23,367	4.00	23,367	4.00

During the nine months ended September 30, 2012, the Company executed a financial advisory agreement with an investment banking firm (the “Firm”) to assist in raising capital. For additional details relating to the Company’s current capital raise efforts, please refer to Note 2 – Capital Raise.

Dividends and Distributions

Dividends received from the Bank historically have been Bancorp’s principal source of funds to pay its expenses and interest on and principal of Bancorp’s debt. Banking regulations and enforcement actions require the maintenance of certain capital levels and restrict the payment of dividends by the Bank to Bancorp or by Bancorp to shareholders. Commercial banks generally may only pay dividends without prior regulatory approval out of the total of current net profits plus retained net profits of the preceding two years, and banks and bank holding companies are generally expected to pay dividends from current earnings. Banks may not pay a dividend if the dividend would result in the bank being “undercapitalized” for prompt corrective action purposes, or would violate any minimum capital requirement specified by law or the Bank’s regulators. The Bank has not paid dividends since October 2009 and cannot currently pay dividends. Bancorp cannot currently pay dividends on its capital stock under applicable Federal Reserve policies. Bancorp has relied upon a line of credit from its directors to pay its expenses during such time. As of September 30, 2012, there were no remaining funds available under this line of credit.

JACKSONVILLE BANCORP, INC.

NOTE 10 – FAIR VALUE

Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures defines fair value as the exchange price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities are measured using valuation techniques specific to the following three-tier hierarchy, which prioritizes the inputs used in measuring fair value.

Level I, II and III Valuation Techniques

Level I:	Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity can access at the measurement date.

Level II:	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level III:	Unobservable inputs for the asset or liability.

The following tables present information about the Company’s assets and liabilities measured at fair value on a recurring basis as of September 30, 2012 and December 31, 2011, for which the Company has elected the fair value option, by level within the hierarchy:

September 30, 2012	Total	Level I	Level II	Level III
Assets:
Securities available-for-sale:
U.S. government-sponsored entities and agencies	$10,560	$—	$10,560	$—
State and political subdivisions	18,218	—	18,218	—
Mortgage-backed securities - residential	36,916	—	36,916	—
Collateralized mortgage obligations	20,993	—	20,993	—
Corporate bonds	2,151	—	2,151	—
Liabilities:
Derivative liability	1,344	—	1,344	—

December 31, 2011	Total	Level I	Level II	Level III
Assets:
Securities available-for-sale:
U.S. government-sponsored entities and agencies	$3,093	$—	$3,093	$—
State and political subdivisions	17,881	—	17,881	—
Mortgage-backed securities - residential	33,052	—	33,052	—
Collateralized mortgage obligations	9,114	—	9,114	—
Corporate bonds	—	—	—	—
Liabilities:
Derivative liability	1,151	—	1,151	—

The Company used the following methods and significant assumptions to estimate the fair value of each type of recurring financial instrument:

Securities Available-for-Sale: The fair values of securities available for sale are determined by obtaining quoted prices on nationally-recognized securities exchanges (Level I inputs) or matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities, but rather by relying on the securities’ relationship to other benchmark quoted securities (Level II inputs).

JACKSONVILLE BANCORP, INC.

NOTE 10 – FAIR VALUE (Con’t.)

Derivatives: The fair value of derivatives is based on valuation models using observable market data as of the measurement date resulting in a Level II classification.

The following tables present information about our assets measured at fair value on a non-recurring basis as of September 30, 2012 and December 31, 2011, by level within the fair value hierarchy. The amounts in the tables represent only assets for which the carrying amount has been adjusted for impairment during the period; therefore, these amounts will differ from the total amounts outstanding.

September 30, 2012	Total	Level I	Level II	Level III
Impaired Loans:
Real estate mortgage loans:
Residential	$659	$—	$—	$659
Commercial	5,447	—	—	5,447
Construction and land	3,054	—	—	3,054
Other real estate owned:
Residential	732	—	—	732
Commercial	2,330	—	—	2,330
Construction and land	1,537	—	—	1,537

December 31, 2011	Total	Level I	Level II	Level III
Impaired Loans:
Real estate mortgage loans:
Residential	$215	$—	$—	$215
Commercial	3,489	—	—	3,489
Construction and land	236	—	—	236
Other real estate owned:
Residential	1,095	—	—	1,095
Commercial	3,340	—	—	3,340
Construction and land	3,533	—	—	3,533

The Company used the following methods and significant assumptions to estimate the fair value of each type of non-recurring financial instrument:

Impaired Loans (Collateral Dependent): Management determined fair value measurements on impaired loans primarily through evaluations of appraisals performed. The Company considered the appraisal as the starting point for determining fair value and then considered other factors and events in the environment that affected the fair value. Appraisals for impaired loans are obtained by the Chief Credit Officer and performed by certified general appraisers whose qualifications and licenses have been reviewed and verified by the Company. Once reviewed, a third party specialist reviews the assumptions and approaches utilized in the appraisal as well as the overall resulting fair value in comparison to independent data sources such as recent market data or industry-wide statistics. On an annual basis, the Company compares the actual selling price of collateral that has been sold to the most recent appraised value to determine what additional adjustments, if any, should be made to the appraisal value to arrive at fair value. Adjustments may be made to reflect the age of the appraisal and the type of underlying property. Certain current appraised values were discounted to estimated fair value based on current market data such as recent sales of similar properties, discussions with potential buyers and negotiations with existing customers. The Company’s overall strategy is to accelerate the disposition of substandard assets through such arrangements.

JACKSONVILLE BANCORP, INC.

NOTE 10 – FAIR VALUE (Con’t.)

Other Real Estate Owned (“OREO”): Assets acquired as a result of, or in lieu of, loan foreclosure are initially recorded at fair value (based on the lower of the current appraised value or listing price) at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Management has determined fair value measurements on OREO primarily through evaluations of appraisals performed and current and past offers for the OREO under evaluation. Appraisals of OREO are obtained subsequent to acquisition as deemed necessary by the Chief Credit Officer. Appraisals are reviewed for accuracy and consistency by a third-party specialist supervised by the Chief Credit Officer, and are selected from the list of approved appraisers maintained by management.

Transfers of assets and liabilities between levels within the fair value hierarchy are recognized when an event or change in circumstances occurs. There were no transfers between fair value levels for September 30, 2012 and December 31, 2011, respectively.

Quantitative Information about Level III Fair Value Measurements:

The following table presents quantitative information about unobservable inputs for assets measured on a non-recurring basis using Level III measurements for the nine months ended September 30, 2012. This quantitative information is the same for each class of loans.

September 30, 2012	Fair Value	Valuation Technique	Unobservable Inputs	Weighted Average
Impaired loans (collateral-dependent)	$9,160	Market comparable properties	Marketability discount	7.9%
Other real estate owned	4,599	Market comparable properties	Comparability adjustments	24.8

The tables below summarize the outstanding balance, valuation allowance, net carrying amount and period expense related to Level III non-recurring instruments for the nine months ended September 30, 2012 and for the year ended December 31, 2011:

September 30, 2012	Outstanding Balance	Valuation Allowance	Net Carrying Amount	Period Expense
Impaired loans (collateral-dependent)	$13,035	$3,875	$9,160	$10,691
Other real estate owned	6,344	1,745	4,599	2,291

December 31, 2011	Outstanding Balance	Valuation Allowance	Net Carrying Amount	Period Expense
Impaired loans (collateral-dependant)	$5,500	$1,560	$3,940	$2,254
Other real estate owned	9,957	1,989	7,968	1,347

JACKSONVILLE BANCORP, INC.

NOTE 10 – FAIR VALUE (Con’t.)

Fair Value of Financial Instruments:

The carrying amount and estimated fair values of financial instruments as of September 30, 2012 and December 31, 2011 were as follows:

	September 30, 2012		December 31, 2011
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash and cash equivalents	$13,661	$13,661	$9,955	$9,955
Securities available-for-sale	88,838	88,838	63,140	63,140
Loans, net	418,654	426,911	449,583	461,210
Federal Home Loan Bank stock	2,343	N/A	2,707	N/A
Independent Bankers’ Bank stock	178	N/A	178	N/A
Accrued interest receivable	2,490	2,490	2,598	2,598
Interest rate swap	—	—	—	—

Financial Liabilities:
Deposits	$493,205	$499,055	$473,907	$474,161
Other borrowings	24,209	24,672	39,811	40,121
Subordinated debentures	16,074	8,541	16,026	8,723
Accrued interest payable	426	426	305	305
Interest rate swap	1,344	1,344	1,151	1,151

The methods and assumptions not previously presented, used to estimate fair value, are described as follows:

Cash and cash equivalents:

The carrying amounts of cash and cash equivalents approximate the fair value and are classified as either Level I or Level II in the fair value hierarchy. As of September 30, 2012, the breakdown of cash and cash equivalents between Level I and Level II were $11,917 and $1,744, respectively.

Loans, net:

The fair value of variable-rate loans that re-price frequently and with no significant change in credit risk is based on the carrying value and results in a classification of Level III within the fair value hierarchy. Fair value for other loans is estimated using discounted cash flow analysis using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality resulting in a Level III classification in the fair value hierarchy. The methods used to estimate the fair value of loans do not necessarily represent an exit price.

Nonmarketable equity securities:

Nonmarketable equity securities include FHLB stock and other non-marketable equity securities. It is not practicable to determine the fair value of nonmarketable equity securities due to restrictions placed on their transferability.

Deposits:

The fair value of demand deposits (e.g., interest and noninterest-bearing, savings and certain types of money market accounts) is, by definition, equal to the amount payable in demand at the reporting date (i.e., carrying

JACKSONVILLE BANCORP, INC.

NOTE 10 – FAIR VALUE (Con’t.)

value) resulting in a Level II classification in the fair value hierarchy. The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair value at the reporting date in a Level II classification in the fair value hierarchy. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits resulting in a Level II classification.

Federal Home Loan advances:

The fair value of FHLB advances is estimated using a discounted cash flow analysis based on the current borrowing rates for similar types of borrowings and is classified as a Level II in the fair value hierarchy.

Accrued interest receivable/ payable:

The carrying amounts of accrued interest receivable approximate fair value resulting in a Level III classification. The carrying amounts of accrued interest payable approximate fair value resulting in a Level II classification.

Subordinated debt:

The fair value of subordinated debt, where a market quote is not available, is based on discounted cash flows, using a rate appropriate to the instrument and the term of the issue resulting in a Level II classification.

Off-balance sheet instruments:

The fair value of off-balance sheet instruments is based on the current fees that would be charged to enter into or terminate such arrangements, taking into account the remaining terms of the agreements and the counterparties’ credit standing. The fair value of commitments as of September 30, 2012 was not material.

APPENDIX N

Management’s Discussion and Analysis of Financial Condition and Results of Operations, as included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

Jacksonville Bancorp, Inc. (“Bancorp”) was incorporated on October 24, 1997 and was organized to conduct the operations of The Jacksonville Bank (the “Bank”). The Bank is a Florida state-chartered commercial bank that opened for business on May 28, 1999, and its deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”). The Bank provides a variety of community banking services to businesses and individuals in the greater Jacksonville area of Northeast Florida. During 2000, the Bank formed Fountain Financial, Inc., a wholly owned subsidiary. The primary business activities of Fountain Financial, Inc. consist of referral of the Bank’s customers to third parties for the sale of insurance products. Bancorp, the Bank, and Fountain Financial, Inc. are collectively referred to herein as the “Company.”

Forward-Looking Statements

All statements, other than statements of historical facts, included in this Quarterly Report on Form 10-Q regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, results of operations, financial position, prospects and plans and objectives of management for future operations may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short- and long-term business operations and objectives and financial needs. These forward-looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Statements contemplating or making assumptions about actual or potential future operating results also constitute forward-looking statements. The Company cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including our ability to raise additional capital, the future economic, business and market conditions, legislative and regulatory changes, fluctuations in interest rates, our ability to minimize credit risk and nonperforming assets, demand for products, and competition, and, therefore, actual results could differ materially from those contemplated by the forward-looking statements. In addition, the Company assumes no duty to update forward-looking statements to reflect events or circumstances after the date of such statements.

Business Strategy

Our primary business segment is community banking and consists of attracting deposits from the general public and using such deposits and other sources of funds to originate commercial business loans, commercial real estate loans, residential mortgage loans and a variety of consumer loans. We also invest in securities backed by the United States government, and agencies thereof, as well as municipal tax-exempt and corporate bonds. Our profitability depends primarily on our net interest income, which is the difference between the income we receive from our loan and securities investment portfolios and costs incurred on our deposits, the Federal Home Loan Bank (“FHLB”) advances, Federal Reserve borrowings and other sources of funding. Net interest income is also affected by the relative amounts of interest-earning assets and interest-bearing liabilities. Net interest income is generated as the relative amounts of interest-earning assets grow in relation to the relative amounts of interest-bearing liabilities. In addition, the level of noninterest income earned and noninterest expenses incurred also affects profitability. Included in noninterest income are service charges earned on deposit accounts and increases in cash surrender value of Bank-Owned Life Insurance (“BOLI”). Included in noninterest expense are costs incurred for salaries and employee benefits, occupancy and equipment expenses, data processing expenses, marketing and advertising expenses, federal deposit insurance premiums, legal and professional fees, and other real estate owned (“OREO”) expenses.

JACKSONVILLE BANCORP, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Cont.)

Our goal is to focus on increasing our loan and deposit market share in the Northeast Florida market by developing new financial products, services and delivery channels; closely managing yields on interest-earning assets and rates on interest-bearing liabilities; focusing on noninterest income opportunities; controlling the growth of noninterest expenses; and strengthening asset quality. During the second quarter of 2012, the Company adopted a new overall strategy to accelerate the disposition of substandard assets on an individual customer basis. Certain current appraised values were discounted to estimated fair market value based on current market data such as recent sales of similar properties, discussions with potential buyers and negotiations with existing customers. This has materially impacted the Company’s earnings for the three and nine months ended September 30, 2012 through the increased provision for loan losses. The Company expects to continue this new strategy for the foreseeable future.

In addition, the Company has executed a financial advisory agreement with an investment banking firm (the “Firm”) to assist in raising capital. During the third quarter of 2012, Bancorp executed a Stock Purchase Agreement (the “Stock Purchase Agreement”) with its largest shareholder, CapGen Capital Group IV LP (“CapGen”), for the sale of up to 25,000 shares of the Company’s preferred stock, to-be-designated as Mandatorily Convertible, Noncumulative, Nonvoting Perpetual Preferred Stock, Series A (“Series A Preferred Stock”) with a liquidation preference of $1,000 per share.

The Stock Purchase Agreement was approved unanimously by Bancorp’s Board of Directors in contemplation of the private placement of 50,000 shares of Series A Preferred Stock at a purchase price of $1,000 per share for an aggregate of $50.0 million (the “Private Placement”). The closing of the Private Placement is conditioned upon certain factors, among other customary closing conditions, including: (i) the aggregate sale of $50.0 million in Series A Preferred Stock to investors, (ii) the determination of the conversion price and conversion rate of the Series A Preferred Stock issuance, (iii) the receipt of Federal Reserve approval of CapGen’s additional investment in Bancorp, (iv) the receipt of an opinion from the Company’s independent auditors that the Private Placement should not be an “ownership change” for purposes of Section 382 of the Internal Revenue Code, and (v) the receipt of a fairness opinion from a third-party investment banker.

Also in the third quarter of 2012, Bancorp completed a $5.0 million capital raise through the sale of 5,000 shares of the Company’s Noncumulative, Nonvoting, Perpetual Preferred Stock, Series B, $0.01 par value (“Series B Preferred Stock”), at a purchase price of $1,000 per share. Proceeds from the sale of Series B Preferred Stock were $4.9 million, net of offering expenses, and were used for general operating expenses mainly for the subsidiary bank. In connection with the $5.0 million capital raise, Bancorp and CapGen entered into an Exchange Agreement whereby Bancorp agreed to exchange shares of Series B Preferred Stock for the Series A Preferred Stock simultaneously with the issuance of shares of Series A Preferred Stock in the Private Placement (the “Exchange”), unless such shares of Series B Preferred Stock are first redeemed by the Company. In the Exchange, all issued and outstanding shares of Series B Preferred Stock would be exchanged for the number of shares of Series A Preferred Stock having an aggregate liquidation preference equal to the aggregate Series B liquidation preference, unless otherwise specified under the closing terms of the Private Placement.

Our operations are influenced by local economic conditions and by policies of financial institution regulatory authorities. Fluctuations in interest rates, due to factors such as competing financial institutions as well as fiscal policy and the Federal Reserve’s decisions on monetary policies, including interest rate targets, impact interest-earning assets and our cost of funds and, thus, our net interest margin. In addition, the local economy and real estate market of Northeast Florida, and the demand for our products and loans, impact our margin. The local economy and viability of local businesses can also impact the ability of our customers to make payments on loans, thus impacting our loan portfolio. The Company evaluates these factors when valuing its allowance for loan losses. The Company also believes its underwriting procedures are relatively conservative and, as a result, the Company is not being any more affected than the overall market in the current economic downturn. The Bank

JACKSONVILLE BANCORP, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Cont.)

has adopted a philosophy of seeking and retaining the best available personnel for positions of responsibility, whom we believe will provide us with a competitive edge in the local banking industry.

Critical Accounting Policies

A critical accounting policy is one that is both very important to the portrayal of the Company’s financial condition and requires management’s most difficult, subjective or complex judgments. The circumstances that make these judgments difficult, subjective or complex have to do with the need to make estimates about the effect of matters that are inherently uncertain. Based on this definition, the Company’s primary critical accounting policies are as follows:

Allowance for Loan Losses:

The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectability of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb probable incurred credit losses on existing loans that may become uncollectible based on evaluations of the collectability of the loans. The evaluations take into consideration such objective factors as changes in the nature and volume of the loan portfolio and historical loss experience. The evaluation also considers certain subjective factors such as overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrowers’ ability to pay. The level of allowance for loan losses is also impacted by increases and decreases in loans outstanding, because either more or less allowance is required as the amount of the Company’s credit exposure changes. To the extent actual loan losses differ materially from management’s estimate of these subjective factors, loan growth/run-off accelerates, or the mix of loan types changes, the level of provision for loan losses, and related allowance can, and will, fluctuate.

Other Real Estate Owned (“OREO”):

OREO includes real estate acquired through foreclosure or deed taken in lieu of foreclosure. These amounts are recorded at estimated fair value (based on the lower of current appraised value or listing price), less costs to sell the property, with any difference between the fair value of the property and the carrying value of the loan being charged to the allowance for loan losses. Subsequent changes in fair value are reported as adjustments to the carrying amount. Those subsequent changes, as well as any gains or losses recognized on the sale of these properties, are included in noninterest expense.

Deferred Income Taxes:

Our net deferred income tax asset arises from differences in the dates that items of income and expense enter into our reported income and taxable income. From an accounting standpoint, deferred tax assets are reviewed to determine if a valuation allowance is required based on both positive and negative evidence currently available. Based on these criteria, the Company determined that it was necessary to establish a full valuation allowance against our deferred tax asset as of December 31, 2011. The Company performed an analysis as of September 30, 2012 and determined the need for a valuation allowance still existed. To the extent that we generate taxable income in a given quarter, the valuation allowance may be reduced to fully or partially offset the corresponding income tax expense. Any remaining deferred tax asset valuation allowance may be reversed through income tax expense once the Company can demonstrate a sustainable return to profitability and conclude that it is more-likely-than-not that the deferred tax asset will be utilized prior to expiration.

JACKSONVILLE BANCORP, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Cont.)

Goodwill and Other Intangible Assets:

Goodwill resulting from business combinations is generally determined as the excess of the fair value of the consideration transferred, plus the fair value of any non-controlling interests in the acquiree, over the fair value of the net assets acquired and liabilities assumed as of the acquisition date. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but tested for impairment at least annually. Intangible assets with definite useful lives are amortized over their estimated useful lives to their estimated residual values. Impairment exists when the carrying value of goodwill exceeds its fair value, which is determined through a two-step impairment test. Step 1 includes the determination of the carrying value of the reporting unit, including the existing goodwill and intangible assets, and estimating the fair value. If the carrying amount exceeds its fair value, we are required to perform a second step to the impairment test. Step 2 of the impairment test is performed to measure the potential impairment loss, which requires that the implied fair value of goodwill be compared with the carrying amount. The amount of excess carrying amount over the implied fair value is recognized as an impairment loss.

An impairment analysis as of December 31, 2011 determined that as a result of our net loss as of December 31, 2011, largely due to the recording of an additional provision for loan losses and a full valuation allowance on our deferred tax asset, there was a goodwill impairment of $11.2 million, leaving a balance of $3.1 million. The annual impairment analysis as of September 30, 2012 determined that there had been a goodwill impairment of $3.1 million, which reduced the carrying value of the remaining goodwill balance to zero. This impairment was due to several factors, including the financial performance of the Company during 2012 and the increased provision for loan losses. The Company recorded a charge to earnings in the third quarter for the same amount of the impairment which contributed to our net loss for the nine months ended September 30, 2012.

Additional information with regard to the Company’s methodology and reporting of its critical accounting policies is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on March 30, 2012.

Introduction

On the following pages, management presents an analysis of the financial condition of the Company as of September 30, 2012 compared to December 31, 2011, and the results of operations for the three and nine months ended September 30, 2012 compared with the same periods in 2011. This discussion is designed to provide a more comprehensive review of the operating results and financial position than could be obtained from an examination of the financial statements alone. This analysis should be read in conjunction with the interim financial statements and related footnotes included herein, and the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on March 30, 2012.

Comparison of Financial Condition as of September 30, 2012 and December 31, 2011

Total assets decreased $9.9 million, or 1.8%, from $561.4 million as of December 31, 2011 to $551.6 million as of September 30, 2012. The Company experienced a significant increase in securities available-for-sale of $25.7 million, or 40.7%, and cash and cash equivalents of $3.7 million, or 37.2%, during the nine months ended September 30, 2012. This increase was primarily offset by a reduction in net loans of $30.9 million, or 6.9%, other real estate owned of $3.4 million, or 42.3%, and a full impairment of the remaining balance of goodwill in the amount of $3.1 million during the same period.

JACKSONVILLE BANCORP, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Cont.)

Total cash and cash equivalents increased by $3.7 million, from $10.0 million as of December 31, 2011 to $13.7 million as of September 30, 2012. Investment securities available-for-sale increased $25.7 million to $88.8 million as of September 30, 2012. During the nine months ended September 30, 2012, the Company purchased $23.1 million in GNMA and FNMA securities, $6.0 million in SBA bonds, $2.0 million in agency securities and $2.0 million in corporate bonds. In addition, we received $9.4 million in proceeds from principal repayments, maturities and calls.

Total deposits increased $19.3 million, or 4.1%, from $473.9 million as of December 31, 2011 to $493.2 million as of September 30, 2012. During the nine months ended September 30, 2012, noninterest-bearing demand deposits increased $5.0 million, or 6.0%, from $82.9 million as of December 31, 2011 to $87.8 million as of September 30, 2012; money market, NOW and savings deposits decreased $2.4 million, or 1.2%, from $199.1 million as of December 31, 2011 to $196.7 million as of September 30, 2012; and time deposits increased $16.7 million, or 8.7%, from $192.0 million as of December 31, 2011 to $208.7 million as of September 30, 2012. The overall increase in time deposits was driven primarily by the $37.1 million increase in National CDs. The Company is not currently offering or renewing our brokered CDs.

FHLB advances and other borrowings decreased by $16.6 million as of September 30, 2012 from December 31, 2011. Loans from related parties increased to $4.0 million as of September 30, 2012 from $3.0 million as of December 31, 2011. On August 21, 2012, the Company exercised its contractual rights to defer interest payments with respect to all of its trust preferred securities. Under the terms of the related indentures, the Company may defer interest payments for up to 20 consecutive quarters without default or penalty. The Company believes it prudent capital stewardship to refrain from making further payments until the completion of the Private Placement. These payments are periodically evaluated and will be reinstated when appropriate.

Total shareholders’ equity decreased by $15.8 million from $29.3 million as of December 31, 2011 to $13.6 million as of September 30, 2012. The decrease is mainly attributable to a net loss of $21.2 million. This loss was slightly offset by $4.9 million in additional paid-in capital from the issuance of the Series B Preferred Stock combined with a net increase of $463 thousand for net unrealized gains on securities and cash flow hedge. The Company had 40,000,000 authorized shares of $.01 par value common stock, of which 5,890,880 shares were issued and outstanding as of September 30, 2012. In addition, the company had 10,000,000 authorized shares of preferred stock, 10,000 of which were designated as $.01 par value preferred stock, Series B, with 5,000 shares issued and outstanding as of September 30, 2012.

Comparison of Operating Results for the Nine Months Ended September 30, 2012 and 2011

Net Income

The Company had a net loss for the nine months ended September 30, 2012 of $21.2 million, compared to $2.8 million of net income for the nine months ended September 30, 2011. On a diluted per share basis, the net loss was $3.60 for the nine months ended September 30, 2012, compared to net income of $0.47 per diluted share for the same period in the prior year. The net loss for the nine months ended September 30, 2012 was driven primarily by (i) an increase in the provision for loan losses, noncash goodwill impairment expense and OREO expenses, (ii) an increase in loan related expenses, and (iii) a decrease in interest income on loans.

Net Interest Income

Net interest income, the difference between interest earned on interest-earning assets and interest paid on interest-bearing liabilities, was $15.8 million for the nine months ended September 30, 2012, compared to

JACKSONVILLE BANCORP, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Cont.)

$18.2 million for the same period in 2011. The average yield on interest-earning assets for the nine months ended September 30, 2012 was 4.82%, a decrease of 69 basis points, compared to the 5.51% yield earned during the same period in the prior year.

Total interest income decreased $3.8 million for the nine months ended September 30, 2012 when compared to the same period in 2011. This decrease was primarily driven by a decrease in average earning assets, in particular, average loan balances which declined by $44.0 million when compared to the same period in the prior year. This decrease was also the result of a decrease in the average yield on loans from the 5.93% recognized during the nine months ended September 30, 2011 to 5.36% for the nine months ended September 30, 2012. The decrease in the loan yield was driven by the following factors when compared to the same period in the prior year:

•	Decrease in accretion recognized on acquired loans of approximately $1.4 million;

•	Decrease in the weighted-average loan yield for new loans of 74 basis points; and

•	Modifications to reduce existing loan rates to be competitive in the current low-rate market environment.

The average cost of interest-bearing liabilities decreased 34 basis points from 1.49% for the nine months ended September 30, 2011 to 1.15% for the same period in 2012. The decrease in the average cost of interest-bearing deposits and all interest-bearing liabilities reflect an ongoing reduction in interest rates paid on deposits as a result of the re-pricing of deposits in the current market environment. Additionally, average noninterest-bearing demand deposits increased $9.8 million with average interest-bearing deposits decreasing $28.6 million over the previous year’s nine-month period, which further reduced our overall funding costs.

The net interest margin decreased by 39 basis points, from 4.24% for the nine months ended September 30, 2011 to 3.85% for the same period in 2012. The Company closely monitors its liquidity needs in conjunction with the cost of its funding sources and has reduced the rates paid on its core deposits.

JACKSONVILLE BANCORP, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Cont.)

Average Balance Sheet; Interest Rates and Interest Differential. The following table sets forth the average daily balances for each major category of assets, liabilities and shareholders’ equity as well as the amounts and average rates earned or paid on each major category of interest-earning assets and interest-bearing liabilities.

	Nine Months Ended September 30,
	2012			2011
(Dollars in thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest-earning assets:
Loans (1)	$454,195	$18,233	5.36%	$498,154	$22,086	5.93%
Securities (2)	81,691	1,500	2.45	66,080	1,450	2.93
Other interest-earning assets (3)	12,681	52	0.55	8,371	63	1.01

Total interest-earning assets	548,567	19,785	4.82	572,605	23,599	5.51

Noninterest-earning assets (4)	26,905			46,669

Total assets	$575,472			$619,274

Interest-bearing liabilities:
Savings deposits	$10,679	$31	0.39%	$12,419	$74	0.80%
NOW deposits	21,746	12	0.07	19,021	20	0.14
Money market deposits	172,416	981	0.76	172,327	1,244	0.97
Time deposits	212,994	1,848	1.16	242,715	3,024	1.67
FHLB advances	22,333	248	1.48	20,645	285	1.85
Federal Reserve and other borrowings(8)	3,333	213	8.54	1,745	111	8.50
Subordinated debt	16,050	637	5.30	15,985	667	5.58
Other interest-bearing liabilities(5)	256	—	—	1,085	—	—

Total interest-bearing liabilities	459,807	3,970	1.15	485,942	5,425	1.49

Noninterest-bearing liabilities	89,391			79,894
Shareholders’ equity	26,274			53,438

Total liabilities and shareholders’ equity	$575,472			$619,274

Net interest income		$15,815			$18,174

Interest rate spread(6)			3.67%			4.02%

Net interest margin(7)			3.85%			4.24%

(1)	Average loans include nonperforming loans. Interest on loans includes deferred loan fees.
(2)

Interest income and rates do not include the effects of a tax equivalent adjustment using a federal tax rate of 34% in adjusting tax-exempt interest on tax-exempt investment securities to a fully taxable basis.

(3)	Includes federal funds sold.
(4)	For presentation purposes, the BOLI acquired by the Bank has been included in noninterest-earning assets.
(5)	Includes federal funds purchased.
(6)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(7)	Net interest margin is net interest income divided by average interest-earning assets.
(8)	Federal Reserve and other borrowings include loans from related parties that pay an annual rate of interest equal to 8% on a quarterly basis of the amount outstanding.

JACKSONVILLE BANCORP, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Cont.)

Rate/Volume Analysis. The following table sets forth the effect of changes in volumes, changes in rates, and changes in rate/volume on tax-equivalent interest income, interest expense and net interest income.

	Nine Months Ended September 30,
	2012 Versus 2011(1)
	Increase (decrease) due to changes in:
(Dollars in thousands)	Volume	Rate	Net Change
Interest income:
Loans	$(1,860)	$(1,993)	$(3,853)
Securities	309	(259)	50
Other interest-earning assets	25	(36)	(11)

Total interest income	(1,526)	(2,288)	(3,814)

Interest expense
Savings deposits	(9)	(34)	(43)
NOW deposits	3	(11)	(8)
Money market deposits	1	(264)	(263)
Time deposits	(338)	(838)	(1,176)
FHLB advances	22	(59)	(37)
Federal Reserve and other borrowings	101	1	102
Subordinated debt	3	(33)	(30)
Other interest-bearing liabilities	—	—	—

Total interest expense	(217)	(1,238)	(1,455)

Increase in net interest income	$(1,309)	$(1,050)	$(2,359)

(1)	The change in interest due to both rate and volume has been allocated to the volume and rate components in proportion to the relationship of the dollar amounts of the absolute change in each.

Noninterest Income, Noninterest Expense and Income Taxes

Noninterest income was $1.1 million for the nine months ended September 30, 2012, compared to $1.2 million for the same period in 2011. This decrease was driven primarily by a $72 thousand decrease in service charges on deposit accounts with all other components remaining relatively flat period over period.

Noninterest expense increased to $20.6 million for the nine months ended September 30, 2012, compared to $13.5 million for the same period in 2011. This increase was mainly due to a noncash goodwill impairment of $3.1 million, an increase in OREO expenses and write-downs of $1.8 million, an increase in loan related expenses in the amount of $1.2 million, and capital raise expenses of $497 thousand as a result of the extended time frame of raising capital, when compared to the same period in the prior year. In addition, increases to compensation, professional fees, and advertising and business development were offset by reductions in data processing, occupancy and equipment, and regulatory assessments.

The income tax benefit for the nine months ended September 30, 2012 was $136 thousand compared to $1.7 million for the same period in 2011. The Company recorded a full valuation allowance against its deferred taxes as of December 31, 2011. This was substantially due to the fact that it was more-likely-than-not that the benefit would not be realized in future periods due to Section 382 of the Internal Revenue Code. The calculation for the income tax provision or benefit generally does not consider the tax effects of changes in other comprehensive

JACKSONVILLE BANCORP, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Cont.)

income (“OCI”), which is a component of shareholders’ equity on the balance sheet. However, an exception is provided in certain circumstances, such as when there is a full valuation allowance against the net deferred tax assets, there is a loss from continuing operations, and income in other components of the financial statements. In such a case, income from other categories, such as changes in OCI, must be considered in determining a tax benefit to be allocated to the loss from continuing operations. During the nine-month period ended September 30, 2012, this resulted in $136 thousand of income tax benefit allocated to continuing operations.

Comparison of Operating Results for the Three Months Ended September 30, 2012 and 2011

Net Income

The Company had a net loss for the third quarter of 2012 of $10.7 million, compared to $1.3 million of net income in the third quarter of 2011. On a diluted per share basis, the net loss was $1.81 for the third quarter of 2012, compared to net income of $0.22 per diluted share for the third quarter of 2011. The net loss for the third quarter of 2012 as compared to net income for the same period in 2011 was driven primarily by (i) an increase in the provision for loan losses, noncash goodwill impairment expense and OREO expenses, (ii) an increase in loan related expenses, and (iii) a decrease in interest income on loans.

Net Interest Income

Net interest income, the difference between interest earned on interest-earning assets and interest paid on interest-bearing liabilities, was $5.4 million for the third quarter ended September 30, 2012, compared to $6.0 million for the third quarter of 2011. The average yield on interest-earning assets for the third quarter of 2012 was 4.86%, a 59 basis point decrease from the 5.45% yield earned during the third quarter of 2011.

Interest income decreased $1.1 million when compared to the third quarter of the prior year. This decrease was driven primarily by a decrease in average earning assets, in particular, average loan balances which declined by $36.2 million when compared to the prior year. This decrease was also attributable to a decrease in the loan yield to 5.42% for the third quarter ended September 30, 2012 from the 5.93% recognized during the same period in 2011. The decrease in the loan yield was driven by the following factors when compared to the same period in the previous year:

•	Decrease in accretion recognized on acquired loans of approximately $570 thousand;

•	Decrease in the weighted-average loan yield for new loans of 60 basis points; and

•	Modifications to reduce existing loan rates to be competitive in the current low-rate market environment.

The average cost of interest-bearing liabilities decreased 37 basis points from 1.46% in the third quarter of 2011 to 1.09% in the third quarter of 2012. The average cost of interest-bearing deposits and all interest-bearing liabilities reflect the ongoing reduction in interest rates paid on deposits as a result of the re-pricing of deposits in the current market environment. Additionally, average noninterest-bearing demand deposits increased $10.0 million with average interest-bearing deposits decreasing $27.2 million over the third quarter of 2011, which further reduced our overall funding costs.

The net interest margin decreased by 27 basis points, from 4.22% for the third quarter of 2011, to 3.95% for the same period in 2012. The Company closely monitors its liquidity needs in conjunction with the cost of its funding sources and has taken action to reduce costs through reductions in the rates paid on its core deposits.

JACKSONVILLE BANCORP, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Cont.)

Asset Quality

The Company has identified certain assets as risk elements. These assets include nonperforming loans, loans that are contractually past due 90 days or more as to principal or interest payments and still accruing, troubled debt restructurings, and foreclosed real estate. Loans are placed on nonaccrual status when management has concerns regarding the Company’s ability to collect the outstanding loan principal and interest amounts and typically when such loans are more than 90 days past due. These loans present more than the normal risk that the Company will be unable to eventually collect or realize their full carrying value. The Company’s nonperforming loans, foreclosed assets and troubled debt restructurings as of September 30, 2012 and December 31, 2011 were as follows:

(Dollars in thousands)	September 30, 2012	December 31, 2011
Nonperforming loans:
Commercial real estate	$13,064	$17,081
Residential real estate	9,879	13,684
Construction and land real estate	11,939	14,953
Commercial	276	1,168
Consumer loans and other	10	18
Loans past due over 90 days still on accrual	—	—

Total nonperforming loans(1)	35,168	46,904
Foreclosed assets, net	4,599	7,968

Total nonperforming assets	39,767	54,872

Performing loans classified as troubled debt restructuring	3,347	2,727
Nonperforming loans classified as troubled debt restructuring(1)	8,934	12,657

Total loans classified as troubled debt restructuring	$12,281	$15,384

Nonperforming loans as a percent of gross loans	8.05%	10.13%
Nonperforming loans and foreclosed assets as a percent of total assets	7.21%	9.77%

(1)	Nonperforming loans classified as troubled debt restructurings are also included in the total nonperforming loans above.

The Company had loan balances of $12.3 million for customers whose loans were classified as troubled debt restructurings and such loans are included in the impaired loans balance of $38.5 million as of September 30, 2012. Of the $12.3 million, $10.0 million were classified as troubled debt restructurings with collateral shortfalls. There were no additional funds committed to customers whose loans were classified as troubled debt restructurings. Most of these loans were modified to suspend principal payments for a period of time less than or equal to 13 months, the interest rate was modified, or there was a court-ordered fixed payment amount. Of the $4.7 million allowance for loan losses allocated to impaired loans, the Company has allocated $1.7 million to customers whose loan terms have been modified as troubled debt restructurings with collateral shortfalls and $60 thousand to the remaining troubled debt restructurings. As of September 30, 2012, $8.9 million of troubled debt restructurings were on nonaccrual with the remaining $3.4 million still accruing interest.

JACKSONVILLE BANCORP, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Cont.)

The terms of certain other loans were modified during the period ended September 30, 2012 that did not meet the definition of a troubled debt restructuring. These loans had a total recorded investment as of September 30, 2012 of $639 thousand. The modification of these loans involved modifications to the terms of loans for borrowers who were not experiencing financial difficulties. Such modifications included allowing the borrower to make interest only payments for a limited period of time (generally 18 months or less), adjusting the interest rate to market interest rates for the remaining term of the loan, or allowing a delay in payment that was considered to be insignificant (i.e., less than two months).

Nonperforming loans decreased during the nine-month period ended September 30, 2012 from $46.9 million as of December 31, 2011 to $35.2 million as of September 30, 2012. Nonperforming assets decreased by $15.1 million from December 31, 2011 to September 30, 2012. The decrease in nonperforming assets as of September 30, 2012 was primarily driven by an increase in loan charge-offs, write-downs on OREO, and the disposition of substandard assets during the nine months ended September 30, 2012. This is consistent with the Company’s overall strategy to accelerate the disposition of substandard assets. The Company anticipates that the accelerated disposition of substandard assets, which includes OREO, will continue or possibly increase in future periods.

Loans past due still accruing interest as of September 30, 2012 are categorized as follows:

(Dollars in thousands)	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 Days Past Due	Total Past Due Still Accruing Interest
Commercial loans	$—	$172	$—	$172
Real estate mortgage loans:
Residential	3,946	638	—	4,584
Commercial	2,526	3,032	—	5,558
Construction and land	799	—	—	799
Consumer and other loans	259	—	—	259

Total	$7,530	$3,842	$—	$11,372

The increase in total loans past due 30-89 days still accruing interest from $7.7 million as of December 31, 2011 to $11.4 million as of September 30, 2012 was driven primarily by one large relationship of $2.5 million that is in the process of being renewed, pending regulatory approval, and one loan of $3.5 million that was in process of executing a forbearance agreement in order to refinance to a lender providing government guaranteed loans. Both of these situations are anticipated to be resolved in the near term.

The Bank has experienced a decrease in adversely classified loans from $68.6 million as of December 31, 2011 to $65.6 million as of September 30, 2012. Of the $65.6 million as of September 30, 2012, $22.8 million were adversely classified loans from the merger with Atlantic BancGroup, Inc. (“ABI”). The $22.8 million adversely classified loans from ABI are net of a fair value adjustment of $3.5 million, or 13.2% of the gross contractual amount receivable as of September 30, 2012. In addition, of the $65.6 million as of September 30, 2012, $37.9 million was listed as impaired. All adversely classified loans are monitored closely and the majority of these loans are collateralized by real estate.

Loans are impaired when it is considered probable that the Company will not collect the outstanding loan principal and interest amounts according to the loan’s contractual terms. As of September 30, 2012, impaired loans decreased by $10.2 million to $38.5 million, compared to $48.7 million as of December 31, 2011. Of the $38.5 million impaired loans as of September 30, 2012, $35.2 million were nonperforming loans and $9.0 million were loans acquired from the merger with ABI.

JACKSONVILLE BANCORP, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Cont.)

The Company critically evaluates all requests for additional funding on classified loans to determine whether the borrower has the capacity and willingness to repay. Any requests of this nature require concurrence by the Loan Committee of the Bank’s board of directors.

The Company purchased loans in its acquisition of ABI, for which there was, at acquisition, evidence of deterioration of credit quality since origination and it was probable, at acquisition, that all contractually-required payments would not be collected. Loans acquired with deteriorated credit quality are included in our various disclosures of credit quality, to include: loans on nonaccrual; loans past due; special mention loans; substandard loans; and doubtful loans. The table below discloses the total loans for the Company, total loans acquired in the acquisition of ABI, the loans acquired with deteriorated credit quality and the percent of loans acquired with deteriorated credit quality to total loans for the Company for each credit metric.

	September 30, 2012
(Dollars in thousands)	Total Loans	Loans Acquired from ABI	Loans Acquired from ABI with Deteriorated Credit Quality	% of Total
Nonaccrual	$35,168	$8,962	$8,538	24.3%

Past Due	42,071	12,395	12,078	28.7%

Special Mention	35,437	8,908	6,733	19.0%
Substandard	65,630	22,790	17,547	26.7%
Doubtful	—	—	—	0.0%

	$101,067	$31,698	$24,280	24.0%

	December 31, 2011
(Dollars in thousands)	Total Loans	Loans Acquired from ABI	Loans Acquired from ABI with Deteriorated Credit Quality	% of Total
Nonaccrual	$46,904	$11,472	$11,242	24.0%

Past Due	49,881	17,318	14,324	28.7%

Special Mention	42,115	9,674	8,740	20.8%
Substandard	68,616	26,797	23,770	34.6%
Doubtful	—	—	—	0.0%

	$110,731	$36,471	$32,510	29.4%

When comparing the total percentage of loans acquired from ABI with deteriorated credit quality to the total loans of the Company as of September 30, 2012 and December 31, 2011, the percentages reflect an overall reduction to 24.0% as of September 30, 2012, compared to 29.4% as of December 31, 2011.

Our credit quality as compared to our internally-defined peer group, specifically the percentage of nonaccrual loans to total loans, showed an overall steady decline from December 31, 2011 to September 30, 2012. This was primarily due to the current difficult economic environment in the geographic region in which the Company operates that has been impacting our customers’ ability to meet their loan obligations.

Loans acquired with deteriorated credit quality are placed on nonaccrual status if the amount and timing of future cash flows cannot be reasonably estimated or if repayment of the loan is expected to be from collateral that has become deficient. As of September 30, 2012, there were no loans acquired with deteriorated credit quality that

JACKSONVILLE BANCORP, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Cont.)

were greater than 90 days past due and accruing interest. There were, however, loans acquired with deteriorated credit quality on nonaccrual in the amount of $8.5 million as the amount and timing of future cash flows could not be reasonably estimated or the repayment of the loan was expected from the collateral that has become deficient.

Allowance and Provision for Loan Losses

The allowance for loan losses increased by $5.1 million during the first nine months of 2012, amounting to $18.1 million as of September 30, 2012, as compared to $13.0 million as of December 31, 2011. The allowance represented approximately 4.14% of total loans as of September 30, 2012 and 2.82% as of December 31, 2011.

	Nine Months Ended September 30,
(Dollars in thousands)	2012	2011
Allowance at beginning of period	$13,024	$13,069
Charge-offs:
Commercial loans	878	95
Real estate mortgage loans	12,027	4,556
Consumer and other loans	124	270

Total charge-offs	13,029	4,921

Recoveries:
Commercial loans	13	15
Real estate mortgage loans	339	253
Consumer and other loans	107	6

Total recoveries	459	274

Net charge-offs	12,570	4,647

Provision for loan losses charged to operating expenses:
Commercial loans	1,148	73
Real estate mortgage loans	16,517	4,361
Consumer and other loans	(19)	341

Total provision	17,646	4,775

Allowance at end of period	$18,100	$13,197

The larger allowance for loan losses as of September 30, 2012 compared to December 31, 2011 was driven primarily by the increase in the amount of allowance needed on loans individually evaluated for impairment and an increase in historical loss factors as a result of current year charge-offs, which increased the amount of allowance needed on loans collectively evaluated for impairment. The high level of charge-offs and the increase in the amount of allowance needed on loans individually evaluated for the nine months ended September 30, 2012 was due primarily to the timing of recorded charge-offs related to the Company’s disposition of distressed assets on an individual customer basis. This fits with the Company’s current overall strategy to accelerate the disposition of substandard assets.

The Bank’s identification efforts of potential losses in the portfolio are based on a variety of specific factors, including the Company’s own historical experience as well as industry and economic trends. In calculating the Company’s allowance for loan losses, the Company’s historical loss experience is supplemented with various current and economic trends. These current factors can include any of the following: changes in volume and

JACKSONVILLE BANCORP, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Cont.)

severity of past due status, special mention, substandard and nonaccrual loans; levels of any trends in charge-offs and recoveries; changes in nature, volume and terms of loans; changes in lending policies and procedures; changes in lending management and quality of loan review; changes in economic and business conditions; and changes in underlying collateral values and effects of concentrations. There was a change to the economic loss factor related to the levels and trends in charge-offs and recoveries as a result of the high level of charge-offs during 2011. There were no other changes in the current economic factors from December 31, 2011 to September 30, 2012.

As of September 30, 2012, of the $13.4 million of the allowance for loan losses from loans collectively evaluated for impairment, the real estate mortgage loans portfolio segment had total weighted average qualitative factors of 1.20%, or $3.3 million; the commercial loans portfolio segment had total weighted average qualitative factors of 1.93%, or $352 thousand; and the consumer and other loans portfolio segment had total qualitative factors of 0.09%, or $1.9 million. Impaired loans were $38.5 million as of September 30, 2012, of which $4.7 million was specifically allocated to the allowance for loan losses which is deemed appropriate to absorb probable losses. Included in the $38.5 million impaired loans balance as of September 30, 2012 were acquired loans of $9.0 million.

As part of the Company’s allowance for loan losses policy, loans acquired from ABI with evidence of deteriorated credit quality were included in our evaluation of the allowance for loan losses for each period. For those loans, if the loss was attributed to events and circumstances that existed as of the acquisition date as a result of new information obtained during the measurement period (i.e., 12 months from date of acquisition) that, if known, would have resulted in the recognition of additional deterioration, the additional deterioration was recorded as additional carrying discount with a corresponding increase to goodwill. If not, the additional deterioration was recorded as additional provision expense with a corresponding increase to the allowance for loan losses. After the measurement period, any additional impairment above the current carrying discount was recorded as additional provision for loan losses expense with a corresponding increase to the allowance for loan losses. As of September 30, 2012, there were $8.4 million in loans acquired with deteriorated credit quality which were considered impaired.

For loans acquired with deteriorated credit quality that were deemed troubled debt restructurings prior to the Company’s acquisition of them, these loans were not considered troubled debt restructurings as they were accounted for under ASC 310-30, Loans and Debt Securities Acquired with Deteriorated Credit Quality. Subsequent to the acquisition, the same criteria used for all other loans applied to loans acquired with deteriorated credit quality and their treatment as troubled debt restructurings. For the nine-month period ended September 30, 2012, there was one acquired loan in the amount of $558 thousand with deteriorated credit quality that was deemed a troubled debt restructuring.

The allowance for loan losses is a valuation allowance for credit losses in the loan portfolio. Management adopted a methodology to properly analyze and determine an adequate loan loss allowance. The analysis is based on sound, reliable and well documented information and is designed to support an allowance that is adequate to absorb all estimated credit losses in the Company’s loan and lease portfolio. Due to their similarities, the Company has grouped the loan portfolio as follows: Commercial loans, Residential real estate loans, Commercial real estate loans, and Consumer and other loans. The Company has created a loan classification system to calculate the allowance for loan losses. Loans are periodically evaluated for impairment. If a loan is deemed to be impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the sale of the collateral.

JACKSONVILLE BANCORP, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Cont.)

It is the Bank’s policy to obtain updated third-party appraisals on all OREO and real estate collateral on substandard loans on, at least, an annual basis. Value adjustments are often made to appraised values on properties wherein the existing appraisal is approximately one-year old at period-end. Occasionally, at period-end, an updated appraisal has been ordered, but not yet received, on a property wherein the existing appraisal is approaching one-year old. In this circumstance, an adjustment is typically made to the existing appraised value to reflect the Bank’s best estimate of the change in the value of the property, based on evidence of changes in real estate market values derived by the review of current appraisals received by the Bank on similar properties. In the current environment, virtually all such adjustments to value are downward due to the overall reduction in real estate values over the last two years in the Bank’s market area.

Real estate values in the Bank’s market area have experienced deterioration over the last several years. The expectation for further deterioration for all property types appears to be leveling off. On at least a quarterly basis, management reviews several factors, including underlying collateral, and writes down impaired loans to their net realizable value.

In estimating the overall exposure to loss on impaired loans, the Company has considered a number of factors, including the borrower’s character, overall financial condition, resources and payment record, the prospects for support from any financially responsible guarantors, and the realizable value of any collateral. The Company also considers other internal and external factors when determining the allowance for loan losses. These factors include, but are not limited to, changes in national and local economic conditions, commercial lending staff limitations, impact from lengthy commercial loan workout and charge-off periods, loan portfolio concentrations and trends in the loan portfolio.

In December 2006, bank regulators issued “Joint Guidance on Concentrations in Commercial Real Estate Lending.” This document outlines regulators’ concerns regarding the high level of growth in commercial real estate loans on banks’ balance sheets. Many banks, especially those in Florida, have substantial exposure to commercial real estate loans. The concentration in this category is considered when analyzing the adequacy of the loan loss allowance based on sound, reliable and well-documented information. The Bank’s Memorandum of Understanding (“MoU”) with the FDIC requires us to monitor and reduce our commercial real estate (“CRE”) loan concentrations. As our capital levels have declined, the ratio of CRE to the Bank’s total risk-based capital has increased. As of September 30, 2012 this ratio was 881.7% compared to 696.5% as of December 31, 2011, both of which exceeded applicable regulatory guidance.

Based on the results of the analysis performed by management as of September 30, 2012, the allowance for loan losses was considered to be adequate to absorb probable incurred credit losses in the portfolio as of that date. As more fully discussed in the “Critical Accounting Policies” section of this Management’s Discussion and Analysis of Financial Condition and Results of Operations, the process for estimating credit losses and determining the allowance for loan losses as of any balance sheet date is subjective in nature and requires material estimates and judgments. Actual results could differ significantly from these estimates and judgments.

The amount of future charge-offs and provisions for loan losses could be affected by, among other things, economic conditions in Jacksonville, Florida, and the surrounding communities. Such conditions could affect the financial strength of the Company’s borrowers and the value of real estate collateral securing the Company’s mortgage loans.

Future provisions and charge-offs could also be affected by environmental impairment of properties securing the Company’s mortgage loans. Under the Company’s current policy, an environmental audit is required on the majority of all commercial-type properties that are considered for a mortgage loan. At the present time, the Company is not aware of any existing loans in the portfolio where there is environmental pollution existing on the mortgaged properties that would materially affect the value of the portfolio.

JACKSONVILLE BANCORP, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Cont.)

Capital

Bank

The Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”), among other things, requires the federal banking agencies to take “prompt corrective action” regarding depository institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers: “well capitalized,” “adequately capitalized,” “undercapitalized,” “significantly undercapitalized” and “critically undercapitalized.” A depository institution’s capital tier will depend upon how its capital levels compare to various relevant capital measures and certain other factors, as established by regulation.

The “prompt corrective action” rules provide that a bank will be: (i) “well capitalized” if it has a total risk-based capital ratio of 10% or greater, a Tier 1 risk-based capital ratio of 6% or greater, a leverage capital ratio of 5% or greater and is not subject to any written agreement, order, capital directive or prompt corrective action directive by a federal bank regulatory agency to maintain a specific capital level for any capital measure; (ii) “adequately capitalized” if it has a total risk-based capital ratio of 8% or greater, a Tier 1 risk-based capital ratio of 4% or greater, and generally has a leverage capital ratio of 4% or greater; (iii) “undercapitalized” if it has a total risk-based capital ratio of less than 8%, a Tier 1 risk-based capital ratio of less than 4% or generally has a leverage capital ratio of less than 4%; (iv) “significantly undercapitalized” if it has a total risk-based capital ratio of less than 6%, a Tier 1 risk-based capital ratio of less than 3% or a leverage capital ratio of less than 3%; or (v) “critically undercapitalized” if its tangible equity is equal to or less than 2% to total assets. The federal bank regulatory agencies have authority to require additional capital.

The Bank was adequately capitalized as of September 30, 2012. Depository institutions that are no longer “well capitalized” for bank regulatory purposes must receive a waiver from the FDIC prior to accepting or renewing brokered deposits. FDICIA generally prohibits a depository institution from making any capital distribution (including paying dividends) or paying any management fee to its holding company, if the depository institution would thereafter be undercapitalized.

The Bank had an MoU with the FDIC and the Florida Office of Financial Regulation that was entered into in 2008 (the “2008 MoU”), which required the Bank to have a total risk-based capital of at least 10% and a Tier 1 leverage capital ratio of at least 8%. Recently, on July 13, 2012, the 2008 MoU was replaced by a new MoU (the “2012 MoU”), which, among other things, requires the Bank to have a total risk-based capital of at least 12% and a Tier 1 leverage capital ratio of at least 8%. We did not meet the minimum capital requirements of these memorandums as of September 30, 2012 and December 31, 2011, when the Bank had total risk-based capital of 8.00% and 9.85% and Tier 1 leverage capital of 5.25% and 6.88%, respectively.

Bancorp

The Federal Reserve requires bank holding companies, including Bancorp, to act as a source of financial strength for their depository institution subsidiaries. The Federal Reserve has a minimum guideline for bank holding companies of Tier 1 capital to adjusted average quarterly assets (“leverage ratio”) equal to at least 4.00%, and total risk-based capital of at least 8.00%, at least half of which must be Tier 1 capital. As of September 30, 2012, the Company did not meet these requirements.

Higher capital may be required in individual cases, and depending upon a bank holding company’s risk profile. All bank holding companies and banks are expected to hold capital commensurate with the level and nature of their risks including the volume and severity of their problem loans. The Federal Reserve will continue to consider a “tangible Tier 1 leverage ratio” (deducting all intangibles) in evaluating proposals for expansion or new activity. The level of Tier 1 capital to risk-adjusted assets is becoming more widely used by the bank

JACKSONVILLE BANCORP, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Cont.)

regulators to measure capital adequacy. The Federal Reserve has not advised the Company of any specific minimum capital ratios applicable to it. Under Federal Reserve policies, bank holding companies are generally expected to operate with capital positions well above the minimum ratios. The Federal Reserve believes the risk-based ratios do not take into account the quality of capital and interest rate, liquidity, market and operational risks. Accordingly, supervisory assessments of capital adequacy may differ significantly from conclusions based solely on an organization’s risk-based capital ratios.

The Dodd–Frank Act significantly modified the capital rules applicable to the Company and calls for increased capital, generally.

•

The generally applicable prompt corrective action leverage and risk-based capital standards (the “generally applicable standards”), including the types of instruments that may be counted as Tier 1 capital, will be applied on a consolidated basis to depository institution holding companies, as well as their bank and thrift subsidiaries.

•	The generally applicable standards in effect prior to the Dodd-Frank Act will be “floors” for the standards to be set by the regulators.

•

Bank and thrift holding companies with assets of less than $15 billion as of December 31, 2009, will be permitted to include trust preferred securities that were issued before May 19, 2010, as Tier 1 capital, but trust preferred securities issued by a bank holding company (other than those with assets of less than $500 million) after May 19, 2010, will no longer count as Tier 1 capital.

Under the Basel III capital rules proposed by the Federal Reserve and the FDIC in June 2012, the risk weights of assets, the definitions of capital and the amounts and types of capital will be changed. Among other things, trust preferred securities will be phased out of Tier 1 capital 10% per year starting in 2013 and new capital requirements will be implemented.

During the nine months ended September 30, 2012, the Company executed a financial advisory agreement with an investment banking firm (the “Firm”) to assist in raising capital. For additional details relating to the Company’s current capital raise efforts, please refer to the Business Strategy section of Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Dividends and Distributions

Dividends received from the Bank historically have been Bancorp’s principal source of funds to pay its expenses and interest on and principal of Bancorp’s debt. Banking regulations and enforcement actions require the maintenance of certain capital levels and restrict the payment of dividends by the Bank to Bancorp or by Bancorp to shareholders. Commercial banks generally may only pay dividends without prior regulatory approval out of the total of current net profits plus retained net profits of the preceding two years, and banks and bank holding companies are generally expected to pay dividends from current earnings. Banks may not pay a dividend if the dividend would result in the bank being “undercapitalized” for prompt corrective action purposes, or would violate any minimum capital requirement specified by Law or the bank’s regulators. The Bank has not paid dividends since October 2009 and cannot currently pay dividends, and Bancorp cannot currently pay dividends on its capital stock under applicable Federal Reserve policies. Bancorp has relied upon a line of credit from its directors to pay its expenses during such time. As of September 30, 2012, there were no remaining funds available under this line of credit.

JACKSONVILLE BANCORP, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Cont.)

Cash Flows and Liquidity

Cash Flows

The Company’s primary sources of cash are deposit growth, maturities and amortization of investment securities, FHLB advances, Federal Reserve Bank borrowings and federal funds purchased. The Company uses cash from these and other sources to fund loans. Any remaining cash is used primarily to reduce borrowings and to purchase investment securities.

Cash Flows from Operating Activities

Net cash from operating activities was $4.5 million and $4.7 million for the nine months ended September 30, 2012 and September 30, 2011, respectively. Net cash from operating activities was impacted by the net loss of $21.2 million, adjusted for (i) provision for loan losses of $17.6 million, (ii) goodwill impairment of $3.1 million, (iii) the write-down of real estate owned of $2.3 million, and (iv) a nonrecurring deferred income tax benefit from the prior year in the amount of $2.8 million.

Cash Flows from Investing Activities

Net cash (used for) from investing activities was $(9.8) million and $46.8 million for the nine months ended September 30, 2012 and September 30, 2011, respectively. The decrease in cash flows from investing activities was primarily driven by purchases of investment securities in the amount of $34.8 million and reduced net loan payments of $11.4 million in 2012 compared to $28.2 million in the prior year.

Cash Flows from Financing Activities

Net cash from (used for) financing activities was $9.0 million and $(48.8) million for the nine months ended September 30, 2012 and September 30, 2011, respectively. The increase in cash flows was mainly due to $19.7 million in deposit inflows, proceeds from the issuance of preferred stock of $4.9 million, and net proceeds from FHLB advances of $2.0 million. These amounts were offset by a reduction in overnight FHLB advances in the amount of $18.6 million.

Liquidity

The Company has both internal and external sources of near-term liquidity that can be used to fund loan growth and accommodate deposit outflows. The primary internal sources of liquidity are principal and interest payments on loans; proceeds from maturities and monthly payments on the balance of the investment securities portfolio; and its overnight position with federal funds sold. As of September 30, 2012, the Company had $88.8 million in available-for-sale securities, $14.1 million of which was pledged to the Federal Reserve Bank for the Borrower-in-Custody Program.

The Company’s primary external sources of liquidity are customer deposits and borrowings from other commercial banks. The Company’s deposit base consists of both deposits from businesses and consumers in its local market as well as national market deposits. The Bank has historically utilized brokered deposits, but absent a waiver from the FDIC, cannot offer brokered CDs until it again becomes well capitalized. The Company can also borrow overnight Federal funds and fixed-rate term products under credit facilities established with the FHLB, Federal Reserve Discount Window and other commercial banks. These lines, in the aggregate amount of approximately $115.8 million, do not represent legal commitments to extend credit.

JACKSONVILLE BANCORP, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Cont.)

In 2010 and 2011, Bancorp entered into revolving loan agreements (collectively the “Revolvers”) with several of its principal officers, directors and shareholders for an aggregate amount of $4.0 million. Each Revolver pays an annual rate of interest equal to 8% on a quarterly basis of the Revolver amount outstanding. To the extent that any revolver is not fully drawn, an unused Revolver fee is calculated and paid quarterly at an annual rate of 2% on the daily average outstanding. The Revolvers mature on January 1, 2015. As of September 30, 2012 and December 31, 2011, respectively, $4.0 million and $3.0 million was outstanding on all Revolvers with none and $1.0 million, remaining available. During the third quarter of 2012, Bancorp’s board of directors agreed to defer the quarterly interest payments on the Revolvers to directors. These payments will be reviewed quarterly and reinstated when appropriate. The third quarter interest payment was paid to all other parties to the agreements.

Contractual Obligations, Commitments and Contingent Liabilities

The Company has various financial obligations, including contractual obligations and commitments that are expected to require future cash payments. Management believes that there have been no material changes in the Company’s overall level of these financial obligations since December 31, 2011 and that any changes in the Company’s obligations which have occurred are routine for the industry. Further discussion of the nature of each type of obligation is included in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on March 30, 2012.

Off-Balance Sheet Arrangements

There have been no material changes in off-balance sheet arrangements and related risks since the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on March 30, 2012.

APPENDIX O

Quantitative and Qualitative Disclosures about Market Risk, as included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market risk is the risk that a financial institution will be adversely impacted by unfavorable changes in market prices. These unfavorable changes could result in a reduction in net interest income, which is the difference between interest earned on interest-earning assets and interest paid on interest-bearing liabilities.

Interest rate risk is the sensitivity of income to variations in interest rates over both short-term and long-term horizons. The primary goal of interest rate risk management is to control this risk within limits approved by the board of directors and narrower guidelines approved by the Asset Liability Committee. These limits and guidelines reflect the Bank’s tolerance for interest rate risk. The Bank attempts to control interest rate risk by identifying and quantifying exposures. The Bank quantifies its interest rate risk exposures using sophisticated simulation and valuation models as well as simpler gap analyses performed by a third-party vendor specializing in this activity. There have been no material changes in the Bank’s primary market risk exposure or how those risks are managed since our disclosures in our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on March 30, 2012.

Management believes, under normal economic conditions, the best indicator of interest rate risk is the +/- 200 basis point “shock” (parallel shift) scenario. However, due to the current rate environment, the Bank’s internal policy on interest rate risk specifies that if interest rates were to shift immediately up or down 100 basis points, estimated net interest income for the next 12 months should change by less than 15%. The most current simulation projects the Bank’s net interest income to be within the parameters of its internal policy and has not changed materially from our disclosures in our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on March 30, 2012. Such simulation involves numerous assumptions and estimates, which are inherently subjective and subject to substantial business and economic uncertainties. Accordingly, the actual effects of an interest rate shift under actual future conditions may be expected to vary significantly from those derived from the simulation to the extent that the assumptions used in the simulation differ from actual conditions.

O-1

revocaBle proXy special MeeTinG oF sHareHolDers February 13, 2013 Jacksonville Bancorp, inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS I, the undersigned shareholder of Jacksonville Bancorp, Inc. (the “Company”), Jacksonville, Florida, do hereby nominate, constitute and appoint Valerie A. Kendall and Margaret A. Incandela, or any one or more of them, my true and lawful proxy and attorney(s) with full power of substitution for me and in my name, place and stead, to represent and vote all of the common stock, par value $.01 per share, of the Company, held in my name on its books as of December 17, 2012 at the Special Meeting of Shareholders to be held on Wednesday, February 13, 2013. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted FOR Proposals 1a, 1b, 2, 3, 4 and 5. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting of Shareholders. please coMpleTe, DaTe, siGn, anD Mail THis proXy carD proMpTly in THe encloseD posTaGe-paiD envelope or proviDe your insTrucTions To voTe via THe inTerneT or By TelepHone. (Continued, and to be marked, dated and signed, on the other side) FolD anD DeTacH Here Jacksonville Bancorp, inc. — special MeeTinG, FeBruary 13, 2013 your voTe is iMporTanT! special Meeting Materials are available online at: http://www.cfpproxy.com/7107 you can vote in one of three ways: 1. Call toll free 1-888-294-5380 on a touch-tone phone. There is no cHarGe to you for this call. or 2. Via the Internet at http://www.rtcoproxy.com/jaxb and follow the instructions. or 3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope. please see reverse siDe For voTinG insTrucTions

PLEASE MARk VOTES AS IN THIS EXAMPLE REVOCABLE PROXY JACkSONVILLE BANCORP, INC. Special Meeting of Shareholders FEBRUARY 13, 2013 . Approve an amendment to the Company’s amended and restated articles of incorporation to: Increase the number of authorized shares of common stock, par value $0.01 per share, to 400 million. Authorize 100 million shares of a new class of nonvoting common stock, par value $0.01 per share. Approve the issuance of approximately 100 million shares of common stock and nonvoting common stock upon the conversion of the Series A Preferred Stock. Approve an amendment to the Company’s stock incentive plan increasing the number of plan shares from 180,000 to 7 million and eliminating certain minimum vesting restrictions for awards of restricted stock and restricted stock units. Authorize an amendment to the Company’s amended and restated articles of incorporation to effect a reverse stock split of the outstanding common stock and nonvoting common stock at a ratio of up to 1-for- 20, the exact ratio and the implementation of the amendment being in the sole discretion of the Company’s board of directors. Approve the grant of discretionary authority to adjourn the Special Meeting to a later date if necessary to further solicit proxies. Mark here if you plan to attend the meeting Please be sure to date and sign this proxy card in the box below. When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. iF you WisH To voTe By TelepHone or inTerneT, please reaD THe insTrucTions BeloW FolD anD DeTacH Here iF you are voTinG By Mail proXy voTinG insTrucTions Shareholders of record have three ways to vote: 1. By Telephone (using a Touch-Tone Phone); or 2. By Internet; or 3. By Mail. A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., February 13, 2013. It is not necessary to return this proxy if you vote by telephone or Internet. Vote by Telephone Call toll-free on a touch-tone phone anytime prior to 3 a.m., February 13, 2013. 1-888-294-5380 Vote by Internet Anytime prior to 3 a.m., February 13, 2013, go to http://www.rtcoproxy.com/jaxb Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted. ONLINE SPECIAL MEETING MATERIALS http://www.cfpproxy.com/7107 Mark here for address change: Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at www.cfpproxy.com/7107 or on the Company’s website at www.jaxbank.com. Your vote is important!

z				{
	X	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY
JACKSONVILLE BANCORP, INC.

	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS		1.	Approve an amendment to the Company’s amended and restated articles of incorporation to:
						For	Against	Abstain

I, the undersigned shareholder of Jacksonville Bancorp, Inc. (the “Company”), Jacksonville, Florida, do hereby nominate, constitute and appoint valerie A. Kendall and Margaret A. Incandela, or any one or more of them, my true and lawful proxy and attorney(s) with full power of substitution for me and in my name, place and stead, to represent and vote all of the common stock, par value $.01 per share, of the Company, held in my name on its books as of December 17, 2012 at the Special Meeting of Shareholders to be held on Wednesday, February 13, 2013.

				a.	Increase the number of authorized shares of common stock, par value $0.01 per share, to 400 million.	☐	☐	☐
						For	Against	Abstain
				b.	Authorize 100 million shares of a new class of nonvoting common stock, par value $0.01 per share.	☐	☐	☐
						For	Against	Abstain
			2.	Approve the issuance of approximately 100 million shares of common stock and nonvoting common stock upon the conversion of the Series A Preferred Stock.		☐	☐	☐
						For	Against	Abstain
			3.	Approve an amendment to the Company’s stock incentive plan increasing the number of plan shares from 180,000 to 7 million and eliminating certain minimum vesting restrictions for awards of restricted stock and restricted stock units.		☐	☐	☐
						For	Against	Abstain
			4.	Authorize an amendment to the Company’s amended and restated articles of incorporation to effect a reverse stock split of the outstanding common stock and nonvoting common stock at a ratio of up to 1-for-20, the exact ratio and the implementation of the amendment being in the sole discretion of the Company’s board of directors.		☐	☐	☐
						For	Against	Abstain
			5.	Approve the grant of discretionary authority to adjourn the special meeting to a later date if necessary to further solicit proxies.		☐	☐	☐
	Please be sure to date and sign this proxy card in the box below.	Date	This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted FOR Proposals 1a, 1b, 2, 3, 4 and 5.

	Sign above	Co-holder (if any) sign above	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting of Shareholders.
When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

x								y

¿	Detach above card, sign, date and mail in postage-paid envelope provided.	¿

JACKSONVILLE BANCORP, INC.

PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement are available at www.cfpproxy.com/7107 or on the Company’s website at www.jaxbank.com.

7107